The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until we deliver a final prospectus supplement and accompanying prospectus. The prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not seeking an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JANUARY 25, 2006

Prospectus Supplement dated January [•], 2006 to Prospectus dated January 25, 2006

$500,000,000 Class A(2006-2) Card series Notes

Capital One Bank

Sponsor, Servicer and Originator of Assets

Capital One Funding, LLC

Depositor and Transferor

Capital One Multi-asset Execution Trust

Issuing Entity

Class A(2006-2) Notes
Principal amount	$500,000,000
Interest rate	[•]% per year
Interest payment dates	15th day of each calendar month, beginning in March 2006
Expected principal payment date	January 18, 2011
Legal maturity date	November 15, 2013
Expected issuance date	February [•], 2006
Price to public	$[•] (or [•]%)
Underwriting discount	$[•] (or [•]%)
Proceeds to the issuing entity	$[•] (or [•]%)

The Class A(2006-2) notes are a tranche of Class A Card series notes.

The assets of the issuing entity, the Capital One Multi-asset Execution Trust, securing the Card series notes include:

•	the collateral certificate, Series 2002-CC issued by the Capital One Master Trust, representing an undivided interest in the assets in the Capital One Master Trust; and
•	the collection account and other supplemental accounts.

The assets of the Capital One Master Trust primarily include receivables arising in credit card accounts owned by Capital One Bank. The assets of the Capital One Master Trust may, in the future, include receivables arising in credit card accounts owned by Capital One, F.S.B. or any affiliate of Capital One Bank or Capital One, F.S.B.

You should consider the discussion under “ Risk Factors” beginning on page 15 of the accompanying prospectus before you purchase any Card series notes.

The Card series notes are obligations of the issuing entity only and are not obligations of or interests in Capital One Bank, Capital One, F.S.B., Capital One Funding, LLC, their affiliates or any other person. Noteholders will have no recourse to any other assets of the issuing entity for the payment of the Card series notes.

The Card series notes are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Underwriters

JPMorgan	Wachovia Securities

Barclays Capital

Deutsche Bank Securities

RBS Greenwich Capital

Important Notice about Information Presented in this

Prospectus Supplement and the Accompanying Prospectus

We provide information to you about the Card series notes in two separate documents:

(a) this prospectus supplement, which will describe the specific terms of the Class A(2006-2) notes, and

(b) the accompanying prospectus, which provides general information about the Card series notes and each other series of notes which may be issued by the Capital One Multi-asset Execution Trust some of which may not apply to the Class A(2006-2) notes.

This prospectus supplement may be used to offer and sell the Class A(2006-2) notes only if accompanied by the prospectus.

This prospectus supplement supplements disclosure in the accompanying prospectus. You should rely only on the information provided in this prospectus supplement and the accompanying prospectus including any information incorporated by reference. We have not authorized anyone to provide you with different information.

We are not offering the Class A(2006-2) notes in any State where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement or the accompanying prospectus as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus supplement and in the accompanying prospectus provide the pages on which these captions are located.

Page
Annex I	A-I-1

The Capital One Credit Card Portfolio	A-I-1

The Originators	A-I-1

The Master Trust Portfolio	A-I-1
General	A-I-1
Delinquency and Loss Experience	A-I-2
Revenue Experience	A-I-4
Payment Rates	A-I-5
The Receivables	A-I-5

Static Pool Information	A-I-8

Annex II	A-II-1

Outstanding Series, Classes And Tranches of Notes	A-II-1

Annex III	A-III-1

Outstanding Master Trust Series	A-III-1

i

Summary of Terms

This summary does not contain all the information you may need to make an informed investment decision. You should read this prospectus supplement and the accompanying prospectus in their entirety before you purchase any notes.

This prospectus supplement and the accompanying prospectus use defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page 147 in the accompanying prospectus.

Risk Factors

Investment in the Class A(2006-2) notes involves risks. You should consider carefully the risk factors beginning on page 15 in the accompanying prospectus.

Securities Offered

$500,000,000 Class A(2006-2) notes.

These Class A(2006-2) notes are part of a series of notes called the “Card series.” The Card series consists of Class A notes, Class B notes, Class C notes and Class D notes. The Class A(2006-2) notes are a tranche of the Class A Card series notes.

These Class A(2006-2) notes are issued by, and are obligations of, the issuing entity, the Capital One Multi-asset Execution Trust. The issuing entity has issued and expects to issue other classes and tranches of notes of the Card series which may have different interest rates, interest payment dates, expected principal payment dates, legal maturity dates and other characteristics. In addition, the issuing entity may issue other series of notes which may have different interest rates, interest payment dates, expected principal payment dates, legal maturity dates and other characteristics. See “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus.

We refer to the Capital One Multi-asset Execution Trust as the “issuing entity” or “COMET.”

Each class of notes in the Card series may consist of multiple tranches. Notes of any tranche may be issued on any date so long as there is sufficient credit enhancement on that date, either in the form of outstanding subordinated notes or other forms of credit enhancement, and all other conditions to issuance are satisfied. See “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus.

In general, the subordinated notes of the Card series serve as credit enhancement for all of the senior notes of the Card series, regardless of whether the subordinated notes are issued before, at the same time as or after the senior notes of the Card series. However, each senior tranche of notes has access to credit enhancement in an amount not exceeding its required subordinated amount minus the amount of usage of that required subordinated amount. See “—Required Subordinated Amount and Conditions to Issuance” below and “The Notes—Required Subordinated Amount and Usage” in the accompanying prospectus for a discussion of required subordinated amounts and usage.

Only the Class A(2006-2) notes are being offered through this prospectus supplement and the accompanying prospectus. Other series, classes and tranches of notes, including other tranches of notes that are included in the Card series as a part of the Class A notes, have been issued by COMET and may be issued by COMET in the future without the consent of, or notice to, any noteholders.

These Class A(2006-2) notes are expected to be the thirty-second tranche of Class A notes issued by COMET in the Card series. On the expected issuance date of the Class A(2006-2) notes, the Card series will be the only outstanding series of notes issued by COMET.

Other series of certificates of Capital One Master Trust and other series, classes and tranches of notes of COMET may be issued without the consent of, or notice to, any noteholders or certificateholders.

See “Annex II: Outstanding Series, Classes and Tranches of Notes” for information on the other outstanding notes in the Card series.

The Master Trust

The Card series, including your Class A(2006-2) notes, will be secured by the COMT collateral certificate owned by COMET. The COMT collateral certificate will be the primary source of funds for the payment of principal of and interest on the Class A(2006-2) notes. The COMT collateral certificate issued by the Capital One Master Trust represents an undivided interest in the assets of the Capital One Master Trust.

We refer to the Capital One Master Trust as “COMT” or the “master trust.”

See “Annex III: Outstanding Master Trust Series” for information on the other outstanding series of certificates issued by the master trust.

The master trust’s assets primarily include credit card receivables from selected MasterCard® and VISA® credit card accounts that meet the eligibility criteria for inclusion in the master trust. These eligibility criteria are discussed in “The Master Trust—Addition of Master Trust Assets” in the accompanying prospectus.

As of December 30, 2005, the master trust included $37,711,314,467 of principal receivables and $749,114,242 of finance charge receivables. For more of a description of certain aspects of the master trust, Capital One credit card portfolio, Capital One Bank and Capital One, F.S.B., see “Annex I.”

Interest

These Class A(2006-2) notes will accrue interest at an annual rate equal to [•]%.

Interest on these Class A(2006-2) notes will begin to accrue on the issuance date for the Class A(2006-2) notes, expected to be February [•], 2006, and will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Each interest period will begin on and include an interest payment date and end on but exclude the next interest payment date. However, the first interest period will begin on and include the issuance date for the Class A(2006-2) notes and end on but exclude the first interest payment date for the Class A(2006-2) notes, March 15, 2006.

Interest on the Class A(2006-2) notes for any interest payment date will equal the product of:

•	the Class A(2006-2) note interest rate for the applicable interest period; times

•	30 divided by 360; times

•	the outstanding dollar principal amount of the Class A(2006-2) notes as of the related record date.

However, for the first interest payment date interest on these Class A(2006-2) notes will be $[•].

COMET will make interest payments on these Class A(2006-2) notes on the 15th day of each month, beginning in March 2006. Interest payments due on a day that is not a business day in New York, New York, Richmond, Virginia and Falls Church, Virginia will be made on the following business day.

See “Prospectus Summary—Interest Payments” in the accompanying prospectus for a general discussion of the priority of interest payments for different classes of notes.

Principal

COMET expects to pay the stated principal amount of these Class A(2006-2) notes in one payment on January 18, 2011, which is the expected principal payment date, and is obligated to do so if funds are available for that purpose in accordance with the provisions of the indenture and the Card series indenture supplement. If the stated principal amount of these Class A(2006-2) notes is not paid in full on the expected principal payment date due to insufficient funds, noteholders will generally not have any remedies against COMET until November 15, 2013, the legal maturity date of these Class A(2006-2) notes.

If the stated principal amount of these Class A(2006-2) notes is not paid in full on the expected principal payment date, then an early redemption event will occur for these Class A(2006-2) notes. As a result, subject to the principal payment rules described below under ”—Subordination; Credit Enhancement” and “—Required Subordinated Amount and Conditions to Issuance,” and “Prospectus Summary—Subordination” and “The

Notes—Subordination of Interest and Principal” in the accompanying prospectus, principal and interest payments on these Class A(2006-2) notes will be made monthly until they are paid in full or until the legal maturity date occurs, whichever is earlier.

Principal of these Class A(2006-2) notes may be paid earlier than the expected principal payment date if any other early redemption event or an event of default and acceleration occurs for these Class A(2006-2) notes. See “The Notes—Early Redemption Events” and “—Events of Default” in the accompanying prospectus.

Nominal Liquidation Amount

The initial nominal liquidation amount of these Class A(2006-2) notes is $500,000,000.

The nominal liquidation amount of a tranche of Card series notes is based on the initial outstanding dollar principal amount of that tranche of notes.

The nominal liquidation amount may be reduced by allocations of charge-offs from uncovered Card series defaulted amounts and, for subordinated tranches of notes, reallocations of principal amounts from those subordinated notes to pay interest on senior classes of Card series notes or to pay a portion of the servicing fees. If the nominal liquidation amount of these Class A(2006-2) notes has been reduced, principal amounts and finance charge amounts allocated to pay principal of and interest on these Class A(2006-2) notes will be reduced. If the nominal liquidation amount of these Class A(2006-2) notes is less than the outstanding dollar principal amount of these Class A(2006-2) notes, the principal of and interest on these Class A(2006-2) notes may not be paid in full.

For a more detailed discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount” in the accompanying prospectus.

Subordination; Credit Enhancement

Credit enhancement for the Class A(2006-2) notes will be provided through subordination. The amount of subordination available to provide credit enhancement to any tranche of notes is limited to its available subordinated amount. If the available subordinated amount for any tranche of notes has been reduced to zero, losses will be allocated to that tranche of notes pro rata based on the nominal liquidation amount of those notes. The nominal liquidation amount of those notes will be reduced by the amount of losses allocated to that tranche of notes, and it is unlikely that those notes will receive their full payment of principal and accrued interest.

Principal amounts remaining on any payment date after any reallocations to pay interest on the senior classes of notes of the Card series or to pay servicing fees will be applied to make targeted deposits to the principal funding subaccounts of the relevant classes of notes in the following order: first to the Class A notes, then to the Class B notes, then to the Class C notes, and finally to the Class D notes. In each case, principal payments to subordinated classes of notes will only be made if senior classes of notes have received full principal payments on that date and the related subordinated notes are no longer needed to provide the required credit enhancement.

Required Subordinated Amount and Conditions to Issuance

The conditions described under “The Notes—Issuances of New Series, Classes and Tranches of Notes” in the accompanying prospectus must be satisfied in connection with any new issuance of notes. In addition, in order to issue a tranche (or additional notes within a tranche) of Class A notes, Class B notes or Class C notes in the Card series, a tranche’s required subordinated amount of the nominal liquidation amount of subordinated Card series notes must be outstanding and available on the issuance date. See the chart titled “Required Subordinated Amounts” below for a depiction of required subordinated amounts and “The Notes—Required Subordinated Amount and Usage” in the accompanying prospectus for a general discussion of required subordinated amounts.

Class A Required Subordinated Amount. The total required subordinated amount of subordinated notes for a tranche of Class A Card series notes is generally equal to the sum of the required subordinated amount of Class B notes, the required subordinated amount of Class C notes and the required subordinated amount of Class D notes for that tranche of Class A Card series notes.

For each tranche of Class A Card series notes, the required subordinated amount of Class B notes, the required subordinated amount of Class C notes and the required subordinated amount of Class D notes, in each case, will be generally equal to a stated percentage of the adjusted outstanding dollar principal amount of that tranche of Class A notes. Initially, for the Class A(2006-2) notes, that stated percentage is 12.3077% for Class B notes, 8.9231% for Class C notes and 1.8462% for Class D notes. COMET may change any of these percentages so long as the sum of these stated percentages for the Class A(2006-2) notes is equal to or greater than 23.0769%, and provided that change will not result in a shortfall in the available subordinated amount for any tranche of Card series notes. Therefore, any combination of percentages of Class B notes, Class C notes or Class D notes would satisfy the required subordinated amount for the Class A(2006-2) notes, as long as they added up to 23.0769%, and provided that change would not result in a shortfall in the available subordinated amount for any tranche of Card series notes.

Class B Required Subordinated Amount. The total required subordinated amount of subordinated notes for a tranche of Class B Card series notes is equal to the sum of the required subordinated amount of Class C notes and the required subordinated amount of Class D notes for that tranche of Class B Card series notes. Generally, Class B Card series notes which provide credit enhancement for the Class A Card series notes will share the same credit enhancement provided to those Class A notes by the Class C notes and Class D notes in the Card series. Therefore, (i) the required subordinated amount of Class C notes for a tranche of Class B Card series notes will generally be equal to that Class B tranche’s pro rata share of the aggregate required subordinated amount of Class C notes for all Class A notes in the Card series and (ii) the required subordinated amount of Class D notes for a tranche of Class B Card series notes will generally be that Class B tranche’s pro rata share of the required subordinated amount of Class D notes for all Class A notes in the Card series. See “The Notes—Required Subordinated Amount and Usage—Class B Required Subordinated Amount” in the accompanying prospectus for exceptions to these rules.

In addition, if the adjusted outstanding dollar principal amount of the Class B Card series notes is greater than the total required subordinated amount of Class B notes for all Class A Card series notes, the required subordinated amount of subordinated notes for each tranche of Class B Card series notes will include that Class B tranche’s pro rata share of that excess, times a stated percentage. Similarly, the required subordinated amount of Class C notes and the required subordinated amount of Class D notes for each tranche of Class B Card series notes will include that Class B tranche’s pro rata share of the related excess for each such class, times a stated percentage.

For example, prior to the issuance of any Class A Card series notes, the Class B required subordinated amount of subordinated notes will be based entirely on the calculation described in the preceding paragraph. Once Class A Card series notes are issued that rely on Class B notes for credit enhancement, the Class B required subordinated amount of subordinated notes will be based on the calculations described in each of the preceding two paragraphs. However, reductions in the adjusted outstanding dollar principal amount of a tranche of Class A Card series notes will generally result in a reduction in the required subordinated amount for that tranche of Class A notes. Consequently, for each tranche of Class B Card series notes, a reduction in the required subordinated amount of subordinated notes for that tranche of Class B notes may occur due to more Class B Card series notes being outstanding than is required for the Class A Card series notes.

Class C Required Subordinated Amount. Generally, Class C Card series notes will share the same credit enhancement provided to the Class A notes and the Class B notes by the Class D Card series notes. Therefore, the required subordinated amount of Class D notes for a tranche of Class C Card series notes will generally be that Class C tranche’s pro rata share of the aggregate required subordinated amount of Class D notes for all Class A Card series notes plus that Class C tranche’s pro rata share of the required subordinated amount of Class D notes for all Class B Card series notes which do not provide credit enhancement for the Class A notes.

In addition, if the adjusted outstanding dollar principal amount of the Class C Card series notes is greater than the total required subordinated amount of Class C notes for all Class A notes and for all Class B notes which do not provide credit enhancement for the Class A Card series notes, the required subordinated amount of Class D notes for each tranche of Class C Card series notes will include that Class C tranche’s pro rata share of that excess, times a stated percentage.

For example, prior to the issuance of any Class A notes or Class B notes in the Card series, the Class C required subordinated amount of Class D notes will be based entirely on the calculation described in the preceding paragraph. Once any tranche of Class A notes or Class B notes of the Card series is issued, the Class C required subordinated amount of Class D notes will be based on the calculations described in each of the preceding two paragraphs. However, reductions in the adjusted outstanding dollar principal amount of a tranche of Class A notes or Class B notes in the Card series will generally result in a reduction in the required subordinated amount for that tranche of Class A notes or Class B notes. Consequently, for each tranche of Class C Card series notes, a reduction in the required subordinated amount of Class D notes for that tranche of Class C notes may occur due to more Class C Card series notes being outstanding than is required as subordination for the Class A notes or the Class B notes of the Card series.

At any time, COMET may change the required subordinated amount and related stated percentages for any tranche of Card series notes or utilize forms of credit enhancement other than subordinated Card series notes upon (i) confirmation from each rating agency listed under “—Ratings” below that has rated any outstanding Card series notes that the change in the required subordinated amount or the form of credit enhancement will not cause a reduction, qualification or withdrawal of the ratings of the related tranche or any outstanding tranche of Card series notes, and (ii) delivery by COMET to the rating agencies and the indenture trustee of an opinion that the change in the required subordinated amount or the additional form of credit enhancement will not have certain adverse tax consequences for holders of outstanding notes. Any such change or use will be implemented without the consent of or notice to any noteholders. Despite the conditions described above, to the extent that the required subordinated amount of your notes is reduced, you may experience losses due to reductions in the nominal liquidation amount of your notes earlier than would have occurred had the required subordinated amount for your notes remained at a higher level. Any reduction in the nominal liquidation amount of your notes may delay or reduce interest and principal payments on your notes. See “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” and “—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in the accompanying prospectus for a description of the allocation of reductions in nominal liquidation amounts.

See “—Required Subordinated Amounts” below and “The Notes—Required Subordinated Amount and Usage” in the accompanying prospectus.

Security for the Notes

The Class A(2006-2) notes share a security interest with other notes in:

•	the COMT collateral certificate;

•	the collection account;

•	the applicable principal funding subaccount;

•	the applicable interest funding subaccount; and

•	the applicable accumulation reserve subaccount.

However, the Class A(2006-2) notes are entitled to the benefits of only that portion of those assets allocated to them under the indenture, the asset pool supplement, the Card series indenture supplement and the related terms document.

See “Sources of Funds to Pay the Notes—General,” “—The COMT Collateral Certificate” and “—COMET Trust Accounts” in the accompanying prospectus.

Accumulation Reserve Account

COMET will establish an accumulation reserve subaccount to cover shortfalls in investment earnings on amounts (other than prefunded amounts) on deposit in the principal funding subaccount for these Class A(2006-2) notes.

The amount targeted to be deposited in the accumulation reserve subaccount for these Class A(2006-2) notes is zero. However, if more than one budgeted deposit is required to accumulate and pay the principal of the Class A(2006-2) notes on its expected principal payment date, in which case, the amount targeted to be deposited is 0.5% of the outstanding dollar principal amount of the Class A(2006-2) notes, or any other amount designated by COMET. See “Deposit and Application of Funds for Card Series Notes—Targeted Deposits to the Accumulation Reserve Account” in the accompanying prospectus.

Limited Recourse to COMET

The sole sources of payment for principal of or interest on these Class A(2006-2) notes are provided by:

•	the portion of the principal amounts and finance charge amounts allocated to the Card series and available to these Class A(2006-2) notes after giving effect to any reallocations, payments and deposits for senior notes; and

•	funds in the applicable COMET trust accounts for these Class A(2006-2) notes.

Class A(2006-2) noteholders will have no recourse to any other assets of COMET—other than any shared excess finance charge amounts and shared excess principal amounts—or recourse to any other person or entity for the payment of principal of or interest on these Class A(2006-2) notes.

However, if there is a sale of assets in the master trust or COMET (i) if required under the pooling agreement following the bankruptcy or insolvency of Capital One Funding or any other transferor, (ii) following an event of default and acceleration for the Class A(2006-2) notes or (iii) on the legal maturity date of the Class A(2006-2) notes, as described in “Deposit and Application of Funds for Card Series Notes—Sale of Assets” and “Sources of Funds to Pay the Notes—Sale of Assets” in the accompanying prospectus, the Class A(2006-2) noteholders have recourse only to (1) the proceeds of that sale allocable to the Class A(2006-2) noteholders and (2) any amounts then on deposit in COMET trust accounts allocated to and held for the benefit of the Class A(2006-2) noteholders.

Stock Exchange Listing

COMET will apply to list these Class A(2006-2) notes on a stock exchange in Europe. The issuer cannot guarantee that the application for the listing will be accepted or that, if accepted, such listing will be maintained. To determine whether these Class A(2006-2) notes are listed on a stock exchange, you may contact the issuer at c/o Deutsche Bank Trust Company Delaware, E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Wilmington, Delaware 19805-1266; the telephone number is (201) 593-6792.

Ratings

COMET will issue these Class A(2006-2) notes only if they are rated by at least one of the following nationally recognized rating agencies as follows:

Standard & Poor’s Ratings Services:	AAA
Moody’s Investors Service, Inc.:	Aaa
Fitch, Inc.:	AAA

Other tranches of Class A notes may have different rating requirements from these Class A(2006-2) notes.

A rating addresses the likelihood of the payment of interest on a note when due and the ultimate payment of principal of that note by its legal maturity date. A rating does not address the likelihood of payment of principal of a note on its expected principal payment date. In addition, a rating does not address the possibility of an early payment or acceleration of a note, which could be caused by an early redemption event or an event of default. A rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time by the assigning rating agency. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. If any of the ratings of these Class A(2006-2) notes changes, Class A(2006-2) noteholders will not be so notified by Capital One Bank, Capital One Funding or COMET.

See “Risk Factors—The market value of the notes could decrease if the ratings of the notes are lowered or withdrawn” in the accompanying prospectus.

Federal Income Tax Consequences

Subject to important considerations described under “Federal Income Tax Consequences” in the accompanying prospectus, Orrick, Herrington & Sutcliffe LLP, as special tax counsel to COMET, is of the opinion that under existing law your Class A(2006-2) notes will be characterized as debt for federal income tax purposes, and that COMET will not be classified as an association or publicly traded partnership taxable as a corporation and accordingly will not be subject to federal income tax. By your acceptance of a Class A(2006-2) note, you will agree to treat your Class A(2006-2) note as debt for federal, state and local income and franchise tax purposes. See “Federal Income Tax Consequences” in the accompanying prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations

Subject to important considerations described under “Benefit Plan Investors” in the accompanying prospectus, the Class A(2006-2) notes are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts. By purchasing the notes, each investor purchasing on behalf of employee benefit plans or individual retirement accounts will be deemed to certify that the purchase and subsequent holding of the notes by the investor would be exempt from the prohibited transaction rules of ERISA and/or Section 4975 of the Internal Revenue Code. A fiduciary or other person contemplating purchasing a Class A(2006-2) note on behalf of someone with “plan assets” of any plan or account should consult with its counsel regarding whether the purchase or holding of these Class A(2006-2) note could give rise to a transaction prohibited or not otherwise permissible under ERISA and/or Section 4975 of the Internal Revenue Code. For further information regarding the application of ERISA, see “Benefit Plan Investors” in the accompanying prospectus.

Required Subordinated Amounts

The chart and the accompanying text below provide an illustrative example of the concept of required subordinated amounts. The stated percentages used in this example are applicable to the current calculation for required subordinated amounts for these notes. The dollar amounts used in this example are illustrative only and are not intended to represent any allocation of tranches of Card series notes outstanding at any time. COMET may change the required subordinated amount and related stated percentages for any tranche of Card series notes, the methodology of computing the required subordinated amount, or utilize forms of credit enhancement other than subordinated Card series notes at any time without the consent of any noteholders. However, each rating agency must confirm that the change will not cause a reduction, qualification or withdrawal of the ratings of the related tranche of notes or any outstanding tranche of Card series notes. If such a change is made, noteholders will not be provided any notice of the change. See “—Required Subordinated Amount and Conditions to Issuance” above and “The Notes—Required Subordinated Amount and Usage” in the accompanying prospectus.

Generally, the required subordinated amount (“RSA”) of a subordinated class of notes for any date is an amount equal to a stated percentage of the adjusted outstanding dollar principal amount of the senior tranche of notes for that date.

[1]	The Class A RSA of Class B notes is 12.3077% of $100 MM Class A notes, the Class A RSA of Class C notes is 8.9231% of $100 MM Class A notes, and the Class A RSA of Class D notes is 1.8462% of $100 MM Class A notes. Therefore, the aggregate Class A RSA of Class B notes, Class C notes and Class D notes for the $100 MM of Class A notes is $23,077,000 ($12,307,700 + $8,923,100 + $1,846,200).

[2]	The amount of encumbered Class B notes is equal to the Class A RSA of Class B notes. The RSA for those encumbered Class B notes is equal to the sum of the Class A RSA of Class C notes and the Class A RSA of Class D notes.

[3]	The amount of unencumbered Class B notes is equal to $7,692,300, which is the total amount of Class B notes ($20 MM) minus the encumbered Class B notes ($12,307,700). The Class B RSA of Class C notes for those unencumbered Class B notes only is equal to $611,176, which is 7.9453% of $7,692,300. The Class B RSA of Class D notes for those unencumbered Class B notes only is equal to $126,454, which is 1.6439% of $7,692,300.

[4]	The amount of encumbered Class C notes is equal to the sum of the Class A RSA of Class C notes and the Class B RSA of Class C notes (for unencumbered Class B notes only). The amount of unencumbered Class C notes is equal to $465,724, which is the total amount of Class C notes ($10 MM) minus the encumbered Class C notes ($9,534,276). The Class C RSA of Class D notes for those unencumbered Class C notes only is equal to $7,093, which is 1.5229% of $465,724.

[5]	The amount of encumbered Class D notes is equal to the sum of the Class A RSA of Class D notes, the Class B RSA of Class D notes (for unencumbered Class B notes only) and the Class C RSA of Class D notes (for unencumbered Class C notes only) ($1,979,747).

Underwriting

Subject to the terms and conditions of the underwriting agreement for these Class A(2006-2) notes, COMET has agreed to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the principal amount of these Class A(2006-2) notes set forth opposite its name:

Underwriters	Principal Amount
J.P. Morgan Securities Inc.	$100,000,000
Wachovia Capital Markets, LLC	100,000,000
Barclays Capital Inc.	100,000,000
Deutsche Bank Securities Inc.	100,000,000
Greenwich Capital Markets, Inc.	100,000,000

Total	$500,000,000

The several underwriters have agreed, subject to the terms and conditions of the underwriting agreement, to purchase all $500,000,000 aggregate principal amount of these Class A(2006-2) notes if any of these Class A(2006-2) notes are purchased.

The underwriters have advised COMET that the several underwriters propose initially to offer these Class A(2006-2) notes to the public at the public offering price determined by the several underwriters and set forth on the cover page of this prospectus supplement, and to certain dealers at that public offering price less a concession not in excess of [•]% of the principal amount of these Class A(2006-2) notes. The underwriters may allow, and those dealers may reallow to other dealers, a concession not in excess of [•]% of the principal amount.

After the public offering, the public offering price and other selling terms may be changed by the underwriters.

In the ordinary course of business, one or more of the underwriters or their affiliates have engaged, and may engage in the future, in certain investment banking or commercial banking transactions with the bank, the savings bank, the transferor and their affiliates.

Each underwriter of these Class A(2006-2) notes has agreed that:

•	it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the Class A(2006-2) notes in, from or otherwise involving the United Kingdom; and

•	it has only and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Class A(2006-2) notes in circumstances in which Section 21(1) of the FSMA does not apply to COMET.

In connection with the sale of these Class A(2006-2) notes, the underwriters may engage in:

•	over-allotments, in which members of the syndicate selling these Class A(2006-2) notes sell more notes than COMET actually sold to the syndicate, creating a syndicate short position;

•	stabilizing transactions, in which purchases and sales of these Class A(2006-2) notes may be made by the members of the selling syndicate at prices that do not exceed a specified maximum;

•	syndicate covering transactions, in which members of the selling syndicate purchase these Class A(2006-2) notes in the open market after the distribution has been completed in order to cover syndicate short positions; and

•	penalty bids, by which underwriters reclaim a selling concession from a syndicate member when any of these Class A(2006-2) notes originally sold by that syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of these Class A(2006-2) notes to be higher than it would otherwise be. These transactions, if commenced, may be discontinued at any time.

COMET, the banks and the transferor, jointly and severally, will indemnify the underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the underwriters may be required to make in respect of those liabilities. COMET’s obligation to indemnify the underwriters will be limited to Finance Charge Amounts from the COMT collateral certificate received by COMET after making all required payments and required deposits under the indenture and any supplement thereto.

COMET will receive proceeds of approximately $[•] from the sale of these Class A(2006-2) notes. This amount represents [•]% of the principal amount of those notes. COMET will receive this amount net of the underwriting discount of $[•]. The underwriting discount represents [•]% of the principal amount of those notes. Proceeds received by COMET will be paid to the transferor. See “Use of Proceeds” in the accompanying prospectus. Additional offering expenses are estimated to be $600,000.

Annex I

The information provided in this Annex I is an integral part of the prospectus supplement.

The Capital One Credit Card Portfolio

The Capital One credit card portfolio (referred to in this prospectus supplement and the accompanying prospectus as the “Bank Portfolio”) is primarily comprised of VISA and MasterCard accounts originated by Capital One Bank and its predecessor. The Master Trust Portfolio is currently comprised of accounts that have been selected from the Bank Portfolio.

Capital One, F.S.B. also originates accounts that may be included in the Master Trust Portfolio. See “The Transferor, The Depositor and The Receivables Purchase Agreements” in the accompanying prospectus. However, as of the date of this prospectus supplement, no accounts originated by Capital One, F.S.B. have been selected for designation to the Master Trust Portfolio.

As of the years ended December 31, 2005, December 31, 2004, December 31, 2003 and December 31, 2002, U.S. card loans originated by Capital One Bank and Capital One, F.S.B. and their predecessors consisted of receivables totaling approximately $49.464 billion, $48.610 billion, $46.279 billion and $40.862 billion, respectively.

As of the years ended December 31, 2005, December 31, 2004 and December 31, 2003, the aggregate invested amount of the outstanding series of certificates issued by the master trust totaled approximately $32.289 billion, $31.041 billion and $27.751 billion, respectively.

The Originators

Capital One Bank, a Virginia banking corporation, is a subsidiary of Capital One Financial Corporation. At December 31, 2005, Capital One Bank had assets of approximately $29.0 billion and stockholders’ equity of approximately $3.5 billion.

Capital One, F.S.B. is a federal savings bank and a subsidiary of Capital One Financial Corporation. At December 31, 2005, Capital One, F.S.B. had assets of approximately $15.4 billion and stockholders’ equity of approximately $2.3 billion.

For a more detailed description of Capital One Bank and Capital One, F.S.B., see “The Banks” in the accompanying prospectus.

The Master Trust Portfolio

General

The receivables conveyed to the master trust arise in accounts selected from the Bank Portfolio based on the eligibility criteria specified in the pooling agreement as applied on the Master Trust Cut-Off Date and subsequent additional cut-off dates. See “The Master Trust—Master Trust Assets,” “—Conveyance of Receivables” and “—Representations and Warranties” in the accompanying prospectus. Subject to those eligibility requirements and applicable regulatory guidelines, the decision regarding the method of selection of accounts to be designated for addition to the master trust portfolio resides at the discretion of the transferor. See “The Master Trust—Addition of Master Trust Assets” in the accompanying prospectus.

A-I-1

Delinquency and Loss Experience

Because new accounts usually initially exhibit lower delinquency rates and credit losses, the growth of the Master Trust Portfolio from approximately $24.554 billion at year end 2001, to approximately $38.466 billion at year end 2005, has had the effect of significantly lowering the charge-off and delinquency rates for the entire portfolio from what they otherwise would have been. However, as the proportion of new accounts to seasoned accounts becomes smaller, this effect should be lessened. As seasoning occurs or if new account origination slows, the originator expects that the charge-off rates and delinquencies will increase over time. The delinquency and net loss rates at any time reflect, among other factors, the quality of the credit card loans, the average seasoning of the accounts, the success of the originator’s collection efforts, the product mix of the Master Trust Portfolio and general economic conditions.

Gross losses represent the arithmetic sum of all receivables in the Master Trust Portfolio that were charged-off during the period indicated in the charts below. See “The Master Trust—Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries” in the accompanying prospectus. Recoveries are collections received in respect of charged-off accounts in the Master Trust Portfolio during the period indicated in the charts below. Recoveries are treated as Finance Charge Collections for the Master Trust Portfolio. See “The Master Trust—The Receivables” in the accompanying prospectus. Net losses are an amount equal to gross losses minus recoveries, each for the applicable period.

The following tables set forth the delinquency and loss experience for the Master Trust Portfolio for each of the periods shown. There can be no assurance that the delinquency and loss experience for the receivables in the future will be similar to the historical experience set forth below for the Master Trust Portfolio.

Delinquencies as a Percentage of the Master Trust Portfolio(1)(2)

(Dollars in Thousands)

	At Year End
	2005		2004		2003
	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables
Receivables Outstanding	$38,465,692	100.00%	$36,957,333	100.00%	$33,875,607	100.00%
Receivables Delinquent:
30 - 59 days	$442,033	1.15%	$500,336	1.35%	$513,831	1.51%
60 - 89 days	294,002	0.76	338,986	0.92	348,024	1.03
90 - 119 days	254,865	0.66	300,917	0.82	303,714	0.90
120 - 149 days	217,762	0.57	251,138	0.68	262,232	0.77
150+ days	195,650	0.51	226,897	0.61	240,466	0.71

TOTAL	$1,404,312	3.65%	$1,618,274	4.38%	$1,668,267	4.92%

	At Year End
	2002		2001
	Receivables	Percentage of Total Receivables	Receivables	Percentage of Total Receivables
Receivables Outstanding	$29,262,005	100.00%	$24,554,226	100.00%
Receivables Delinquent:
30 - 59 days	$502,655	1.72%	$431,027	1.75%
60 - 89 days	346,070	1.18	274,484	1.12
90 - 119 days	292,704	1.00	220,259	0.90
120 - 149 days	257,752	0.88	186,092	0.76
150+ days	238,968	0.82	171,576	0.70

TOTAL	$1,638,149	5.60%	$1,283,438	5.23%

(1)	The percentages are the result of dividing the delinquent amount by the end of period receivables outstanding for the applicable period. The delinquent amount is the dollar amount of end of period delinquencies for the period.
(2)	Figures and percentages in this table are reported on a processing month basis.

A-I-2

Delinquencies by Accounts as a

Percentage of the

Master Trust Portfolio (1)(2)

	At Year End
	2005		2004		2003
	Accounts	Percentage of Total Accounts	Accounts	Percentage of Total Accounts	Accounts	Percentage of Total Accounts
Total Accounts	26,105,623	100.00%	25,578,611	100.00%	23,512,508	100.00%
Accounts Delinquent:
30 - 59 days	387,171	1.48%	458,519	1.79%	447,736	1.90%
60 - 89 days	236,236	0.91	285,800	1.12	267,719	1.14
90 - 119 days	200,007	0.77	241,352	0.94	215,007	0.92
120 - 149 days	168,351	0.64	193,313	0.76	176,537	0.75
150+ days	149,719	0.57	173,672	0.68	159,296	0.68

TOTAL	1,141,484	4.37%	1,352,656	5.29%	1,266,295	5.39%

	At Year End
	2002		2001
	Accounts	Percentage of Total Accounts	Accounts	Percentage of Total Accounts
Total Accounts	22,138,065	100.00%	22,036,683	100.00%
Accounts Delinquent:
30 - 59 days	449,942	2.03%	496,846	2.26%
60 - 89 days	289,860	1.31	295,505	1.34
90 - 119 days	234,808	1.06	225,339	1.02
120 - 149 days	203,426	0.92	187,173	0.85
150+ days	185,713	0.84	168,559	0.76

TOTAL	1,363,749	6.16%	1,373,422	6.23%

(1)	The percentages are the result of dividing the number of delinquent accounts by the end of period accounts for the applicable period.
(2)	Figures and percentages in this table are reported on a processing month basis.

Loss Experience for the Master Trust Portfolio

(Dollars in Thousands)

	At Year End
	2005	2004	2003	2002	2001
Average Principal Receivables Outstanding	$36,333,164	$34,333,419	$29,213,922	$25,210,883	$18,682,664
Average Accounts	26,301,008	24,649,889	22,224,499	22,477,448	18,256,205
Gross Losses	$2,330,842	$2,126,329	$2,022,487	$1,545,916	$1,013,156
Gross Losses as a Percentage of Average Principal Receivables Outstanding	6.42%	6.19%	6.92%	6.13%	5.42%
Recoveries	$723,573	$657,652	$543,141	$412,269	$268,608
Net Losses	$1,607,269	$1,468,676	$1,479,346	$1,133,646	$744,548
Net Losses as a Percentage of Average Principal Receivables Outstanding	4.42%	4.28%	5.06%	4.50%	3.99%
Accounts Experiencing a Loss	2,236,212	2,088,008	2,130,664	2,161,561	1,732,572
Accounts Experiencing a Loss as a Percentage of Average Accounts Outstanding	8.50%	8.47%	9.59%	9.62%	9.49%
Average Net Loss of Accounts with a Loss	$719	$703	$694	$524	$430

A-I-3

See “The Banks—The Bank’s Credit Card and Lending Business—Billing and Payments” in the accompanying prospectus for a discussion of the assessment of finance charges, annual membership fees and other charges.

Revenue Experience

The following table sets forth the revenues from finance charges and fees billed and interchange received with respect to the Master Trust Portfolio for the periods shown.

Revenue Experience for the Master Trust Portfolio (1)

(Dollars in Thousands)

	At Year End
	2005	2004	2003	2002	2001
Average Principal Receivables Outstanding	$36,333,164	$34,333,419	$29,213,922	$25,210,883	$18,682,664
Finance Charges and Fees(2)	$6,013,533	$5,612,785	$4,892,493	$4,828,868	$4,276,975
Yield from Finance Charges and Fees	16.55%	16.35%	16.75%	19.15%	22.89%
Interchange	$1,064,342	$868,744	$730,395	$595,702	$398,721
Yield from Interchange	2.93%	2.53%	2.50%	2.36%	2.13%

(1)	The percentages are calculated by dividing the amount of prior month billed finance charges and fees, and interchange by the average principal receivables outstanding for the applicable period.
(2)	Finance Charges and Fees do not include interest on subsequent collections on accounts previously charged off. Finance Charges and Fees include monthly periodic rate finance charges, the portion of the annual membership fees amortized on a monthly basis, cash advance fees, late charges, overlimit fees and other miscellaneous fees.

There can be no assurance that the yield experience for the receivables in the future will be similar to the historical experience set forth above for the Master Trust Portfolio. In addition, revenue from the receivables will depend on the types of fees and charges assessed on the accounts, and could be adversely affected by future changes made by the bank or the servicer in those fees and charges or by other factors. See “Risk Factors” in the accompanying prospectus.

The revenue from finance charges and fees for the accounts in the Master Trust Portfolio shown in the above table is comprised of three primary components: periodic rate finance charges, the amortized portion of annual membership fees and other charges, such as cash advance fees, late charges, overlimit fees and other miscellaneous fees. See “The Banks—The Bank’s Credit Card and Lending Business—Billing and Payments” in the accompanying prospectus for a discussion of the assessment of finance charges, annual membership fees and other charges. If payment rates decline, the balances subject to monthly periodic rate finance charges tend to grow, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally increases. Conversely, if payment rates increase, the balances subject to monthly periodic rate finance charges tend to fall, assuming no change in the level of purchasing activity. Accordingly, under these circumstances, the yield related to monthly periodic rate finance charges normally decreases.

The Master Trust Portfolio may experience growth in receivables through the originator’s origination of accounts having an introductory period during which a relatively low annual percentage rate is charged. As the introductory period on these accounts expire, the originator may choose to waive all or part of the annual percentage rate increase for such accounts. Under these circumstances, the yield related to monthly periodic rate finance charges would be adversely affected. The impact of service charges on the Master Trust Portfolio’s yield varies with the type and volume of activity in and the amount of each account, as well as with the number of delinquent accounts. As aggregate account balances increase, annual membership fees, which remain constant, represent a smaller percentage of the aggregate account balances.

A-I-4

Payment Rates

The following table sets forth the highest and lowest accountholder monthly payment rates for the Master Trust Portfolio during any single month in the periods shown and the average accountholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of average monthly account balances during the periods shown. Payment rates shown in the table are based on amounts which would be payments of principal receivables on the accounts.

Accountholder Monthly Payment Rates

for the Master Trust Portfolio(1)

	At Year End
	2005	2004	2003	2002	2001
Lowest Month(2)	14.23%	13.93%	13.99%	13.98%	12.87%
Highest Month(2)	16.92%	16.10%	16.62%	15.38%	15.13%
Average Payment Rate for the Period	15.89%	14.82%	15.55%	14.77%	14.02%

(1)	The monthly payment rates include amounts which are payments of principal receivables with respect to the accounts.
(2)	The monthly principal payment rate for any month is calculated as the total amount of principal payments received during such month divided by the sum of (i) the amount of principal receivables outstanding as of the beginning of such month and (ii) with respect to accounts added to the Master Trust Portfolio during such month, the amount of principal receivables outstanding in such accounts as of the related addition date. For each period presented, the principal payment rate is calculated as the average of the monthly principal payment rates during such period.

The Receivables

As of December 30, 2005:

•	the Master Trust Portfolio included $37,711,314,467 of principal receivables and $749,114,242 of finance charge receivables;

•	the accounts had an average principal receivable balance of $1,444 and an average credit limit of $5,020;

•	the percentage of the aggregate total receivable balance to the aggregate total credit limit was 29.33%;

•	the average age of the accounts was approximately 46 months; and

•	approximately 45.26% of the accounts in the Master Trust Portfolio were assessed a variable rate periodic finance charge and approximately 54.74% were assessed a fixed rate periodic finance charge.

As of the month ended December 31, 2005:

•	8.64% of the accounts in the Master Trust Portfolio made minimum payments as of their respective latest statement date, in each case based on the prior month statement minimum payment; and

•	13.17% of the accounts in the Master Trust Portfolio made full payments as of their respective latest statement date, in each case based on the prior month statement outstanding balance.

The following five tables summarize the Master Trust Portfolio by various criteria as of December 30, 2005. References to “Receivables Outstanding” in the following tables include both finance charge receivables and principal receivables. Because the future composition of the Master Trust Portfolio may change over time, these tables are not necessarily indicative of the composition of the Master Trust Portfolio at any specific time in the future.

A-I-5

Composition by Account Balance

Master Trust Portfolio

Account Balance Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Credit Balance(1)	399,592	1.53%	$(34,120,401)	(0.09)%
No Balance(2)	5,776,847	22.12	0	0.00
More than $0 and less than or equal to $1,500.00	13,263,866	50.78	6,770,476,514	17.61
$1,500.01-$5,000.00	4,608,568	17.64	12,938,454,159	33.64
$5,000.01-$10,000.00	1,475,162	5.65	10,261,881,477	26.68
Over $10,000.00	596,458	2.28	8,523,736,960	22.16

TOTAL	26,120,493	100.00%	$38,460,428,709	100.00%

(1)	Credit balances are a result of cardholder payments and credit adjustments applied in excess of the unpaid balance on an account. Accounts which currently have a credit balance are included because receivables may be generated with respect to those accounts in the future.
(2)	Accounts which currently have no balance are included because receivables may be generated with respect to those accounts in the future. Zero balance accounts described in “The Master Trust—The Receivables” in the accompanying prospectus are not included in these figures.

Composition by Credit Limit(1)

Master Trust Portfolio

Credit Limit Range	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Less than or equal to $1,500.00	11,973,562	45.84%	$4,643,376,981	12.07%
$1,500.01-$5,000.00	6,219,791	23.81	8,941,767,973	23.25
$5,000.01-$10,000.00	3,728,093	14.27	8,030,673,334	20.88
Over $10,000.00	4,199,047	16.08	16,844,610,421	43.80

TOTAL	26,120,493	100.00%	$38,460,428,709	100.00%

(1)	References to “Credit Limit” herein include both the line of credit established for purchases, cash advances and balance transfers as well as receivables originated under temporary extensions of credit through account management programs. Credit limits relating to these temporary extensions decrease as cardholder payments are applied to the accounts.

Composition by Payment Status

Master Trust Portfolio

Payment Status	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Current to 29 days (1)	24,970,771	95.60%	$37,039,097,681	96.30%
Past due 30 – 59 days	389,260	1.49	450,657,362	1.17
Past due 60 – 89 days	238,846	0.91	297,080,809	0.77
Past due 90 – 119 days	201,126	0.77	256,375,661	0.67
Past due 120 – 149 days	169,860	0.65	220,040,068	0.57
Past due 150 + days	150,630	0.58	197,177,128	0.52

TOTAL	26,120,493	100.00%	$38,460,428,709	100.00%

(1)	Accounts designated as current include accounts on which the minimum payment has not been received prior to the second billing date following the issuance of the related bill.

A-I-6

Composition by Account Age

Master Trust Portfolio

Account Age	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
Not More than 6 Months	120,377	0.46%	$360,568,287	0.94%
Over 6 Months to 12 Months	1,982,386	7.59	2,367,262,145	6.15
Over 12 Months to 24 Months	4,711,424	18.04	5,866,638,402	15.25
Over 24 Months to 36 Months	4,860,164	18.61	7,164,522,215	18.63
Over 36 Months to 48 Months	3,605,587	13.80	5,911,366,968	15.37
Over 48 Months to 60 Months	3,232,028	12.37	5,372,301,684	13.97
Over 60 Months	7,608,527	29.13	11,417,769,008	29.69

TOTAL	26,120,493	100.00%	$38,460,428,709	100.00%

Composition by Accountholder Billing Address

Master Trust Portfolio

State or Territory	Number of Accounts	Percentage of Total Number of Accounts	Receivables Outstanding	Percentage of Total Receivables Outstanding
California	3,222,408	12.34%	$4,299,364,124	11.18%
Florida	1,818,366	6.96	2,359,277,939	6.14
Texas	1,814,592	6.95	2,536,112,436	6.59
New York	1,710,099	6.55	2,393,085,792	6.22
Illinois	1,124,114	4.30	1,720,112,700	4.47
Pennsylvania	1,099,897	4.21	1,700,405,421	4.42
Ohio	1,024,564	3.92	1,661,338,091	4.32
New Jersey	890,819	3.41	1,284,103,305	3.34
Michigan	840,999	3.22	1,381,231,266	3.59
Virginia	750,042	2.87	1,167,284,808	3.04
Others(1)	11,824,593	45.27	17,958,112,827	46.69

TOTAL	26,120,493	100.00%	$38,460,428,709	100.00%

(1)	No other state individually accounts for more than 2.87% of the Percentage of Total Number of Accounts.

Since the largest number of accountholders (based on billing addresses) whose accounts were included in the master trust as of December 30, 2005 were in California, Florida, Texas and New York, adverse economic conditions affecting accountholders residing in these areas could affect timely payment by the related accountholders of amounts due on the accounts and, accordingly, the actual rates of delinquencies and losses with respect to the Master Trust Portfolio. See “Risk Factors” in the accompanying prospectus.

FICO®*. The following table summarizes the Master Trust Portfolio by FICO® score. A FICO® score is a measurement determined by Fair, Isaac & Company using information collected by the major credit bureaus to assess credit risk. The bank obtains, to the extent available, FICO® scores at the origination of each account and each month thereafter. In the following table, Receivables Outstanding are determined as of December 30, 2005, and FICO® scores are determined during the month of December 2005. References to “Receivables Outstanding” in the following table include both finance charge receivables and principal receivables. Because the future composition of the Master Trust Portfolio may change over time, this table is not necessarily indicative of the composition of the Master Trust Portfolio at any specific time in the future. FICO® scores may change over time, depending on the conduct of the accountholder and changes in credit score technology.

*	FICO® is a federally registered servicemark of Fair, Isaac & Company.

A-I-7

Composition by FICO® Score

Master Trust Portfolio

FICO® Score(1)	Receivables Outstanding	Percentage of Total Receivables Outstanding
No score	$342,207,050	0.89%
Less than or equal to 600	4,533,334,422	11.79
601-660	6,954,795,656	18.08
661-720	11,778,777,476	30.63
Over 720	14,851,314,105	38.61

TOTAL	$38,460,428,709	100.00%

(1)	The FICO® score is the Equifax Enhanced Beacon 3.0 FICO® score.

Data from an independent credit reporting agency, such as FICO® score, is one of several factors that may be used by the bank in its credit scoring system to assess the credit risk associated with each applicant. See “The Banks—The Bank’s Credit Card and Lending Business—Underwriting Procedures” in the accompanying prospectus. Additionally, FICO® scores are based on independent third party information, the accuracy of which cannot be verified. FICO® scores should not necessarily be relied upon as a meaningful predictor of the performance of the receivables in the Master Trust Portfolio. For information regarding the historical performance of the receivables in the Master Trust Portfolio, see “—Delinquency and Loss Experience,” “—Revenue Experience” and “—Payment Rates” above, as well as “—Static Pool Information” below.

Static Pool Information

Static pool information regarding the performance of the receivables in the master trust is being provided through an Internet Web site at www.capitalone.com/staticpool. See “Where You Can Find More Information” in the accompanying prospectus. All static pool information regarding the performance of those receivables on such Internet Web site for periods prior to January 1, 2006 will not form a part of this prospectus supplement, the accompanying prospectus or the registration statement relating to the notes. Static pool information for periods prior to January 1, 2003 is not available and cannot be obtained without unreasonable expense or effort.

A-I-8

Annex II

Outstanding Series, Classes and Tranches of Notes

The information provided in this Annex II is an integral part of the prospectus supplement.

The total Nominal Liquidation Amount and Outstanding Dollar Principal Amount for all outstanding classes and tranches of the Card series notes are $20,557,105,0001 and $20,557,105,0002, respectively.

Card series

Class A	Issuance Date	Nominal Liquidation Amount	Outstanding Dollar Principal Amount	Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date
Class A(2002-1)	10/9/02	$500,000,000	$500,000,000	One Month LIBOR + 0.27%	September 2007	July 2010
Class A(2003-1)	4/15/03	$1,200,000,000	$1,200,000,000	One Month LIBOR + 0.39%	March 2006	January 2009
Class A(2003-A)	5/20/03	$400,000,000	$400,000,000	Not to exceed One Month LIBOR + 0.39%	May 2008	March 2011
Class A(2003-3)	8/13/03	$500,000,000	$500,000,000	One Month LIBOR + 0.25%	July 2008	May 2011
Class A(2003-4)	9/26/03	$750,000,000	$750,000,000	3.65%	September 2008	July 2011
Class A(2003-5)	10/10/03	$500,000,000	$500,000,000	One Month LIBOR + 0.29%	September 2010	July 2013
Class A(2003-6)	10/24/03	$500,000,000	$500,000,000	2.95%	October 2006	August 2009
Class A(2003-7)	11/21/03	$750,000,000	$750,000,000	One Month LIBOR + 0.18%	November 2008	September 2011
Class A(2004-1)	2/26/04	$500,000,000	$500,000,000	One Month LIBOR + 0.21%	February 2014	December 2016
Class A(2004-2)	4/8/04	$750,000,000	$750,000,000	One Month LIBOR + 0.09%	March 2009	January 2012
Class A(2004-3)	5/6/04	$500,000,000	$500,000,000	One Month LIBOR + 0.10%	April 2009	February 2012
Class A(2004-4)	6/10/04[3]	$500,000,000	$500,000,000	One Month LIBOR + 0.22%	May 2014	March 2017
Class A(2004-5)	6/10/04	$200,000,000	$200,000,000	One Month LIBOR + 0.15%	May 2011	March 2014
Class A(2004-6)	7/14/04	$750,000,000	$750,000,000	Three Month LIBOR + 0.04%	June 2007	April 2010
Class A(2004-7)	9/9/04	$500,000,000	$500,000,000	Three Month LIBOR + 0.15%	August 2011	June 2014
Class A(2004-8)	11/10/04	$500,000,000	$500,000,000	One Month LIBOR + 0.13%	October 2011	August 2014
Class A(2004-NOVA)	11/16/04	Up to $3,000,000,000[4]	Up to $3,000,000,000[4]	—	—	—
Class A(2005-1)	4/1/05	$750,000,000	$750,000,000	One Month LIBOR + 0.07%	March 2012	January 2015
Class A(2005-2)	5/6/05	$500,000,000	$500,000,000	4.05%	April 2008	February 2011
Class A(2005-3)	6/10/05	$500,000,000	$500,000,000	4.05%	May 2010	March 2013
Class A(2005-4)	6/13/05	$300,000,000	$300,000,000	One Month LIBOR + 0.00%	September 2010	July 2013
Class A(2005-5)	7/8/05	$500,000,000	$500,000,000	One Month LIBOR + 0.025%	June 2009	April 2012
Class A(2005-6)	7/28/05	$455,000,000	$455,000,000	Three Month LIBOR + 0.05%	September 2012	July 2015
Class A(2005-7)	8/18/05	$500,000,000	$500,000,000	4.70%	August 2012	June 2015
Class A(2005-8)	8/26/05	$500,000,000	$500,000,000	4.40%	October 2008	August 2011
Class A(2005-9)	10/19/05	$325,000,000	$325,000,000	One Month LIBOR + 0.09%	October 2015	August 2018
Class A(2005-10)	11/15/05	$500,000,000	$500,000,000	One Month LIBOR + 0.08%	November 2012	September 2015
Class A(2005-11)	11/23/05	$500,000,000	$500,000,000	One Month LIBOR + 0.04%	November 2010	September 2013
Class A(2006-1)	1/20/06	$500,000,000	$500,000,000	One Month LIBOR + 0.035%	March 2013	January 2016

Total:		$15,130,000,000[1]	$15,130,000,000[2]

[1]	This amount does not include up to $3,000,000,000 (subject to increase) Nominal Liquidation Amount of Class A(2004-NOVA) notes.
[2]	This amount does not include up to $3,000,000,000 (subject to increase) Outstanding Dollar Principal Amount of Class A(2004-NOVA) notes.
[3]	Of the $500,000,000 principal amount of the Class A(2004-4) notes, $400,000,000 was issued on 6/10/04 and $100,000,000 was issued on 11/23/04.
[4]	Subject to increase.

A-II-1

Card series

Class B	Issuance Date	Nominal Liquidation Amount	Outstanding Dollar Principal Amount	Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date
Class B(2003-1)	5/7/03	$200,000,000	$200,000,000	One Month LIBOR + 1.17%	April 2006	February 2009
Class B(2003-2)	5/7/03	$150,000,000	$150,000,000	3.50%	April 2006	February 2009
Class B(2003-3)	9/3/03	$150,000,000	$150,000,000	4.50%	August 2008	June 2011
Class B(2003-4)	9/16/03	$200,000,000	$200,000,000	One Month LIBOR + 0.80%	September 2008	July 2011
Class B(2003-5)	11/5/03	$150,000,000	$150,000,000	4.79%	October 2010	August 2013
Class B(2003-6)	11/20/03	$250,000,000	$250,000,000	One Month LIBOR + 0.53%	November 2008	September 2011
Class B(2004-1)	1/30/04	$250,000,000	$250,000,000	One Month LIBOR + 0.44%	January 2009	November 2011
Class B(2004-2)	3/11/04	$250,000,000	$250,000,000	One Month LIBOR + 0.22%	February 2007	December 2009
Class B(2004-3)	4/14/04	$150,000,000	$150,000,000	One Month LIBOR + 0.73%	March 2019	January 2022
Class B(2004-4)	7/16/04	$150,000,000	$150,000,000	One Month LIBOR + 0.30%	July 2007	May 2010
Class B(2004-5)	7/16/04	$200,000,000	$200,000,000	3.70%	July 2007	May 2010
Class B(2004-6)	10/8/04	$200,000,000	$200,000,000	4.15%	September 2009	July 2012
Class B(2004-7)	10/27/04	$184,605,000	$184,605,000	Not to exceed Three Month LIBOR + 0.65%[1]	October 2014	August 2017
Class B(2005-1)	3/3/05	$175,000,000	$175,000,000	4.90%	February 2015	December 2017
Class B(2005-2)	5/20/05	$150,000,000	$150,000,000	One Month LIBOR + 0.15%	May 2008	March 2011
Class B(2005-3)	8/4/05	$100,000,000	$100,000,000	Three Month LIBOR + 0.55%	July 2025	May 2028

Total:		$2,909,605,000	$2,909,605,000

[1]	Class B(2004-7) noteholders will receive interest at Three Month EURIBOR + 0.49% on an outstanding euro principal amount of €150,000,000, pursuant to the terms of a currency and interest rate swap applicable only to the Class B(2004-7) notes.

A-II-2

Card series

Class C	Issuance Date	Nominal Liquidation Amount	Outstanding Dollar Principal Amount	Note Interest Rate	Expected Principal Payment Date	Legal Maturity Date
Class C(2002-1)	10/9/02	$150,000,000	$150,000,000	One Month LIBOR + 2.75%	September 2007	July 2010
Class C(2003-A)	2/18/03	$100,000,000	$100,000,000	Not to exceed One Month LIBOR + 3.25%	February 2008	December 2010
Class C(2003-B)	3/25/03	$150,000,000	$150,000,000	Not to exceed One Month LIBOR + 3.25%	March 2006	January 2009
Class C(2003-1)	5/28/03	$250,000,000	$250,000,000	One Month LIBOR + 2.55%	May 2008	March 2011
Class C(2003-2)	6/4/03	$225,000,000	$225,000,000	4.32%	June 2006	April 2009
Class C(2003-3)	9/23/03	$250,000,000	$250,000,000	One Month LIBOR + 2.25%	September 2013	July 2016
Class C(2003-4)	10/29/03	$250,000,000	$250,000,000	6.00%	October 2010	August 2013
Class C(2003-5)	12/23/03	$150,000,000	$150,000,000	One Month LIBOR + 1.15%	December 2008	October 2011
Class C(2004-1)	1/21/04	$200,000,000	$200,000,000	3.40%	January 2007	November 2009
Class C(2004-2)	3/5/04	$100,000,000	$100,000,000	One Month LIBOR + 1.05%	February 2014	December 2016
Class C(2004-3)	6/23/04	$367,500,000	$367,500,000	Not to exceed 6.50%[1]	June 2014	April 2017
Class C(2004-4)	9/2/04	$150,000,000	$150,000,000	One Month LIBOR + 0.65%	August 2009	June 2012
Class C(2005-1)	4/21/05	$175,000,000	$175,000,000	One Month LIBOR + 0.40%	April 2010	February 2013

Total:		$2,517,500,000	$2,517,500,000

[1]	Class C(2004-3) noteholders will receive interest at 6.625% on an outstanding sterling principal amount of £200,000,000 pursuant to the terms of a currency and interest rate swap applicable only to the Class C(2004-3) notes.

A-II-3

Annex III

Outstanding Master Trust Series

The information provided in this Annex III is an integral part of the prospectus supplement.

#	Series/Class	Issuance Date	Invested Amount	Certificate Rate	Expected Final Payment Date	Termination Date

1	1998-1 Class A Class B Class C	4/1/98 — — —	$500,000,000 $50,236,407 $40,780,142	6.310% 6.356% —	April 2008 June 2008 —	June 2011 June 2011 —

2	1998-5	11/20/98	up to $589,500,000	Floating Rate	—	February 2010

3	1998-6	12/22/98	up to $500,000,000	Floating Rate	—	May 2009

4	1999-3 Class A Class B Collateral Invested Amount	7/27/99 — — —	$400,000,000 $50,000,000 $50,000,000	One Month LIBOR + .25% One Month LIBOR + .48% —	July 2006 July 2006 —	September 2009 September 2009 —

5	2000-3 Class A Class B Collateral Invested Amount	8/24/00 — — —	$807,500,000 $92,500,000 $100,000,000	One Month LIBOR + .19% One Month LIBOR + .51% —	August 2007 August 2007 —	October 2010 October 2010 —

6	2001-1 Class A Class B Collateral Invested Amount	2/28/01 — — —	$975,000,000 $120,000,000 $105,000,000	One Month LIBOR + .20% One Month LIBOR + .51% —	February 2008 February 2008 —	December 2010 December 2010 —

7	2001-2 Class A Class B Collateral Invested Amount	5/2/01 — — —	$975,000,000 $120,000,000 $105,000,000	One Month LIBOR + .14% One Month LIBOR + .40% —	March 2006 March 2006 —	January 2009 January 2009 —

8	2001-3 Class A Class B Collateral Invested Amount	5/17/01 — — —	$633,750,000 $58,125,000 $58,125,000	5.45% One Month LIBOR + .41% —	May 2006 May 2006 —	March 2009 March 2009 —

9	2001-5 Class A Class B Collateral Invested Amount	8/22/01 — — —	$845,000,000 $77,500,000 $77,500,000	5.30% One Month LIBOR + .38% —	August 2006 August 2006 —	June 2009 June 2009 —

10	2001-6 Class A Class B Collateral Invested Amount	9/12/01 — — —	$1,056,250,000 $130,000,000 $113,750,000	One Month LIBOR + .19% One Month LIBOR + .50% —	August 2008 August 2008 —	June 2011 June 2011 —

11	2001-8 Class A Class B Collateral Invested Amount	11/1/01 — — —	$845,000,000 $77,500,000 $77,500,000	4.60% One Month LIBOR + .55% —	October 2006 October 2006 —	August 2009 August 2009 —

12	2002-1 Class A Class B Collateral Invested Amount	1/18/02 — — —	$812,500,000 $100,000,000 $87,500,000	One Month LIBOR + .20% One Month LIBOR + .60% —	January 2009 January 2009 —	November 2011 November 2011 —

13	2002-2 Class A Class B Collateral Invested Amount	4/17/02 — — —	$503,750,000 $62,000,000 $54,250,000	One Month LIBOR + .13% Floating Rate —	March 2007 March 2007 —	January 2010 January 2010 —

A-III-1

#	Series/Class	Issuance Date	Invested Amount	Certificate Rate	Expected Final Payment Date	Termination Date

14	2002-4 Class A Class B Collateral Invested Amount	6/7/02 — — —	$633,750,000 $58,125,000 $58,125,000	4.90% One Month LIBOR + .50% —	May 2007 May 2007 —	March 2010 March 2010 —

15	2002-A	6/27/02	up to $491,250,000	Floating Rate	—	June 2008

16	2002-B	7/2/02	up to $1,254,452,000	Floating Rate	—	December 2008

17	2003-A	12/9/03	up to $500,000,000	Floating Rate	—	October 2009

A-III-2

Prospectus dated January 25, 2006

Capital One Bank

Sponsor, Servicer and Originator of Assets

Capital One Funding, LLC

Depositor and Transferor

Capital One Multi-asset Execution Trust

Issuing Entity

The issuing entity—

•	may periodically issue notes in one or more series, classes or tranches;

•	owns a collateral certificate representing an undivided interest in the Capital One Master Trust, whose assets consist primarily of receivables arising in credit card accounts owned by Capital One Bank, and whose assets may, in the future, include receivables arising in credit card accounts owned by Capital One, F.S.B. or any affiliate of Capital One Bank or Capital One, F.S.B.; and

•	may own—

—	one or more additional collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in accounts owned or loans originated or acquired by Capital One Bank, Capital One, F.S.B. or any of their affiliates (including non-banking affiliates); and

—	other property described in this prospectus and in the accompanying prospectus supplement.

The notes—

•	will be secured by a limited portion of the issuing entity’s assets, and will be paid only from proceeds of that note’s allocable share of those assets;

•	offered with this prospectus and the accompanying prospectus supplement will be rated in one of the four highest rating categories by at least one nationally recognized rating agency; and

•	will be issued as part of a designated series and class and may be issued as part of a designated tranche within a class.

You should consider the discussion under “ Risk Factors” beginning on page 15 of this prospectus before you purchase any notes.

Capital One Multi-asset Execution Trust will be the issuing entity of the notes. The notes will be obligations of the issuing entity only and are not obligations of Capital One Bank, Capital One, F.S.B., Capital One Funding, LLC, their affiliates or any other person. Each class or tranche of notes is secured by the assets of the issuing entity as described in this prospectus and in the related prospectus supplement. Noteholders will have no recourse to any other assets of the issuing entity for the payment of the notes.

The notes will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.

Neither the SEC nor any state securities commission has approved these notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Important Notice about Information Presented in this Prospectus and the Accompanying Prospectus Supplement

We provide information to you about the notes in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information about the Card series notes and each other series of notes, some of which may not apply to your series, class or tranche of notes, and (b) the accompanying prospectus supplement, which will describe the specific terms of your series, class or tranche of notes, including:

•	the timing of interest and principal payments;

•	financial and other information about the issuing entity’s assets;

•	information about enhancement for your series, class or tranche;

•	the ratings for your class or tranche; and

•	the method for selling the notes.

This prospectus may be used to offer and sell any series, class or tranche of notes only if accompanied by the prospectus supplement for that series, class or tranche.

If the description of the terms of a particular series, class or tranche of notes varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement including the information incorporated by reference. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

We include cross-references in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The Table of Contents in this prospectus and in the accompanying prospectus supplement provide the pages on which these captions are located.

i

ii

iii

Prospectus Summary

This summary does not contain all the information you may need to make an informed investment decision. You should read this prospectus and the accompanying prospectus supplement in their entirety before you purchase any notes. The disclosure in this prospectus is supplemented by the accompanying prospectus supplement.

Risk Factors

Investment in the notes involves risks. You should consider carefully the risk factors beginning on page 15 in this prospectus.

The Bank

Capital One Bank, a Virginia banking corporation, owns credit card accounts from which receivables are transferred to Capital One Funding, which receivables Capital One Funding then, subject to certain conditions, adds to the master trust. See “The Master Trust—Addition of Master Trust Assets.”

Capital One Bank is the sponsor of the issuing entity and the servicer of the assets included in the master trust.

We refer to Capital One Bank as the “bank.”

Capital One, F.S.B.

Capital One, F.S.B., a federal savings bank and an affiliate of the bank, originates and owns credit card accounts and other revolving credit accounts from which receivables may be transferred to Capital One Funding or an affiliate, which receivables Capital One Funding or an affiliate may then, subject to certain conditions, add to the master trust or another master trust or securitization special purpose entity which may then transfer a collateral certificate to the issuing entity. See “The Master Trust—Addition of Master Trust Assets.”

We refer to Capital One, F.S.B. as the “savings bank” and together with Capital One Bank as the “banks.”

Depositor and Transferor

Capital One Funding, LLC, a limited liability company formed under the laws of the Commonwealth of Virginia on November 13, 2001 and a wholly-owned subsidiary of Capital One Bank, is the depositor of the issuing entity. Capital One Funding also structures the issuing entity’s transactions. The address for Capital One Funding is 140 East Shore Drive, Room 1071-B, Glen Allen, Virginia 23059 and its telephone number is (804) 290-6959. Capital One Funding is the transferor under the Capital One Master Trust. As the transferor under the Capital One Master Trust, Capital One Funding purchases from Capital One Bank, and may purchase from Capital One, F.S.B. and affiliates of Capital One Bank or Capital One, F.S.B., receivables arising in credit card accounts owned by Capital One Bank, Capital One, F.S.B. and their affiliates. Capital One Funding may then, subject to certain conditions, add those receivables to the Capital One Master Trust.

As the transferor under the Capital One Master Trust, Capital One Funding holds the transferor interest to the master trust, which represents the interest in the master trust not represented by investor certificates issued and outstanding under the master trust or the rights, if any, of any credit enhancement providers to receive payments from the master trust. See “The Master Trust—Investor Certificates; Master Trust Transferor Interest.”

Furthermore, Capital One Funding is currently the sole holder of all outstanding Class D Card series notes.

We refer to Capital One Funding, LLC as “Capital One Funding” or the “transferor,” and we refer to the Capital One Master Trust as “COMT” or the “master trust.”

See “The Transferor, The Depositor and The Receivables Purchase Agreements—Capital One Funding” for further description of its activities and history.

Servicer

Capital One Bank is the servicer for the master trust and is responsible for servicing, managing and making collections on the receivables in the master trust. If the issuing entity holds any additional collateral certificates issued by any other master trust or special purpose entity, the bank or an affiliate also will be the servicer for such other master trusts or securitization special purpose entities. The servicer has outsourced certain functions to affiliated and unaffiliated third parties, but the bank remains responsible for the overall servicing process. For information about certain affiliated and unaffiliated third party vendors that provide these services, including Capital One Services, Inc. and First Data Resources, Inc., see “The Banks—The Servicer—Outsourcing of Servicing.”

As servicer, the bank will receive a master trust servicing fee. Each month, a share of the master trust servicing fee allocated to the COMT collateral certificate will be further allocated to each series of notes. The Card series servicing fee will be an amount equal to 2.00% of the aggregate nominal liquidation amount of each tranche of Card series notes for any month. See “The Master Trust—The Servicer—Servicing Compensation and Payment of Expenses.”

Issuing Entity

Capital One Multi-asset Execution Trust, a Delaware statutory trust, is the issuing entity of the notes. The address of the issuing entity is Capital One Multi-asset Execution Trust, c/o Deutsche Bank Trust Company Delaware, E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Wilmington, Delaware 19805-1266. Its telephone number is (201) 593-6792.

We refer to the Capital One Multi-asset Execution Trust as the “issuing entity” or “COMET.”

Indenture Trustee

The Bank of New York, a New York banking corporation, is the indenture trustee under the indenture for each series, class and tranche of notes issued by COMET.

Under the terms of the indenture, the role of the indenture trustee is limited. See “The Indenture—Indenture Trustee.”

Owner Trustee

Deutsche Bank Trust Company Delaware, a Delaware banking corporation, is the owner trustee of COMET.

Under the terms of the trust agreement, the role of the owner trustee is limited. See “The Issuing Entity—Owner Trustee.”

Assets of the Master Trust

The assets of the master trust consist primarily of credit card receivables arising in selected MasterCard and VISA revolving credit card accounts, which receivables have been transferred by the bank or the savings bank to Capital One Funding and have been transferred by Capital One Funding to the master trust.

The size of the master trust will fluctuate depending on the amount of receivables in accounts designated to the master trust. The transferor’s ability to increase and decrease the size of the master trust is a result of its ability to designate and remove accounts from the master trust. The transferor may designate additional accounts to the master trust portfolio at any time provided the receivables in those accounts are eligible receivables arising in eligible accounts. Also, under certain limited circumstances, the transferor may be required to designate additional accounts to the master trust portfolio if an addition is required to maintain the master trust required transferor interest or to maintain a minimum required amount of principal receivables in the master trust. The transferor cannot add receivables to the master trust unless the transferor certifies that the addition will not cause a pay out event and the rating agencies confirm the outstanding ratings on the certificates and the notes either at the time of the addition or, in the case of required additions, on a quarterly basis as described in “The Master Trust—Addition of Master Trust Assets.” For a description of pay out events, see “The Master Trust—Pay Out Events.”

The transferor may also remove accounts from the master trust portfolio for any reason so long as the transferor certifies that the removal will not cause a pay out event and the rating agencies confirm the outstanding ratings on the certificates and the notes on the removal date. The amount of any removal is limited, and a removal generally may occur only once in a calendar month. In addition, except in limited circumstances, the accounts removed from the master trust portfolio must be selected randomly. However, if the transferor breaches certain representations or warranties regarding the eligibility of accounts in the master trust portfolio, the transferor may be required to remove the ineligible receivables related to those accounts from the master trust. Finally, on the date when any receivable in an account is charged off as uncollectible by the bank, the master trust trustee automatically transfers those receivables to the transferor.

See “The Master Trust—Addition of Master Trust Assets,” “—Removal of Master Trust Assets” and “—Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries.”

Assets of COMET

COMET’s primary assets will consist of one or more collateral certificates, each representing an undivided interest in a master trust or other securitization special purpose entity, whose assets consist primarily of receivables arising in accounts owned or loans originated or acquired by the bank, the savings bank or by any of their affiliates (including non-banking affiliates).

COMET owns a collateral certificate, referred to as the “COMT collateral certificate,” issued by the master trust. For a description of the COMT collateral certificate, see “Sources of Funds to Pay the Notes—The COMT Collateral Certificate.” For a description of the master trust, see “—Assets of the Master Trust” above and “The Master Trust.”

Other than as specifically described in this prospectus and the related prospectus supplement, noteholders will have no recourse to any other assets other than the assets of COMET. See “Sources of Funds to Pay the Notes—General.” In addition to the Card series, COMET may issue other series of notes that are secured by the assets in COMET. Each series of notes in COMET will be entitled to its allocable share of the assets in COMET.

The size of the COMT collateral certificate will fluctuate depending on the aggregate nominal liquidation amount of all of the outstanding Card series notes secured by COMET’s assets. See “Sources of Funds to Pay the Notes—The COMT Collateral Certificate.”

The occurrence of a pay out event for a collateral certificate owned by COMET will result in the early amortization of that collateral certificate and may result in the early redemption of the notes. The payments made upon the occurrence of a pay out event for a collateral certificate may be reinvested in another collateral certificate, reinvested directly in receivables, paid to noteholders or paid to the holder of the transferor interest. See “The Master Trust—Pay Out Events.”

Securities Offered

COMET is offering notes. The notes will be issued under the indenture and the asset pool supplement, between COMET and the indenture trustee. Each series of notes will be issued under an indenture supplement between COMET and the indenture trustee. The Card series notes will be issued under the Card series indenture supplement, which supplements the indenture and the asset pool supplement.

Sources of Funds to Pay the Notes

The following sources of funds will be available to pay principal of and interest on any series, class or tranche of notes:

•	The COMT Collateral Certificate. The COMT collateral certificate is an investor certificate issued by the master trust and transferred by Capital One Funding to COMET. It represents an undivided interest in the assets of the master trust. The master trust primarily owns receivables arising in selected MasterCard and VISA credit card accounts. Both collections of principal receivables and finance charge receivables will be allocated among holders of interests in the master trust—including the COMT collateral certificate—based generally on the investment in principal receivables in the master trust. See “Sources of Funds to Pay the Notes—The COMT Collateral Certificate” and “The Master Trust.”

•	The COMET Trust Accounts. COMET has established a collection account for the purpose of receiving amounts payable under the COMT collateral certificate and amounts payable under any other assets included in COMET, including additional collateral certificates that may be transferred to COMET at a later date. If so specified in the related prospectus supplement, COMET may establish additional accounts, called supplemental accounts, for any series, class or tranche of notes secured by COMET’s assets.

The following additional sources of funds may also be available to pay principal of and interest on the series, classes or tranches of notes:

•	Internal Credit Enhancement. Some notes may have the benefit of one or more forms of internal credit enhancement, such as subordination, collateral interests, spread accounts or reserve accounts. Noteholders of senior classes of notes will have the benefit of subordination. See “—Subordination” below and “The Notes—Subordination of Interest and Principal” for greater detail regarding subordination. Some notes may have the benefit of a collateral interests. A description of the specific terms of any collateral interests that are applicable to a series, class or tranche of notes will be included in the related prospectus supplement. See “Sources of Funds to Pay the Notes—Credit Enhancement—Collateral Interests” for a discussion of collateral interests. Certain notes may have the benefit of spread accounts or reserve accounts. See generally “—COMET Trust Accounts” below and “Deposit and Application of Funds for Card Series Notes” for a discussion of these accounts.

•	Additional Collateral Certificates. Capital One Funding or another affiliate of the bank may transfer to COMET, at a later date, additional collateral certificates representing undivided interests in credit card master trusts or other securitization special purpose entities whose assets consist primarily of receivables arising in credit card and other revolving credit accounts owned by the bank, the savings bank or any of their affiliates. These transfers and designations will occur without noteholder review or approval.

•	Derivative Agreements. Some notes may have the benefit of one or more derivative agreements, including interest rate or currency swaps as described in “Sources of Funds to Pay the Notes— Credit Enhancement—Derivative Agreements”. The bank or an affiliate may be a counterparty to a derivative agreement. A description of the specific terms of each derivative agreement and each derivative counterparty will be included in the related prospectus supplement.

•	Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements. Some notes may have the benefit of one or more additional forms of credit enhancement, referred to in this prospectus and the related prospectus supplement as supplemental credit enhancement agreements, such as letters of credit, cash collateral guarantees or accounts, surety bonds or insurance policies. In addition, some notes may have the benefit of one or more forms of supplemental liquidity agreements, such as a liquidity facility with various liquidity providers. The bank, the savings bank or an affiliate may be the provider of any supplemental credit enhancement agreement or supplemental liquidity agreement. A description of the specific terms of any supplemental credit enhancement agreement or any supplemental liquidity agreement applicable to a series, class or tranche of notes and a description of the related provider will be included in the related prospectus supplement. See “Sources of Funds to Pay the Notes—General,” “—Credit Enhancement—Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements,” “The Notes—General” and “Deposit and Application of Funds for Card Series Notes—Payments Received from Supplemental Credit Enhancement Providers or Supplemental Liquidity Providers for Principal” for a discussion of credit enhancement, supplemental credit enhancement agreements and supplemental liquidity agreements.

Each series, class or tranche of notes is entitled only to the benefits of that portion of those assets securing the notes under the indenture, the asset pool supplement, the applicable indenture supplement and the applicable terms document.

Series, Classes and Tranches of Notes

The prospectus supplement for a particular issuance of notes will designate the related series for those notes. Each series of notes is entitled to its allocable share of COMET’s assets. It is expected that most series of notes will consist of multiple classes of notes. A class designation determines the relative seniority for receipt of cash flows and funding of the default amount allocated to the related series of notes. For example, generally, subordinated classes of notes provide credit enhancement for senior classes of notes in the same series.

Some series of notes will be multiple tranche series, meaning that multiple tranches of notes may be issued in each class of notes.

Tranches of notes within a class of notes of a multiple tranche series may be issued on different dates and have different stated principal amounts, interest rates, interest payment dates, expected principal payment dates, legal maturity dates and other varying characteristics as described, if applicable, in the related prospectus supplement.

In a multiple tranche series, the expected principal payment dates and the legal maturity dates of the tranches of senior and subordinated notes of that series likely will be different. As such, certain tranches of subordinated notes may have expected principal payment dates and legal maturity dates earlier than some or all of the tranches of senior notes of that series. However, a tranche of subordinated notes will not be repaid before its legal maturity date unless, after payment of that tranche of subordinated notes, the remaining subordinated notes provide the required enhancement for the senior notes. In addition, a tranche of senior notes will not be issued unless, after issuance, there are enough outstanding subordinated notes to provide the required subordinated amount for that tranche of senior notes. See “The Notes—Required Subordinated Amount and Usage” and “—Issuances of New Series, Classes and Tranches of Notes.”

Some series may not be multiple tranche series. For these series, each class will consist of a single tranche and each class will generally be issued on the same date. The expected principal payment dates and legal maturity dates of the subordinated notes of that series will either be the same as or later than those of the senior notes of that series.

Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount of Notes

Each series, class or tranche of notes has a stated principal amount, an outstanding dollar principal amount, an adjusted outstanding dollar principal amount and a nominal liquidation amount.

•	Stated Principal Amount. The stated principal amount of a series, class or tranche of notes is the amount that is stated on the face of the notes of that series, class or tranche to be payable to the holders of that series, class or tranche. It can be denominated in U.S. dollars or in a foreign currency.

•	Outstanding Dollar Principal Amount. For a series, class or tranche of U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount, as described in the related prospectus supplement, of that series, class or tranche of notes, less principal payments to noteholders of that series, class or tranche, plus increases due to issuances of additional notes of that series, class or tranche. The outstanding dollar principal amount for foreign currency notes or discount notes is determined as described in “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

•	Adjusted Outstanding Dollar Principal Amount. In addition, a series, class or tranche of notes may have an adjusted outstanding dollar principal amount. The adjusted outstanding dollar principal amount of any series, class or tranche of notes is equal to the outstanding dollar principal amount of that series, class or tranche of notes, less any funds on deposit in the principal funding subaccount for that series, class or tranche of notes.

•	Nominal Liquidation Amount. The nominal liquidation amount of a class or tranche of notes is a U.S. dollar amount based on the initial dollar principal amount of that class or tranche, but after deducting:

—	that class’s or tranche’s share of reallocations of principal amounts used to pay interest on senior notes or any portion of the servicing fee allocable to the related series of notes;

—	that class’s or tranche’s share of charge-offs resulting from any uncovered default amount allocated to that class or tranche of notes;

—	amounts on deposit in the principal funding subaccount for that class or tranche; and

—	the amount of all payments of principal for that class or tranche;

and adding back all reimbursements from finance charge amounts allocated to the related series of notes, to cover reductions in that class’s or tranche’s nominal liquidation amount due to:

—	that class’s or tranche’s share of reallocations of principal amounts used to pay interest on senior notes or any portion of the servicing fee allocable to the related series of notes; or

—	that class’s or tranche’s share of charge-offs resulting from any uncovered default amount allocated to that class or tranche of notes.

In addition, for a class or tranche of discount notes, the nominal liquidation amount of that class or tranche will increase over time as principal accretes.

The nominal liquidation amount of a class or tranche of notes will also be increased if additional notes of that class or tranche are issued after the initial issuance of notes of that class or tranche.

Upon a sale of assets held by COMET or any applicable master trust or securitization special purpose entity (i) if required under the pooling agreement following the bankruptcy or insolvency of the transferor for the related master trust or securitization special purpose entity, (ii) following an event of default and acceleration of a class or tranche of notes, or (iii) on a class or tranche of note’s legal maturity date, as described in “Sources of Funds to Pay the Notes—Sale of Assets,” the nominal liquidation amount of the related notes will be reduced to zero.

The nominal liquidation amount of a series of notes is equal to the sum of the nominal liquidation amounts of all the classes or tranches of notes of that series.

For a detailed discussion of the stated principal amount, the outstanding dollar principal amount, the adjusted outstanding dollar principal amount and the nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

COMET Trust Accounts

Each month, the payments on the COMT collateral certificate and payments or collections allocable to the notes will be deposited into the collection account and allocated among each series of notes, including the Card series. The amounts allocated to the Card series, plus any other amounts to be treated as finance charge amounts and principal amounts for the Card series, will then be allocated to:

•	the principal funding account;

•	the interest funding account;

•	the accumulation reserve account;

•	the Class C reserve account;

•	the Class D reserve account;

•	any other supplemental account;

•	make payments under any applicable derivative agreements, supplemental credit enhancement agreements or supplemental liquidity agreements; and

•	the other purposes as described in this prospectus, the accompanying prospectus supplement and any other prospectus supplements for classes and tranches of Card series notes.

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the Card series notes.

The principal funding account, the interest funding account and the accumulation reserve account will have subaccounts for every tranche of Card series notes. For any tranche of Class C Card series notes, COMET also will establish a Class C reserve subaccount for that tranche of notes.

Interest Payments

Each series, class or tranche of notes, other than a series, class or tranche of discount notes, will bear interest from its issuance date at the rate described or as calculated or determined as described in the related prospectus supplement. Interest on each series, class or tranche of notes will be paid on the interest payment dates specified in the related prospectus supplement.

The payment of interest on a senior class of notes of the Card series on any payment date is senior to the payment of interest on subordinated classes of notes of the Card series on such date. Generally, no payment of interest will be made on any Class B Card series note until the required payment of interest has been made to the Class A Card series notes. Similarly, generally, no payment of interest will be made on any Class C Card series note until the required payment of interest has been made to the Class A notes and the Class B notes in the Card series. However, funds on deposit in the Class C reserve account will be available only for the Class C notes to cover shortfalls of interest on any interest payment date. Similarly, generally, no payment of interest will be made on any Class D Card series note until the required payment of interest has been made to the Class A notes, the Class B notes and the Class C notes in the Card series. However, funds on deposit in the Class D reserve account will be available only for the Class D notes to cover shortfalls of interest on any interest payment date.

Principal Payments

COMET expects to pay the stated principal amount of each series, class or tranche of notes in one payment on that series, class or tranche of notes’ expected principal payment date. The legal maturity date is the date on which a series, class or tranche of notes is legally required to be fully paid in accordance with its terms. The expected principal payment date and legal maturity date for a series, class or tranche of notes will be specified in the related prospectus supplement.

No payment of principal will be made on any Class B Card series notes unless, following the payment, the remaining nominal liquidation amount of all outstanding Class B Card series notes is at least equal to the Class A required subordinated amount of Class B notes for the outstanding Class A Card series notes less any usage of the Class A required subordinated amount of Class B notes for those outstanding Class A Card series notes.

Similarly, no payment of principal will be made on any Class C Card series notes unless, following the payment, the remaining outstanding Class C Card series notes are at least equal to the required subordinated amount of Class C notes for the outstanding Class A notes and Class B notes of the Card series less any usage of the required subordinated amount of Class C notes for those outstanding Class A Card series notes and Class B Card series notes.

Similarly, no payment of principal will be made on any Class D Card series notes unless, following the payment, the remaining outstanding Class D Card series notes are at least equal to the required subordinated amount of Class D notes for the outstanding Class A notes, Class B notes and Class C notes of the Card series less any usage of the required subordinated amount of Class D notes for those outstanding Class A notes, Class B notes and Class C notes of the Card series. However, there are some exceptions to these rules.

See “The Notes—Required Subordinated Amount and Usage.”

A series, class or tranche of notes may also be paid before its expected principal payment date (1) if an early redemption event occurs for that series, class or tranche of notes, (2) upon an event of default and acceleration for that series, class or tranche of notes, or (3) upon an optional or mandatory redemption for that series, class or tranche of notes.

COMET will be obligated to pay the stated principal amount of a series, class or tranche of notes on its expected principal payment date or upon the occurrence of an early redemption event or event of default and acceleration, or upon an optional or mandatory redemption for that series, class or tranche of notes, only to the extent that funds are available for that purpose. Additionally, in the case of tranches of subordinated notes of a multiple tranche series, these payments will be made only to the extent that payment is permitted by the subordination provisions of the senior notes of that series. The remedies a noteholder may exercise following an event of default and acceleration or on its legal maturity date are described in “The Notes—Events of Default Remedies” and “Sources of Funds to Pay the Notes—Sale of Assets.”

If a series, class or tranche of notes is not paid its stated principal amount on its expected principal payment date, that series, class or tranche of notes will receive payments of principal amounts each month until it is paid in full. In this instance, if a noteholder has not been paid the full stated principal amount of its note by its legal maturity date, an event of default will occur and the assets will be sold, and the proceeds of that sale will be applied to pay down the note. See “Sources of Funds to Pay the Notes—Sale of Assets” and “The Notes—Event of Default Remedies.” After the legal maturity date, and after applying the proceeds of the sale of receivables, the noteholder will not be entitled to any more payments on the notes, and the notes will be extinguished.

Revolving Period

Until principal amounts are needed to be accumulated to pay any series, class or tranche of notes, principal amounts allocable to those notes will be applied to other Card series notes which are accumulating principal or paid to the transferor. This period is commonly referred to as the revolving period. Unless an early redemption event or an event of default and acceleration for any series, class or tranche notes occurs, the revolving period is expected to end twelve calendar months prior to the expected principal payment date for those notes. However, if COMET reasonably expects to need less than twelve months to fully accumulate the outstanding dollar principal amount of those notes, the end of the revolving period may be delayed. See “Sources of Funds to Pay the Notes—COMET Trust Accounts” and “Deposit and Application of Funds for Card Series Notes—Targeted Deposits of Card Series Principal Amounts to the Principal Funding

Account” for a description of postponing the end of the revolving period.

Application of Collections

A general description of the flow of funds, beginning with payments made by cardholders to the allocation of those payments to the Card series, is outlined in the chart titled “Flow of Funds” at the end of the “Prospectus Summary.” See “—Card Series Application of Finance Charge Collections” and “—Card Series Application of Principal Collections.”

Card Series Application of Finance Charge Collections

Finance charge collections and other amounts allocated to the Card series, called Card series finance charge amounts, will generally be applied each month to make the following payments, deposits or allocations in the following priority:

The payments of Class A, Class B and Class C interest will be made pro rata to the tranches within a class of notes and will include payments to derivative counterparties, if any, in a tranche of notes. The Card series servicing fee will be an amount equal to 2.00% of the aggregate nominal liquidation amount of each tranche of Card series notes for any month. See “The Master Trust—The Servicer—Servicing Compensation and Payment of Expenses.”

For a detailed description of the application of Card series finance charge amounts, see “Deposit and Application of Funds for Card Series Notes.”

Card Series Application of Principal Collections

Principal collections and other amounts allocated to the Card series, called Card series principal amounts, will generally be applied each month to make the following payments or deposits in the following priority:

If allocations are made to cover senior note interest shortfalls, as described above, those allocations could reduce the nominal liquidation amounts of the subordinated notes. See “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount.” Also, the deposits of Class A, Class B and Class C principal amounts will be made pro rata to the tranches within a class of notes.

For a detailed description of the application of Card series principal amounts, see “Deposit and Application of Funds for Card Series Notes.”

Fees and Expenses Payable from Collections

Card Series Finance Charge Amounts.

Fees and Expenses Payable from Card Series

Finance Charge Amounts:

- Servicing Fee: 2.00% of nominal

liquidation amount paid to the servicer

For any month, the servicing fee is paid immediately after the Class C interest payments or deposits. See “—Card Series Application of Finance Charge Collections” above. The servicing fee compensates the servicer for its expenses in connection with servicing receivables, including expenses associated with collection, allocating and distributing collections on the receivables. See “The Master Trust—The Servicer—Servicing Compensation and Payment of Expenses.”

Card Series Principal Amounts.

Fees and Expenses Payable from Card Series

Principal Amounts:

- Servicing Fee Shortfalls: any accrued but

unpaid servicing fees – paid to the servicer

For any month, servicing fee shortfalls, if any, are paid immediately after any Class C interest shortfalls are paid. See “—Card Series Application of Principal Collections” above.

Limit on Repayment of All Notes

You may not receive full repayment of your notes if:

•	the nominal liquidation amount of your notes has been reduced by charge-offs from any uncovered default amount or as a result of reallocations of principal amounts to pay interest on senior classes of notes or any portion of the servicing fee allocable to your series of notes, and those amounts have not been reimbursed from finance charge amounts allocated to your series of notes; or

•	collateral certificates or other COMET assets securing your notes are sold (i) if required under the pooling agreement following the bankruptcy or insolvency of the transferor for a related master trust or securitization special purpose entity, (ii) following an event of default and acceleration of your notes or (iii) on the legal maturity date of your notes, and the proceeds from the sale of those assets, plus any funds on deposit in the applicable subaccounts allocated to your notes, and any other amounts available to your notes, are insufficient to provide the full repayment of your notes.

Subordination

Payment of principal of and interest on subordinated classes of notes will be subordinated to the payment of principal of and interest on senior classes of notes except to the extent provided in this prospectus and the related prospectus supplement.

Principal amounts allocable to subordinated classes of notes of a series may be reallocated to pay interest on senior classes of notes of that series or any portion of the servicing fee allocable to that series. These reallocations will reduce the nominal liquidation amount of the subordinated classes of notes of that series. In addition, the nominal liquidation amount of a subordinated class of notes of a series will generally be reduced for charge-offs resulting from any uncovered default amount allocated to that series prior to any reductions in the nominal liquidation amount of the senior classes of notes of the same series. In a multiple tranche series, charge-offs from any uncovered default amount allocated to that series will initially be allocated to each tranche of that series and then reallocated to the subordinated tranches of that series to the extent credit enhancement in the form of subordination is still available to the tranches of senior notes.

In addition, principal amounts allocated to a series of notes, after giving effect to any allocations or reallocations, will first be used to fund targeted deposits to the principal funding subaccounts of senior classes of notes of that series before being applied to the principal funding subaccounts of the subordinated classes of notes of that series.

In a multiple tranche series, a tranche of subordinated notes that reaches its expected principal payment date, or that has an early redemption event, event of default and acceleration, or other optional or mandatory redemption, will not be paid to the extent that that tranche is necessary to provide the required subordination for tranches of senior notes of that series. If a tranche of subordinated notes cannot be paid because of the subordination provisions of the senior notes of that series, prefunding of the principal funding subaccounts for tranches of senior notes of that series will begin as described in this prospectus or in the accompanying prospectus supplement. After that time, that tranche of subordinated notes will be paid only to the extent that:

•	the principal funding subaccounts for tranches of senior classes of notes of that series are prefunded in an amount such that the tranche of subordinated notes that has reached its expected principal payment date is not necessary to provide the required subordination; or

•	new tranches of subordinated notes of that series are issued so that the tranche of subordinated notes of that series that has reached its expected principal payment date is no longer necessary to provide the required subordination; or

•	enough tranches of senior notes of that series are repaid so that the tranche of subordinated notes of that series that has reached its expected principal payment date is no longer necessary to provide the required subordination; or

•	that tranche of subordinated notes reaches its legal maturity date.

On the legal maturity date of a tranche of notes, principal amounts, if any, allocated to that tranche of notes, certain funds on deposit in the applicable COMET trust accounts allocated to that tranche of notes and proceeds from any sale of collateral certificates or receivables directly or indirectly securing that tranche of notes will be paid to the noteholders of that tranche, even if payment would reduce the amount of available subordination below the required subordination for the senior classes of notes of that series.

Early Redemption of Notes

The servicer or an affiliate has the right, but not the obligation, to direct COMET to redeem the notes of any series, class or tranche before the applicable expected principal payment date in whole but not in part on any day on or after the day on which the nominal liquidation amount of that series, class or tranche of notes is reduced to less than 5% of their highest outstanding dollar principal amount. This redemption option is referred to as a clean-up call. COMET will not redeem subordinated notes if those notes are required to provide credit enhancement for senior classes of notes of the Card series. For a detailed description of the conditions under which a clean-up call may be exercised, see “The Notes—Redemption and Early Redemption of Notes—Optional Redemption.”

In addition, COMET is required to repay any note upon the occurrence of an early redemption event for that note, but only to the extent funds are available for repayment after giving effect to all allocations and reallocations and, in the case of subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series.

However, if so specified in the related prospectus supplement, subject to certain exceptions, certain notes that have the benefit of a derivative agreement may not be redeemed following an early redemption event.

Early redemption events include the following:

•	for any series, class or tranche of notes, the occurrence of an event of default and acceleration of the notes of that series, class or tranche;

•	for any series, class or tranche of notes, the occurrence of the expected principal payment date of such series, class or tranche of notes if that series, class or tranche is not fully repaid on or prior to that date;

•	COMET becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

•	the bankruptcy, insolvency, conservatorship or receivership of Capital One Funding or the related transferor;

•	for any month the average of the excess spread amounts for the three preceding calendar months is less than the required excess spread amount for such month (see “The Notes—Early Redemption Events” for a discussion of the required excess spread amount); or

•	for any series, class or tranche of notes, the related prospectus supplement may include additional early redemption events or indicate that certain of the events listed above are not early redemption events for that series, class or tranche of notes.

An early redemption event for one series, class or tranche of notes will not necessarily be an early redemption event for any other series, class or tranche of notes.

For a more complete description of early redemption events, see “The Notes—Redemption and Early Redemption of Notes” and “—Early Redemption Events.”

Upon the occurrence of an early redemption event for any series, class or tranche of notes, those notes will be entitled to receive payments of interest and principal each month, subject to the conditions outlined in “The Notes—Redemption and Early Redemption of Notes” and “—Early Redemption Events.”

Events of Default

The events of default for the notes are described in “The Notes—Events of Default.” Some events of default result in an automatic acceleration of the notes of the affected series, class or tranche, and others result in the right of the indenture trustee or the holders of the affected series, class or tranche of notes to demand acceleration after an affirmative vote by holders of a majority of the aggregate outstanding dollar principal amount of the notes of the affected series, class or tranche.

An event of default for one series, class or tranche of notes will not necessarily be an event of default for any other series, class or tranche of notes.

For a description of the remedies upon an event of default, see “The Notes—Events of Default Remedies.”

It is not an event of default if COMET fails to redeem a class or tranche of notes because it does not have sufficient funds available or if payment of the note is delayed because that class or tranche is necessary to provide required subordination for a senior class of notes.

Upon the occurrence of an event of default and acceleration for any series, class or tranche of notes, those notes will be entitled to receive payments of interest and principal each month, subject to the conditions outlined in “The Notes—Events of Default” and “—Events of Default Remedies.”

Shared Excess Finance Charge Amounts

The Card series notes will be included in “excess finance charge sharing group A.” In addition to the Card series notes, COMET may issue other series of notes that are included in excess finance charge sharing group A.

To the extent that Card series finance charge amounts are available after all required applications of those amounts as described in “Deposit and Application of Funds for Card Series Notes—Application of Card Series Finance Charge Amounts,” those excess Card series finance charge amounts will be applied to cover shortfalls in finance charge amounts for other series of notes in excess finance charge sharing group A and other series of investor certificates issued by the master trust or other master trust or securitization special purpose entity that has transferred a collateral certificate to COMET. In addition, the Card series notes may receive the benefits of excess finance charge amounts from other series of notes in excess finance charge sharing group A, other series of notes outside of excess finance charge sharing group A, and from other series of investor certificates issued by the master trust or other master trust or securitization special purpose entity that has transferred a collateral certificate to COMET to the extent finance charge amounts for such other series are not needed for those series.

See “Deposit and Application of Funds for Card Series Notes—Shared Excess Finance Charge Amounts,” “Sources of Funds to Pay the Notes— General” and “—Deposit and Application of Funds in COMET.”

Shared Excess Principal Amounts

To the extent that Card series principal amounts are available after all required applications of those amounts as described in “Deposit and Application of Funds for Card Series Notes—Application of Card Series Principal Amounts,” those excess principal amounts will be applied to cover shortfalls in principal amounts for other series of notes secured by COMET’s assets. In addition, the Card series notes may receive the benefits of excess principal amounts from other series of notes secured by COMET’s assets, and other series of investor certificates issued by master trusts or other securitization special purpose entities that have transferred a collateral certificate to COMET, to the extent the principal amounts for such other series are not needed for such series.

See “Deposit and Application of Funds for Card Series Notes—Shared Excess Principal Amounts,” “Sources of Funds to Pay the Notes— General” and “—Deposit and Application of Funds in COMET.”

Limited Recourse to COMET

The sole source of payment for principal of or interest on a series, class or tranche of notes is provided by:

•	the portion of principal amounts and finance charge amounts received by COMET under the collateral certificates and receivables securing that series, class or tranche of notes and available to that series, class or tranche of notes after giving effect to any reallocations, payments and deposits;

•	funds in the applicable COMET trust accounts for that series, class or tranche of notes;

•	payments received under any applicable derivative agreement for that series, class or tranche of notes; and

•	payments received under any applicable supplemental credit enhancement agreement or any supplemental liquidity agreement for that series, class or tranche of notes.

A noteholder will have no recourse to any other assets of COMET or any other person or entity for the payment of principal of or interest on that noteholder’s series, class or tranche of notes.

If there is a sale of assets (i) if required under the pooling agreement following the bankruptcy or insolvency of the transferor for the related master trust or securitization special purpose entity, (ii) following an event of default and acceleration of a class or tranche of notes, or (iii) on the applicable legal maturity date for the related class or tranche of notes, as described in “Sources of Funds to Pay the Notes—Sale of Assets,” following that sale the affected noteholders generally will have recourse only to their allocable share of the proceeds of that sale, investment earnings on the proceeds of that sale and any funds previously deposited in any applicable issuing entity trust account for those noteholders.

Denominations

The notes offered by this prospectus will be issued in denominations of $100,000 and multiples of $1,000 in excess of that amount.

Registration, Clearance and Settlement

The notes offered by this prospectus and the related prospectus supplement will be registered in the name of The Depository Trust Company or its nominee, and purchasers of those notes will not be entitled to receive physical delivery of those notes in definitive paper form except under limited circumstances. Owners of those notes may elect to hold their notes through The Depository Trust Company in the United States or through Clearstream, Luxembourg or the Euroclear system in Europe. Transfers will be made in accordance with the rules and operating procedures of those clearing systems. See “The Notes—Book-Entry Notes.”

Risk Factors

The risk factors disclosed in this section and in the accompanying prospectus supplement describe the principal risk factors of an investment in the notes. You should consider the following risk factors before you decide whether or not to purchase the notes.

Some interests could have priority over the master trust trustee’s interest in the receivables or the indenture trustee’s interest in the COMT collateral certificate, which could cause delayed or reduced payments to you.

Representations and warranties are made that the master trust trustee has a perfected interest in the receivables and that the indenture trustee has a perfected interest in the COMT collateral certificate. If any of these representations and warranties were found not to be true, however, payments to you could be delayed or reduced.

In addition, the transaction documents permit liens for municipal and other local taxes to have priority over the master trust trustee’s perfected interest in the receivables. If any of these tax liens were to arise, you could suffer a loss on your investment.

Furthermore, if the administrative expenses of a conservator or receiver for the bank were found to relate to the receivables, the COMT collateral certificate, or the transaction documents, those expenses could be paid from collections on the receivables before the master trust trustee or the indenture trustee receives any payments, which could result in losses on your investment.

The master trust trustee and the indenture trustee may not have a perfected interest in collections and interchange commingled by the servicer with its own funds, which could cause delayed or reduced payments to you.

The servicer is obligated to deposit collections into the collection account no later than the second business day after the date of processing for those collections. In the event that conditions specified in the transaction documents are met, however, the servicer is permitted to hold all collections received during a monthly period and to make only a single deposit of those collections on the following distribution date. In addition, the servicer always is permitted to make only a single deposit of all interchange received during a monthly period on the following distribution date. For further details regarding these arrangements, including the conditions that must be met, see “The Master Trust—Application of Collections.”

Prior to depositing collections into the collection account, all collections and interchange that the servicer is permitted to hold are commingled with its other funds and used for its own benefit. See “The Master Trust—Master Trust Collection Account.” The master trust trustee and the indenture trustee may not have a perfected interest in these amounts, and thus payments to you could be delayed or reduced if the servicer were to enter conservatorship or receivership or were to become insolvent.

The conservatorship, receivership, bankruptcy, or insolvency of the bank, Capital One Funding, the master trust, COMET, or any of their affiliates could result in accelerated, delayed, or reduced payments to you.

The bank is a Virginia banking corporation, and its deposits are insured by the Federal Deposit Insurance Corporation (FDIC). If certain events occur relating to the bank’s financial condition or the propriety of its actions, the FDIC may be appointed as conservator or receiver for the bank.

Prior to August 1, 2002, the bank treated its transfer of the receivables to the master trust trustee as a sale for accounting purposes. From and after August 1, 2002, the bank treats its transfer of the receivables to Capital One Funding as a sale. Arguments may be made, however, that any of these transfers constitutes only the grant of a security interest under applicable law.

Nevertheless, the FDIC has issued a regulation surrendering certain rights to reclaim, recover, or recharacterize a financial institution’s transfer of financial assets such as the receivables if:

•	the transfer involved a securitization of the financial assets and meets specified conditions for treatment as a sale under relevant accounting principles;

•	the financial institution received adequate consideration for the transfer;

•	the parties intended that the transfer constitute a sale for accounting purposes; and

•	the financial assets were not transferred fraudulently, in contemplation of the financial institution’s insolvency, or with the intent to hinder, delay, or defraud the financial institution or its creditors.

The bank’s transfer of the receivables is intended to satisfy all of these conditions.

If a condition required under the FDIC’s regulation were found not to have been met, however, the FDIC could seek to reclaim, recover, or recharacterize the bank’s transfer of the receivables. The FDIC may not be subject to an express time limit in deciding whether to take these actions, and a delay by the FDIC in making a decision could result in losses on your investment. If the FDIC were successful in any of these actions, moreover, you may not be entitled under applicable law to the full amount of your damages.

Even if the conditions set forth in the regulation were satisfied and the FDIC did not reclaim, recover, or recharacterize the bank’s transfer of the receivables, payments to you could be delayed or reduced if the bank entered conservatorship or receivership.

For instance, the FDIC may request a stay of any action to enforce the transaction documents, the COMT collateral certificate, or the notes. The FDIC also may require that its claims process be followed before payments on the receivables or the COMT collateral certificate are released. The delay caused by any of these actions could result in losses to you.

The FDIC, moreover, may have the power to choose whether or not the terms of the transaction documents will continue to apply. Thus, regardless of what the transaction documents provide, the FDIC could:

•	authorize the bank to stop servicing the receivables or to stop providing administrative services for Capital One Funding or COMET;

•	prevent the appointment of a successor servicer or the appointment of a successor administrator for Capital One Funding or COMET;

•	alter the terms on which the bank continues to service the receivables or to provide administrative services for Capital One Funding or COMET, including the amount or the priority of the fees paid to the bank;

•	prevent or limit the commencement of an early amortization period or an early redemption of the notes, or instead do the opposite and require those to commence;

•	prevent or limit the early liquidation of the receivables or the COMT collateral certificate and the termination of the master trust or COMET, or instead do the opposite and require those to occur; or

•	prevent or limit the continued transfer of receivables or continued distributions on the COMT collateral certificate, or instead do the opposite and require those to continue.

If any of these events were to occur, payments to you could be delayed or reduced. You also may suffer a loss if the FDIC were to argue that any term of the transaction documents violates applicable regulatory requirements.

Capital One Funding is a wholly-owned subsidiary of the bank. Certain banking laws and regulations may apply not only to the bank but to its subsidiaries as well. If Capital One Funding were found to have violated any of these laws or regulations, you could suffer a loss on your investment.

Arguments also may be made that the FDIC’s rights and powers extend to Capital One Funding, the master trust, and COMET and that, as a consequence, the FDIC could repudiate or otherwise directly affect the rights of noteholders under the transaction documents. If the FDIC were to take this position, losses to you could result.

In addition, no assurance can be given that the FDIC would not attempt to exercise control over the receivables, the COMT collateral certificate, or the other assets of Capital One Funding, the master trust, or COMET on an interim or a permanent basis. If this were to occur, payments to you could be delayed or reduced.

Capital One Funding, the master trust, and COMET have been established so as to minimize the risk that any of them would become insolvent or enter bankruptcy. Nevertheless, each of them may be eligible to file for bankruptcy, and no assurance can be given that the risk of insolvency or bankruptcy has been eliminated. If Capital One Funding, the master trust, or COMET were to become insolvent or were to enter bankruptcy, you could suffer a loss on your investment. Risks also exist that, if Capital One Funding, the master trust, or COMET were to enter bankruptcy, any of the others and their assets (including the receivables and the COMT collateral certificate) would be treated as part of the bankruptcy estate.

Some accountholders have deposited funds with the bank as collateral to secure their payment of receivables. The bank has assigned its interest in these deposit accounts to Capital One Funding, which in turn has assigned that interest to the master trust trustee. The funds deposited by accountholders, however, are commingled with the bank’s other funds and used for its own benefit, and therefore, the bank’s obligation to repay the funds deposited represents only a general unsecured obligation of the bank. Although the deposit accounts should be fully insured by the FDIC, the payment of these funds to the master trust trustee or the indenture trustee could be delayed or reduced if the bank were to enter conservatorship or receivership or were to become insolvent.

Regardless of any decision made by the FDIC or ruling made by a court, moreover, the mere fact that the bank, Capital One Funding, the master trust, COMET, or any of their affiliates has become insolvent or entered conservatorship, receivership, or bankruptcy could have an adverse effect on the value of the receivables and the COMT collateral certificate and on the liquidity and value of the notes.

Regulatory action could result in losses.

The bank is regulated and supervised by the Virginia State Corporation Commission, the Board of Governors of the Federal Reserve System, and the FDIC. These regulatory authorities, and possibly others, have broad powers of enforcement with respect to the bank and its affiliates.

If any of these regulatory authorities were to conclude that an obligation under the transaction documents were an unsafe or unsound practice or violated any law, regulation, written condition, or agreement applicable to the bank or its affiliates, that authority may have the power to order the bank or the related affiliate to rescind the transaction document, to refuse to perform the obligation, to amend the terms of the obligation, or to take any other action determined by that authority to be appropriate. In addition, the bank or the related affiliate probably would not be liable to you for contractual damages for complying with such an order, and you would be unlikely to have any recourse against the regulatory authority. Therefore, if such an order were issued, payments to you could be delayed or reduced.

In one case of which the bank is aware, the regulatory authority ordered the financial institution to immediately resign as servicer and to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization documents and the perfected security interest of the relevant trust in those funds), and to increase its servicing fee percentage above that which was specified in the securitization documents.

Certain events affecting or involving other parties to the transactions could result in accelerated, delayed, or reduced payments to you.

Funds to make payments on the notes may be supplied by derivative counterparties, supplemental enhancement providers, and supplemental liquidity providers. If any of these parties were to enter conservatorship, receivership, or bankruptcy or were to become insolvent, payments to you could be accelerated, delayed, or reduced.

In addition, arrangements have been made for the savings bank to transfer receivables to Capital One Funding, which then would transfer those receivables to the master trust trustee. To date, the savings bank has not transferred receivables to Capital One Funding and does not currently expect to do so. However, no assurance can be given that this expectation will not change or that the parties will not effect these transfers of receivables. If this were to occur, risks relating to the conservatorship, receivership or insolvency of the savings bank, the commingling of funds by the savings bank or regulatory action with respect to the savings bank similar to those identified in previous Risk Factors with respect to the bank would exist with respect to the savings bank, these transfers, and the master trust trustee’s interest in these receivables, and payments to you could be accelerated, delayed, or reduced for similar reasons.

Changes to consumer protection laws may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.

Credit card receivables that do not comply with consumer protection laws may not be valid or enforceable under their terms against the obligors of those credit card receivables.

Federal and state consumer protection laws regulate the creation and enforcement of consumer loans, including credit card receivables. The United States Congress and the states could further regulate the credit card and consumer credit industry in ways that make it more difficult for the servicer to collect payments on the receivables or that reduce the finance charges and other fees that the banks or their affiliates can charge on revolving credit card account balances, resulting in reduced collections. For example, if the banks or their affiliates were required to reduce their finance charges and other fees, resulting in a corresponding decrease in the effective yield of revolving credit card accounts, a pay out event or an early redemption event could occur and could result in an acceleration of payment or reduced payments on your notes. See “The Master Trust—Pay Out Events,” “The Notes—Early Redemption Events” and “Certain Legal Aspects of the Receivables—Consumer Protection Laws.”

Each of the banks and their affiliates make representations and warranties about its compliance with legal requirements. Each bank also makes certain representations and warranties in the receivables purchase agreements about the validity and enforceability of the accounts and the receivables. However, neither the master trust trustee nor the indenture trustee will examine the receivables or the records about the receivables for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. If any such representation or warranty is breached, the only remedy is that the applicable transferor or the servicer must accept the transfer and reassignment of the receivables affected by the breach.

Changes to federal or state bankruptcy or debtor relief laws may impede collection efforts or alter timing and amount of collections, which may result in acceleration of or reduction in payment on your notes.

If a cardholder sought protection under federal or state bankruptcy or debtor relief laws, a court could reduce or discharge completely the cardholder’s obligations to repay amounts due on its revolving credit card account. As a result, the related credit card receivables arising in that credit card account would be written off as uncollectible. You could suffer a loss if no funds are available from credit enhancement or other sources and finance charge amounts allocated to the notes are insufficient to cover the applicable default amount. See “The Master Trust—Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries.”

Competition in the credit card industry may result in a decline in ability to generate new receivables. This may result in reduced payment of principal or receipt of principal earlier or later than expected.

The credit card industry is highly competitive. As new credit card companies enter the market and companies try to expand their market share, effective advertising, target marketing and pricing strategies grow in importance. The banks’ ability to compete in this environment will affect their ability to generate new receivables and might also affect payment patterns on the receivables. If the rate at which the banks generate new receivables declines significantly, the banks may become unable to transfer additional receivables or designate additional credit card accounts to Capital One Funding and a pay out event for the COMT collateral certificate or an early redemption event for your notes could occur, resulting in payment of principal sooner than expected or in reduced amounts. If the rate at which the banks generate new receivables decreases significantly at a time when noteholders are scheduled to receive principal, noteholders might receive principal more slowly than planned or in reduced amounts.

Variations in cardholder payment patterns may result in reduced payment of principal or receipt of payment of principal earlier or later than expected.

Principal amounts available to your notes on any principal payment date or available to make deposits into an issuing entity trust account when required will depend on many factors, including:

•	the rate of repayment of credit card balances by cardholders, which may be slower or faster than expected, may cause payment on the notes to be earlier or later than expected;

•	the extent to which cardholders use their cards, and the creation of additional credit card receivables; and

•	the rate of default by cardholders.

Changes in payment patterns and credit card usage result from a variety of economic, competitive, social and legal factors. Economic factors include the rate of inflation, unemployment levels and relative interest rates. Incentive or other award programs may also affect cardholders’ actions. Social factors include consumer confidence levels and the public’s attitude about the use of credit cards and incurring debt and the consequences of personal bankruptcy. Moreover, adverse changes in economic conditions in states where cardholders are located, terrorist acts against the United States or other nations, the commencement of hostilities between the United States and a foreign nation or nations or natural disasters could have a direct impact on the timing and amount of payments on your notes. We cannot predict how these or other factors will affect repayment patterns or card use and, consequently, the timing and amount of payments on your notes. Any reductions in the amount or timing of interest or principal payments will reduce the amount available for distribution on the notes.

Allocations of default amounts on principal receivables and reallocation of principal amounts could result in a reduction in payment on your notes.

The bank, as master trust servicer, or any other servicer of assets or receivables related to or in the master trust, will write off the principal receivables arising in accounts in the related portfolio if the principal receivables become uncollectible. Notes will be allocated a portion of these default amounts on principal receivables for collateral certificates and receivables included in the assets securing the notes. In addition, principal amounts otherwise allocable to subordinated notes may be reallocated to pay interest on senior classes of notes or to pay a portion of the servicing fee allocated to your series of notes. You may not receive full repayment of your notes and full payment of interest due if the nominal liquidation amount of your notes has been reduced by charge-offs resulting from any uncovered default amount on principal receivables allocated to your notes or as the result of reallocations of principal amounts to pay interest or a portion of the servicing fee allocable to your series of notes, and those amounts have not been reimbursed from subsequently received finance charge amounts. For a discussion of nominal liquidation amount, see “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount.”

The note interest rate and the receivables interest rates may re-set at different times or fluctuate differently, resulting in a delay or reduction in payments on your notes.

Credit card accounts will have finance charges set at either a variable rate based on a designated index (for example, the prime rate) or a fixed rate. A series, class or tranche of notes may bear interest either at a fixed rate or at a floating rate based on either the same index as some or all of the accounts or a different index. If the rate charged on variable credit card accounts declines, collections of finance charge receivables allocated to the collateral certificate may be reduced without a corresponding reduction in the amounts payable as interest on the notes and other amounts paid from collections of finance charge receivables allocated to that series, class or tranche of notes. In addition, if the rate of interest for a series, class or tranche of notes increases and there is not a corresponding increase in the rate charged on the credit card accounts, collections of finance charge receivables allocated to the collateral certificate may not increase enough to pay interest on the notes. This could result in delayed or reduced principal and interest payments to you.

Issuance of additional notes may affect your voting rights and the timing and amount of payments to you.

COMET expects to issue notes from time to time. COMET may also “reopen” or later issue additional notes in your tranche of Card series notes. New notes may be issued without notice to existing noteholders, and without your or their consent, and may have different terms from outstanding notes. For a description of the conditions that must be satisfied before COMET can issue new notes, see “The Notes—Issuances of New Series, Classes and Tranches of Notes.”

The issuance of new notes could adversely affect the timing and amount of payments on outstanding notes. For example, for a multiple tranche series, if notes in your series issued after your notes have a higher interest rate than your notes, finance charge amounts available to pay interest on your notes could be reduced. Also, when new notes are issued, the voting rights of your notes will be diluted. See “—You may have limited or no ability to control actions under the indenture and a master trust pooling agreement. This may result in, among other things, payment of principal being accelerated when it is beneficial to you to receive payment of principal on the expected principal payment date, or it may result in payment of principal not being accelerated when it is beneficial to you to receive early payment of principal.”

Issuance of additional master trust investor certificates may affect your voting rights and the timing and amount of payments to you.

The master trust may issue new investor certificates from time to time. New master trust investor certificates may be issued without notice to existing noteholders, and without your or their consent, and may have different terms from outstanding master trust investor certificates. For a description of the conditions that must be satisfied before the master trust can issue new investor certificates, see “The Master Trust—New Issuances.”

The issuance of additional master trust investor certificates, including collateral certificates, could also adversely affect the timing and amount of payments on outstanding notes. When new master trust investor certificates, including collateral certificates, are issued, the voting rights of your notes will be diluted. See “—You may have limited or no ability to control actions under the indenture and a master trust pooling agreement. This may result in, among other things, payment of principal being accelerated when it is beneficial to you to receive payment of principal on the expected principal payment date, or it may result in payment of principal not being accelerated when it is beneficial to you to receive early payment of principal.”

The composition of the assets securing your notes may change, which may decrease the credit quality of the assets securing your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

Initially, the primary asset in COMET will be the COMT collateral certificate. At any time another collateral certificate may be added to COMET. We cannot guarantee that new assets will be of the same credit quality as the COMT collateral certificate. At all times, COMET’s assets will consist only of collateral certificates backed by credit card receivables. The credit card receivables in the master trust will be generated by revolving credit card accounts owned by the bank, the savings bank or an affiliate.

The bank, the savings bank or their affiliates, may choose, or may be required, to transfer additional assets to COMET. In addition, if an additional collateral certificate were added to COMET, principal amounts and other amounts treated as principal amounts received on that collateral certificate not allocated to noteholders and not required to be deposited to a principal funding account or applicable principal funding subaccount for the benefit of a series, class or tranche of notes or used to pay interest on senior notes or the portion of the servicing fee allocated to that series, need not be reinvested in that collateral certificate, but instead may be (1) invested or reinvested in another collateral certificate included or to be included in COMET or (2) paid to the transferor or transferors. The invested amount of an existing collateral certificate included in COMET, such as the COMT collateral certificate, may also be increased and additional collateral certificates may be transferred to COMET without the payment of cash. New assets included in COMET, either through a designation for inclusion of assets or the reinvestment of principal amounts and other amounts treated as principal amounts, may have characteristics, terms and conditions that are different from those of the COMT collateral certificate and may be of different credit quality due to differences in underwriting criteria and payment terms.

The occurrence of a pay out event for a collateral certificate will result in the early amortization of that collateral certificate. The occurrence of such pay out event or early amortization of that collateral certificate may cause an early redemption of all the notes, even if COMET has another collateral certificate.

The applicable transferor or transferors, on behalf of COMET, will direct the reinvestment of collections on the assets included in COMET over time. Reinvestment may result in increases or decreases in the relative amounts of different types of assets included in COMET. In addition, there is no obligation on the part of a master trust or other securitization special purpose entity that has transferred a collateral certificate to COMET to increase the invested amount of that collateral certificate. If the credit quality of COMET’s assets were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated. See “Sources of Funds to Pay the Notes.”

Addition of credit card receivables to the master trusts or other securitization special purpose entities or COMET may decrease the credit quality of the assets securing the repayment of your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.

The assets of a master trust or other securitization special purpose entity, and therefore, the assets allocated to certain collateral certificates held by COMET, may change each day. The bank, the savings bank or an affiliate may choose, or may be required, to transfer additional receivables to a master trust or securitization special purpose entity. The accounts from which those additional receivables arise may have terms and conditions that are different from the terms and conditions that apply to the accounts whose receivables are already included in that master trust or securitization special purpose entity. For example, the new accounts may have higher or lower fees or interest rates, or different payment terms. In addition, the bank, the savings bank or an affiliate, may transfer the receivables in accounts purchased by the bank, the savings bank or the affiliate to a master trust if certain conditions are satisfied. Those accounts purchased by the bank, the savings bank or the affiliate will have been originated using the account originator’s underwriting criteria, not those of the bank, the savings bank or the affiliate. That account originator’s underwriting criteria may be different than those of the bank, the savings bank or the affiliate. Also, the bank, the savings bank or an affiliate may transfer to a master trust or securitization special purpose entity receivables that arise in accounts that may have been originated by the bank, the savings bank or an affiliate using different credit criteria from the criteria applied by the bank, the savings bank or an affiliate for the accounts whose receivables are currently transferred to that master trust or securitization special purpose entity. We cannot guarantee that new accounts will be of the same credit quality as or have performance characteristics similar to the accounts currently or historically designated to have their receivables transferred to a master trust or securitization special purpose entity. If the credit quality or performance of the receivables transferred to a master trust or securitization special purpose entity were to deteriorate and a collateral certificate issued by that master trust or securitization special purpose entity were included in the assets securing your notes, or if the credit quality of receivables transferred to COMET were to deteriorate, your receipt of principal and interest payments may be reduced, delayed or accelerated. See “The Master Trust—Addition of Master Trust Assets” and “Sources of Funds to Pay the Notes—General—Addition of Assets.”

You will not be notified of, nor will you have any right to consent to, the addition of any receivables in additional accounts to the master trust or any other applicable securitization special purpose entity, or the addition of any additional collateral certificates to COMET.

The banks and their affiliates may not be able to generate new receivables or designate new accounts or maintain or increase the size of a collateral certificate when required. This inability could result in an acceleration of or reduction in payments on your notes.

COMET’s ability to make payments on the notes will be impaired if sufficient new receivables are not generated by the bank, the savings bank or their affiliates. Because of regulatory restrictions or for other reasons, the bank, the savings bank or their affiliates may be prevented from generating sufficient new receivables, or may be prevented from designating new accounts, to add to a master trust or securitization special purpose entity or to COMET. None of the bank, the savings bank or their affiliates guarantee that new receivables will be created, that any receivables will be transferred to a master trust or securitization special purpose entity, that the size of the collateral certificates transferred to COMET will be maintained or that receivables will be repaid at a particular time or with a particular pattern.

The pooling agreement provides that the transferor must transfer additional receivables to the master trust if the total amount of principal receivables in the master trust falls below the master trust required principal balance or if the master trust transferor interest falls below the master trust required transferor interest. There is no guarantee that the transferor will have enough receivables to transfer to the master trust. If the transferor does not make an addition of receivables to the master trust when it is required to do so by the pooling agreement, a pay out event will occur for the COMT collateral certificate, which could result in an acceleration of or a reduction in payments on your notes. See “The Master Trust—Addition of Master Trust Assets,” “—Pay Out Events” and “The Notes—Early Redemption Events.”

The banks offer accounts with introductory rates, which are generally at low levels during an initial period and which generally rise to higher rates after the initial period expires. Accounts having this introductory rate feature are subject to a significant risk of attrition when the introductory rate expires because accountholders that were initially attracted by the low introductory rates may decide to transfer account balances to other credit card accounts having a lower periodic rate. Although the banks have developed methodologies to retain these accounts after expiration of the initial period, there can be no assurance that attrition in these accounts will not be significant.

The banks or their affiliates may change the terms of the accounts in a way that reduces or slows collections. These changes may result in reduced, accelerated or delayed payments to you.

As owners of the accounts, the banks and their affiliates retain the right to change various terms and conditions of those accounts, including finance charges and other fees they charge and the required minimum monthly payment. A pay out event for a collateral certificate or early redemption event for the notes could occur if the banks or their affiliates decreased the finance charges or fees they charge and that reduction resulted in a material decrease in the yield on the receivables arising in those accounts. In addition, the banks or their affiliates may change the terms of those accounts to maintain their competitive positions in the industry. Changes in the terms of those accounts may reduce (1) the amount of receivables arising under those accounts, (2) the amount of collections on those receivables, (3) the size of a collateral certificate issued by a master trust or securitization special purpose entity to which those accounts have been designated to have their receivables transferred or (4) the amount of collections allocated to a collateral certificate. If payment rates decrease significantly at a time when you are scheduled to receive payments of principal, you might receive principal more slowly than expected.

Unless required to do so by applicable law, the banks and their affiliates may not change the terms of the accounts designated to have their receivables transferred to a master trust or securitization special purpose entity or its policies relating to the operation of their credit card businesses, including the reduction of the required minimum monthly payment and the calculation of the amount or the timing of finance charges, other fees and charge-offs, unless the related bank or affiliate reasonably believes such a change would not cause a pay out event to occur for the related collateral certificates or an early redemption event to occur for the notes, and the related bank or affiliate takes the same action on its other substantially similar revolving credit card accounts, to the extent permitted by those credit card accounts.

The banks and their affiliates have no restrictions on their ability to change the terms of the accounts except as described above or in the accompanying prospectus supplement. Changes in relevant law, changes in the marketplace or prudent business practices could cause the banks or their affiliates to change account terms.

If representations and warranties relating to the master trust receivables are breached, payments on your notes may be reduced.

The transferor makes representations and warranties relating to the validity and enforceability of the receivables arising under the credit card accounts in the master trust portfolio, and as to the perfection and priority of the master trust trustee’s interests in the receivables. The transferor will make similar representations and warranties to the extent that receivables are included as assets of COMET. Prior to the substitution date, the bank made similar representations and warranties regarding the receivables that were transferred by the bank to the master trust. However, the master trust trustee does not and the indenture trustee will not examine the receivables or the related assets for the purpose of determining the presence of defects, compliance with the representations and warranties or for any other purpose.

If a representation or warranty relating to the receivables in the master trust portfolio is violated, the related obligors may have defenses to payment or offset rights, or creditors of the transferor may claim rights to the master trust assets, or to the extent receivables are included as assets of COMET, to the assets of COMET. If a representation or warranty is violated, the transferor, or the bank with respect to receivables transferred to the master trust prior to the substitution date, may have an opportunity to cure the violation. If it is unable to cure the violation, subject to certain conditions described under “The Master Trust—Representations and Warranties,” the transferor, or the bank with respect to receivables transferred to the master trust prior to the substitution date, must accept reassignment of each receivable affected by the violation. These reassignments are the only remedy for breaches of representations and warranties, even if your damages exceed your share of the reassignment price. See “The Master Trust—Representations and Warranties.”

There is no public market for the notes. As a result you may be unable to sell your notes or the price of the notes may suffer.

The underwriters of the notes may assist in resales of the notes but they are not required to do so. A secondary market for any notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes.

In addition, some notes may have a more limited trading market and experience more price volatility. There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for the notes or your ability to sell the notes. You should not purchase notes unless you understand and know you can bear the investment risks.

You may not be able to reinvest any early redemption proceeds from an optional or mandatory redemption in a comparable security.

The servicer or any affiliate of the servicer, has the right, but not the obligation to direct COMET to redeem the notes of any series, class or tranche before its expected principal payment date at any time when the aggregate nominal liquidation amount of that series, class or tranche is less than 5% of the highest outstanding dollar principal amount at any time of that series, class or tranche. See “The Notes—Redemption and Early Redemption of Notes—Optional Redemption” in this prospectus. In addition, the occurrence of certain early redemption events or events of default and acceleration may require repayment of a series, class or tranche of notes prior to the expected principal payment date for certain notes. See “The Notes—Redemption and Early Redemption of Notes—Early Redemption Events” and “—Events of Default” in this prospectus. If your notes are redeemed at a time when prevailing interest rates are relatively low, you may not be able to reinvest the redemption proceeds in a comparable security with an effective interest rate equivalent to that of your notes.

The market value of the notes could decrease if the ratings of the notes are lowered or withdrawn.

The initial rating of a series, class or tranche of notes addresses the likelihood of the payment of interest on that series, class or tranche of notes when due and the ultimate payment of principal of that note by its legal maturity date. The ratings do not address the likelihood of payment of principal of that series, class or tranche of notes on its expected principal payment date. In addition, the ratings do not address the following:

•	the likelihood that principal or interest on your notes will be prepaid, paid on the expected principal payment date, or paid on any particular date before the legal maturity date of your notes;

•	the possibility that your notes will be paid early or the possibility of the imposition of United States withholding tax for non-U.S. noteholders (see “The Notes—Early Redemption Events” and “—Events of Default”);

•	the marketability of the notes or any market price; or

•	that an investment in the notes is a suitable investment for you.

The ratings of a series, class or tranche of notes are not a recommendation to buy, hold or sell that series, class or tranche of notes. Any rating may be lowered or withdrawn entirely at any time by a rating agency without notice from the bank, Capital One Funding or COMET to noteholders of such change in rating. The market value of that series, class or tranche of notes is likely to decrease if one or more of the ratings are lowered or withdrawn.

You may have limited or no ability to control actions under the indenture and a master trust pooling agreement. This may result in, among other things, payment of principal being accelerated when it is beneficial to you to receive payment of principal on the expected principal payment date, or it may result in payment of principal not being accelerated when it is beneficial to you to receive early payment of principal.

Under the indenture (and any supplement thereto), some actions require the consent of noteholders holding a specified percentage of the aggregate outstanding dollar principal amount of notes of a series, class or tranche or all the notes. These actions include consenting to amendments relating to the collateral certificates securing the notes. In the case of votes by series or votes by holders of all of the notes, the outstanding dollar principal amount of the senior-most class of notes will generally be substantially greater than the outstanding dollar principal amount of the subordinated classes of notes. Consequently, the noteholders of the senior-most class of notes will generally have the ability to determine whether and what actions should be taken. The subordinated noteholders will generally need the concurrence of the senior-most noteholders to cause actions to be taken.

The COMT collateral certificate and each subsequently acquired collateral certificate will be an investor certificate under the applicable trust agreement or pooling agreement, and noteholders will have indirect consent rights under such trust agreement or pooling agreement. See “The Indenture—Voting.” Generally, under a trust agreement or pooling agreement, some actions require the vote of a specified percentage of the aggregate principal amount of all of the investor certificates. These actions include consenting to amendments to the applicable trust agreement or pooling agreement. In the case of votes by holders of all of the investor certificates, the outstanding principal amount of the collateral certificate is and may continue to be substantially smaller than the outstanding principal amount of the other series of investor certificates issued by the related master trust or securitization special purpose entity. Consequently, the holders of investor certificates—other than the related collateral certificate—will generally have the ability to determine whether and what actions should be taken. The noteholders, in exercising their voting powers under the related collateral certificate, will generally need the concurrence of the holders of the other investor certificates to cause action to be taken. In addition, for the purposes of any vote to liquidate the assets in a master trust or securitization special purpose entity, the noteholders will be deemed to have voted against any such liquidation.

If an event of default occurs, your remedy options may be limited and you may not receive full payment of principal and accrued interest.

Your remedies may be limited if an event of default affecting your series, class or tranche of notes occurs. After an event of default affecting your series, class or tranche of notes and an acceleration of your notes, any funds in an issuing entity trust account for that series, class or tranche of notes will be applied to pay principal of and interest on that series, class or tranche of notes. Then, in each following month, principal amounts and finance charge amounts will be deposited into the applicable COMET trust accounts and applied to make monthly principal and interest payments on that series, class or tranche of notes until the legal maturity date of that series, class or tranche of notes.

However, prior to the legal maturity date of your notes, if your notes are subordinated notes of a multiple tranche series, you generally will receive payment of principal of such notes only if and to the extent that, after giving effect to that payment, the required subordination will be maintained for the senior classes of notes in that series.

Following an event of default and acceleration, holders of the affected notes will have the ability to direct a sale of the assets only under the limited circumstances as described in “The Notes—Events of Default” and “Sources of Funds to Pay the Notes—Sale of Assets.”

However, following an event of default and acceleration for subordinated notes of a multiple tranche series, if the indenture trustee or a majority of the outstanding dollar principal amount of the notes of the affected class or tranche direct the sale of a portion of the assets, the sale will occur only if, after giving effect to that payment, the required subordination will be maintained for the senior notes in that series by the remaining notes or if such sale occurs on the legal maturity date. If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, the sale will automatically take place on that legal maturity date regardless of the subordination requirements of any senior classes of notes.

Only some of the assets of COMET are available for payments on any tranche of notes.

The sole sources of payment for principal of and interest on your tranche of notes are provided by:

•	the portion of the principal amounts and finance charge amounts allocated to the Card series available to your tranche of notes after giving effect to any reallocations, payments and deposits for senior notes;

•	funds in the applicable COMET trust accounts for your tranche of notes; and

•	payments received under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement for your tranche of notes.

As a result, you must rely only on the particular allocated assets as security for your tranche of notes for repayment of the principal of and interest on your notes. You will not have recourse to any other assets of COMET or any other person or entity for payment of your notes. See “Sources of Funds to Pay the Notes.”

In addition, if there is a sale of assets (i) if required under the pooling agreement following the bankruptcy or insolvency of Capital One Funding or any other transferor, (ii) following an event of default and acceleration of, a tranche of Card series notes or (iii) on the legal maturity date of, a tranche of Card series notes, as described in “Deposit and Application of Funds in Card Series Notes—Sale of Assets” and “Sources of Funds to Pay the Notes—Sale of Assets,” a tranche of Card series notes has recourse only to its share of the proceeds of that sale allocated to its tranche and any amounts then on deposit in the COMET trust accounts allocated to and held for the benefit of that tranche of Card series notes.

Class A notes, Class B notes or Class C notes of the Card series can lose their subordination under some circumstances, resulting in delayed or reduced payments to you.

Subordinated notes of the Card series may have expected principal payment dates and legal maturity dates earlier than some or all of the notes of the senior classes.

If notes of a subordinated class reach their expected principal payment date at a time when they are needed to provide the required subordination for the senior classes of the Card series and COMET is unable to issue additional notes of that subordinated class or obtain acceptable alternative forms of credit enhancement, prefunding of the senior classes will begin and such subordinated notes will not be paid on their expected principal payment date. The principal funding subaccounts for the senior classes will be prefunded with principal amounts allocated to the Card series in an amount necessary to permit the payment of those subordinated notes while maintaining the required subordination for the senior classes. See “Deposit and Application of Funds for Card Series Notes—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account.”

Notes of a subordinated class that have reached their expected principal payment date will not be paid until the remaining subordinated notes provide the required subordination for the senior notes, which payment may be delayed further as other subordinated notes reach their expected principal payment date. The subordinated notes will be paid on their legal maturity date, to the extent that any funds are available for that purpose from proceeds of the sale of assets or otherwise allocable to the subordinated notes, whether or not the senior classes of notes have been fully prefunded.

If the rate of repayment of principal receivables in the master trust or in any other master trust or securitization special purpose entity that has transferred a collateral certificate to COMET were to decline during this prefunding period, the principal funding subaccounts for the senior classes of notes may not be fully prefunded before the legal maturity date of the subordinated notes. In that event, and only to the extent not fully prefunded, the senior classes would not have the required subordination beginning on the legal maturity date of those subordinated notes. This will not be cured until additional subordinated notes of that class are issued or a sufficient amount of senior notes have matured so that the remaining outstanding subordinated notes provide the necessary subordination.

The table under “The Master Trust Portfolio—Payment Rates” in Annex I of the accompanying prospectus supplement shows the highest and lowest cardholder monthly payment rates for the master trust portfolio during the periods shown in that table. Payment rates may change due to a variety of factors including economic, social and legal factors, changes in the terms of credit card accounts by the originator of the receivables or the addition of credit card accounts to the master trust or any other master trust or securitization special purpose entity that has transferred a collateral certificate to COMET with different characteristics. There can be no assurance that the rate of repayment will remain in this range in the future.

Yield and payments on the receivables could decrease, resulting in an early redemption event and receipt of principal payments earlier than the expected principal payment date.

There is no assurance that the stated principal amount of your notes will be paid on their expected principal payment date.

A significant decrease in the amount of receivables in the master trust or any other master trust or securitization special purpose entity that has transferred a collateral certificate to COMET for any reason could result in an early redemption event and early payment of your notes, as well as decreased protection to you against defaults on the credit card receivables. In addition, the effective yield on the receivables in the master trust or any other master trust or securitization special purpose entity that has transferred a collateral certificate to COMET could decrease due to, among other things, a change in periodic finance charges on the accounts, an increase in the level of delinquencies, or an increase in convenience use of cards, whereby cardholders pay their balance in full each month and incur no finance charges. This could reduce the amount of finance charge amounts and the excess spread amount. If the average excess spread amount for any three consecutive calendar months is less than the required excess spread amount for such three months, an early redemption event will occur and could result in an early payment of your notes. See “The Notes—Early Redemption Events.”

Even if a sale of assets is permitted, we can give no assurance that the proceeds of the sale will be enough to pay unpaid principal of and interest on the accelerated notes.

General Summary of Operating Documents, Parties and Transferred Assets

The Bank
(Sponsor, Originator)
The Savings Bank
(Originator)
Credit Card Receivables
Receivables Purchase Agreements
Capital One Bank
(Servicer)
Capital One Funding
(Depositor)
Credit Card Receivables
Transferor's Interest
The Bank of New York
(Master Trust Trustee)
The Master Trust
(Issuer of COMT Collateral Certificate)
Pooling Agreement
COMT Collateral Certificate
Series 2002-CC Supplement
The Bank
(Administrator)
Capital One Funding
(Beneficiary/Transferor)
COMT Collateral Certificate
Transfer and Administration Agreement
The Bank of New York
(Indenture Trustee)
COMET
(Issuer of Notes)
Trust Agreement
Indenture
Asset Pool
Asset Pool Supplement
Deutsche Bank Trust Company Delaware
(Owner Trustee)
Card series notes
Card series Indenture Supplement
Class A notes
Class B notes
Class C notes
Class D notes
Terms Documents
Noteholders

Glossary

This prospectus uses defined terms. You can find a listing of defined terms in the “Glossary of Defined Terms” beginning on page 147 of this prospectus. Some of the defined terms may be modified as described in the related prospectus supplement.

Structure Overview

This section provides a brief overview of the structure described in the chart titled “General Summary of Operating Documents, Parties and Transferred Assets” on the previous page, from the originators of the receivables through the issuance of the Card series notes. This structural overview does not contain all the information you need to make an informed investment decision. You should read this prospectus and accompanying prospectus supplement in their entirety before you purchase any notes.

Originators of Receivables. Capital One Bank and Capital One, F.S.B. are the owners of certain credit card accounts which give rise to receivables. As the originators of the receivables, the bank transfers receivables to the transferor, Capital One Funding, under a receivables purchase agreement between the bank and the transferor. The savings bank has entered into a receivables purchase agreement with the transferor, but, to date, has not transferred any receivables to the transferor.

Capital One Master Trust. After it receives the receivables from the banks, Capital One Funding then transfers those receivables to the master trust under the pooling and servicing agreement. Capital One Bank services the receivables in the master trust, and The Bank of New York is the trustee for the master trust.

COMT Collateral Certificate. Pursuant to the pooling and servicing agreement, as supplemented by the Series 2002-CC supplement, the master trust has issued the COMT collateral certificate which represents an undivided interest in the receivables in the master trust.

Capital One Multi-asset Execution Trust. COMET, a Delaware statutory trust, was created pursuant to a trust agreement between Capital One Funding, as beneficiary of COMET, and Deutsche Bank Trust Company Delaware, as owner trustee of COMET. Currently, the primary asset of COMET is the COMT collateral certificate. The COMT collateral certificate was transferred by Capital One Funding to COMET under the transfer and administration agreement. Pursuant to an indenture, as supplemented by an asset pool supplement, each between COMET and The Bank of New York, as indenture trustee, COMET may issue series of notes secured by the COMT collateral certificate or another collateral certificate that may be added to COMET in the future.

Card Series Notes. Pursuant to the Card series indenture supplement to the indenture, COMET will issue Card series notes that are secured by the COMT collateral certificate. Each issuance of notes will be included in a designated class of the Card series. The class designations – such as Class A, Class B, Class C or Class D – denote, among other things, a class’s relative priority for payments of interest and principal within the Card series. Notes may be issued as part of a designated tranche of a class of Card series notes. Each tranche of Card series notes may have a different maturity date than the other tranches of notes within the same class of Card series notes. Each tranche of Card series notes will be issued pursuant to a terms document, which supplements the Card series indenture supplement.

Use of Proceeds

The net proceeds from the sale of each series, class and tranche of notes will be received by COMET and paid to the transferor and used by the transferor to increase the Invested Amount of a collateral certificate, purchase additional receivables from the bank, the savings bank or their affiliates and for the general purposes of the transferor, including the repayment to the banks of amounts borrowed by the transferor to purchase receivables from the banks.

The Banks

Capital One Bank

Capital One Bank is a Virginia state chartered banking corporation. It is a subsidiary of Capital One Financial Corporation (the “Corporation”) and a member of the Federal Reserve System and its deposits are insured up to applicable limits by the FDIC.

In 2004, the bank amended its Virginia charter which removes restrictions on its activities and therefore permits the bank to engage in a full range of lending, deposit-taking and other activities permissible under Virginia and federal banking laws and regulations. The bank currently offers credit card products and takes retail deposits. Consistent with its charter, the bank also can engage in a wide variety of lending and other financial activities.

Prior to November 22, 1994, the bank conducted its operations as a division of Signet Bank/Virginia, a wholly-owned subsidiary of Signet Banking Corporation. Its main office is currently located at 4851 Cox Road, Glen Allen, Virginia 23060. The bank’s telephone number is (703) 720-1000. For a description of the bank’s credit card portfolio, see “The Capital One Credit Card Portfolio” in “Annex I” of the related prospectus supplement.

The bank (through its predecessor) is one of the oldest continually operating bank card issuers in the United States, having commenced operations in 1953, the same year as the formation of what is now MasterCard.

The master trust was created by Signet Bank in 1993 as Signet Master Trust. See “The Master Trust.” The bank is the sponsor of the issuing entity and the servicer of the assets included in the master trust. In addition to sponsoring the securitization of the consumer credit card receivables in the master trust, the bank or its affiliates is the sponsor of securitizations of other credit card receivables, including receivables generated by small business credit card and international credit card accounts, and other consumer lending products, including installment loans, installment sales contracts and loans for automobiles, light-duty trucks and motorcycles.

Capital One, F.S.B.

Capital One, F.S.B. is a federal savings bank. It is a subsidiary of the Corporation and a member of the Federal Home Loan Bank System, the deposits of which are insured up to applicable limits by the FDIC. The savings bank was established in June 1996, and currently takes deposits and offers a variety of credit card and lending products and services to existing cardholders and other households.

Capital One Financial Corporation

Capital One Financial Corporation is a holding company, incorporated in Delaware on July 21, 1994, whose subsidiaries market a variety of consumer financial products and services. In 2004, the Corporation became a bank holding company. On April 28, 2005, the Corporation filed a declaration with the Federal Reserve Bank of Richmond electing to become a financial holding company. The election became effective on May 27, 2005.

On November 16, 2005, the Corporation acquired Hibernia Corporation, a financial holding company that provides a wide array of financial products and services through Hibernia National Bank (“Hibernia”) and its non-bank subsidiaries. As a result of the acquisition, Hibernia is a wholly owned subsidiary of the Corporation. None of the receivables currently in the Master Trust Portfolio were originated by Hibernia.

Industry Litigation

Over the past several years, MasterCard International and Visa U.S.A., Inc., as well as several of their member banks, have been involved in several different lawsuits challenging various practices of MasterCard and Visa.

In 1998, the United States Department of Justice filed an antitrust lawsuit against the MasterCard and Visa membership associations composed of financial institutions that issue MasterCard or Visa credit or debit cards (“associations”), alleging, among other things, that the associations had violated antitrust law and engaged in unfair practices by not allowing member banks to issue cards from competing brands, such as American Express and Discover Financial Services. In 2001, a New York district court entered judgment in favor of the Department of Justice and ordered the associations, among other things, to repeal these policies. The United States Court of Appeals for the Second Circuit affirmed the district court and, on October 4, 2004, the United States Supreme Court denied certiorari in the case.

After the Supreme Court denied certiorari, American Express Travel Related Services Company, Inc., on November 15, 2004, filed a lawsuit against the associations and several member banks under United States federal antitrust law. The lawsuit alleges, among other things, that the associations and member banks implemented and enforced illegal exclusionary agreements that prevented member banks from issuing American Express and Discover cards. The complaints, among other things, request civil monetary damages, which could be trebled. Capital One Bank, Capital One, F.S.B. and Capital One Financial Corporation are named defendants in this lawsuit.

From June 22, 2005 to the present, a number of entities, each purporting to represent a class of retail merchants, filed seven separate lawsuits against the associations and several member banks under United States federal antitrust law. The lawsuits allege, among other things, that the associations and member banks conspired to fix the level of interchange fees. The complaints, among other things, request civil monetary damages, which could be trebled. Capital One Bank, Capital One, F.S.B., and Capital One Financial Corporation, among others, are named defendants.

Capital One Bank, Capital One, F.S.B. and Capital One Financial Corporation believe that they have meritorious defenses with respect to these cases and intend to defend these cases vigorously.

In addition, several United States merchants have filed class action lawsuits, which have been consolidated, against the associations under United States federal antitrust law relating to certain debit card products. In April 2003, the associations agreed to settle the lawsuit in exchange for payments to plaintiffs by MasterCard of $1 billion and Visa of $2 billion, both over a ten-year period, and for changes in policies and interchange rates for debit cards. Certain merchant plaintiffs have opted out of the settlements and have commenced separate lawsuits. Additionally, consumer class action lawsuits with claims mirroring the merchants’ allegations have been filed in several courts. Finally, the associations, as well as certain member banks, continue to face additional lawsuits regarding policies, practices, products and fees.

With the exception of the antitrust lawsuits brought by certain merchants from June 22, 2005 to the present and the American Express antitrust lawsuit, the banks and their affiliates are not parties to the lawsuits against the associations described above and therefore will not be directly liable for any amount related to any possible or known settlements, the lawsuits filed by merchants who have opted out of the settlements of those lawsuits or the class action lawsuits pending in state and federal courts. However, the banks are member banks of MasterCard and Visa and thus may be affected by settlements or lawsuits relating to these issues. In addition, it is possible that the scope of these lawsuits may expand and that other member banks, including the banks, may be brought into the lawsuits or future lawsuits.

Given the complexity of the issues raised by the lawsuits described above and the uncertainty regarding: (i) the outcome of these suits, (ii) the likelihood and amount of any possible judgment against the associations or the member banks, (iii) the likelihood, amount and validity of any claim against the associations’ member banks, including the banks and the Corporation, and (iv) the effects of these suits, in turn, on competition in the industry, member banks, and interchange and association fees, we cannot determine at this time the long-term effects of these suits on the banks and on the payment of principal and interest on the notes.

The Bank’s Credit Card and Lending Business

Business Overview

The bank is engaged in secured and unsecured lending in the United States and internationally. The Bank Portfolio consists primarily of unsecured consumer loans for which the credit extension vehicle is principally a credit card or an access check. The bank is a member of both the VISA and MasterCard associations. References in this section to the “bank” shall, unless the context otherwise requires, mean Signet Bank prior to November 22, 1994 and Capital One Bank (including, if the context requires, its predecessor) on and after November 22, 1994.

The receivables conveyed to the master trust pursuant to the pooling agreement have been and will primarily be generated from transactions made by holders of selected VISA and MasterCard credit card accounts, including premium accounts and standard accounts. Generally, both premium and standard accounts undergo a similar credit analysis, but premium accounts may have higher initial credit limits.

The growth achieved by the bank has been largely due to general industry dynamics that have existed over the past several years and the success of the information-based test and learn strategy adopted by the bank in 1988. This strategy is designed to differentiate customers based on credit risk, usage, customer preference and other characteristics and to capture profitable opportunities by effectively matching client characteristics with attractive product offerings. Through this methodology, the bank is able to design and test many products and subsequently target customized solicitations at various customer segments, thereby enhancing customer response levels and the returns on solicitation expenditures within given underwriting parameters. The bank has applied this test and learn strategy to other areas of its businesses, including account management, credit line management, pricing strategies, usage stimulation, collections, recoveries and account and balance retention. Management of the bank believes that this disciplined strategy has allowed the bank to gain market share in a highly competitive environment.

The bank has been an innovator of strategies designed to attract customers. The initial strategy was to offer credit card products with low introductory rates and a balance transfer option. Faced with increased competition for these products, the bank expanded its product offerings to include secured cards, low fixed-rate products and other customized credit cards, including affinity and co-branded, student and other accounts. These strategies, combined with the bank’s segmenting and targeting capabilities, have contributed to the growth in recent periods of the bank’s account originations and account balances.

The bank and its affiliates currently service the Bank Portfolio through facilities in Richmond, Virginia and Boise, Idaho. In addition, certain servicing functions, including but not limited to account processing, production services, customer service, billing and payments and collections, are increasingly being performed on behalf of the bank and its affiliates by third party service providers such as First Data Resources, Inc., and its affiliate, REMITCO, LLC. See “—The Servicer—Outsourcing of Servicing.” The bank’s underwriting, customer service and collection procedures, described below, are subject to change as the competitive environment, industry practice, legal requirements or the bank’s business objectives may require. In addition, in the future, the bank or its affiliates may acquire accounts originated by third parties.

Underwriting Procedures

The bank originates accounts through:

•	applications mailed directly to prospective accountholders,

•	direct mail and telemarketing solicitations for accounts from individuals whose creditworthiness was prescreened,

•	arrangements with affinity groups and partnerships,

•	conversion of existing non-premium accounts to premium accounts,

•	applications taken over the telephone or through the internet from prospective accountholders,

•	newspaper, magazine, radio and television advertisements, and

•	location or event marketing.

For account originations and solicitation activity since 1990, the bank has focused largely on prescreened direct mail and telemarketing targeted to multiple customer segments with varying combinations of product structure and pricing. In general, the bank’s prescreening and underwriting criteria are intended to identify and avoid potential losses. These procedures are based on limited information, however, and it is not possible for the bank to identify all potential losses. The following describes the process by which the bank originates accounts.

Generally, the credit risk of each applicant is evaluated by use of a credit scoring system, which is intended to provide a general indication, based on the information available, of the applicant’s willingness and ability to repay his or her obligations. Most applications are scored based on the following: information received on the application, data obtained from an independent credit reporting agency and any prior or current history as a customer with the bank. In select cases, based on certain criteria, including likelihood of fraud, and in accordance with criteria established by the bank’s management, further verification of information by telephone or in writing may be required.

The bank’s accounts are grouped by solicitation for purposes of administrative convenience. A solicitation represents a group of accounts established from replies to a specific mailing, telemarketing program or advertisement program. Each program has a discrete set of underwriting criteria corresponding to it. Product information for a particular solicitation is mailed within a discrete period.

The bank’s prescreened account solicitation processes generally use information from credit reporting agencies to identify consumers who are likely to respond and be approved for a credit card account. In the prescreening process, credit reporting agencies provide the bank with a list of potential customers whose credit meets or exceeds underwriting standards determined by the bank in advance. Every name on the list then receives by direct mail an application for a firm offer of credit. The underwriting criteria used to prescreen potential applicants varies over time in accordance with the bank’s established lending guidelines relating to the operation of its revolving lending business, as such guidelines may be changed from time to time, and include various models, including risk models, designed to predict the credit risk of potential cardholders. The bank’s pricing strategies are risk-based. Lower risk customers may likely be offered products with more favorable pricing and the bank expects those products to yield lower delinquencies and credit losses. On products offered to higher risk customers, however, the bank is likely to experience higher delinquencies and losses. As such, the bank prices products to higher risk customers accordingly.

For non-prescreened solicitations, the bank acquires names from a variety of sources, including list vendors, “take one” applications, internet advertising and other media venues. Using internal and external sources to ensure quality and accuracy, prospective customers are mailed solicitations. The bank approves or declines respondents based on the information drawn from the application and a credit reporting agency report.

The bank tracks and continually tests the results of each mailing. Extensive management information systems and processes enable management to monitor continuously the effectiveness of prescreening and underwriting criteria. Criteria are periodically modified based on the results obtained from this process.

In order to confirm approval and establish the amount of the customer’s credit line, completed applications are subject to the back-end verification process. Each customer whose credit request was verified and meets all of the underwriting criteria is offered a line of credit. Credit limits, and with respect to the secured credit card program, collateral amounts, are determined based on information obtained from the application and the independent credit reporting agency. Accountholder requests for increased credit limits are evaluated based on a current credit reporting agency report, updated application data and prior account performance.

The bank is not currently marketing secured card products, although some secured accounts are in the Master Trust Portfolio as a result of past marketing programs. Under the bank’s secured credit card programs, an accountholder provides the bank with a sum of money that will serve as security for such accountholder’s payment obligations arising under the secured credit card. Such funds ensure payment equal to all, or a portion, of the credit limit available to the accountholder. The bank deposits the funds, on behalf of the accountholder, in a Deposit Account. Pursuant to a security agreement, each such accountholder pledges and assigns to the bank all of its right, title and interest in any and all funds delivered by the accountholder to the bank and in the Deposit Account to secure the full performance and payment of the obligations of such accountholder. If a secured credit card account becomes delinquent, the bank may immediately withdraw funds from such Deposit Account to satisfy the accountholder’s payment obligations. Notwithstanding this right to immediately withdraw funds, the bank typically will not withdraw funds until shortly before the secured credit card account is charged off as uncollectible. See “—Delinquencies and Collections—Collection Efforts” below.

Each account is subject to certain terms and conditions, including the right of the bank to change or terminate any terms, conditions, services or features of the account (including increasing or decreasing periodic rate finance charges, other charges, minimum payments or, with respect to secured credit card accounts, the amount of the related deposit). The terms of the lending agreements are governed by Virginia and federal law. Credit limits are adjusted periodically based upon the bank’s continuing evaluation of an accountholder’s overall credit behavior.

Customer Service

The bank began providing its customers access to on-line account servicing via the internet in 1999. In addition, voice response units and customer service representatives are currently available 24 hours a day, seven days a week through a toll free telephone number dedicated to customer service. Customer service representatives have access to the customer’s account history in order to resolve immediately the majority of questions. When a customer initiates a payment inquiry or disputes a charge, the bank’s current policy is to credit the accountholder’s monthly billing statement in the amount of such claim or dispute. If the claim or dispute is resolved so that the customer accepts the charge, it is re-billed to the customer’s account. However, finance charges are not applied retroactively on any such balances. Multiple tracking and reporting systems are employed to ensure that service standards are achieved and maintained.

Most customers are eligible for on-line account servicing. An increasing number of customers have been signing up for on-line account servicing, including bill presentment, bill payment and customer service support in the form of help screens.

Certain customer service functions are performed on behalf of the bank and its affiliates by third party service providers. Various providers service customers based on the type of support those customers need. The primary driver for any routing of customer calls is based on their current product and the features associated with that product.

Billing and Payments

The accounts in the Bank Portfolio currently have various billing and payment characteristics, including varying periodic rate finance charges and fees. The accounts in the Bank Portfolio have an annual percentage rate that is either a fixed rate or a variable rate that adjusts periodically according to an index. Some accounts have a low fixed rate.

Currently, monthly billing statements are sent by the bank to accountholders who either (a) have balances at the end of each billing period, (b) make a purchase, balance transfer or cash advance payment during the billing period or (c) make a complete or partial payment during the billing period. Generally, with some exceptions, each month an accountholder must make a minimum payment equal to the greater of (a) the sum of (i) the greater of a percentage (either 2% or 3%) of the outstanding balance (including purchases, cash advances, finance charges and fees posted to the account) or $10.00 plus (ii) any past due amounts and (b) the amount that the account is overlimit. If the accountholder’s outstanding balance is less than $10.00, then the minimum monthly payment equals the amount of the outstanding balance. With certain exceptions, accountholders are also permitted to make payments in advance for up to three months.

A periodic rate finance charge is assessable on most of the accounts in the Bank Portfolio. Accounts may have different periodic rates for each of the purchase, cash advance and balance transfer segments of an account. Except as noted below for certain purchases, finance charges generally begin to accrue from the date that a purchase, cash advance or balance transfer is made and are calculated for each day during the billing cycle by multiplying the daily periodic rate applicable to the purchase, cash advance, or balance transfer segment of an account times the daily balance of each segment of the account during the billing cycle. The products of such daily calculations are then added together to determine the total finance charge. No periodic rate finance charges are assessed on new purchases, however, if the accountholder’s balance from the preceding billing cycle is paid in full by the due date and if new purchases are paid in full by the next statement cycle date. The bank does not currently offer products that have no grace period for purchases.

The bank assesses membership fees on certain accounts although under various marketing and other programs these fees may be waived or rebated. For most credit card accounts, the bank also assesses late, overlimit and returned check charges. The bank generally assesses a fee on cash advances and certain purchase transactions. There can be no assurance that periodic rate finance charges, fees and other charges on accounts in the Master Trust Portfolio or the Bank Portfolio will remain at current levels. See “Risk Factors.”

Currently, payments are accepted and processed in accordance with Regulation Z of the Truth in Lending Act. Prior to 2005, payments by accountholders to the bank were processed at a credit card operations center in Richmond, Virginia and Federal Way, Washington. As of June 2005, the bank transitioned all payment processing to REMITCO, LLC, an affiliate of First Data Resources, Inc. In addition, certain billing and payment functions are increasingly being performed on behalf of the bank and its affiliates by REMITCO, LLC. See “—The Servicer.” While the bank employs a number of different payment allocation methodologies, payments generally are applied first to finance charges assessed, then to any fees billed to the account and then allocated among the applicable balance segments outstanding at the end of such billing period. See “—The Servicer.”

Delinquencies and Collections—Collection Efforts

The bank generally considers an account delinquent if a minimum payment due thereunder is not received by the accountholder’s payment due date. An account is deemed overlimit if the balance exceeds the predetermined credit limit. The bank makes use of behavioral scoring models designed to predict the probability of an account charging off. Based on the behavioral score and certain other factors, the bank determines the timing of the collection activity to be implemented for the account. In general, the bank exerts greater collections efforts towards accounts with higher balances and greater probability of charge-offs. Delinquent accounts are currently referred for contact by phone between 7 and 60 days after contractual delinquency, depending on the accountholder’s risk profile. Overlimit accounts are referred for phone contact based on the degree to which those accounts exceed the applicable credit limit. In any event, for all delinquent and/or overlimit accounts, the accountholder’s statement reflects the request for payment of past due and overlimit amounts. Efforts to collect delinquent credit card accounts are generally made by affiliates of the bank’s collection group, using both internal collections associates as well as collection agencies.

The focus of the bank’s response to an early stage delinquency is rehabilitation and identification of the causes for delinquency. The bank’s policies and procedures are designed to encourage accountholders to pay delinquent amounts and bring their account under the credit limit. In some cases, the bank provides an incentive where needed to encourage payment. These incentives may include waiver of one or more fees, a temporary reduction in interest rates, re-aging of the applicable account, or some other incentive technique. Currently, an account may only be reaged if the related accountholder makes three consecutive minimum monthly payments (or the equivalent lump sum), the account is more than 9 months old, and the account has not been re-aged in the past 12 months or more than once in the past 5 years. The bank reserves the right to temporarily suspend or permanently restrict charging privileges at any time after an account enters the collections process. In most cases, an account is permanently restricted and charging privileges are suspended no later than 120 days after contractual delinquency. The bank also may, at its discretion, enter into arrangements with delinquent accountholders to extend or otherwise change payment schedules.

Late stage delinquency efforts focus on charge-off prevention. The bank employs the use of specialized groups to match the accountholder’s situation. Examples of these specialized groups and situations include, but are not limited to: (i) for customers experiencing financial hardship and meeting certain eligibility criteria, the bank allows the customer to participate in third party debt management programs which allow customers to reduce their overall debt burden in exchange for consistent and consecutive payments over a fixed timeframe; and (ii) a group specializing in contacting delinquent accountholders conducts research to find updated and additional contact information for accountholders that have been difficult to contact using traditional strategies.

The bank charges off an account (net of collateral) at 180 days past due, except for accounts on which no payments have ever been received since the origination of such account. These accounts are charged off (net of collateral) at 120 days past due.

In connection with a secured credit card account, except as set forth below, funds will generally be withdrawn from the Deposit Account by the servicer shortly before the secured credit card account is charged off as uncollectible in an amount equal to the lesser of (i) all principal receivables plus all finance charge receivables related to such secured credit card account and (ii) the amount of funds for such secured credit card account in the Deposit Account.

The bank generally charges off bankrupt customers’ accounts by the end of the next full billing cycle after it receives the bankruptcy petition. The bank charges off accounts of deceased accountholders within two full billing cycles of receiving proper notice if no estate exists against which a proof of claim can be filed, no other parties remit payments or no other responsible party is available. The credit evaluation, servicing and charge-off policies and collection practices of the bank may change over time in accordance with the business judgment of its management, applicable law and guidelines established by applicable regulatory authorities.

Certain collections functions are performed on behalf of the bank and its affiliates by third party service providers. Outsourcing decisions and strategies are based on the type of account (e.g., sub-prime vs. super-prime) and stage of delinquency. Over the past few years, the bank has gradually increased the use of outsourcing in its collections efforts. See “—The Servicer—Outsourcing of Servicing.” Currently, the vast majority of collections efforts are outsourced. Currently, certain affiliates of the bank are dedicated primarily to high balance accounts.

Collections and Recoveries—Recoveries Efforts

The recoveries department attempts to recover both principal and non-principal balances on charged-off accounts by charge-off type: contractual (non-payers 181+ days delinquent), bankruptcies and estates. The bank uses various scoring models and certain other factors to determine the appropriate strategy for recovery efforts. Methods of recovery include both phone calls and letters. Accounts are worked through third party agencies, as well as by the recoveries group of an affiliate of the bank.

The bank applies a monthly post-charge-off interest charge to accounts and attempts to recover this amount in addition to any pre-charge-off principal non-principal balance remaining.

The focus of contractual recovery efforts is to recover the full balance. However, the bank may also, at its discretion, enter into arrangements with delinquent accountholders to pay a reduced portion of the outstanding balance. Accountholders are offered three main payment options: payment in full, settlement or a payment plan. Settlement guidelines have been established for third party agencies and may vary depending on a variety of factors including account age and balance.

Since 2003 certain contractually charged off accounts have been segmented into strategies that seek to advise the related accountholder of its obligations under the terms and conditions of its account and what options are available to the bank if payment is not received. Attempts are made to reach a settlement or other payment arrangement with accountholders. However, in the event of non-payment, legal action is considered.

Bankrupt accounts are prepared for recovery efforts through the bankruptcy court system, including, but not limited to, preparing and filing proof of claim forms with bankruptcy courts. The bank may enter into, at its discretion and through court approved methods, a reaffirmation agreement with accountholders in bankruptcy. The bank also will attempt to recovery from the estates of deceased accountholders primarily through submitting proof of claim forms through the probate process or through payment protection plan claims on policies accountholders may have elected to carry on their account.

In connection with a secured credit card account, any remaining balance not satisfied by withdraws from the applicable Deposit Account is sought from the accountholder, including any remaining unpaid principal balance.

The bank, its affiliates and any third parties that perform outsourced services retain the right to change their practices for, among other things, conducting credit evaluation, servicing, collection and recoveries practices over time. These changes are made in response to business, legal, regulatory or other considerations. Noteholders will not be notified of any changes to these practices.

Interchange

Credit card issuers participating in the VISA and MasterCard associations receive certain fees called interchange as partial compensation for taking credit risk, absorbing fraud losses, funding receivables and servicing accountholders for a limited period prior to initial billing. Under the VISA and MasterCard rules and regulations, interchange in connection with accountholder charges for merchandise and services is collected by either the VISA or MasterCard system and subsequently paid to the credit card-issuing banks. Interchange ranges from approximately 1% to 2% of the transaction amount, although VISA and MasterCard may from time to time change the amount of interchange reimbursed. Interchange paid to the banks will be allocated and sold to Capital One Funding for each month on the basis of the percentage equivalent of the ratio that the amount of accountholder sales charges in the related accounts bears to the total amount of accountholder sales charges for all accounts in the Bank Portfolio, in each case for such month. This percentage is an estimate of the actual interchange paid to the banks from time to time in respect of the accounts and may be greater or less than the actual amount of interchange so paid. Each of the banks will be required, pursuant to the terms of the related receivables purchase agreement, to transfer to Capital One Funding and Capital One Funding will be required, pursuant to the terms of the pooling agreement to transfer to the master trust for the benefit of the investor certificateholders, the percentage of the interchange allocable to the related certificates. All or a portion of interchange allocable to any collateral certificate, including the COMT collateral certificate, will be used to pay the servicer part of its Monthly Servicing Fee. See “The Master Trust—The Servicer—Servicing Compensation and Payment of Expenses.” Interchange, if any, in excess of the portion required to be used exclusively to pay the servicer part of its Monthly Servicing Fee will be included in Finance Charge Collections pursuant to the pooling agreement for purposes of determining the amount of Finance Charge Collections and allocating such collections and payments to the investor certificateholders. Interchange (including the portion used exclusively to pay the servicer a portion of its Monthly Servicing Fee) will be included in finance charge receivables for purposes of calculating the average yield on the portfolio of accounts included in the master trust applicable to any series of investor certificates.

The Servicer

The bank has been the servicer for the master trust and has been servicing the credit card receivables in the master trust since before November 22, 1994 when it operated as a division of Signet Bank/Virginia, a wholly owned subsidiary of Signet Banking Corporation. For a description of the servicer’s credit card portfolio, see “The Capital One Credit Card Portfolio” in “Annex I” of the related prospectus supplement.

Pursuant to the pooling agreement, the servicer is responsible for servicing, collecting, enforcing and administering the receivables, including the Funds Collateral, if any, in accordance with its customary and usual procedures for servicing receivables comparable to the receivables and the lending guidelines. See generally “The Master Trust” for a description of the pooling agreement and the various duties of the servicer under the pooling agreement.

Servicing activities to be performed by the servicer include: collecting and recording payments, communicating with accountholders, investigating payment delinquencies, card embossing, evaluating the increase of credit limits, providing billing and tax records to accountholders and maintaining internal records for each account. Managerial and custodial services performed by the servicer on behalf of the master trust include providing assistance in any inspections of the documents and records relating to the accounts and receivables by the master trust trustee pursuant to the pooling agreement, maintaining the agreements, documents and files relating to the accounts and receivables as custodian for the master trust and providing related data processing and reporting services for investor certificateholders of any series and on behalf of the master trust trustee.

If the bank became insolvent, a Pay Out Event and a Servicer Default would occur. If a Pay Out Event occurs, this could cause an early redemption of the notes, and payments on your notes could be accelerated, delayed or reduced. See “The Master Trust—Pay Out Events.” Furthermore, if a Servicer Default occurs, the bank could be removed as servicer for the master trust and a successor servicer would be appointed. See “The Master Trust—The Servicer—Servicer Default” for more information regarding the appointment of a successor servicer.

Outsourcing of Servicing

Pursuant to the pooling agreement, the bank, as servicer, has the right to delegate or outsource its duties as servicer to any person who agrees to conduct such duties in accordance with the pooling agreement and the bank’s lending guidelines. The bank has endeavored to outsource certain of its servicing functions by contracting with affiliated and unaffiliated third parties.

Notwithstanding any such outsourcing, the servicer will continue to be liable for all of its obligations under the pooling agreement. In certain circumstances, however, the bank could be relieved of its duties as servicer upon the assumption of such duties by another entity.

The bank and its affiliates retain the right to change various terms and conditions of the agreements with the third party vendors, and retain the right to change the third party vendors themselves. These changes may be the result of several different factors, including but not limited to: customer satisfaction, informational accuracy, adherence to privacy and corporate security standards or requirements, quality evaluation, performance or skill evaluations, risk management policies, or cost structure. Accordingly, third party vendors who provide services to the bank, its affiliates and its customers may change from time to time, and noteholders will not be notified of any change. Similarly, to the extent that the terms and conditions are altered for agreements with third party vendors, noteholders will not be given notice of those changes.

If an affiliated or unaffiliated third party performing certain outsourced or delegated functions were to enter bankruptcy or become insolvent, then the servicing of the accounts in the Master Trust Portfolio could be delayed and payments on your notes could be accelerated, delayed or reduced.

Certain servicing functions are increasingly being performed on behalf of the bank and its affiliates by third party service providers. Decisions to outsource certain duties are based on cost, the ability of third parties to provide greater flexibility to the bank and its affiliates, experience, financial stability and various other factors. The bank or its affiliates monitors the third parties performing the outsourced functions based on the level of risk associated with, and the particular duties being provided by, each third party. Servicing functions that are outsourced to third party service providers include certain customer service relations, processing and collections activities, and software programs and support, credit score processing and information storage services. The following discussion provides certain information regarding Capital One Services, Inc., an affiliate of the bank, and other unaffiliated third parties, each of which perform certain servicing functions on behalf of the bank and its affiliates.

Capital One Services, Inc.

The bank has contracted with Capital One Services, Inc., a Delaware corporation and an affiliate of the bank, to perform substantially all of its servicing activities. Capital One Services, Inc. was incorporated on December 1, 1995 and has been servicing receivables since that time.

Currently, under the servicing and management agreement between the bank and Capital One Services, Inc., the servicing functions to be performed by Capital One Services, Inc. include, among other things: product strategy and development services; solicitation strategy; account acquisition, management, origination and retention services; database management services (including data processing and credit bureau interface); audit services and oversight of third party service providers; senior management, human resources, treasury and operational services. Unless otherwise terminated for cause, the servicing and management agreement will be in effect until March 2008 and will automatically renew thereafter for one-year terms. However, for any of the services listed in that agreement, either party can terminate that service at any time upon prior notice to the other party. In the event of any termination, Capital One Services, Inc. has agreed to provide conversion assistance to the new service provider.

First Data Resources, Inc. and REMITCO, LLC

Capital One Services, Inc. and the bank have entered into an agreement with First Data Resources, Inc. (“FDR”), a Delaware corporation, under which FDR and certain of its affiliates will perform substantially all of certain production services, including statement and letter printing, card embossing, outbound mail handling and payment remittance processing.

Under this agreement with Capital One Services, Inc. and the bank, FDR has agreed to, among other things, provide certain services including embossing, data processing, statement and letter printing, outbound mailing, remittance processing and inventory management. FDR has subcontracted with its affiliate, REMITCO, LLC (“REMITCO”), to perform substantially all of the remittance processing including collecting and imaging cardholder payments and submitting them to the bank. When cardholder checks, electronic payments or cash payments are collected by REMITCO they are promptly sent to the bank through a clearing house. REMITCO has agreed to adhere to guidelines set by the bank and Capital One Services, Inc. relating to the collecting of all types of payments.

Under the agreement, the liability of FDR for any damages is generally limited to the lesser of (1) the amount of any actual damages and (2) an amount that varies based on the number of cardholder accounts currently serviced by FDR or the fees charged by FDR to Capital One Services, Inc. in the previous year. The agreement generally provides for a fixed term which is extendable upon the request of both parties or upon the unilateral request of Capital One Services, Inc. Capital One Services, Inc. and FDR have the ability to terminate the agreement for cause and, in certain circumstances, Capital One Services, Inc. may terminate the agreement for convenience.

REMITCO is the remittance processing subsidiary of First Data Corporation (“FDC”) and one of the largest retail lock-box providers in the United States, processing over 70 million payments per month. REMITCO provides high-speed remittance processing, image archive and advanced clearing services through an integrated network of eight high-speed, high-volume processing facilities across the United States. In addition to the processing facilities, REMITCO maintains offices in Wilmington, Delaware and Englewood, Colorado. REMITCO was established in 1997 and was acquired by a subsidiary of FDC in 2000.

FDR has provided printing, mailing and card-embossing services since its formation in 1969 primarily for the credit card industry. FDR is located in Omaha, Nebraska and is a subsidiary of FDC. The card issuing services segment of FDC (FDR) provides products to the bank and Capital One Services, Inc. in the form of credit card statement printing and mailing services, credit card embossing and mailing services as well as general cardholder letter correspondence printing and mailing services. FDC is a Delaware corporation with its principal offices located in Greenwood Village, Colorado.

The Transferor, The Depositor and The Receivables Purchase Agreements

Capital One Funding

Capital One Funding is a limited liability company formed under the laws of the Commonwealth of Virginia on November 13, 2001 and is a wholly-owned subsidiary of the bank. Capital One Funding is the transferor and the depositor of COMET. The address for Capital One Funding is 140 East Shore Drive, Room 1071-B, Glen Allen, Virginia 23059 and its telephone number is (804) 290-6959. Capital One Funding was created for the limited purpose of purchasing, holding, owning and transferring receivables and related activities. Since its formation, the transferor has been engaged in these activities solely as (i) the purchaser of receivables from the bank pursuant to the receivables purchase agreement, (ii) the transferor of receivables to COMT pursuant to the pooling agreement, (iii) the beneficiary and transferor that formed and capitalized COMET pursuant to the trust agreement, (iv) the transferor of the COMT collateral certificate to COMET pursuant to the transfer and administration agreement and (v) the beneficiary and transferor that executes underwriting, subscription and purchase agreements in connection with each issuance of notes. Capital One Funding may also act as the depositor for other master trusts or securitization special purpose entities affiliated with the bank, but has not done so to date.

A description of Capital One Funding’s obligations of transferor of the receivables to COMT can be found in “The Master Trust—Conveyance of Receivables,” “—Addition of Master Trust Assets,” “—Removal of Master Trust Assets” and “—Representations and Warranties.” Capital One Funding’s obligations under the transfer and administration agreement are to transfer the COMT collateral certificate to COMET, to record such transfer in its accounting records, computer files and other records, and to take all actions necessary to perfect and maintain the perfection of COMET’s interest in the COMT collateral certificate, including the filing of UCC financing statements for that transfer.

Capital One Funding was initially capitalized by a cash contribution from the bank. Pursuant to a revolving credit agreement, Capital One Funding may borrow funds from the bank for the sole purpose of purchasing receivables from the bank under the related receivables purchase agreement. Under the revolving credit agreement, payments from Capital One Funding are due only to the extent that those funds are not required for any other purpose and so long as the payment will not cause Capital One Funding to default under the pooling agreement. Capital One Funding is currently the sole holder of all outstanding Class D Card series notes.

In addition, other affiliates of the bank may be transferors of assets to COMET.

Receivables Purchase Agreements

Sale of Receivables

The bank and the savings bank are the owners of the accounts which contain the receivables that are purchased by the transferor under separate receivables purchase agreements with each bank and the transferor and then transferred by the transferor to the master trust. In connection with the sale of receivables to the transferor, each bank has:

•	filed appropriate UCC financing statements to evidence the sale to the transferor and to perfect the transferor’s right, title and interest in those receivables; and

•	indicated in its computer files that the receivables have been sold to the transferor by such bank.

Pursuant to separate receivables purchase agreements, each bank, respectively:

•	sold all of its right, title and interest in the receivables existing in the initial accounts at the close of business on the initial cut-off date and receivables arising thereafter in those accounts, in each case including all interchange, insurance proceeds and recoveries allocable to such receivables, any Funds Collateral, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables; and

•	will sell all of its right, title and interest in the receivables existing in the additional accounts at the close of business on the date of designation for inclusion in the master trust and receivables arising thereafter in those accounts, in each case including all interchange, insurance proceeds and recoveries, any Funds Collateral, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables.

Pursuant to the pooling agreement, those receivables are then transferred immediately by the transferor, subject to certain conditions, to Capital One Master Trust, and the transferor has assigned to the master trust its rights under the receivables purchase agreements.

Representations and Warranties

In each receivables purchase agreement, each bank, respectively, represents and warrants to the transferor to the effect that, among other things:

•	it is validly existing in good standing under the applicable laws of the applicable jurisdiction and has full power and authority to own its properties and conduct its business;

•	the execution and delivery of the receivables purchase agreement and the performance of the transactions contemplated by that document will not conflict with or result in any breach of any of the terms of any material agreement to which such bank is a party or by which its properties are bound and will not conflict with or violate any requirements of law applicable to such bank; and

•	all governmental authorizations, consents, orders, approvals, registrations or declarations required to be obtained by such bank in connection with the execution and delivery of, and the performance of the receivables purchase agreement have been obtained.

Repurchase Obligations

In each receivables purchase agreement, each bank, respectively, makes the following representations and warranties, among others:

•	as of the initial cut-off date with respect to the initial accounts, and as of the date of designation for inclusion in the master trust with respect to additional accounts, the list of accounts and information concerning the accounts provided by such bank is accurate and complete in all material respects;

•	each receivable conveyed to transferor has been conveyed free and clear of any lien or encumbrance, other than liens for municipal and other local taxes;

•	all government authorizations, consents, orders, approvals, registrations or declarations required to be obtained, effected or given by such bank in connection with the conveyance of receivables to the transferor have been duly obtained, effected or given and are in full force and effect;

•	on the initial cut-off date, each account is an Eligible Account and, on the date of designation for inclusion in the master trust, each additional account is an Eligible Account;

•	on the initial cut-off date, each receivable then existing in an initial account is an Eligible Receivable and, on the applicable additional cut-off date, each receivable then existing in the related additional account is an Eligible Receivable;

•	as of the date of the creation of any new receivable sold to the transferor by such bank, such receivable is an Eligible Receivable; and

•	no selection procedures reasonably believed by such bank to be materially adverse to the interests of the transferor have been used in selecting the accounts for designation to the master trust.

The receivables purchase agreements provide that if the banks breach any of the representations and warranties described above and, as a result, the transferor is required under the pooling agreement to accept a reassignment of the related Ineligible Receivables transferred to the master trust by the transferor or sold to the master trust by the banks prior to the date Capital One Funding became the transferor, then the banks will accept reassignment of such Ineligible Receivables and pay to the transferor an amount equal to the unpaid balance of such Ineligible Receivables. See “The Master Trust—Representations and Warranties.”

Reassignment of Other Receivables

Each of the banks also represents and warrants in the respective receivables purchase agreement that (a) such receivables purchase agreement and any supplemental conveyances each constitute a legal, valid and binding obligation of such bank and (b) such receivables purchase agreement and any supplemental conveyance constitute a valid sale to the transferor of all right, title and interest of such bank of the receivables, including all interchange, insurance proceeds and recoveries, any Funds Collateral, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables, and that the sale is perfected under the applicable UCC. If a representation described in (a) or (b) of the preceding sentence is not true and correct in any material respect and as a result of the breach the transferor is required under the pooling agreement to accept a reassignment of all of the receivables previously sold by such bank pursuant to such receivables purchase agreement, such bank shall accept a reassignment of those receivables. See “The Master Trust—Representations and Warranties.” If either of the banks is required to accept reassignment under the preceding paragraph, that bank will pay to the transferor an amount equal to the unpaid balance of the reassigned receivables.

Amendments

The receivables purchase agreements may be amended by the applicable bank and the transferor without consent of any investor certificateholders or noteholders. No amendment, however, may be effective unless:

•	written confirmation has been received by the master trust trustee from each rating agency that the amendment will not result in the reduction, qualification or withdrawal of the respective ratings of each rating agency for any securities issued by the master trust; and

•	the applicable bank shall certify to the transferor that such bank reasonably believes that the amendment will not cause a Pay Out Event.

Termination

The receivables purchase agreements will terminate upon either (a) the termination of the master trust pursuant to the pooling agreement or (b) an amendment to the pooling agreement to replace Capital One Funding with an affiliate of Capital One Funding, as transferor under the pooling agreement. In addition, if a receiver or conservator is appointed for either of the banks or the transferor becomes a debtor in a bankruptcy case or certain other liquidation, bankruptcy, insolvency or similar events occur, the applicable bank will cease to transfer receivables to the transferor and promptly give notice of that event to the transferor and the master trust trustee, unless the receiver, conservator or bankruptcy court instructs otherwise.

The Master Trust

The following discussion summarizes the material terms of the amended and restated pooling and servicing agreement—dated as of August 1, 2002, among Capital One Funding, as transferor, Capital One Bank, as servicer, and The Bank of New York, as master trust trustee, which may be amended from time to time, and is referred to in this prospectus as the pooling agreement—and the series supplements to the pooling agreement. The summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the pooling agreement and the series supplements.

General

Before it issued the COMT collateral certificate, Capital One Master Trust, as a master trust, issued other series of asset backed investor certificates. In addition, the master trust may in the future issue additional series from time to time. The master trust has been formed under and is administered in accordance with the laws of the State of New York. The master trust is governed by the pooling agreement. The master trust will only engage in the following business activities:

•	acquiring and holding receivables arising in accounts in the Master Trust Portfolio and other master trust assets and the proceeds from these master trust assets;

•	issuing series of certificates (including the COMT collateral certificate) and other interests in the master trust;

•	receiving collections and making payments on series of investor certificates (including the COMT collateral certificate) and other interests; and

•	engaging in related activities (including, for any series, obtaining any enhancement and entering into an enhancement agreement relating thereto).

The master trust is not expected to have any need for additional capital resources other than the assets of the master trust.

Master Trust Assets

Each transferor, whether the banks or their predecessors or Capital One Funding or any additional transferor, has conveyed and will convey to the master trust, without recourse, its interest in all receivables arising under eligible accounts in the Master Trust Portfolio. The receivables consist of all amounts charged by accountholders for goods and services and cash advances, called principal receivables, and all related periodic rate finance charges, cash advance fees, late charge fees, returned check charges, overlimit fees, discount option receivables and any other incidental or miscellaneous fees and charges (other than membership fees) billed on the accounts from time to time, collectively called finance charge receivables.

The master trust assets consist of such receivables, all monies due or to become due thereunder, the proceeds of such receivables, recoveries (in some cases, net of collection expenses) received by the servicer including proceeds from the sale or securitization of Defaulted Receivables and proceeds of credit insurance policies relating to such receivables, participation interests and related property conveyed to the master trust trustee pursuant to an assignment, the right to receive certain interchange attributed to accountholder charges for merchandise and services in the accounts in the Master Trust Portfolio, all monies on deposit in the master trust collection account, the master trust excess funding account and in certain accounts maintained for the benefit of the certificateholders, Funds Collateral relating to secured accounts, any series enhancements, and all of the transferor’s legal rights and remedies under the receivables purchase agreements.

The master trust assets are expected to change over the life of the master trust, as secured and unsecured credit card accounts, other revolving credit accounts and related assets become subject to the master trust and as accounts are closed, charged off or removed and are no longer subject to the master trust. The pooling agreement provides that, subject to certain limitations and conditions, master trust assets may also include participations in receivables. Pursuant to the pooling agreement, the transferor will have the right (subject to certain limitations and conditions), and in some circumstances will be obligated, to designate as master trust assets receivables arising in additional accounts or, in lieu thereof or in addition thereto, participations in receivables. See “—Addition of Master Trust Assets” below. In addition, the transferor will have the right to remove from the master trust its receivables arising in designated accounts as described under “—Removal of Master Trust Assets” below.

Origination and Changes

The master trust was originated by Signet Bank in 1993 as Signet Master Trust. As permitted by the pooling agreement:

(1)  Signet Bank transferred to Capital One Bank, and Capital One Bank accepted and assumed, all of Signet Bank’s rights and obligations under the pooling agreement,

(2)  Capital One Bank became transferor and servicer of the master trust,

(3)  Signet Bank was released from any continuing obligations under the pooling agreement,

(4)  the master trust’s name was changed to Capital One Master Trust, and

(5)  Signet Bank and Capital One Bank filed with the appropriate governmental authorities Uniform Commercial Code financing statements and amendments to financing statements reflecting the transfer to and assumption by Capital One Bank.

Under the terms of the pooling agreement, Capital One, F.S.B. was added as an additional seller in April 2001. Capital One, F.S.B. did not transfer any assets to the master trust.

As permitted by the pooling agreement, the pooling agreement was amended on August 1, 2002 (the “substitution date”) to substitute Capital One Funding as transferor in place of Capital One Bank and Capital One, F.S.B. Pursuant to the pooling agreement, Capital One Funding has assumed the obligations of transferor of the master trust and Capital One Bank remains the servicer.

At the time of such substitution, each of the banks, as owners of the accounts which are or may be included in the Master Trust Portfolio, entered into a receivables purchase agreement with Capital One Funding. Under the receivables purchase agreements, the banks sold their existing right, title and interest in, and on an ongoing basis will sell, the receivables in the designated accounts and any related Funds Collateral to Capital One Funding. Capital One Funding, as transferor under the pooling agreement, then transfers the receivables and any Funds Collateral to the master trust.

The Receivables

The receivables arise in certain Eligible Accounts selected by the bank from the Bank Portfolio. Such Eligible Accounts are referred to in this prospectus and the related prospectus supplement as the “Master Trust Portfolio.” The bank and its predecessor have identified a pool of accounts, from which the initial accounts were selected, based on the eligibility and other specified criteria in the pooling agreement. Notwithstanding this designation to Capital One Funding, the designated accounts and the account relationship with the cardholders will remain with the bank.

Prior to the substitution of Capital One Funding as transferor to the master trust, referred to as the substitution date, the bank and its predecessor transferred all receivables, including all interchange, insurance proceeds, recoveries, any Funds Collateral, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables, generated in these accounts to the master trust. Prior to the substitution date, the savings bank did not transfer any receivables to the master trust. On and after the substitution date, the banks transfer all receivables, including all interchange, insurance proceeds, recoveries, any Funds Collateral, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables, in the designated accounts to Capital One Funding under the terms of the receivables purchase agreements, and Capital One Funding transfers the same to the master trust under the terms of the pooling agreement.

All monthly calculations for such designated accounts are computed based on activity occurring during the related month.

Some receivables have been charged off as uncollectible prior to their addition to the master trust in accordance with the bank’s normal servicing policies and lending guidelines. On the date when any receivable in an account becomes a Defaulted Receivable, the master trust trustee automatically transfers the Defaulted Receivables to the transferor together with all monies due or to become due with respect thereto, all proceeds thereof and any insurance proceeds. Pursuant to the pooling agreement and the receivables purchase agreements, the transferor has the right, and in certain cases the obligation (subject to certain limitations and conditions described below), to cause the bank to designate from time to time additional qualifying secured or unsecured VISA or MasterCard credit card accounts and other revolving credit accounts to be included as accounts and to purchase from the banks and transfer to the master trust all receivables in such additional accounts, whether such receivables are then existing or thereafter created. These additional accounts must be Eligible Accounts as of the date the transferor designates its receivables, including all interchange, insurance proceeds, recoveries, any Funds Collateral, all monies due or to become due, all amounts received or receivable, all collections and all proceeds, each as it relates to such receivables, to be included in the master trust.

Accounts in the Master Trust Portfolio also include certain charged-off accounts with zero balances, the recoveries of which will be treated as Finance Charge Collections. The transferor may add such zero balance accounts to the trust from time to time.

Since the Master Trust Cut-Off Date, receivables in certain additional accounts have been transferred to the master trust in accordance with the provisions of the pooling agreement. Prior to the substitution date, the banks represented and warranted, and thereafter, the transferor represents and warrants that each of the receivables in any account in the Master Trust Portfolio or additional account which has been or is transferred by the banks or the transferor, as applicable, to the master trust meets the eligibility requirements specified in the pooling agreement as of the date on which it has been or is transferred to the master trust. See “—Representations and Warranties.” However, there can be no assurance that all the accounts will continue to meet the applicable eligibility requirements throughout the life of the master trust.

The prospectus supplement relating to each series, class or tranche of notes will provide certain information about the Master Trust Portfolio as of the date specified. Such information will include, but not be limited to, the amount of principal receivables, the amount of finance charge receivables, the range of principal balances of the credit card accounts and the average thereof, the range of credit limits of the credit card accounts and the average thereof, the range of ages of the credit card accounts and the average thereof, the geographic distribution of the credit card accounts, the types of credit card accounts and delinquency statistics relating to the credit card accounts.

Investor Certificates; Master Trust Transferor Interest

Each series of investor certificates represents an undivided interest in the assets of the master trust, including the right to the applicable investor percentage of all cardholder payments on the receivables in the master trust.

The transferor initially will own the Master Trust Transferor Interest which represents the interest in the master trust not represented by the investor certificates issued and outstanding under the master trust or the rights, if any, of any credit enhancement providers to receive payments from the master trust. The holder of the Master Trust Transferor Interest, subject to certain limitations, will have the right to the Master Trust Transferor Percentage of all cardholder payments from the receivables in the master trust. The Master Trust Transferor Interest may be transferred in whole or in part subject to certain limitations and conditions set forth in the pooling agreement. At the discretion of the transferor, the Master Trust Transferor Interest may be held either in an uncertificated form or in the form of a certificate representing the Master Trust Transferor Interest, called a Base Certificate. See “—The Base Certificate; Additional Transferors” below.

The amount of principal receivables in the master trust will vary each day as new principal receivables are created and others are paid or charged off as uncollectible. Therefore, the amount of the Master Trust Transferor Interest will fluctuate each day to reflect the changes in the amount of the principal receivables in the master trust. In addition, the Master Trust Transferor Interest will generally increase to reflect reductions in the Invested Amount of any series of investor certificates, and will generally decrease as a result of the issuance of a new series of investor certificates by the master trust. Similarly, the Master Trust Transferor Interest will generally increase as a result of the reduction of the Invested Amount of the COMT collateral certificate due to payment of principal on a series, class or tranche of notes, and will generally decrease as a result of an increase in the Invested Amount of the COMT collateral certificate due to the issuance of a new series, class or tranche of notes, or due to an issuance of additional notes for an existing tranche of notes. However, if additional collateral certificates are added to COMET, these general rules may not necessarily apply to such additional collateral certificates. See “—New Issuances,” “The Notes—Issuances of New Series, Classes and Tranches of Notes” and “Sources of Funds to Pay the Notes—The COMT Collateral Certificate.”

Conveyance of Receivables

Pursuant to the pooling agreement, the banks and their predecessor and Capital One Funding, since its substitution as transferor, each during such period as it was the seller or a transferor, as applicable, has assigned to the master trust its interest in all receivables arising in the initial accounts, including related accounts, as of the Master Trust Cut-Off Date and has assigned and will assign its interest in all of the receivables in the additional accounts, including related accounts for such additional accounts as of the date of designation of such additional accounts for inclusion in the master trust, all receivables thereafter created under the accounts, all Funds Collateral securing such receivables, all recoveries and insurance proceeds allocable to the master trust, any participations in receivables added to the master trust and the proceeds of all of the foregoing.

In connection with the transfer of any receivables to the master trust, the transferor is required to indicate in its computer records that the receivables have been conveyed to the master trust. In addition, the transferor has provided or will provide to the master trust trustee a computer file or a microfiche list containing a true and complete list showing for each initial account, as of the Master Trust Cut-Off Date, and for each additional account, as of the applicable date of designation of such additional accounts for inclusion in the master trust:

  (i)   its account number,

 (ii)   the collection status, and

(iii)   the aggregate amount outstanding and the aggregate amount of principal receivables in such account.

Capital One Bank, as initial servicer, will retain and will not deliver to the master trust trustee any other records or agreements relating to the accounts or the receivables. Except as set forth above, the records and agreements relating to the accounts and the receivables will not be segregated from those relating to other revolving credit accounts and receivables, and the physical documentation relating to the accounts or receivables will not be stamped or marked to reflect the transfer of receivables to the transferor or to the master trust. The banks have filed and are required to file UCC financing statements for the transfer of the receivables to the transferor and the transferor has filed and is required to file UCC financing statements for the transfer of the receivables to the master trust, in each case, meeting the requirements of applicable state law.

Addition of Master Trust Assets

The transferor will have the right to designate for the master trust, from time to time, additional accounts to be included in the Master Trust Portfolio, the receivables of which are transferred to the master trust, subject to certain conditions described below. In addition, the transferor will be required to add receivables from additional accounts if, as of the close of business on the last business day of any month, the Master Trust Transferor Interest is less than the Master Trust Required Transferor Interest or the amount of principal receivables in the master trust is less than the Master Trust Required Principal Balance. In such event, the transferor will, on or before the tenth business day after the end of the prior month (unless the Master Trust Transferor Interest exceeds the Master Trust Required Transferor Interest as of the end of any business day during the period between the last business day of the prior month and such designation date), make an addition to the master trust in a sufficient amount so that, after giving effect to such addition, the Master Trust Transferor Interest will at least equal the Master Trust Required Transferor Interest and the amount of principal receivables is at least equal to the Master Trust Required Principal Balance. See “—Pay Out Events” and “The Notes—Early Redemption Events” for a discussion of the result of a failure to transfer receivables to the master trust under these circumstances.

Any additional accounts designated to the master trust will be selected from accounts owned by both or either of the banks. Therefore, if additional accounts are to be designated, the transferor shall, under the applicable receivables purchase agreement, request that the applicable bank designate accounts which qualify as Eligible Accounts to the transferor and the transferor will designate such accounts to the master trust. Subject to those eligibility requirements and applicable regulatory guidelines, the decision regarding when and to what extent receivables will be added to the master trust will be solely at the transferor’s discretion, and that decision will not be independently verified by any other party.

The transferor may also from time to time, at its sole discretion, request that both or either of the banks designate certain types of Eligible Accounts approved by the rating agencies to be included as automatic additional accounts and designate the accounts so selected to be added to the master trust, subject to the limitations described in this paragraph. Unless each rating agency otherwise consents, the number of automatic additional accounts plus the number of accounts added to maintain the Master Trust Transferor Interest as described above, without prior rating agency notice, will not exceed the Aggregate Addition Limit. On or before March 31, June 30, September 30 and December 31 of each calendar year, or more frequently if required by any rating agency, the transferor will deliver to the master trust trustee, each rating agency and certain providers of series enhancement an opinion of counsel about the automatic additional accounts included as accounts during the preceding three-month period that confirms the creation and perfection of the security interest in the receivables in such automatic additional accounts. Such opinion of counsel will be provided by outside counsel. If such opinion of counsel for any automatic additional accounts is not so received, the ability of the transferor to designate automatic additional accounts will be suspended until such time as each rating agency otherwise consents in writing or such accounts are removed from the master trust. The addition to the master trust of receivables in automatic additional accounts will be subject to the further condition that revolving credit card accounts and other revolving credit accounts either (i) not originated by the banks or (ii) not of a type included in the accounts at the time of their addition may only be designated as automatic additional accounts upon compliance with the conditions described below about additions. Additions of participations in receivables must also comply with such conditions.

In addition to or in lieu of additional credit card accounts, the transferor is permitted to add to master trust participations representing undivided interests in a pool of assets primarily consisting of receivables arising under credit card accounts owned by the banks or any of their affiliates and collections thereon. Participations may be evidenced by one or more certificates of ownership issued under a separate pooling agreement or similar agreement entered into by the transferor or an affiliate of the transferor which entitles the investor certificateholder to receive percentages of collections generated by the pool of assets subject to such participation agreement from time to time and to certain other rights and remedies specified therein. Participations may have their own credit enhancement (see “Sources of Funds to Pay the Notes—Credit Enhancement” for a description of types of credit enhancement), pay out events, servicing obligations and servicer defaults, all of which are likely to be enforceable by a separate trustee under the participation agreement and may be different from those specified in this prospectus. The rights and remedies of the master trust as the holder of a participation (and therefore the investor certificateholders) will be subject to all the terms and provisions of the related participation agreement.

In connection with an addition, both or either of the banks, under the applicable receivables purchase agreement, will convey to the transferor the receivables arising in the additional accounts. The transferor will convey to the master trust the receivables arising in the additional accounts, and the transferor may transfer participations in receivables, in each case, subject to the following conditions, among others (provided that the first, fourth, fifth, sixth and tenth conditions below shall not apply to the transfer to the master trust of receivables in automatic additional accounts):

(1)	the transferor shall have given the master trust trustee, the servicer, each rating agency and certain providers of series enhancement written notice that the additional accounts or participations in receivables will be included as master trust assets;

(2)	the transferor shall have delivered to the master trust trustee a written assignment and an account schedule containing a true and complete list of the related additional accounts or participations in receivables;

(3)	the transferor shall have delivered to the master trust trustee copies of all filings necessary to perfect the master trust’s interest in the receivables in additional accounts;

(4)	in the case of an addition other than a required addition, the transferor shall have received written notice from each rating agency that such addition will not cause a reduction, qualification or withdrawal of the rating of the investor certificates of any outstanding series, and shall have delivered copies of each such written notice to the servicer and the master trust trustee;

(5)	in the case of a required addition during any of the 3 consecutive months beginning in January, April, July and October of each calendar year, if applicable, the transferor shall have received, to the extent not previously received, not later than 20 days following the last business day of the relevant 3 consecutive months, written notice from each rating agency that such addition will not cause a reduction, qualification or withdrawal of the rating of the investor certificates of any outstanding series and shall have delivered copies of each such written notice to the servicer and the master trust trustee; provided, however, that in the case of a required addition that exceeds the Aggregate Addition Limit, the transferor shall have provided each rating agency with 15 days prior written notice of such required addition and each rating agency shall have notified the transferor in writing that such addition will not cause a reduction, qualification or withdrawal of the rating of the investor certificates of any outstanding series;

(6)	the transferor shall have delivered to the master trust trustee, each rating agency and any provider of series enhancement entitled thereto an opinion of counsel that for federal and Virginia income and franchise tax purposes (and, if there has been an assumption of the servicer’s obligations as described in “—Assumption of the Transferor’s Obligations,” for income and franchise tax purposes of the jurisdiction in which the assuming entity engages in its principal servicing activities, if other than Virginia), such addition will not cause a taxable event to the holders of the investor certificates and certain other opinions of counsel;

(7)	the transferor shall have delivered to the master trust trustee and certain providers of series enhancement a certificate of an authorized officer of the transferor, dated the addition date, to the effect that, in the reasonable belief of the transferor:

—such addition will not, based on the facts known to such officer at that time, cause a Pay Out Event     or an event that, after the giving of notice or lapse of time, would cause a Pay Out Event to occur for     any series of investor certificates, and

—in the case of additional accounts, no selection procedure was utilized by the transferor that would     result in a selection of additional accounts (from the Eligible Accounts available to the transferor)     that would be materially adverse to the interests of the investor certificateholders of any series as of     the date of the addition;

(8)	the transferor shall have deposited or caused to be deposited in the master trust collection account all collections for the additional accounts as of the applicable cut-off date;

(9)	no bankruptcy or insolvency event shall have occurred with respect to the transferor or the owner of the related additional accounts, nor shall the transfer of the receivables in the additional accounts or the transfer of the participation interests to the master trust trustee have been made in contemplation of such occurrence; and

(10)	the transferor shall have delivered to the master trust trustee, each rating agency and any provider of series enhancement entitled thereto an opinion of counsel with respect to the validity of the interest of the master trust in and to the receivables and certain other components of the master trust.

Affiliates of the transferor may originate or acquire portfolios of credit card accounts the receivables in which may be conveyed to the transferor and transferred by the transferor to the master trust. Such transfer of receivables to the master trust will be subject to the conditions described above relating to additions.

Additional accounts may include accounts originated using criteria different from those which were applied to the initial accounts because such accounts were originated at a different date or were part of a portfolio of credit card accounts which were not part of the Bank Portfolio as of the Master Trust Cut-Off Date or which were acquired from another institution. Moreover, additional accounts may not be accounts or assets of the same type or having the same characteristics as those previously included in the master trust. See “—Representations and Warranties.” Consequently, there can be no assurance that such additional accounts will be of the same credit quality or have the same payment characteristics as the initial accounts or the additional accounts previously included in the master trust.

Additional accounts of a type different than the initial accounts may contain receivables that consist of fees, charges and amounts that are different from the fees, charges and amounts that have been designated as finance charge receivables and principal receivables in this prospectus and participations in receivables may be added to the master trust as additions. In either case, the servicer will designate the portions of funds collected or to be collected in respect of such receivables to be treated for purposes of the pooling agreement as principal receivables and finance charge receivables. The pooling agreement provides that the transferor may add participations to the master trust that may have characteristics substantially different than those of accounts or additional accounts, including substantially different eligibility requirements, payment characteristics and risks.

Removal of Master Trust Assets

On any day of any month, the transferor will have the right to require the reassignment to it or its designee of all the master trust trustee’s right, title and interest in, to and under the receivables and the related Funds Collateral, if any, then existing and thereafter created in accounts designated by the transferor, the Funds Collateral securing such receivables, all recoveries and insurance proceeds allocable to all of the foregoing, all collections with respect to all of the foregoing, all monies due or to become due and all amounts received or receivable with respect to all of the foregoing and all proceeds thereof, upon satisfaction of the following conditions:

•	the transferor shall have given the master trust trustee, the servicer, each rating agency and certain providers of series enhancement written notice of such removal specifying the date for removal of the removed accounts;

•

the transferor shall have delivered to the master trust trustee an account schedule containing a true and complete list of the removed accounts specifying for each such account, as of the removal date, its account number, the aggregate amount outstanding in such account, the aggregate amount of principal receivables outstanding in such account and, for any Funds Collateral relating to such account, the account number for, and the amount of funds on deposit in, the applicable Deposit Account;

•	the aggregate amount of principal receivables to be removed shall not equal or exceed 5% of the aggregate amount of principal receivables in the master trust;

•	the transferor shall have represented and warranted as of each removal date that the list of removed accounts delivered as described in the second clause above, as of the removal notice date, is true and complete in all material respects;

•	the transferor shall have received written notice from each rating agency that such removal will not result in the reduction, qualification or withdrawal of its rating of any outstanding series or class of investor certificates; and

•	the transferor shall have delivered to the master trust trustee and any series enhancer entitled thereto an officer’s certificate of the transferor, dated the removal date, to the effect that the transferor reasonably believes that the removal will not, based on facts known to such officer at the time of the certification, cause a Pay Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur for any series.

Such removal could occur for a number of reasons, including a determination by the transferor that the master trust contains more receivables than the transferor is obligated to retain in the master trust under the pooling agreement and any applicable series supplements and a determination that the transferor does not desire to obtain additional financing at the time through the master trust.

Upon satisfaction of the above conditions, the transferor and the master trust trustee shall execute and deliver a written reassignment and the master trust trustee shall transfer, assign, set over and otherwise convey to the transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the master trust trustee in and to the receivables existing at the close of business on the removal notice date and thereafter created in the removed accounts, the Funds Collateral securing those receivables, all recoveries and insurance proceeds allocable to all of the foregoing, all collections allocable to the foregoing, all monies due or to become due and all amounts received or receivable with respect to all of the foregoing and all proceeds thereof.

In addition to the foregoing, on the date when any receivable in an account becomes a Defaulted Receivable (including any related finance charge receivables), the master trust trustee shall automatically transfer, set over and otherwise convey to the transferor all right, title and interest of the master trust trustee in and to the Defaulted Receivables (including any related finance charge receivables) in such account, the Funds Collateral securing such receivables, all insurance proceeds allocable to all of the foregoing, all collections with respect to all of the foregoing, all monies due or to become due and all amounts received or receivable with respect to all of the foregoing and, all proceeds thereof. See “—Allocation Percentage.”

Furthermore, the transferor’s designation of any account as a removed account will be random, unless the transferor’s designation of any such account is (1) in response to a third-party action or decision not to act and not the unilateral action of the transferor or (2) because such account contains Defaulted Receivables. Furthermore, the removed accounts shall not, as of the removal notice date, contain principal receivables which in the aggregate exceed an amount equal to the positive difference, if any, between the Master Trust Transferor Interest and the Master Trust Required Transferor Interest.

Application of Collections

For as long as the bank remains the servicer under the pooling agreement and either:

•	the bank provides to the transferor and the master trust trustee a letter of credit covering collection risk of the servicer acceptable to each rating agency (as evidenced by a letter from each such rating agency), or

•	if the master trust collection account is maintained with the bank, the bank maintains a certificate of deposit rating of at least A-1 by Standard & Poor’s Ratings Services and P-1 by Moody’s Investors Service, Inc.

the bank, as the servicer, may use for its own benefit all collections received on the receivables in each month until 12:00 noon, Richmond, Virginia time, on the Business Day before the related Distribution Date or, in the case of any collections consisting of interchange, not later than 12:00 noon, Richmond, Virginia time, on each Distribution Date, at which time it will deposit all such collections, to the extent described below, into the master trust collection account. The bank, as the servicer, will make the deposits and payments to the accounts and parties described in this prospectus and in the related prospectus supplement on the date of such deposit. However, if the bank is no longer the servicer or fails to maintain the required letter of credit covering collection risk or certificate of deposit rating, the servicer will make such deposits, as described below, not later than 2 Business Days after the date of processing or, in the case of collections consisting of interchange, not later than 12:00 noon, Richmond, Virginia time, on each Distribution Date. Currently, the bank does not have such a letter of credit or such a certificate of deposit rating from Standard & Poor’s or Moody’s.

The servicer will only be required to deposit collections into the master trust collection account up to the aggregate amount of collections required to be deposited into an account established for any series or, without duplication, distributed on or prior to the related Distribution Date to investor certificateholders of any series or to COMET of any series enhancement pursuant to the terms of any series supplement or series enhancement agreement plus the aggregate amount of the unamortized portion of any collections of annual membership fees plus the aggregate amount of the unamortized portion of any collections representing recoveries. If at any time prior to such Distribution Date the amount of collections deposited in the master trust collection account exceeds the amount required to be deposited as described in the sentence above, the servicer will withdraw such excess from the master trust collection account and pay it to the holder of the Master Trust Transferor Interest. Additionally, Finance Charge Collections and Principal Collections allocated to the COMT collateral certificate (solely to the extent that those collections are in excess of a required deposit amount, calculated pursuant to the Series 2002-CC supplement, that estimates for the related month the aggregate amount of principal, interest and certain other amounts accruing in respect of all outstanding notes, as well as the Monthly Servicing Fee) may be held by the servicer and not deposited in the master trust collection account until the related Distribution Date. Any of those collections not deposited in the master trust collection account may be commingled with the servicer’s own funds and used for the benefit of the servicer prior to each Distribution Date. In the event of the insolvency or bankruptcy of the servicer, or if certain time periods were to pass, the master trust, COMET and the indenture trustee may lose any perfected security interest in any Finance Charge Collections or Principal Collections commingled with the funds of the servicer. See “Risk Factors—The master trust trustee and the indenture trustee may not have a perfected interest in collections and interchange commingled by the servicer with its own funds, which could cause delayed or reduced payments to you.”

On the earlier of:

(i) the second Business Day after the day of processing of a collection; and

(ii) the day any such deposit is made into the master trust collection account or, in the case of any collections consisting of interchange, not later than 12:00 noon, Richmond, Virginia time, on each Distribution Date, the servicer will withdraw the following amounts from the master trust collection account for application as indicated:

(a) the portion of Principal Collections allocated to the Master Trust Transferor Interest will be paid to the holder of the Master Trust Transferor Interest; provided that the Master Trust Transferor Interest in principal receivables on such day (after giving effect to any new receivables transferred to the master trust on the applicable day) exceeds the Master Trust Required Transferor Interest and the aggregate amount of principal receivables exceeds the Master Trust Required Principal Balance, but otherwise such amounts will be deposited into the master trust excess funding account;

(b) the portion of Finance Charge Collections allocated to the Master Trust Transferor Interest will be paid to the holder of the Master Trust Transferor Interest;

(c) for investor certificates other than the COMT collateral certificate, an amount equal to the applicable allocation percentage of the aggregate amount of such deposits in respect of finance charge receivables and principal receivables will be applied in accordance with the related series supplement; and

(d) deposits in respect of finance charge receivables and principal receivables allocable to the COMT collateral certificate as described in “Sources of Funds to Pay the Notes—The COMT Collateral Certificate” will be paid to COMET as holder of the COMT collateral certificate.

The servicer’s compliance with its obligations under the pooling agreement and each series supplement will be independently verified as described under “—Evidence as to Compliance” below.

Master Trust Collection Account

The servicer has established and maintains for the benefit of the investor certificateholders of each series, in the name of the master trust trustee, an Eligible Deposit Account called the master trust collection account, bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the investor certificateholders of each series. Funds will be deposited in the master trust collection account by the servicer as described above under “—Application of Collections.” Funds on deposit in the master trust collection account, except as described under “—Application of Collections” above, will not be commingled with any other funds relating to assets serviced by the servicer that are not in the master trust. The master trust collection account is currently maintained with The Bank of New York. If at any time the master trust collection account ceases to be an Eligible Deposit Account, the master trust collection account must be moved so that it will again be qualified as an Eligible Deposit Account.

Funds in the master trust collection account generally will be invested in Eligible Investments selected by the servicer. Such funds may be invested in debt obligations of the banks or their affiliates so long as such obligations qualify as Eligible Investments. Any earnings (net of losses and investment expenses) on funds in the collection account will be paid to, or at the direction of, the transferor except as otherwise specified in the related series supplement. Any funds on deposit in the collection account will remain in the collection account and will be invested in Eligible Investments until the Business Day before the Distribution Date when they will be allocated as described in “—Application of Collections” below. The servicer will have the revocable power to withdraw funds and property from the master trust collection account and to instruct the master trust trustee to make withdrawals and payments from the master trust collection account for the purpose of carrying out its duties under the pooling agreement and any series supplement. The paying agent shall have the revocable power to withdraw funds and property from the master trust collection account for the purpose of making distributions to the investor certificateholders. The paying agent for each series is expected to be The Bank of New York. However, the related prospectus supplement may specify an alternative or additional paying agent for a series, class or tranche of notes.

Allocation Percentage

Pursuant to the pooling agreement, the servicer will allocate among each series of investor certificates issued and outstanding and the Master Trust Transferor Interest, all amounts collected on finance charge receivables and principal receivables, the master trust Default Amount and miscellaneous payments, based on a varying percentage called the allocation percentage. Amounts not allocated to any series will be allocated to the Master Trust Transferor Interest. The servicer will make each allocation by reference to the applicable allocation percentage of each series and the Master Trust Transferor Percentage, and, in certain circumstances, the percentage interest of certain series enhancement providers, with respect to such series. For a description of how allocations will be made to the COMT collateral certificate by the master trust, see “Sources of Funds to Pay the Notes—The COMT Collateral Certificate.”

Amounts collected as membership fees for any month will be held in the master trust collection account and will be amortized in twelve equal installments over twelve month beginning with the month following the month in which the annual fee is billed. Each such installment of annual membership fees will be treated as a collection of finance charge receivables in the month in which it is amortized and allocated in the manner described above.

For recoveries constituting the proceeds of any sale or initial securitization of Defaulted Receivables, such recoveries will be treated as Finance Charge Collections and allocated as described above over a period of time. For each month, the amount of recoveries received from the sale or initial securitization of Defaulted Receivables which shall be treated as Finance Charge Collections for such month shall be an amount equal to the total amount of such recoveries collected during the three months ending with such month divided by three.

Collections of receivables for any month will be allocated by the servicer first to membership fees sold to the transferor under the receivables purchase agreement during the preceding month, second to finance charge receivables, to the extent of finance charge receivables billed (or, in the case of annual membership fees, amortized) during the preceding month, and third to principal receivables. The servicer will, to the extent it is required to make daily deposits into the master trust collection account, make an estimated allocation of collections between annual membership fees, finance charge receivables and principal receivables on each deposit date and will deposit amounts into the master trust collection account as set forth above in accordance with such allocation.

Sharing of Principal Collections

Series 2002-CC is a principal sharing series. Each of the series of certificates listed in “Annex III: Outstanding Master Trust Series” in the related prospectus supplement is a principal sharing series. The servicer will determine the amount of Principal Collections for any month (plus miscellaneous payments and certain other amounts) allocated to Series 2002-CC remaining after covering required deposits and distributions and any similar amount remaining for any other principal sharing series, and will allocate these remaining Principal Collections pro rata, based on the amount of the shortfall, if any, for each other principal sharing series, to cover any principal distributions to investor certificateholders and deposits to principal funding accounts for any principal sharing series of master trust investor certificates which are either scheduled or permitted and which have not been covered out of the Principal Collections and miscellaneous payments and certain other amounts allocable to such series.

Excess Funding Account

If on any date the Master Trust Transferor Interest is less than or equal to the Master Trust Required Transferor Interest or the aggregate amount of principal receivables is less than the Master Trust Required Principal Balance, the servicer will not distribute to the transferor any shared principal collections that otherwise would be distributed to the transferor, but will deposit such funds in an Eligible Deposit Account, called the master trust excess funding account, established and maintained by the servicer for the benefit of the investor certificateholders of each series, in the name of the master trust trustee, and bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the investor certificateholders of each series. Funds on deposit in the master trust excess funding account will be withdrawn and paid to the transferor on any Business Day to the extent that the Master Trust Transferor Interest exceeds the Master Trust Required Transferor Interest and the aggregate amount of principal receivables exceeds the Master Trust Required Principal Balance; provided, however, that if an accumulation period, controlled amortization period or early amortization period starts for any principal sharing series, any funds on deposit in the master trust excess funding account will be treated as shared principal collections to the extent needed to cover principal payments due for the benefit of such series.

Funds on deposit in the master trust excess funding account will be invested by the master trust trustee, at the direction of the servicer, in Eligible Investments. Any earnings (net of losses and investment expenses)

earned on amounts on deposit in the master trust excess funding account during any month will be withdrawn from the master trust excess funding account and treated as Finance Charge Collections for such month.

Sharing of Excess Finance Charges

Series 2002-CC is included in a group of series of investor certificates called “Group One.” Currently, Group One consists solely of the series of certificates listed in “Annex III: Outstanding Master Trust Series” in the related prospectus supplement and the Card series notes. Finance Charge Collections and certain other amounts allocable to any series that are included in Group One in excess of the amounts necessary to make required payments for such series (including payments to the provider of any related series enhancement) that are payable out of Finance Charge Collections, called Excess Finance Charges, will be applied to cover any shortfalls in amounts payable from Finance Charge Collections allocable to any other series included in Group One, pro rata based upon the amount of the shortfall, if any, for each other series in Group One; provided, however, that the sharing of Excess Finance Charges among series in Group One will continue only until such time, if any, at which each transferor shall deliver to the master trust trustee a certificate of an authorized officer to the effect that the continued sharing of Excess Finance Charges would have adverse regulatory implications for the transferor. Following the delivery by the transferor of any such certificates to the master trust trustee, there will not be any further sharing of Excess Finance Charges among the series in Group One. In all cases, any Excess Finance Charges remaining after covering shortfalls for all outstanding series in Group One will be paid to the transferor. While any series issued by the master trust may be included in Group One, there can be no assurance that:

•	any other series will be included in Group One,

•	there will be any Excess Finance Charges for Group One for any month, or

•	the transferor will not at any time deliver a certificate as described above.

While the transferor does not believe that, based upon applicable rules and regulations as currently in effect, the sharing of Excess Finance Charges among series in Group One will have adverse regulatory implications for the bank, there can be no assurance that this will continue to be true in the future.

Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries

The current policy of the bank is to charge off as uncollectible an account at 180 days past due, except for accounts on which no payments have ever been received since the origination of such account. These accounts are charged off (net of collateral) at 120 days past due. The bank generally charges off a bankrupt customer’s account within 30 days after receiving the bankruptcy petition. The bank charges off accounts of deceased accountholders within 60 days after receiving proper notice if no estate exists against which a proof of claim can be filed, no other parties remit payments or no other responsible party is available. Generally, shortly before a secured credit card account is charged off as uncollectible or in the case of a bankruptcy, after the bankruptcy automatic stay is lifted, the servicer will withdraw funds from the Deposit Account in an amount equal to the lesser of:

•	all principal receivables plus all finance charge receivables related to such secured credit card account, and

•	the amount of funds for such secured credit card account in the Deposit Account,

and the servicer will allocate such amount for treatment as Principal Collections and Finance Charge Collections.

On the date when any receivable in an account becomes a Defaulted Receivable (including any related finance charge receivables), the master trust will automatically transfer to the transferor all right, title and interest of the master trust in and to the Defaulted Receivables (including any related finance charge receivables) in such account, all monies due or to become due with respect thereto, all proceeds thereof and any insurance proceeds relating thereto; provided that recoveries of such account shall be applied as described in “—Allocation Percentage.”

If the servicer adjusts downward the amount of any principal receivable (other than Ineligible Receivables which have been, or are to be, reassigned or assigned to the transferor) because of a rebate, refund, unauthorized charge or billing error to an accountholder or such principal receivable was created in respect of merchandise which was refused or returned by an accountholder, or if the servicer otherwise adjusts downward the amount of any principal receivable without receiving collections therefor or charging off such amount as uncollectible, then the amount of the principal receivables in the master trust for the month in which such adjustment takes place will be reduced by the amount of the adjustment. Furthermore, in the event that the exclusion of any such receivables would cause the Master Trust Transferor Interest in principal receivables at such time to be a negative number, the transferor shall be required to make an Adjustment Payment in an amount equal to such deficiency into the master trust collection account on such Distribution Date.

The Base Certificate; Additional Transferors

The pooling agreement provides that the transferor may exchange a portion of the Base Certificate or its uncertificated interest in the Master Trust Transferor Interest, if any, for a supplemental certificate or an uncertificated interest in the Master Trust Transferor Interest for transfer or exchange to a person designated by the transferor upon the execution and delivery of a supplement to the pooling agreement (which supplement will be subject to the amendment section of the pooling agreement to the extent that it amends any of the terms of the pooling agreement; see “—Amendments to the Pooling Agreement”), provided that prior to such transfer or exchange:

(a)	the transferor shall have received written notice from each rating agency that such transfer or exchange will not cause a reduction, qualification or withdrawal of the rating of the investor certificates of any outstanding series and shall have delivered copies of the written notice to the servicer and the master trust trustee, and

(b)	the transferor shall have delivered to the master trust trustee, each rating agency and certain providers of series enhancement a master trust tax opinion about the transfer or exchange.

Any transfer or exchange of a supplemental certificate or an uncertificated interest in the Master Trust Transferor Interest is subject to the conditions set forth in the preceding sentence. See “—Assumption of the Transferor’s Obligations.” The pooling agreement provides that a Base Certificate and any supplemental certificates may be in certificated or uncertificated form.

The transferor may designate one or more of its affiliates to be included as an additional transferor under the pooling agreement (by means of an amendment to the pooling agreement that will not require the consent of any investor certificateholder; see “—Amendments to the Pooling Agreement” below). Any additional transferor may cease to transfer newly arising receivables to the master trust trustee upon written notice from each rating agency that such cessation will not cause a reduction, qualification or withdrawal of the rating of the investor certificates of any series. In connection with such designation, the transferor will surrender the Base Certificate to the master trust trustee in exchange for a newly issued Base Certificate modified to reflect such additional Master Trust Transferor Interest; provided, however, that:

(i)	the conditions set forth in the preceding paragraph for the issuance of a supplemental certificate shall have been satisfied for the designation of an additional transferor, and

(ii)	any applicable conditions described in “—Assumption of the Transferor’s Obligations” shall have been satisfied for the transfer of receivables or participations in receivables by any additional transferor to the master trust. Following the inclusion of an additional transferor, the additional transferor will be treated in the same manner as the transferor described herein and references herein to the transferor shall be references to each transferor.

Master Trust Termination

The master trust will terminate on the Master Trust Termination Date. Upon termination of the trust, all right, title and interest in the receivables and other funds of the master trust (other than amounts in accounts maintained by the trust for the final payment of principal and interest to investor certificateholders) will be conveyed and transferred to the transferor.

Pay Out Events

A Pay Out Event under the pooling agreement will cause the early redemption of the notes. See “The Notes—Early Redemption Events.” A Pay Out Event refers to any of the following events:

(a)	failure on the part of the transferor (i) to make any payment or deposit on the date required under the pooling agreement or the Series 2002-CC supplement within 5 Business Days after the day such payment or deposit is required to be made or (ii) to observe or perform any other covenants or agreements of the transferor set forth in the pooling agreement or the Series 2002-CC supplement, which failure has a material adverse effect on the investor certificateholders and which continues unremedied for a period of 60 days after written notice of such failure;

(b)	any representation or warranty made by the transferor in the pooling agreement or the Series 2002-CC supplement or any information required to be given by the transferor to the master trust trustee to identify the accounts proves to have been incorrect in any material respect when made or when delivered and continues to be incorrect in any material respect for a period of 60 days after written notice of such failure and as a result of which the interests of the investor certificateholders are materially and adversely affected, except that a Pay Out Event described in this subparagraph clause (b) will not occur if the transferor has accepted reassignment of the related receivable or all of such receivables, if applicable, during such period in accordance with the provisions of the pooling agreement;

(c)	a failure by the transferor to make an addition of accounts to the master trust within 5 Business Days after the day on which it is required to make such addition pursuant to the pooling agreement or the Series 2002-CC supplement;
(d)	any Servicer Default;

(e)	certain events of insolvency, conservatorship, receivership or bankruptcy relating to the transferor (including any additional transferor) or the bank or any other owner of accounts the receivables of which have been transferred to the master trust, provided that, at the time such events occur, the master trust includes receivables transferred by such transferor or account owner;

(f)	the transferor is unable for any reason to transfer receivables to the master trust in accordance with the provisions of the pooling agreement;

(g)	the bank or any other owner of accounts the receivables of which have been transferred to the master trust is unable for any reason to sell receivables to the transferor in accordance with the provisions of the related receivables purchase agreement; or

(h)	the master trust becomes an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

In the case of any event described in clause (a), (b) or (d) above, a Pay Out Event will occur only if, after the applicable grace period, either the master trust trustee or the noteholders evidencing interests aggregating more than 50% of the Adjusted Outstanding Dollar Principal Amount of the outstanding notes, by written notice to the transferor and the servicer (and to the master trust trustee if given by the investor certificateholders) declare that a Pay Out Event has occurred as of the date of such notice.

In the case of any event described in clause (c), (e), (f), (g) or (h), a Pay Out Event will occur without any notice or other action on the part of the master trust trustee or the noteholders immediately upon the occurrence of such event.

In addition to the consequences of a Pay Out Event discussed above, if an insolvency event which involves either of the banks occurs, such bank will immediately cease to transfer principal receivables to the transferor, and the transferor will be unable to transfer principal receivables to the master trust trustee. Such bank will immediately give notice to the transferor and the master trust trustee. If a bankruptcy or insolvency event which involves the transferor occurs, the transferor will immediately cease to transfer principal receivables to the master trust trustee. The transferor will give notice of the event to the master trust trustee and the servicer. So long as any series issued prior to April 1, 2001 is outstanding, within 15 days the master trust trustee will publish a notice of the occurrence of such event stating that the trustee intends to sell, dispose of or otherwise liquidate the receivables in the master trust by the solicitation of competitive bids and on terms equivalent to the best purchase offer as determined by the master trust trustee, unless within 90 days from the date such notice is published, the holders of more than 50% of the aggregate unpaid principal amount of each outstanding series or, if a series includes more than one class, each class of such series evidencing more than 50% of the aggregate unpaid principal amount of each such series or class (and, to the extent provided in the related series supplement, any credit enhancement provider for such series) instruct the master trust trustee not to dispose of or liquidate the receivables and to continue transferring principal receivables as before such event. The proceeds from any such sale, disposition or liquidation of the receivables will be deposited in the master trust collection account and allocated as described in the pooling agreement and each series supplement. If the sum of (a) the portion of such proceeds allocated to any series and (b) the proceeds of any collections on the receivables in the master trust collection account allocated to such series is not sufficient to pay the Invested Amount of the investor certificates of such series in full, the related investor certificateholders, and in the case of the COMT collateral certificate, the noteholders, will incur a loss.

In addition to the consequences of a Pay Out Event discussed above, if a conservator or receiver were appointed for an additional transferor or if certain other events relating to bankruptcy, insolvency or receivership of that additional transferor occur, pursuant to the pooling agreement, on the day of such event, the additional transferor will immediately cease to transfer principal receivables to the master trust trustee and promptly give notice to the master trust trustee of such event.

New Issuances

The pooling agreement provides that, pursuant to one or more series supplements, the transferor may cause the master trust trustee to issue one or more new series of investor certificates and may define all principal terms of such series. Each series may have different terms and enhancements than any other series. None of the transferor, the servicer, the master trust trustee or the master trust is required or intends to obtain the consent of any investor certificateholder of any other series (or any noteholder) issued prior to the issuance of a new series. The transferor may offer any series to the public under a prospectus and prospectus supplement or other disclosure document in transactions either registered under the Securities Act of 1933, as amended, or exempt from registration thereunder directly, through one or more underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise.

Under the pooling agreement, the obligation of the master trust trustee to issue the investor certificates of a new series and to execute and deliver the related series supplement is subject to the following conditions, among others:

•	on or before the fifth business day immediately preceding the date upon which the new issuance is to occur, the transferor will give to the master trust trustee, the servicer, each rating agency and certain providers of series enhancement notice of such new issuance and the date upon which the new issuance is to occur;

•	the transferor will deliver to the master trust trustee a series supplement, specifying the terms of the series;

•	the transferor will deliver to the master trust trustee any related series enhancement agreement;

•	the transferor will receive written notice from each rating agency that such new issuance will not cause a reduction, qualification or withdrawal of the rating of the investor certificates of any outstanding series;

•	the transferor will deliver to the master trust trustee and certain providers of series enhancement an officer’s certificate of the transferor to the effect that such issuance will not cause a Pay Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur for any series;

•	the transferor will deliver to the master trust trustee, each rating agency and certain providers of series enhancement a master trust tax opinion; and

•	the transferor will deliver to the master trust trustee and certain providers of series enhancement an officer’s certificate of the transferor to the effect that the Master Trust Transferor Interest will not be less than 2% of the total amount of principal receivables, as of the date upon which the new issuance is to occur after giving effect to such new issuance.

Representations and Warranties

The transferor has made in the pooling agreement certain representations and warranties to the master trust about the accounts, the receivables and, if any, the Funds Collateral, to the effect, among other things, that as of the substitution date and each cut-off date for the addition of accounts:

•	each additional account was an Eligible Account,

•	each of the receivables existing in an additional account is an Eligible Receivable,

•	upon the creation of any new receivable transferred by the transferor to the master trust, such receivable is an Eligible Receivable, and

•	each receivable transferred by the transferor to the master trust trustee is free and clear of any liens (other than those provided for in the pooling agreement).

Prior to the substitution date, the bank made similar representations and warranties relating to receivables that were transferred by the bank to the master trust. For so long as such receivables are assets of the master trust, then the representations and warranties made by the banks regarding those receivables will be in effect and enforceable.

If the transferor, or either of the banks with respect to receivables transferred to the master trust prior to the substitution date, breaches any representation and warranty described in the preceding paragraphs and such breach remains uncured for 60 days, or such longer period, not in excess of 150 days, as may be agreed to by the master trust trustee, after the earlier to occur of the discovery of such breach by the transferor or the banks, as applicable, or receipt of written notice of such breach by the transferor, and such breach has a material adverse effect on the investor certificateholders’ interest of all series in any receivable (which determination shall be made without regard to the availability of funds under any credit enhancement), the investor certificateholders’ interest in such Ineligible Receivables will be reassigned to the transferor, or either of the banks with respect to receivables transferred to the master trust prior to the substitution date, on the terms and conditions set forth below and the related account shall no longer be included as an account in the Master Trust Portfolio.

An Ineligible Receivable will be reassigned to the transferor, or either of the banks with respect to receivables transferred to the master trust prior to the substitution date, on or before the end of the month in which such reassignment obligation arises by the transferor directing the servicer to deduct the portion of such Ineligible Receivable that is a principal receivable from the aggregate amount of the principal receivables used to calculate the Master Trust Transferor Interest. In the event that the exclusion of an Ineligible Receivable from the calculation of the Master Trust Transferor Interest would cause the Master Trust Transferor Interest to be a negative number, on the Distribution Date following the month in which such reassignment obligation arises, the transferor will make a deposit in immediately available funds in an amount equal to the principal portion and the interest portion of the amount by which the Master Trust Transferor Interest would be reduced below zero (up to the amount of such principal receivables) into the master trust excess funding account and the master trust collection account, respectively. Any amount deposited into the master trust excess funding account and the master trust collection account, respectively, in connection with the reassignment of an Ineligible Receivable, called a Transfer Deposit Amount, shall be considered a payment in full of the Ineligible Receivable. The reassignment of any Ineligible Receivable to the transferor is the sole remedy respecting any breach of the representations and warranties described in the preceding paragraphs about such receivable available to investor certificateholders of any series (or the master trust trustee on behalf of such investor certificateholders) or any provider of series enhancement.

Capital One Funding, as transferor, made as of the date it became the transferor and will also make as of each series issuance date representations and warranties to the master trust to the effect, among other things, that:

•	it is a limited liability company validly existing under the laws of the Commonwealth of Virginia; it has, in all material respects, full power and authority to consummate the transactions contemplated by the related series supplement; and each of the receivables purchase agreement, the pooling agreement and the related series supplement constitutes a valid, binding and enforceable agreement of the transferor; and

•	the pooling agreement constitutes either:

—	a valid sale, transfer and assignment to the master trust trustee (subject to Section 9-315 of the UCC, as such transfer pertains to proceeds, and subject to certain tax liens) of all right, title and interest of the transferor in the receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the investor certificateholders); or

—	the grant of a first priority perfected security interest in such receivables and the proceeds thereof (including proceeds in any of the accounts established for the benefit of the investor certificateholders) under the UCC as in effect in Virginia and any other state where the filing of a financing statement is required to perfect the master trust’s interest in the receivables and the proceeds thereof, which is effective as to each receivable then existing on the applicable series issuance date or, as to each receivable arising thereafter, upon the creation thereof and until termination of the master trust.

Prior to the substitution date, the banks made similar representations and warranties relating to the pooling agreement and the related series supplements as of the date of each series issuance date. For so long as receivables transferred by the banks prior to the substitution date are assets of the master trust, then the representations and warranties made by the banks with respect to the pooling agreement and the related series supplements will be in effect and enforceable.

In the event that the breach of any of the representations and warranties described in the preceding paragraphs has a material adverse effect on the investor certificateholders’ interest in the receivables transferred to the master trust by the transferor, or by the banks with respect to receivables transferred to the master trust prior to the substitution date, either the master trust trustee or the holders of investor certificates evidencing not less than 50% of the aggregate unpaid principal amount of the investor certificates of all series, by written notice to the transferor and the servicer (and the master trust trustee if given by the holders of the requisite percentage of investor certificates of all series), may direct the transferor or the banks, as applicable, to accept the reassignment of the receivables if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period, not in excess of 150 days, as may be specified in such notice). The transferor or the banks, as applicable, will be obligated to accept the reassignment of the receivables on the Distribution Date following the month in which such reassignment obligation arises. Such reassignment will not be required to be made, however, if:

•	at the end of such applicable period, the representations and warranties shall then be true and correct in all material respects as if made on such day; and

•	the transferor or the banks, as applicable, shall have delivered to the master trust trustee an officer’s certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct and the breach of such representation and warranty shall no longer materially adversely affect the investor certificateholders and any material adverse effect caused by such breach shall have been cured.

The price for such reassignment will generally be equal to the aggregate invested amounts and enhancement invested amounts of all series on the Distribution Date on which the reassignment is scheduled to be made plus accrued and unpaid interest on the unpaid principal amount of all series and any interest amounts that were due but not paid on a prior date and interest on such overdue interest amounts (if the applicable series supplement so provides) at the applicable certificate rates through the day preceding such Distribution Date. The payment of such reassignment price, in immediately available funds, will be considered a payment in full of all receivables and the principal portion of such funds and the interest portion of such funds will be deposited in the master trust collection account. If the master trust trustee or the requisite percentage of investor certificateholders of all series gives a notice as provided above, the obligation of the transferor or the banks, as applicable, to make any such deposit will constitute the sole remedy respecting a breach of the representations and warranties available to investor certificateholders of all series (or the master trust trustee on behalf of such investor certificateholders) or any provider of series enhancement.

It is not required or anticipated that the master trust trustee will make any initial or periodic general examination of any documents or records related to the receivables or the accounts for the purpose of establishing the presence or absence of defects, compliance with the transferor’s, or the banks’, as applicable, representations and warranties or for any other purpose. In addition, it is not anticipated or required that the master trust trustee will make any initial or periodic general examination of the servicer for the purpose of establishing the compliance by the servicer with its representations or warranties or the performance by the servicer of its obligations under the pooling agreement or for any other purpose. The servicer, however, will deliver to the master trust trustee on or before April 30 of each calendar year an opinion of counsel with respect to the validity of the interest of the master trust in and to the receivables and certain other components of the master trust.

The Servicer

Servicer Covenants

In the pooling agreement, the servicer has covenanted as to each receivable and related account that:

•	it will duly satisfy all obligations on its part to be fulfilled under or in connection with the receivables and the related accounts, and will maintain in effect all qualifications required in order to service the receivables and the related accounts and will comply in all material respects with all other requirements of law in connection with servicing the receivables and the related accounts, the failure to comply with which would have a material adverse effect on the investor certificateholders;

•	it will not authorize any rescission or cancellation of a receivable except as ordered by a court of competent jurisdiction or other governmental authority or in accordance with the bank’s lending guidelines;

•	it will take no action which, nor omit to take any action the omission of which, would substantially impair the rights of the master trust trustee in the receivables, the Funds Collateral, if any, or the related accounts;

•	it will not reschedule, revise or defer collections due on the receivable except in accordance with its ordinary course of business and the bank’s lending guidelines; and

•

except in connection with its enforcement or collection of an account, it will take no action to cause any receivables to be evidenced by any instrument or chattel paper (as defined in the UCC) and, if any receivable is so evidenced as a result of the servicer’s action, it shall be deemed to be an Ineligible Receivable and shall be assigned to the servicer as provided below; provided, however, that such receivables evidenced by instruments or chattel paper taken from obligors in the ordinary course of the servicer’s collection efforts shall not be deemed Ineligible Receivables solely as a result thereof.

Under the terms of the pooling agreement, in the event any of the representations, warranties or covenants of the servicer contained in the clauses above with respect to any receivable or the related account is breached, and such breach has a material adverse effect on the master trust trustee’s interest in such receivable (which determination shall be made without regard to the availability of funds under any credit enhancement) and is not cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the master trust trustee) from the earlier to occur of the discovery of such event by the servicer, or receipt by the servicer of written notice of such event given by the transferor or the master trust trustee, then all receivables in the account or accounts to which such event relates shall be assigned to the servicer on the terms and conditions set forth below; provided, however, that such receivables will not be assigned to the servicer if, on any day prior to the end of such 60-day or longer period:

•	the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects, and

•	the servicer shall have delivered to the transferor and the master trust trustee an officer’s certificate describing the nature of such breach and the manner in which such breach was cured.

Such assignment and transfer will be made when the servicer deposits an amount equal to the amount of such receivable in the master trust collection account on the business day preceding the Distribution Date following the month during which such obligation arises. The amount of such deposit will be deemed a Transfer Deposit Amount under the pooling agreement. This reassignment or transfer and assignment to the servicer constitutes the sole remedy available to the investor certificateholders of any series if such representation, warranty or covenant of the servicer is not satisfied and the master trust trustee’s interest in any such reassigned receivables shall be automatically assigned to the servicer.

Limitation on Liability of the Servicer

The servicer will indemnify and hold harmless the transferor, the master trust and the master trust trustee from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions of the servicer with respect to the master trust pursuant to the pooling agreement. However, unless the servicer performs any of its duties by reason of willful misfeasance, bad faith or gross negligence, or by reason of reckless disregard of its obligations and duties under the pooling agreement, neither the servicer nor any of the directors, officers employees or agents of the servicer in its capacity as servicer will be under any liability to the transferor, the master trust, the master trust trustee, the investor certificateholders, any series enhancer or any other person for any action taken or for refraining from the taking of any action in good faith in its capacity as servicer under the pooling agreement.

Servicing Compensation and Payment of Expenses

The share of the master trust servicing fee allocable to the COMT collateral certificate for any Distribution Date, called the Monthly Servicing Fee, will equal one-twelfth of the product of (i) 2.0% and (ii) the numerator used to calculate the Floating Allocation Percentage for the COMT collateral certificate for the month preceding such Distribution Date, except that for the first Distribution Date, the Monthly Servicing Fee will be equal the product of (i) 2.0%, (ii) the numerator used to calculate the Floating Allocation Percentage for the COMT collateral certificate for the first month, and (iii) a fraction, the numerator of which is the actual number of days during the period from and including the initial issuance date of any notes through and including the last day of the following month and the denominator of which is 360. On each Distribution Date, if the bank or The Bank of New York is the servicer, servicer interchange for the related month that is on deposit in the master trust collection account will be withdrawn from the master trust collection account and paid to the servicer in payment of a portion of the Monthly Servicing Fee for such month.

The servicer interchange for any month for which the bank or The Bank of New York is the servicer will be an amount equal to the product of the numerator used to calculate the Floating Allocation Percentage for the COMT collateral certificate for the month and the portion of Finance Charge Collections allocated to the Invested Amount for the COMT collateral certificate for such month that is attributable to interchange. However, servicer interchange for a month will not exceed one-twelfth of the product of (i) 0.75% and (ii) the numerator used to calculate the Floating Allocation Percentage for the COMT collateral certificate for the month; except that for the first Distribution Date, the servicer interchange may equal but shall not exceed the product of (i) 0.75%, (ii) the numerator used to calculate the Floating Allocation Percentage for the COMT collateral certificate for the month, and (iii) a fraction, the numerator of which is the actual number of days during the period from and including the initial issuance date of any notes through and including the last day of the following month and the denominator of which is 360. In the case of any insufficiency of servicer interchange on deposit in the master trust collection account, a portion of the Monthly Servicing Fee allocable to the COMT collateral certificate for such month will not be paid to the extent of such insufficiency and in no event shall the master trust, the master trust trustee, the COMT collateral certificateholder, COMET, the indenture trustee or the noteholders be liable for the share of the servicing fee to be paid out of servicer interchange.

The share of the Monthly Servicing Fee allocable to the COMT collateral certificate for any Distribution Date, called the certificateholder servicing fee, is equal to one-twelfth of the product of (i) the numerator used to calculate the Floating Allocation Percentage for the COMT collateral certificate for the month and (ii) 1.25%, or if the bank or The Bank of New York is not the servicer, 2.0%; except that for the first Distribution Date the certificateholder servicing fee will be equal to the product of (i) the numerator used to calculate the Floating Allocation Percentage for the COMT collateral certificate for the month, (ii) 1.25%, or if the bank or The Bank of New York is not the servicer, 2.0% and (iii) a fraction, the numerator of which is the actual number of days during the period from and including the initial issuance date of any notes through and including the last day of the following month and the denominator of which is 360.

The portion of the Monthly Servicing Fee allocable to the COMT collateral certificate will be allocated to each series of notes and will be paid as described in the related prospectus supplement. The remainder of the servicing fee for the master trust (including the remainder of the Monthly Servicing Fee) will be paid by the master trust transferor or the certificateholders of other series or, to the extent of any insufficiency of servicer interchange as described above, not be paid. In no event will COMET, the indenture trustee or the noteholders be liable for any portion of the master trust servicing fee to be paid by the master trust transferor or the certificateholder of any other series or to be paid out of servicer interchange.

The servicer will pay from its own funds all expenses incurred in connection with servicing the receivables in the master trust including, without limitation, expenses related to the enforcement of the receivables, payment of the fees and disbursements of the master trust trustee, the owner trustee, the indenture trustee and independent certified public accountants and other fees that are not expressly stated in the pooling agreement, the trust agreement, the indenture, the asset pool supplement or the applicable indenture supplement to be payable by the master trust or the investor certificateholders of a series or the transferor (other than federal, state, local and foreign income and franchise or other taxes based on income, if any, or any interest or penalties with respect thereto of the master trust). In the event that the bank is acting as servicer and fails to pay the fees and disbursements of the master trust trustee, the master trust trustee will be entitled to receive the portion of the master trust servicing fee that is equal to such unpaid amounts. In no event will the investor certificateholders of a series (including the noteholders or COMET as holder of the COMT collateral certificate) be liable to the master trust trustee for the servicer’s failure to pay such amounts, and any such amounts so paid to the master trust trustee will be treated as paid to the servicer for all other purposes of the pooling agreement.

Certain Other Matters Regarding the Servicer

The servicer may not resign from its obligations and duties under the pooling agreement, except upon determination that such duties are no longer permissible under applicable law. No such resignation will become effective until the master trust trustee or a successor to the servicer has assumed the servicer’s responsibilities and obligations under the pooling agreement.

Any person into which, in accordance with the pooling agreement, the servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the bank, as servicer, or other servicer, as the case may be, under the pooling agreement.

Servicer Default

In the event of any Servicer Default, either the master trust trustee or investor certificateholders holding certificates evidencing more than 50% of the aggregate unpaid principal amount of all outstanding series, by written termination notice to the servicer (and to the master trust trustee, the transferor and certain providers of series enhancement, if given by the investor certificateholders), may terminate all of the rights and obligations of the servicer, as servicer, under the pooling agreement. If the master trust trustee within 60 days of receipt of such termination notice does not receive any bids from eligible servicers and the servicer delivers an officer’s certificate to the effect that the servicer cannot in good faith cure the Servicer Default which gave rise to such termination notice, then the master trust trustee shall, except when the Servicer Default is caused by the occurrence of certain events of bankruptcy, insolvency, conservatorship or receivership of the servicer, offer the transferor a right of first refusal to purchase the investor certificateholders’ interest for all series. The purchase price for such a purchase shall be paid on a Distribution Date and shall generally be equal to, for each series, the higher of:

•	the sum of the Invested Amount plus the enhancement Invested Amount, if any, of such series on such Distribution Date (less the amount, if any, on deposit in any principal funding account for such series) plus accrued and unpaid interest at the applicable certificate rate (together with, if applicable, interest on interest amounts that were due and not paid on a prior date), through the last day of the calendar month preceding such Distribution Date; and

•	the sum of the average bid price quoted by two recognized dealers for similar securities rated in the same rating category as the initial rating of the investor certificates of such series with a remaining maturity approximately equal to the remaining maturity of the investor certificates of such series plus the enhancement invested amount, if any, of such series.

The master trust trustee shall, as promptly as possible after giving a termination notice, appoint a successor servicer. Prior to any appointment of a successor servicer, the master trust trustee will seek to obtain bids from potential servicers meeting certain eligibility requirements set forth in the pooling agreement to serve as a successor servicer for servicing compensation not in excess of the master trust servicing fee. Because the bank, as servicer, has significant responsibilities with respect to the servicing of the receivables, the master trust trustee may have difficulty finding a suitable successor servicer. If no successor servicer has been appointed by the master trust trustee and has accepted such appointment by the time the servicer ceases to act as servicer, all rights, authority, power and obligations of the servicer under the pooling agreement shall pass to and be vested in the master trust trustee. The Bank of New York, the master trust trustee, does not have credit card operations. If The Bank of New York is automatically appointed as successor servicer, it may not have the capacity to perform the duties required of a successor servicer and current servicing compensation under the pooling agreement may not be sufficient to cover its actual costs and expenses of servicing the accounts. The rights and interest of Capital One Funding under the pooling agreement and any series supplement in the Master Trust Transferor Interest will not be affected by any termination notice or appointment of a successor servicer.

Upon the occurrence of any Servicer Default the servicer shall not be relieved from using its best efforts to perform its obligations in a timely manner in accordance with the terms of the pooling agreement and any series supplement and the servicer shall provide the master trust trustee, each rating agency, each holder of the Master Trust Transferor Interest, any provider of series enhancement and the investor certificateholders of each series an officer’s certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

Master Trust Trustee

General

The Bank of New York, a New York banking corporation, is the master trust trustee under the pooling agreement. Its principal corporate trust office is located at 101 Barclay Street, Floor 8 West, Attention: Corporate Trust Administration—Asset Backed Securities, New York, New York 10286. The Bank of New York has and currently is serving as trustee for numerous securitization transactions and programs involving pools of credit card receivables.

Rights and Appointment of Co-Master Trust Trustees

The banks, the servicer, the transferor and their respective affiliates may from time to time enter into normal banking and trustee relationships with the master trust trustee and its affiliates. The master trust trustee may hold investor certificates in its own name. For purposes of meeting the legal requirements of certain local jurisdictions, the master trust trustee will have the power to appoint a co-master trust trustee or separate master trust trustees of all or any part of the master trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the master trust trustee by the pooling agreement will be conferred or imposed upon the master trust trustee and such separate master trust trustee or co-master trust trustee jointly, or, in any jurisdiction in which the master trust trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate master trust trustee or co-master trust trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the master trust trustee.

Duties and Responsibilities

Under the terms of the pooling agreement, the servicer agrees to pay to the master trust trustee reasonable compensation for performance of its duties under the pooling agreement. The master trust trustee has agreed to perform only those duties specifically set forth in the pooling agreement. Many of the duties of the master trust trustee are described in this section and throughout this prospectus and the related prospectus supplement. Under the terms of the pooling agreement, the master trust trustee’s limited responsibilities include the following:

•	to deliver to certificateholders of record certain notices, reports and other documents received by the master trust trustee, as required under the pooling agreement;

•	to authenticate, deliver, cancel and otherwise administer the investor certificates;

•	to remove and reassign Ineligible Receivables and accounts from the master trust;

•	to establish and maintain necessary master trust accounts and to maintain accurate records of activity in those accounts;

•	to serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, to appoint a successor transfer agent, paying agent and registrar;

•	to invest funds in the master trust accounts at the direction of the servicer;

•	to represent the certificateholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of the servicer, as applicable, in accordance with the terms of the pooling agreement;

•	to file with the appropriate party all documents necessary to protect the rights and interests of the certificateholders;

•	to enforce the rights of the certificateholders against the servicer, if necessary;

•	to notify the certificateholders and other parties, to sell the receivables, and to allocate the proceeds of such sale, in the event of the termination of the master trust;

•	to cause a sale of receivables on the legal maturity date of any accelerated tranche of notes; and

•	to perform certain other administrative functions identified in the pooling agreement.

In addition to the responsibilities described above, the master trust trustee has the discretion to require the transferor to cure a potential Pay Out Event and to declare a Pay Out Event. See “—Pay Out Events.”

In the event that the transferor becomes insolvent, if any series of investor certificates issued on or prior to April 1, 2001 is outstanding, the master trust trustee shall: (1) notify the certificateholders of the insolvency, (2) dispose of the receivables in a commercially reasonable manner, and (3) allocate the proceeds of such sale. See “—Pay Out Events.” If a Servicer Default occurs, in addition to the responsibilities described above, the master trust trustee may be required to appoint a successor servicer or to take over servicing responsibilities under the pooling agreement. See “— The Servicer—Servicer Default.” In addition, if a Servicer Default occurs, the master trust trustee, in its discretion, may proceed to protect its rights or the rights of the investor certificateholders under the pooling agreement by a suit, action or other judicial proceeding.

Limitation on Liability of Master Trust Trustee

The master trust trustee is not liable for any errors of judgment as long as the errors are made in good faith and the master trust trustee was not negligent.

The holders of a majority of investor certificates have the right to direct the time, method or place of conducting any proceeding for any remedy available to the master trust trustee under the pooling agreement.

Resignation, Removal and Replacement

The master trust trustee may resign at any time, in which event the transferor will be obligated to appoint a successor master trust trustee. The transferor may also remove the master trust trustee if the master trust trustee ceases to be eligible to continue as such under the pooling agreement or if the master trust trustee becomes bankrupt or insolvent. In such circumstances, the transferor will be obligated to appoint a successor master trust trustee. Any resignation or removal of the master trust trustee and appointment of a successor master trust trustee does not become effective until acceptance of the appointment by the successor master trust trustee.

Any successor master trust trustee will execute and deliver to the transferor, the servicer and its predecessor master trust trustee an instrument accepting the appointment. Any successor master trust trustee must: (1) be a bank or a corporation organized and doing business under the laws of the United States of America or any state thereof; (2) be authorized under such laws to exercise corporate trust powers; (3) have a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority; and (4) maintain any credit or deposit rating required by any note rating agency.

The servicer has agreed to pay the master trust trustee’s fees and expenses (except as those fees and expenses may arise from negligence or bad faith by the master trust trustee). The payment of those fees and expenses by the servicer will be made without reimbursement from any master trust account.

Indemnification

The pooling agreement provides that the servicer will indemnify the transferor, the master trust and the master trust trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the servicer’s actions or omissions with respect to the master trust pursuant to the pooling agreement.

Except as provided in the preceding paragraph, the pooling agreement provides that none of the servicer or any of its directors, officers, employees or agents will be under any other liability to the transferor, the master trust, the master trust trustee, the investor certificateholders, any provider of series enhancement or any other person for any action taken, or for refraining from taking any action, in good faith in the capacity as servicer pursuant to the pooling agreement.

In addition, the pooling agreement provides that, subject to certain exceptions, the transferor will be liable to an injured party for any losses, claims, damages or liabilities (other than those incurred by a certificateholder as an investor in the certificates or those which arise from any action of a certificateholder) arising out of or based upon the arrangement created by the pooling agreement and the actions of the transferor taken pursuant to the pooling agreement as though the pooling agreement created a partnership under the New York Uniform Partnership Law in which the transferor was a general partner.

Except as provided in the prior paragraph, none of the transferor or any of its directors, officers, employees or agents will be under any liability to the master trust, the master trust trustee, the certificateholders, any provider of a series enhancement or any other person for any action taken or for refraining from the taking of any action in good faith in such capacity pursuant to the pooling agreement.

However, none of the transferor, the servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

In addition, the pooling agreement provides that the servicer is not under any obligations to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling agreement and which in its reasonable judgment may involve it in any expense or liability. The servicer may, in its sole discretion but only within the scope of its role as servicer, undertake any such legal action which it may deem necessary or desirable for the benefit of the investor certificateholders with respect to the pooling agreement and the rights and duties of the parties thereto and the interest of such investor certificateholders thereunder.

Evidence as to Compliance

The fiscal year for the master trust will end on December 31 of each year. The servicer will file with the SEC an annual report on Form 10-K on behalf of the master trust 90 days after the end of its fiscal year.

The servicer will deliver to the master trust trustee and, if required, file with the SEC as part of an annual report on Form 10-K filed on behalf of the master trust and COMET, the following documents:

•	a report regarding its assessment of compliance during the preceding fiscal year with all applicable servicing criteria set forth in relevant SEC regulations with respect to asset-backed securities transactions taken as a whole involving the servicer that are backed by the same types of assets as those backing the notes;

•	with respect to each assessment report described immediately above, a report by a registered public accounting firm that attests to, and reports on, the assessment made by the asserting party, as set forth in relevant SEC regulations; and

•	a servicer compliance certificate, signed by an authorized officer of the servicer, to the effect that:

  (i)    a review of the servicer’s activities during the reporting period and of its performance under the pooling agreement has been made under such officer’s supervision.

  (ii)   to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the pooling agreement in all materials respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The servicer’s obligation to deliver any servicing assessment report or attestation report and, if required, to file the same with the SEC, is limited to those reports prepared by the servicer and, in the case of reports prepared by any other party, those reports actually received by the servicer.

Copies of all statements, certificates and reports furnished to the master trust trustee may be obtained by a request in writing delivered to the master trust trustee.

Amendments to the Pooling Agreement

By accepting a note, a noteholder will be deemed to acknowledge that the transferor, the servicer and the master trust trustee may amend the pooling agreement and any series supplement (including the Series 2002-CC supplement) without the consent of any certificateholder (including COMET) or any noteholder, so long as the amendment will not materially adversely affect the interest of any investor certificateholder (including the holder of the COMT collateral certificate).

For the purposes of any vote or consent under the pooling agreement or any series supplement:

•	that requires the consent or vote of each investor certificateholder, each noteholder will be treated as an investor certificateholder;

•	that requires the consent or vote of any series of investor certificates issued by the master trust, each series of notes will be treated as a series of investor certificates issued by the master trust; and

•	that requires the consent or vote of any class of investor certificates issued by the master trust, each tranche of notes will be treated as a class of investor certificates issued by the master trust.

No amendment to the pooling agreement will be effective unless COMET delivers the opinions of counsel described under “The Indenture—Tax Opinions for Amendments.”

The pooling agreement and any series supplement may be amended from time to time, including in connection with:

•	the assumption of the obligations of the transferor and the servicer under the pooling agreement by another party,

•	the provision of additional series enhancement for the benefit of investor certificateholders of any series,

•	the issuance of a supplemental certificate,

•	the addition of participations in receivables to the master trust, or

•	the designation of an additional transferor.

Amendments to the pooling agreement and any series supplement may be made by agreement of the master trust trustee, the transferor and the servicer without the consent of the investor certificateholders of any series or the consent of the provider of any series enhancement provided that:

•	the transferor has received written notice from each rating agency that such amendment will not cause a reduction, qualification or withdrawal of the rating of the investor certificates of any outstanding series,

•	the transferor delivers to the master trust trustee and each provider of series enhancement an officer’s certificate to the effect that such amendment will not have a material adverse effect on the interests of the investor certificateholders,

•	in the case of an amendment relating to the assumption of the transferor’s or the servicer’s obligations under the pooling agreement by another party, all other conditions to such assumption specified in the pooling agreement have been satisfied (see “—Assumption of the Transferor’s Obligations” and “—The Servicer—Certain Other Matters Regarding the Servicer”), and

•	all conditions to such amendment specified in the pooling agreement have been satisfied.

The pooling agreement and any series supplement may also be amended from time to time by the transferor, the servicer and the master trust trustee (a) with the consent of the holders of investor certificates evidencing not less than 50% of the aggregate unpaid principal amount of the investor certificates of all outstanding series affected for the purpose of effecting a significant change in the permitted activities of the master trust and (b) in all other cases with the consent of the holders of investor certificates evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the investor certificates of all adversely affected series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling agreement or any series supplement or of modifying in any manner the rights of such investor certificateholders. No such amendment specified in clause (b) above, however, may:

•	reduce in any manner the amount of or delay the timing of any distributions to be made to investor certificateholders or deposits of amounts to be so distributed or the amount available under any series enhancement without the consent of each affected investor certificateholder;

•	change the definition or the manner of calculating the interest of any investor certificateholder without the consent of each affected investor certificateholder;

•	reduce the percentage required to consent to any such amendment without the consent of each investor certificateholder; or

•	adversely affect the rating of any series or class by any rating agency without the consent of the holders of investor certificates of such series or class evidencing not less than 66 2/3% of the aggregate unpaid principal amount of the investor certificates of such series or class.

Promptly following the execution of any such amendment (other than an amendment described in the first paragraph), the master trust trustee will furnish notice of the substance of such amendment to each investor certificateholder.

In addition, subject to any other applicable conditions described above, the Series 2002-CC supplement may be amended by the transferor without the consent of the servicer, the master trust trustee, COMET or any noteholder if the transferor provides the master trust trustee with (a) an opinion of counsel to the effect that such amendment or modification would reduce the risk that the master trust would be treated as taxable as a publicly traded partnership pursuant to Section 7704 of the Internal Revenue Code of 1986, as amended and (b) a certificate that such amendment or modification would not materially and adversely affect any investor certificateholder (including the noteholders and COMET as holders of the COMT collateral certificate), except that no such amendment (i) shall be deemed effective without the master trust trustee’s consent, if the master trust trustee’s rights, duties and obligations under the Series 2002-CC supplement are thereby modified or (ii) shall cause a significant change in the permitted activities of the master trust, as set forth in the pooling agreement. Promptly after the effectiveness of any such amendment, the transferor shall deliver a copy of such amendment to each of the servicer, the master trust trustee and each rating agency.

Assumption of the Transferor’s Obligations

Each receivables purchase agreement permits a transfer of all of the applicable bank’s credit card accounts and other revolving credit accounts and the receivables arising thereunder, which may include all, but not less than all, of such bank’s portfolio of accounts designated to the master trust and such bank’s remaining interest in the receivables arising thereunder. In the pooling agreement, the transferor is permitted to transfer its remaining interest in the receivables, its interest in participations in receivables and its interest in the master trust, and the bank is permitted to transfer all servicing functions and other obligations under the pooling agreement or relating to the transactions contemplated thereby, to another entity which may or may not ultimately be affiliated with the bank or the transferor. Pursuant to the receivables purchase agreements, the banks are permitted to sell the accounts and the related interests only with the consent of the transferor. Pursuant to the pooling agreement, the transferor is permitted to consent to the sale by the banks and is permitted to assign, convey and transfer its assets and obligations to such other entity, without the consent or approval of any certificateholders or noteholders, if the following conditions, among others, are satisfied:

•	the entity, the transferor and the master trust trustee have entered into an assumption agreement providing for the entity’s assumption of the transferor’s obligations under the pooling agreement,

including the assumption of the obligation to transfer the receivables arising under the portfolio of accounts in the master trust and the receivables arising under any additional accounts directly or indirectly to the master trust;

•	each provider of series enhancement, if any, has consented to the transfer and assumption;

•	all UCC financing statement filings required to perfect the interest of the master trust trustee in the receivables arising under such accounts have been duly made and copies thereof will have been delivered by the transferor to the master trust trustee;

•	if the assuming entity is a savings and loan association, a national banking association, a bank or other entity that is not subject to Title 11 of the United States Code, the transferor has delivered notice of such transfer and assumption to each rating agency (in which case there is no requirement that such transfer and assumption will not have an effect on the ratings of any outstanding investor certificates) or, if the assuming entity is not any of those entities, the transferor has received written notice from each rating agency that such transfer and assumption will not cause a reduction, qualification or withdrawal of the rating of the investor certificates of any outstanding series;

•	the master trust trustee has received an opinion of counsel about the third clause above and as to certain other matters specified in the pooling agreement; and

•	the master trust trustee has received a master trust tax opinion.

The pooling agreement and the receivables purchase agreements provide that the banks, the transferor, the assuming entity and the master trust trustee may enter into amendments to the pooling agreement and the receivables purchase agreements to permit the transfer and assumption described above without the consent of the holders of any certificates or notes. After any permitted transfer and assumption, the assuming entity will be considered to be a “transferor” for all purposes hereof, and the prior transferor will have no further liability or obligation under the pooling agreement.

Investor Certificateholders Have Limited Control of Actions

Investor certificateholders of any series or class within a series may need the consent or approval of a specified percentage of the Invested Amount of other series or a class of such other series to take or direct certain actions, including to require the appointment of a successor servicer after a Servicer Default, to amend the pooling agreement in some cases, and to direct a repurchase of all outstanding series after certain violations of the transferor’s representations and warranties. The interests of the investor certificateholders of any such series may not all coincide, making it more difficult for any particular investor certificateholder to achieve the desired results from such vote.

The Issuing Entity

General

The issuing entity, the Capital One Multi-asset Execution Trust, also called “COMET,” will issue the notes. The address of COMET is Capital One Multi-asset Execution Trust, c/o Deutsche Bank Trust Company Delaware, E.A. Delle Donne Corporate Center, Montgomery Building, 1011 Centre Road, Wilmington, Delaware 19805-1266. Its telephone number is (201) 593-6792.

COMET was initially capitalized by a $1 contribution from the beneficiary. No additional capital contributions have been made to COMET.

For a description of the assets of COMET, see “Sources of Funds to Pay the Notes—General.”

Trust Agreement

COMET will operate pursuant to a trust agreement between Capital One Funding and Deutsche Bank Trust Company Delaware, a Delaware banking corporation, the owner trustee. The fiscal year for COMET will end on December 31 of each year. The servicer will file with the SEC an annual report on Form 10-K on behalf of COMET 90 days after the end of its fiscal year. COMET does not have any officers or directors. Currently, its sole beneficiary is Capital One Funding. Due to the bank’s ownership of Capital One Funding, COMET is an affiliate of the servicer, the originator and the depositor. Other affiliates of the banks may also be beneficiaries.

Amendments

Capital One Funding and the owner trustee may amend the trust agreement without the consent of the noteholders or the indenture trustee so long as the amendment is not reasonably expected to (i) adversely affect in any material respect the interests of the noteholders or (ii) significantly change the permitted activities of COMET, as set forth in the trust agreement. Accordingly, neither the indenture trustee nor any holder of any note will be entitled to vote on any such amendment.

In addition, Capital One Funding and the owner trustee may amend the trust agreement if holders of not less than (a) in the case of a significant change in the permitted activities of COMET which COMET does not reasonably expected to have a material adverse effect on the noteholders, a majority of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent, and (b) in all other cases, 66 2/3% of the aggregate outstanding dollar principal amount of the notes affected by an amendment consent; however, unless all of the holders of the aggregate outstanding dollar principal amount of the notes consent, the trust agreement may not be amended for the purpose of (i) increasing or reducing the amount of, or accelerating or delaying the timing of, collections of payments in respect of the assets of COMET or distributions that are required to be made for the benefit of the noteholders or (ii) reducing the percentage of holders of the outstanding dollar principal amount of the notes, the holders of which are required to consent to any amendment.

See “The Indenture—Tax Opinions for Amendments” for additional conditions to amending the trust agreement.

Owner Trustee

Deutsche Bank Trust Company Delaware, the owner trustee, is an affiliate of Deutsche Bank Trust Company Americas, a New York banking corporation. Deutsche Bank Trust Company Delaware has acted as owner trustee on numerous asset-backed transactions, with Deutsche Bank Trust Company Americas providing administrative support, including credit card securitizations. While the structure among these transactions may differ, Deutsche Bank Trust Company Delaware is experienced in administering transactions of this kind.

For COMET, the powers and duties of the owner trustee are ministerial only. Accordingly, Capital One Funding, as beneficiary, will direct the owner trustee in the management of COMET and its assets.

The owner trustee is indemnified from and against all liabilities, obligations, losses, damages, claims, penalties or expenses of any kind arising out of the trust agreement or any other related documents, or the enforcement of any terms of the trust agreement, the administration of COMET’s assets or the action or inaction of the owner trustee under the trust agreement, except for (1) its own willful misconduct, bad faith or negligence, (2) the inaccuracy of certain of its representations and warranties in the trust agreement, (3) its failure, acting in its individual capacity, to act as necessary to discharge any lien, pledge, security interest or other encumbrance on any part of COMET’s assets which results from actions by or claims against the owner trustee not related to the ownership of any part of COMET’s assets, or (4) taxes, fees or other charges based on or measured by any fees, commissions or other compensation earned by the owner trustee for acting as owner trustee under the trust agreement.

The owner trustee may resign at any time without cause by giving written notice to the beneficiary. The owner trustee may also be removed as owner trustee if it becomes insolvent, it is no longer eligible to act as owner trustee under the trust agreement or by a written instrument delivered to the owner trustee by the beneficiary. In all of these circumstances, the beneficiary must appoint a successor owner trustee for COMET. If a successor owner trustee has not been appointed within 30 days of giving notice of resignation or removal, the owner trustee or the beneficiary may apply to any court of competent jurisdiction to appoint a successor owner trustee to act until the time, if any, as a successor owner trustee is appointed by the beneficiary.

Any owner trustee will at all times (1) be a trust company or a banking corporation under the laws of its state of incorporation or a national banking association, having all corporate powers and all material government licenses, authorization, consents and approvals required to carry on a trust business in the State of Delaware, (2) comply with Section 3807 (and any other applicable section) of the Delaware Statutory Trust Act, (3) have a combined capital and surplus of not less than $50,000,000 (or have its obligations and liabilities irrevocably and unconditionally guaranteed by an affiliated person having a combined capital and surplus of at least $50,000,000) and (4) have (or have a parent which has) a rating of at least Baa3 by Moody’s, at least BBB- by Standard & Poor’s or, if not rated, otherwise satisfactory to each rating agency rating the outstanding notes.

Depositor and Transferor

Capital One Funding, LLC is the depositor and transferor of COMET. Capital One Funding is also the transferor of COMT. COMT has issued the COMT collateral certificate that is the initial asset of COMET. Capital One Funding or other affiliates of the bank may also be the depositor of other master trusts or securitization special purpose entities which may issue collateral certificates to be held by COMET. In addition, the bank, the savings bank and their affiliates, including non-banking affiliates, may act as transferors of assets to COMET.

Administrator

The bank or an affiliate will be the administrator and servicer of any receivables owned by COMET and pursuant to a transfer and administration agreement, will perform all administrative functions for COMET including:

•	causing the note register to be kept, and notifying the indenture trustee of any appointment of a new note registrar and the location, or change in location, of the note registrar;

•	preparing or obtaining the documents, legal opinions and instruments required for execution, authentication and delivery of the notes, and delivery of notes to the indenture trustee for authentication, providing for the replacement of mutilated, destroyed, lost or stolen notes, providing for the exchange or transfer of notes and notifying each note rating agency of the issuance of any series, class or tranche of notes;

•	preparing or obtaining the documents, legal opinions and instruments required for execution, authentication and delivery of the notes, and delivery of notes to the indenture trustee for authentication, providing for the replacement of mutilated, destroyed, lost or stolen notes, providing for the exchange or transfer of notes and notifying each note rating agency of the issuance of any series, class or tranche of notes;

•	directing the indenture trustee regarding the investment of funds in COMET accounts;

•	preparing or obtaining the documents, legal opinions and instruments required to be delivered to the indenture trustee regarding the satisfaction and discharge of the indenture, if applicable, and preparing the documents necessary for the indenture trustee to acknowledge the same;

•	if the indenture trustee resigns or is removed, giving written notice of such resignation or removal and appointment to each noteholder;

•	preparing or causing to be prepared any required tax returns for COMET and any reporting information for the noteholders;

•	preparing on behalf of COMET written instructions regarding any action proposed to be taken or omitted by the indenture trustee;

•	furnishing to the indenture trustee a list of the names and addresses of the registered noteholders at the times required under the indenture;

•	establishing reasonable rules for matters relating to an action by or a meeting of noteholders not otherwise set forth in the indenture;

•	preparing for COMET such filings with the Securities and Exchange Commission, and providing the indenture trustee with copies thereof once filed, as required by the Securities Exchange Act of 1934, as amended, or as otherwise required in accordance with rules and regulations prescribed from time to time by the Securities and Exchange Commission;

•	preparing, completing and delivering to the indenture trustee and the master trust trustee any monthly statements for COMET’s assets required to be delivered to the noteholders;

•	preparing noteholder payment instructions for COMET, and delivering the same to the indenture trustee and the master trust trustee;

•	preparing or obtaining any necessary opinion of counsel, issuing entity tax opinion, officer’s certificate of COMET, or other document or instrument as may be required in connection with any supplemental indenture or amendment to the indenture;

•	giving notice to each note rating agency and collecting the votes of noteholders, as necessary, in connection with any supplemental indenture or amendment to the indenture;

•	causing any paying agents to execute and deliver to the indenture trustee an instrument pursuant to which it agrees to act as paying agent;

•	preparing officer’s certificates of COMET which direct the paying agent to pay to the indenture trustee sums held in trust by COMET or such paying agent for the purpose of discharging the indenture, if applicable;

•	preparing written statements for execution by an authorized officer of COMET described in “The Indenture—Issuing Entity’s Annual Compliance Statement”;

•	performing or causing to be performed all things necessary to preserve and keep in full force and effect the legal existence of COMET;

•	giving prompt written notice to the indenture trustee and each note rating agency of each event of default, each breach on the part of the servicer or the master trust transferor of its respective obligations under the pooling agreement, or any default of a derivative counterparty;

•	providing to noteholders and prospective noteholders information required to be provided by COMET pursuant to Rule 144A under the Securities Act of 1933, as amended;

•	preparing and causing COMET to file any required UCC financing statements and amendments thereto;

•	preparing or obtaining the instruments, documents, agreements and legal opinions required to be delivered by COMET and preparing any notice required to be given to the note rating agencies in connection with the merger or consolidation of COMET or the conveyance or transfer of any of COMET’s property or assets;

•	giving written notice to the affected noteholders of any optional repurchase by the servicer or its affiliate and to the indenture trustee and each note rating agency for any such optional repurchase or early redemption event;

•	preparing or obtaining the instruments, documents, agreements and legal opinions required to be delivered by COMET and preparing any notice required to be given by COMET to the note rating agencies and the indenture trustee in connection with addition or removal of COMET’s assets securing the notes;

•	preparing for execution and delivery or filing by COMET of all supplements and amendments to the transfer and administration agreement; and

•	establishing and maintaining, or causing to be established and maintained, any issuing entity accounts.

In addition to the duties of the administrator described above, the administrator will perform all ministerial duties and obligations of COMET under the transfer and administration agreement, the trust agreement and the indenture (and any supplements thereto), and will perform calculations and prepare for execution by COMET and the owner trustee all documents, reports, filings, instruments, certificates and opinions as it is the duty of COMET or the owner trustee to prepare, file or deliver pursuant to those agreements, and at the request of COMET or the owner trustee will take all appropriate action that it is the duty of COMET or the owner trustee to take pursuant to such agreements. In accordance with the directions of COMET, the owner trustee or the transferor, the administrator will also administer, perform or supervise the performance of any other activities in connection with COMET’s assets that are not described above, so long as the administrator is expressly requested by the owner trustee or the transferor to do so, and so long as it is reasonably within the capability of the administrator to perform those requests.

For any matters that in the reasonable judgment of the administrator are non-ministerial, the administrator shall not take any action except upon direction of the transferor. “Non-ministerial matters” include:

•	the amendment of or any supplement to the indenture;

•	the initiation of any claim or lawsuit by COMET and the compromise of any action, claim or lawsuit brought by or against COMET;

•	the amendment, change or modification of the transfer and administration agreement, the trust agreement or the indenture (or any supplements thereto);

•	the appointment of successor note registrars, successor paying agents and successor indenture trustees pursuant to the indenture or the appointment of successor administrators, or the consent to the assignment by the note registrar, a paying agent or the indenture trustee of its obligations under the indenture;

•	the removal of the indenture trustee;

•	the timing or amount of any allocation, deposit, withdrawal or payment of funds under any of the transfer and administration agreement, the trust agreement or the indenture (or any supplements thereto);

•	the redemption or payment of any note, or the initiation, suspension or termination of any revolving, redemption or other period under any of the transfer and administration agreement, the trust agreement or the indenture (or any supplements thereto);

•	the waiver of any default under any of the transfer and administration agreement, the trust agreement or the indenture (or any supplements thereto);

•	the release of any part of COMET’s assets; and

•	any matter that is reserved to the discretion of COMET under any of the transfer and administration agreement, the trust agreement, the indenture or any supplements thereto or that could have a material impact on the financial condition of COMET or the transferor.

The administrator will maintain appropriate books of account and records relating to services performed by it pursuant to the transfer and administration agreement, which books of account and records shall be accessible for inspection by COMET, the owner trustee, the indenture trustee and the transferor at any time during normal business hours. As compensation for the performance of the administrator’s obligations under the transfer and servicing agreement, the administrator will be paid $1,500 per month by the transferor, in addition to reimbursement for its liabilities and extra out-of-pocket expenses related to its performance under the transfer and administration agreement or under the trust agreement or the indenture (or any supplements thereto).

In addition, the bank or an affiliate will also be the servicer for other master trusts or securitization special purpose entities which may issue collateral certificates to be held by COMET.

Activities

COMET’s activities are limited to:

•	acquiring and holding the collateral certificates, receivables and other assets of COMET and the proceeds from these assets;

•	issuing notes;

•	making payments on the notes; and

•	engaging in other activities that are necessary or incidental to accomplish these limited purposes, which are not contrary to maintaining the status of COMET as a “qualifying special purpose entity” under applicable accounting literature.

For a description of the assets of COMET, see “Sources of Funds to Pay the Notes—General.”

Uniform Commercial Code financing statements have been filed, to the extent appropriate, to perfect the ownership or security interests of COMET and the indenture trustee described herein. See “Risk Factors” for a discussion of risks associated with COMET and COMET’s assets, and see “The Transferor, The Depositor and The Receivables Purchase Agreements—Receivables Purchase Agreements,” “The Master Trust—Representations and Warranties” and “The Indenture—Issuing Entity Covenants” for a discussion of covenants regarding the perfection of security interests.

See “The Indenture—Issuing Entity Covenants” for a discussion of the covenants that COMET has made regarding its activities.

Sources of Funds to Pay the Notes

General

COMET’s primary assets will consist of one or more collateral certificates issued by master trusts or other securitization special purpose entities whose assets consist primarily of receivables arising in accounts owned or loans originated or acquired by the bank, the savings bank or any of their affiliates (including non-banking affiliates). Each collateral certificate will represent an undivided interest in the assets of the applicable master trust or applicable securitization special purpose entity. In addition to collateral certificates, the assets of COMET may include receivables that arise in accounts owned or loans originated or acquired by the bank, the savings bank or any of their affiliates (including any non-banking affiliate) that have been designated to be transferred to COMET. The assets of COMET may also include the benefits of one or more derivative agreements, supplemental credit enhancement agreements or supplemental liquidity agreements, and COMET trust accounts or supplemental accounts.

As of the initial issuance date, COMET owns one collateral certificate, the COMT collateral certificate issued by the Capital One Master Trust. For a description of the COMT collateral certificate, see “—The COMT Collateral Certificate.” For a description of the master trust, see “The Master Trust.”

Currently, the assets of COMET consist primarily of:

•	the COMT collateral certificate; and

•	the funds on deposit in the related COMET trust accounts.

The only amounts that will be available to fund payments on a series, class or tranche of are (1) that series’s, class’s or tranche’s allocable share of the assets that have been included in COMET, (2) shared excess Finance Charge Amounts from other series of notes issued by COMET or series of investor certificates issued by the master trust, if any, and (3) shared excess Principal Amounts from other series of notes issued by COMET or series of investor certificates issued by the master trust, if any.

In addition to the Card series, COMET may issue other series of notes that are secured by the assets in COMET.

In the future, other collateral certificates representing an undivided interest in a master trust or other securitization special purpose entity whose assets consist primarily of receivables arising in credit card or other revolving credit accounts owned by the bank, the savings bank or their affiliates may be added to COMET. Other than the COMT collateral certificate, the funds on deposit in the related COMET trust accounts, and any other collateral certificates which may be added in the future, COMET does not have any other significant assets or means of capitalization.

The composition of the assets in COMET will likely change over time due to:

•	COMET’s or the applicable transferor’s ability to increase and decrease the size (or Invested Amount) of the COMT collateral certificate;

•	COMET’s or the applicable transferor’s ability to designate additional collateral certificates;

•	COMET’s or the applicable transferor’s ability to increase and decrease the size of any or all of the collateral certificates, and to choose to reinvest or to not reinvest principal payments in any of those collateral certificates without corresponding increases to all of the collateral certificates; and

•	changes in the composition of the receivables transferred to COMET or the master trusts or other securitization special purpose entities which have transferred a collateral certificate to COMET as new receivables are created, existing receivables are paid off or charged-off, additional accounts are designated to have their receivables included in those master trusts or other securitization special purpose entities or COMET and accounts are designated to have their receivables removed from those master trusts or other securitization special purpose entities or from COMET.

In addition, the occurrence of a pay out event or early amortization event for a collateral certificate will result in an early amortization of that collateral certificate. The payments made upon the occurrence of a pay out event or early amortization event for a collateral certificate may be reinvested in another collateral certificate or directly in receivables or paid to noteholders whose notes are secured by those assets or to the transferor or transferors or the holders of the Transferor Interest.

If the composition of the assets in COMET changes over time due to these or other factors, noteholders will not be notified of such change. However, monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission. These reports will not be sent to noteholders. See “Where You Can Find More Information” for information as to how these reports may be accessed.

Addition of Assets

In the future, the assets in COMET may include collateral certificates (other than the COMT collateral certificate) representing undivided interests in master trusts or other securitization special purpose entities, whose assets consist primarily of receivables arising in credit card accounts and other revolving credit accounts owned by the bank, the savings bank or any of their affiliates, which receivables are transferred to Capital One Funding or another affiliate of the bank for inclusion in the related master trust or securitization special purpose entity. However, prior to the addition of any such collateral certificate to COMET,

•	each rating agency must confirm that the addition of such collateral certificate will not cause a reduction, qualification or withdrawal of the ratings of any outstanding notes secured by the assets in COMET, and

•	COMET must deliver an officer’s certificate to the indenture trustee to the effect that such addition will not, in the reasonable belief of the officer, based on the facts known to such officer at that time, cause an early redemption event or an event that, after the giving of notice or lapse of time, would cause an early redemption event to occur for any outstanding notes secured by the assets in COMET.

COMET is currently designated as a non-receivables asset pool and, therefore, is not eligible to have receivables directly included in its assets.

The applicable transferor will designate the Invested Amount of any additional collateral certificate. However, the transferor may not reduce the Invested Amount of a collateral certificate without an equal or greater reduction in the aggregate Nominal Liquidation Amount of the notes secured by the assets in COMET, unless the transferor delivers to COMET and the indenture trustee an officer’s certificate to the effect that such reduction will not, in the reasonable belief of the officer, based on the facts known to such officer at that time, cause an early redemption event or an event that, after the giving of notice or lapse of time, would cause an early redemption event to occur for any outstanding notes secured by the assets in COMET.

Additional collateral certificates may not be of the same credit quality as the existing collateral certificates, and receivables arising in additional accounts or loans may not be of the same credit quality as the receivables arising in accounts or loans, if any, already included in COMET. Additional accounts or loans may have been originated by the bank, the savings bank or an affiliate using credit criteria different from those which were applied by the bank, the savings bank or an affiliate to the accounts or loans already included in COMET or may have been acquired by the bank, the savings bank or an affiliate from a third-party institution which may have used different credit criteria from those applied by the bank, the savings bank or their affiliates to the accounts. See “Risk Factors—Addition of credit card receivables to the master trusts or other securitization special purpose entities or COMET may decrease the credit quality of the assets securing the repayment of your notes. If this occurs, your receipt of payments of principal and interest may be reduced, delayed or accelerated.”

The transfer to COMET of additional collateral certificates or receivables arising in additional accounts or loans or the increase of the Invested Amount of an existing collateral certificate, may be subject to conditions described in the related prospectus supplement.

The COMT Collateral Certificate

As of the date of this prospectus, the primary source of funds for the payment of principal of and interest on the notes secured by the assets of COMET is the COMT collateral certificate issued by the master trust. The following discussion summarizes the material terms of the COMT collateral certificate. This summary does not purport to be complete and is qualified in its entirety by reference to the provisions of the pooling agreement, the related series supplement and the COMT collateral certificate, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part. For a description of the master trust and its assets, see “The Master Trust.”

The COMT collateral certificate represents an undivided interest in the assets of the Capital One Master Trust, the master trust. The COMT collateral certificate is the only certificate issued pursuant to Series 2002-CC of the master trust. The assets of the master trust consist primarily of credit card receivables arising in selected

MasterCard and VISA revolving credit card accounts, which receivables have been transferred by the bank or the savings bank to Capital One Funding and have been transferred by Capital One Funding to the master trust. The amount of credit card receivables in the master trust will fluctuate from day to day as new credit card receivables are generated or included in or removed from the master trust and as other credit card receivables are paid off, charged off as uncollectible or otherwise adjusted.

The COMT collateral certificate has no specified interest rate. COMET, as holder of the COMT collateral certificate, is entitled to receive its allocable share of Finance Charge Collections and Principal Collections payable by the master trust and is assessed its allocable share of Default Amounts. In addition, the holder of the COMT collateral certificate is obligated to pay the portion of the master trust servicing fee allocable to the COMT collateral certificate.

Allocations of Default Amounts, Finance Charge Collections and Principal Collections in the master trust are made pro rata among (1) each series of investor certificates issued by the master trust, including the COMT collateral certificate, based on each investor certificate’s respective Invested Amount, as may be adjusted for any increases or decreases due to payment of principal or reductions of the Invested Amount from charge-offs for uncovered Default Amounts or reallocated Principal Collections in the master trust, (2) Capital One Funding, as the transferor of the master trust, based on the Master Trust Transferor Interest and (3) in certain circumstances, the interest of certain credit enhancement providers.

The COMT collateral certificate has a fluctuating Invested Amount, not less than zero, that is equal to the aggregate Nominal Liquidation Amount of all of the notes secured by the assets in COMET minus the aggregate Invested Amount of all other collateral certificates in COMET. Therefore, the sum of the Invested Amounts of the collateral certificates in COMET will increase and decrease as the Nominal Liquidation Amounts of the notes secured by the assets in COMET increase and decrease. The administrator will decide in its sole and absolute discretion which collateral certificate Invested Amount or Invested Amounts will increase or decrease as the Nominal Liquidation Amount of the notes secured by the assets in COMET increases and decreases. Principal amounts paid to the transferor or transferors may be reinvested in the COMT collateral certificate or other collateral certificates in COMET.

The Master Trust Transferor Interest, which is owned by Capital One Funding, represents the interest in the principal receivables in the master trust in excess of the interests represented by the COMT collateral certificate or any other master trust series of investor certificates.

Each month, the master trust will allocate Default Amounts, Finance Charge Collections and Principal Collections to the investor certificates outstanding under the master trust, including the COMT collateral certificate.

In general, the Invested Amount of each series of investor certificates (other than the COMT collateral certificate) issued by the master trust will equal the stated dollar amount of the investor certificates issued to investors in that series, minus (A) unreimbursed charge-offs, if any, from uncovered Default Amounts in the master trust allocable to that series, (B) reallocations of Principal Collections allocated to that series to cover certain shortfalls in Finance Charge Collections for that series and (C) Principal Collections deposited to a master trust principal funding account or paid to those investors, plus any reimbursements of the amounts described in clause (A) or (B) above.

When no principal amounts are needed for deposit into a master trust principal funding account or needed to pay principal to master trust investors, Principal Collections for all master trust investor certificates are allocated similarly to the allocation of Finance Charge Collections. However, Principal Collections are allocated differently when principal amounts are needed to be deposited into the master trust principal funding accounts for other series or paid to the master trust investors. When the principal amount of a master trust investor certificate begins to accumulate or amortize, Principal Collections continue to be allocated to the investor certificate as if the Invested Amount of that investor certificate had not been reduced by Principal Collections deposited to a master trust principal funding account or paid to master trust investors. During this time of accumulation or amortization, allocations of Principal Collections to the investors in a series of investor certificates issued by the master trust are based on the Invested Amount of that series “fixed” at the time immediately before the first deposit of Principal Collections into a principal funding account or the time immediately before the first payment of Principal Collections to investors of that series.

The COMT collateral certificate will be allocated Principal Collections at all times based on:

•	the sum of the Nominal Liquidation Amounts of all series, classes and tranches of notes secured by the assets in COMET, minus

•	the sum of the Invested Amounts of each of the other collateral certificates in COMET.

For series, classes and tranches of notes secured by the assets in COMET which do not require Principal Amounts to be deposited into a principal funding account or paid to noteholders, the Nominal Liquidation Amount calculation will be “floating,” i.e. calculated at the end of the prior month. For series, classes or tranches of notes secured by the assets in COMET which require Principal Amounts to be deposited into a principal funding account or paid to noteholders, the Nominal Liquidation Amount calculation will be “fixed” immediately before COMET begins to allocate Principal Amounts to the principal funding subaccount for that series, class or tranche, i.e. calculated at the end of the month prior to any reductions for deposits or payments of principal.

If Principal Collections allocated to the COMT collateral certificate are needed for reallocation to cover certain shortfalls in Finance Charge Amounts, to pay the notes secured by the assets in COMET or to make a deposit into the COMET trust accounts within a month, they will be deposited into the master trust collection account and then paid to COMET for deposit into the collection account. Otherwise, Principal Collections allocated to the COMT collateral certificate will be reallocated to other series of master trust investor certificates which have a shortfall in Principal Collections only to the extent other series of investor certificates have a shortfall in Principal Collections—which does not reduce the Invested Amount of the COMT collateral certificate—or reinvested in the master trust to maintain the Invested Amount of the COMT collateral certificate. If the COMT collateral certificate has a shortfall in Principal Collections, but other series of investor certificates issued by the master trust have excess Principal Collections, a portion of the excess Principal Collections allocated to other series of investor certificates issued by the master trust will be reallocated to the COMT collateral certificate and any other master trust investor certificate which may have a shortfall in Principal Collections, and the COMT collateral certificate’s share of the excess Principal Collections from the other series will be paid to COMET and treated as Principal Amounts.

Upon a sale of credit card receivables, or interests therein, (i) if required under the pooling agreement following an insolvency or bankruptcy of Capital One Funding, (ii) following an event of default and acceleration, or (iii) on the applicable legal maturity date for a series, class or tranche of notes secured by the assets in COMET, as described in the accompanying prospectus supplement, the portion of the Nominal Liquidation Amount, and thereby the portion of the Invested Amount, related to that series, class or tranche will be reduced to zero and that series, class or tranche will no longer receive any allocations of Finance Charge Collections or Principal Collections from the master trust.

Following a Pay Out Event, which is an early redemption event for the notes secured by the assets in COMET, Principal Collections for any month allocated to the Invested Amount of the COMT collateral certificate will be used to cover principal payments to COMET as holder of the COMT collateral certificate. The payments made upon the occurrence of a Pay Out Event for the COMT collateral certificate may be reinvested in another collateral certificate in COMET.

For a detailed description of the percentage used by the servicer in allocating to the COMT collateral certificate Finance Charge Collections and Default Amounts, see the definition of “Floating Allocation Percentage” in the “Glossary of Defined Terms.” For a detailed description of the percentage used in allocating

Principal Collections to the COMT collateral certificate, see the definition of “Principal Allocation Percentage” in the “Glossary of Defined Terms.”

For a detailed description of the application of collections and allocation of Default Amounts by the master trust, see “The Master Trust—Application of Collections” and “—Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries.”

For a detailed description of the servicing fee to be paid in respect of the COMT collateral certificate, see “The Master Trust—The Servicer—Servicing Compensation and Payment of Expenses.”

Deposit and Application of Funds in COMET

COMET will allocate among the noteholders of each related series and the applicable transferor or transferors, as holders of the Transferor Interest, all Finance Charge Amounts received and all Default Amounts on the assets based on a varying percentage called the “Floating Allocation Percentage.” COMET will allocate among the noteholders of each related series all Principal Amounts on the assets based on a varying percentage called the “Principal Allocation Percentage.” COMET will make each allocation by reference to the applicable percentage of each series of notes. Finance Charge Amounts and Principal Amounts allocated to the noteholders will be further allocated to each class and tranche of notes within that series and will be applied by the indenture trustee, on instruction from COMET, in accordance with this prospectus and the related prospectus supplement.

If Principal Amounts allocable to any series for any month are less than the targeted monthly principal payments for such series of notes, and any other series of notes has excess Principal Amounts remaining after its application of its allocation as described above, then any such excess will be applied to each other series of notes in that series’s principal sharing group, to the extent such series still needs to cover a monthly principal payment, pro rata based on targeted monthly principal payments for each series that still needs to cover a targeted monthly principal payment in that series’s principal sharing group.

For all series, other than the Card series, a description of the deposits and application of funds will be described in the related prospectus supplement. For a description of the deposits and application of funds specifically relating to the Card series notes, see “Deposit and Application of Funds for Card Series Notes.”

COMET Trust Accounts

The supplemental trust accounts described in this section are referred to as COMET trust accounts. COMET trust accounts are Eligible Deposit Accounts and amounts maintained in COMET trust accounts may only be invested in Eligible Investments.

COMET has established a collection account for the purpose of receiving amounts payable under the COMT collateral certificate and amounts payable under any other assets in COMET, including additional collateral certificates that may be transferred to COMET at a later date. In connection with the Card series, COMET has also established a principal funding account, an interest funding account and an accumulation reserve account for the benefit of the Card series, each of which will have subaccounts for each tranche of notes of the Card series. In addition, COMET has established a Class C reserve account, which will have subaccounts for each tranche of Class C notes of the Card series, and a Class D reserve account, which will have subaccounts for each tranche of Class D notes of the Card series.

If so specified in the related prospectus supplement, COMET may direct the indenture trustee to establish and maintain in the name of the indenture trustee supplemental trust accounts for any series, class or tranche of notes for the benefit of the related noteholders. The indenture trustee’s maintenance of the COMET trust accounts and the investment of amounts therein will be verified annually by the servicer, in connection with the servicer’s annual report described in “The Master Trust—Evidence as to Compliance” in this prospectus.

Each month, distributions on the COMT collateral certificate and any other assets in COMET will first be deposited into the collection account, and then allocated among each series of notes— including the Card series. Amounts on deposit in the collection account for the benefit of the noteholders of the Card series will then be allocated to the applicable principal funding account, interest funding account, accumulation reserve account, Class C reserve account, Class D reserve account and any other supplemental account for the applicable class or tranche of notes to make payments under any applicable derivative agreements, supplemental credit enhancement agreements or supplemental liquidity agreements and additionally as described in “Deposit and Application of Funds for Card Series Notes.”

Funds on deposit in the principal funding account and the interest funding account will be used to make payments of principal of and interest on the Card series notes when such payments are due. If interest on a note is not scheduled to be paid every month—for example, quarterly, semiannually or other interval less frequent than monthly—COMET will deposit accrued interest amounts funded from Card series Finance Charge Amounts into the interest funding subaccount for that note to be held until the interest is due. See “Deposit and Application of Funds for Card Series Notes—Targeted Deposits of Card Series Finance Charge Amounts to the Interest Funding Account.”

Beginning in the twelfth month before the Expected Principal Payment Date of a tranche of Card series notes, the deposit targeted to be made into the principal funding subaccount for that tranche for each month will be one-twelfth of the outstanding dollar principal amount of that tranche.

COMET may postpone the date of the commencement of the targeted deposits to be made to the principal funding subaccount for a tranche of Card series notes if the servicer determines that less than 12 months will be required to accumulate sufficient Card series Principal Amounts to pay the outstanding dollar principal amount of that tranche on its Expected Principal Payment Date as described in “Deposit and Application of Funds for Card Series Notes—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account—Budgeted Deposits.” Since funds in the principal funding subaccount for tranches of subordinated Card series notes will not be available for credit enhancement for any senior Card series notes, Card series Principal Amounts will not be deposited into the principal funding subaccount for a tranche of subordinated Card series notes if that deposit would reduce the available subordination below the required subordination for any tranche of senior Card series notes.

If the earnings on funds in the principal funding subaccount are less than the interest payable on the portion of principal in the principal funding subaccount for the applicable tranche of Card series notes, the amount of such shortfall will be withdrawn from the accumulation reserve account, to the extent available. If the amounts on deposit in the principal funding subaccount are prefunded amounts, then additional finance charge collections from the master trust will be allocated to the COMT collateral certificate and the Card series notes and will be treated as Card series Finance Charge Amounts as described under “Deposit and Application of Funds for Card Series Notes—Card Series Finance Charge Amounts” and “The Master Trust—Application of Collections.”

The Class C reserve account will have subaccounts for each tranche of Class C Card series notes that will be funded (provided that there are sufficient Card series Finance Charge Amounts) if the three-month excess spread percentage falls below certain levels or an early redemption event or event of default occurs (as specified in the related prospectus supplement). Funds on deposit in a Class C reserve subaccount will be used to make payments of interest or principal on the related tranche of Class C notes, if necessary. See “Deposit and Application of Funds for Card Series Notes—Withdrawals from the Class C Reserve Account.”

The Class D reserve account will have subaccounts for each tranche of Class D notes that will be funded (provided that there are sufficient Card series Finance Charge Amounts) in accordance with the Card series indenture supplement and the related terms document. Funds on deposit in the Class D reserve subaccount will be used to make payments of interest or principal on the related tranche of Class D Card series notes, if necessary.

Credit Enhancement

Credit enhancement may be provided with respect to one or more classes or tranches of notes. Credit enhancement may be in the form of the subordination of one or more classes of the notes, a letter of credit, the establishment of a cash collateral guaranty or account, a surety bond, an insurance policy, a spread account, a reserve account, derivative agreements, supplemental credit enhancement agreements and supplemental liquidity agreements, a collateral interest or any combination of the foregoing. Any form of credit enhancement may be structured so as to be drawn upon by more than one class or tranche of notes to the extent described in this prospectus and the related prospectus supplement.

Credit enhancement will generally not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the notes and the related interest. If losses occur which exceed the amount covered by the credit enhancement or which are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies.

Subordination

One or more of any class or tranche of notes may be subordinated as described in this prospectus or in the related prospectus supplement to the extent necessary to fund payments with respect to the senior notes. The rights of the holders of any of those subordinated notes to receive distributions of principal and/or interest on any Distribution Date for the class or tranche will be subordinate in right and priority to the rights of the holders of the senior notes, but only to the extent set forth in this prospectus or in the related prospectus supplement. If so specified in this prospectus or in the related prospectus supplement, subordination may apply only in the event of certain types of losses not covered by another credit enhancement. This prospectus or the related prospectus supplement will also set forth information concerning the amount of subordination of a class or classes of subordinated notes, the circumstances in which such subordination will be applicable, the manner, if any, in which the amount of subordination will decrease over time, and the conditions under which amounts available from payments that would otherwise be made to holders of those subordinated notes will be distributed to holders of the senior notes.

Letter of Credit

If so specified in this prospectus or in the related prospectus supplement, support for one or more classes or tranches of notes will be provided by one or more letters of credit. A letter of credit may provide limited protection against certain losses in addition to or in lieu of other credit enhancement. The issuer of the letter of credit will be obligated to honor demands with respect to such letter of credit, to the extent of the amount available thereunder, to provide funds under the circumstances and subject to such conditions as are specified in this prospectus or in the related prospectus supplement.

The maximum liability of an issuer of the letter of credit under its letter of credit will generally be an amount equal to a percentage specified in this prospectus or in the related prospectus supplement of the initial outstanding dollar principal amount of a class or tranche of notes. The maximum amount available at any time to be paid under a letter of credit will be determined in the manner specified in the letter of credit and in this prospectus or in the related prospectus supplement.

Cash Collateral Guaranty or Account

If so specified in this prospectus or in the related prospectus supplement, support for one or more classes or tranches of notes will be provided by a guaranty, called a cash collateral guaranty, secured by the deposit of cash or certain permitted investments in cash collateral account reserved for the beneficiaries of the cash collateral guaranty or by a cash collateral account alone. The amount available pursuant to the cash collateral guaranty or the cash collateral account will be the lesser of amounts on deposit in the cash collateral account and an amount specified in this prospectus or in the related prospectus supplement. This prospectus or the related prospectus supplement will set forth the circumstances under which payments are made to beneficiaries of the cash collateral guaranty from the cash collateral account or from the cash collateral account directly.

Surety Bond or Insurance Policy

If so specified in this prospectus or in the related prospectus supplement, insurance with respect to a one or more classes or tranches of notes will be provided by one or more insurance companies. Such insurance will guarantee, with respect to one or more classes or tranches of notes, distributions of interest or principal in the manner and amount specified in this prospectus or in the related prospectus supplement.

If so specified in this prospectus or in the related prospectus supplement, a surety bond will be purchased for the benefit of the holders of any class or tranche of notes to assure distributions of interest or principal with respect to that class or tranche of notes in the manner and amount specified in this prospectus or in the related prospectus supplement.

Spread Account

If so specified in this prospectus or in the related prospectus supplement, support for one or more classes or tranches of notes will be provided by the periodic deposit of certain available excess cash flow from the pool assets into an account, called a spread account, intended to assist with subsequent distribution of interest and principal on the notes of that class or tranche in the manner specified in this prospectus or in the related prospectus supplement.

Reserve Account

If so specified in this prospectus or in the related prospectus supplement, support for a one or more classes or tranches of notes will be provided by the establishment of a reserve account. A reserve account may be funded, to the extent provided in this prospectus or in the related prospectus supplement, by an initial cash deposit, the retention of certain periodic distributions of principal or interest or both otherwise payable to one or more classes or tranches of notes, including subordinated notes, or the provision of a letter of credit, guarantee, insurance policy or other form of credit or any combination thereof. A reserve account will be established to assist with the subsequent distribution of principal or interest on the notes of that class or tranche in the manner provided in this prospectus or in the related prospectus supplement.

Derivative Agreements

Some notes may have the benefits of one or more derivative agreements, which may be a currency, interest rate or other swap, a cap (obligating a derivative counterparty to pay all interest in excess of a specified percentage rate), a collar (obligating a derivative counterparty to pay all interest below a specified percentage rate and above a higher specified percentage rate) or a guaranteed investment contract (obligating a derivative counterparty to pay a guaranteed rate of return over a specified period) with various counterparties. In general, COMET will receive payments from counterparties to the derivative agreements in exchange for COMET’s payments to them, to the extent required under the derivative agreements. Payments received under derivative agreements with respect to interest payments on dollar notes in a series, class or tranche will generally be treated as described in the related prospectus supplement. The specific terms of a derivative agreement applicable to a series, class or tranche of notes and a description of the related counterparty will be included in the related prospectus supplement. The banks or any of their affiliates may be counterparties to a derivative agreement.

Supplemental Credit Enhancement Agreements and Supplemental Liquidity Agreements

Some notes may have the benefit of one or more additional forms of credit enhancement agreements – referred to herein as “supplemental credit enhancement agreements” – such as letters of credit, cash collateral guarantees or accounts, surety bonds or insurance policies with various credit enhancement providers. In addition, some notes may have the benefit of one or more forms of supplemental liquidity agreements – referred to herein as “supplemental liquidity agreements” – such as a liquidity facility with various liquidity providers. The specific terms of any supplemental credit enhancement agreement or supplemental liquidity agreement applicable to a series, class or tranche of notes and a description of the related provider will be included in the related prospectus supplement for a series, class or tranche of notes. The banks or any of their affiliates may be providers of any supplemental credit enhancement agreement or supplemental liquidity agreement.

Collateral Interests

If so specified in this prospectus or in the related prospectus supplement, support for some notes may be provided initially by an interest in COMET, called a collateral interest, in an amount specified in this prospectus or in the related prospectus supplement. Those notes may also have the benefit of a cash collateral guaranty or cash collateral account with an initial amount on deposit in such account, if any, as specified in the prospectus supplement which will be increased (i) to the extent the transferor elects to apply principal amounts allocable to the collateral interest to decrease the collateral interest, (ii) to the extent principal amounts allocable to the collateral interest are required to be deposited into the cash collateral account as specified in this prospectus or in the related prospectus supplement and (iii) to the extent excess collections of finance charge receivables are required to be deposited into the cash collateral account as specified in the related prospectus supplement. The total amount of the credit enhancement available pursuant to the collateral interest and, if applicable, the cash collateral guaranty or cash collateral account will be the lesser of the sum of the collateral interest and the amount on deposit in the cash collateral account and an amount specified in the related prospectus supplement. This prospectus or the related prospectus supplement will set forth the circumstances under which payments which otherwise would be made to holders of the collateral interest will be distributed to the noteholders and, if applicable, the circumstances under which payment will be made under the cash collateral guaranty or under the cash collateral account.

Sale of Assets

In addition to a sale of assets if required under the pooling agreement following the insolvency or bankruptcy of Capital One Funding as transferor under the master trust, if a series, class or tranche of notes has an event of default and is accelerated before its legal maturity date, COMET or a master trust may sell assets, or interests therein, if the conditions described in “The Notes—Events of Default” and “—Events of Default Remedies” are satisfied, and for subordinated notes of a multiple tranche series, only to the extent that payment is permitted by the subordination provisions of the senior notes of the same series. This sale will take place at the option of the indenture trustee or at the direction of the holders of a majority of aggregate outstanding dollar principal amount of notes of the affected series, class or tranche.

Any sale of assets for a subordinated tranche of notes in a multiple tranche series may be delayed until (1) the senior classes of notes of the same series are prefunded sufficiently, (2) enough notes of senior classes are repaid, or (3) new subordinated notes have been issued, in each case, to the extent that the subordinated tranche is no longer needed to provide the required subordination for the senior notes of that series. In a multiple tranche series, if a senior tranche of notes directs a sale of assets, then after the sale, that tranche will no longer be entitled to subordination from subordinated classes of notes of the same series.

If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, a sale of assets will automatically take place on that date regardless of the subordination requirements of any senior classes of notes. Proceeds from the sale and amounts on deposit in the interest funding subaccount and the principal funding subaccount related to that tranche will be immediately paid to the noteholders of that tranche.

The principal amount of assets designated for sale will not exceed (and may be less than) the Nominal Liquidation Amount of, plus any accrued, past due and additional interest on, the related series, class or tranche of notes, subject to any further limitations described in the related prospectus supplement. The Nominal Liquidation Amount of that series, class or tranche of notes will be automatically reduced to zero upon such sale even if the proceeds of that sale are not enough to pay all remaining amounts due on the notes. After the sale, no more Principal Amounts or Finance Charge Amounts will be allocated to that series, class or tranche of notes. Noteholders of that series, class or tranche will receive the proceeds of the sale but no more than the outstanding principal amount of their notes, plus any past due, accrued and additional interest on such series, class or tranche of notes. The notes of that series, class or tranche are no longer outstanding under the indenture (or any supplement thereto) once the sale occurs.

After giving effect to a sale of assets for a series, class or tranche of notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the outstanding dollar principal amount of that series, class or tranche of notes. This deficiency can arise because the Nominal Liquidation Amount of that series, class or tranche was reduced before the sale of receivables or because the sale price for the receivables was less than the outstanding dollar principal amount and accrued, past due and additional interest. These types of deficiencies will not be reimbursed.

Limited Recourse to COMET; Security for the Notes

Only the portion of Finance Charge Amounts and Principal Amounts allocable to a series, class or tranche of notes after giving effect to all allocations and reallocations thereof, funds on deposit in the applicable COMET trust accounts, funds available pursuant to any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement, and proceeds of sales of assets will provide the source of payment for principal of or interest on any series, class or tranche of notes. Noteholders will have no recourse to any other assets of COMET, or any other person or entity for the payment of principal of or interest on the notes.

Each series of notes (including the Card series) is secured by a security interest in the assets in COMET, including the collection account, but each series of notes (including the Card series) is entitled to the benefits of only that portion of those assets allocable to it under the indenture, the asset pool supplement and the Card series indenture supplement. See “The Transferor, The Depositor and The Receivables Purchase Agreements—Receivables Purchase Agreements,” “The Master Trust—Representations and Warranties” and “The Indenture—Issuing Entity Covenants” for a discussion of covenants regarding the perfection of security interests. Therefore, only a portion of the collections allocated to COMET are available to the Card series notes. Similarly, Card series notes are entitled only to their allocable share of Card series Finance Charge Amounts, Card series Principal Amounts, amounts on deposit in the applicable COMET trust accounts, any payments received from derivative counterparties or under supplemental credit enhancement agreements or supplemental liquidity agreements (to the extent not already included in Card series Finance Charge Amounts) and proceeds of any sale of assets. Card series noteholders will have no recourse to any other assets of COMET or any other person or entity for the payment of principal of or interest on the notes.

Each tranche of Card series notes is also secured by a security interest in the applicable principal funding subaccount, the applicable interest funding subaccount, the applicable accumulation reserve subaccount, in the case of a tranche of Class C notes, the applicable Class C reserve subaccount, in the case of a tranche of Class D notes, the applicable Class D reserve subaccount and any other applicable supplemental account, and may be secured by a security interest in any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement.

The Notes

The following discussion and the discussions under “The Indenture” and certain sections in the related prospectus supplement summarize the material terms of the notes, the indenture, the asset pool supplement and the indenture supplements. The indenture supplements may be supplemented by terms documents relating to the issuance of individual tranches of notes in the related series, the terms of which will be described in more detail in the related prospectus supplement. In this prospectus, references to an indenture supplement will include any applicable terms documents. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture, the asset pool supplement and the indenture supplements.

The following summaries describe certain provisions common to each series of notes.

General

The prospectus supplement for a particular issuance of notes will specify the series, class and tranche of those notes. Each series of notes will be issued pursuant to the indenture, the asset pool supplement and an indenture supplement. A copy of the form of each of these documents is filed as an exhibit to the registration statement of which this prospectus is a part. None of the indenture, the asset pool supplement or the indenture supplement limits the aggregate stated principal amount of notes that may be issued. Each series of notes will represent a contractual debt obligation of COMET that will be in addition to the debt obligations of COMET represented by any other series of notes. Each prospectus supplement will describe the provisions specific to the related series, class or tranche of notes. Holders of the notes of any outstanding series, class or tranche will not have the right to prior review of, or consent to, any subsequent issuance of notes.

Most series of notes are expected to consist of multiple classes of notes. A class designation determines the relative seniority for receipt of cash flows and funding of the Default Amounts allocated to the related series of notes. For example, a class of subordinated notes provides credit enhancement for a class of senior notes of that series. Some series, if so specified in the related prospectus supplement, may be multiple tranche series, meaning they have classes consisting of multiple discrete issuances called “tranches.” Whenever a “class” of notes is referred to in this prospectus or any prospectus supplement, it also includes all tranches of that class, unless the context otherwise requires.

COMET may issue different tranches of notes of a multiple tranche series at the same time or at different times, but no tranche of senior notes of a series may be issued unless a sufficient amount of subordinated notes of that series will be issued on that date or has previously been issued and is outstanding and available as subordination for such senior tranche of notes. See “—Required Subordinated Amount and Usage.”

COMET may offer notes denominated in U.S. dollars or any foreign currency. The specific terms of any note denominated in a foreign currency will be described in the related prospectus supplement.

The notes of each series will be allocated the Floating Allocation Percentage of all Finance Charge Amounts and Default Amounts, will be allocated the Principal Allocation Percentage of all Principal Amounts, and will be allocated its pro rata share of the servicing fee on the receivables. The method for calculating the Floating Allocation Percentage and the Principal Allocation Percentage applicable during any period is described in the definitions thereof in the “Glossary of Defined Terms,” which definitions may be supplemented or modified in the related prospectus supplement. If the notes offered by this prospectus and the related prospectus supplement are in a series including more than one class or tranche, Finance Charge Amounts, Principal Amounts, the Default Amounts and the servicing fee allocated to that series may be further allocated among each class or tranche in that series as described in the related prospectus supplement. Default Amounts allocated to the Card series will reduce the Nominal Liquidation Amount of Card series notes as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs.”

The notes of each series may share excess Principal Amounts with other series of notes. In addition a series may be included in one or more groups of series for purposes of sharing excess Finance Charge Amounts.

The Card series notes will share Principal Amounts allocated to the Card series in the manner and to the extent described in “Deposit and Application of Funds for Card Series Notes—Shared Excess Principal Amounts.” The Card series notes will also be included in Excess Finance Charge Sharing Group A and will share Finance Charge Amounts and other amounts treated as Finance Charge Amounts in the manner and to the extent described in “Deposit and Application of Funds for Card Series Notes—Shared Excess Finance Charge Amounts.”

If so specified in the related prospectus supplement, the notes of a particular series, class or tranche may have the benefit of a derivative agreement, including an interest rate or currency swap, cap, collar or guaranteed investment with various counterparties. The specific terms of each derivative agreement and a description of each counterparty will be included in the related prospectus supplement. The notes of a particular series, class or tranche may also have the benefit of a supplemental credit enhancement agreement or a supplemental liquidity agreement. The specific terms of each applicable supplemental credit enhancement agreement or supplemental liquidity agreement and a description of each enhancement provider or liquidity provider, as applicable, will be included in the related prospectus supplement.

COMET will pay principal of and interest on a series, class or tranche of notes solely from the portion of Finance Charge Amounts and Principal Amounts which are allocable to that series, class or tranche after giving effect to all allocations and reallocations, deposits and withdrawals of amounts in any COMET trust accounts, including any supplemental accounts, relating to that series, class or tranche, and amounts received under any derivative agreement, under any supplemental credit enhancement agreement or under any supplemental liquidity agreement relating to that series, class or tranche. If those sources are not sufficient for payment of principal of or interest on that series, class or tranche, the noteholders will have no recourse to any assets in COMET, or any other person or entity for the payment of principal of or interest on that series, class or tranche of notes.

The indenture allows COMET to “reopen” or later increase the outstanding principal amount of a tranche of Card series notes without notice by selling additional Card series notes of that tranche with the same terms. Those additional notes will be treated, for all purposes, like the initial notes except that any new notes may begin to accrue interest at a different date. No additional notes of an outstanding Card series from tranche may be issued unless the conditions to issuance described in “The Notes—Issuances of New Series, Classes and Tranches of Notes” are satisfied.

Capital One Bank or an affiliate may retain any additional notes of an outstanding Card series tranche resulting from a reopening and may resell them on a subsequent date.

A note is not a deposit and neither the notes nor any underlying collateral certificate or receivables are insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Interest

Interest will accrue on a series, class or tranche of notes, except on a series, class or tranche of discount notes, from the relevant issuance date at the applicable interest rate for that series, class or tranche, which may be a fixed, floating or other type of rate as specified in the related prospectus supplement. Interest on a series, class or tranche of notes will be due and payable on the dates specified in the related prospectus supplement, each referred to in this prospectus and the related prospectus supplement as an “interest payment date.” If the interest payment dates for any notes occur less frequently than monthly, interest will be deposited in an interest funding account pending distribution. Each interest funding account will be established under the indenture supplement for the related series. For series with one or more classes and/or tranches of notes, each class or tranche may have a separate interest funding subaccount. Interest payments or deposits will be funded from Finance Charge Amounts allocated to that series, class or tranche of notes during the preceding month or months, from any applicable credit enhancement, if necessary, and from certain other amounts specified in the related prospectus supplement.

For each issuance of a series, class or tranche of fixed rate notes, the fixed rate of interest at which interest will accrue for that series, class or tranche will be designated in the related prospectus supplement. For each issuance of a series, class or tranche of floating rate notes, the interest rate index or other formula on which the interest payment is based will be designated in the related prospectus supplement. In addition, the related prospectus supplement will specify if any series, class or tranche of notes receives any additional interest and how it is to be calculated.

A series, class or tranche of discount notes will be issued at a price lower than the stated principal amount payable on the Expected Principal Payment Date of that series, class or tranche of notes. Until the Expected Principal Payment Date for a series, class or tranche of discount notes, accreted principal will be capitalized as part of the principal of that series, class or tranche of notes and reinvested in the assets of COMET, so long as an early redemption event or an event of default and acceleration for that series, class or tranche has not occurred. If applicable, the related prospectus supplement will specify the interest rate to be borne by a series, class or tranche of discount notes after an event of default or after its Expected Principal Payment Date.

Each payment of interest on a series, class or tranche of notes will include all interest accrued from the preceding interest payment date—or, for the first interest period, from the issuance date—through the day preceding the current interest payment date, or any other period as may be specified in the related prospectus supplement. Interest on a series, class or tranche of notes will be due and payable on each interest payment date.

If interest on a series, class or tranche of notes is not paid within 35 days after such interest is due and payable, an event of default will occur for that series, class or tranche of notes. See “—Events of Default.”

Principal

The timing of payment of principal of a series, class or tranche of notes will be specified in the related prospectus supplement. Each date on which payment is made will be referred to in this prospectus and the related prospectus supplement as a “principal payment date.”

Principal of a series, class or tranche of notes may be paid later than its Expected Principal Payment Date if sufficient funds are not allocated from the assets in COMET securing that series, class or tranche. Additionally, in the case of a tranche of subordinated notes of a multiple tranche series, principal of that tranche will be paid on its Expected Principal Payment Date only to the extent that payment is permitted by the subordination provisions of the senior notes of that series.

It is not an event of default if the stated principal amount of a series, class or tranche of notes is not paid on its Expected Principal Payment Date. However, if the stated principal amount of a series, class or tranche of notes is not paid in full by its legal maturity date, an event of default will occur for that series, class or tranche of notes. See “—Events of Default.” If the stated principal amount of a series, class or tranche of notes is not paid on its Expected Principal Payment Date, an early redemption event for that series, class or tranche will occur. See “—Early Redemption Events.”

Principal of a series, class or tranche of notes may be paid earlier than its Expected Principal Payment Date if an early redemption event, an event of default and acceleration, or an optional or mandatory redemption occurs. See “—Early Redemption Events” and “—Events of Default.”

See “Risk Factors” for a discussion of factors that may affect the timing of principal payments on a series, class or tranche of notes.

Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount

Each series, class or tranche of notes has a stated principal amount, an outstanding dollar principal amount, an Adjusted Outstanding Dollar Principal Amount and a Nominal Liquidation Amount.

Stated Principal Amount

The stated principal amount of a series, class or tranche of notes is the amount that is stated on the face of the notes of that series, class or tranche to be payable to the holders of the notes of that series, class or tranche. It can be denominated in U.S. dollars or in a foreign currency.

Outstanding Dollar Principal Amount

For a series, class or tranche of U.S. dollar notes, the outstanding dollar principal amount is the initial dollar principal amount of that series, class or tranche of notes, as described in the related prospectus supplement, less principal payments to the noteholders of that series, class or tranche of notes. For a series, class or tranche of foreign currency notes, the outstanding dollar principal amount is the U.S. dollar equivalent of the initial principal amount of that series, class or tranche of notes, as described in the related prospectus supplement, less dollar payments made to derivative counterparties or, in the event the derivative agreement is non-performing, less dollar payments converted to make payments to noteholders, each with respect to principal for that series, class or tranche. For a series, class or tranche of discount notes, the outstanding dollar principal amount is an amount stated in, or determined by a formula described in, the related indenture supplement and terms document. The outstanding dollar principal amount of a series, class or tranche of discount notes will increase over time as principal accretes on that series, class or tranche of notes. The outstanding dollar principal amount of any series, class or tranche of notes will decrease as a result of each payment of principal of that series, class or tranche of notes, and will increase as a result of any issuance of additional notes of that series, class or tranche.

Adjusted Outstanding Dollar Principal Amount

In addition, a series, class or tranche of notes has an Adjusted Outstanding Dollar Principal Amount. The Adjusted Outstanding Dollar Principal Amount of a series, class or tranche of notes is the outstanding dollar principal amount of all outstanding notes of that series, class or tranche, less any funds on deposit in the principal funding subaccount for that series, class or tranche. The Adjusted Outstanding Dollar Principal Amount of any series, class or tranche of notes will decrease as a result of each deposit into the principal funding subaccount for such series, class or tranche.

Nominal Liquidation Amount

The “Nominal Liquidation Amount” of a series, class or tranche of notes is a U.S. dollar amount based on the initial outstanding dollar principal amount of that series, class or tranche of notes minus some reductions—including reductions from (1) reallocations of Principal Amounts, (2) allocations of charge-offs from uncovered Default Amounts and (3) deposits in a principal funding subaccount for or payments of principal of such class or tranche of notes—plus some increases described below. The Nominal Liquidation Amount of a series of notes is equal to the sum of the Nominal Liquidation Amounts of all classes or tranches of notes of that series.

The Nominal Liquidation Amount of a note may be reduced as follows:

•	If Finance Charge Amounts allocable to a series of notes are insufficient to fund the Default Amounts in COMET allocable to such series, the uncovered Default Amounts allocable to that series will result in a reduction of the Nominal Liquidation Amount of that series. Within each series, subordinated classes of notes will generally bear the risk of reduction in their Nominal Liquidation Amount due to charge-offs resulting from uncovered Default Amounts allocable to that series before senior classes of notes.

In a multiple tranche series, these reductions will be allocated initially pro rata to each tranche of notes regardless of class, and then will be reallocated to the subordinated classes of notes in that series in succession, beginning with the most subordinated classes. However, these reallocations will be made from senior notes to subordinated notes only to the extent that such senior notes have not used all of their required subordinated amount. Reductions that cannot be reallocated to a more subordinated tranche will reduce the Nominal Liquidation Amount of the tranche to which the reductions were initially allocated.

If Card series Finance Charge Amounts are insufficient to cover Card series Defaulted Amounts, the Nominal Liquidation Amount of the Card series notes will be reduced as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs.”

•	If Principal Amounts are reallocated from subordinated notes of a series to pay interest on senior notes, to cover any shortfall in the payment of the servicing fee on the assets (direct or indirect) in COMET or to cover any other shortfall in amounts to be covered by Finance Charge Amounts, the Nominal Liquidation Amount of those subordinated notes will be reduced by the amount of the reallocations. The amount of the reallocation of Principal Amounts will be applied to reduce the Nominal Liquidation Amount of the subordinated classes of notes in that series in succession, to the extent of such senior notes’ required subordinated amount of the related subordinated notes, beginning with the most subordinated classes. However, Principal Amounts will be reallocated only to the extent that such senior classes of notes have not used all of their required subordinated amount. In addition, no Principal Amounts will be reallocated to pay interest on a senior class of notes or any portion of the servicing fee if such reallocation would result in the reduction of the Nominal Liquidation Amount of such senior class of notes.

If Card series Principal Amounts are reallocated from subordinated notes to pay interest on or other amounts related to the senior notes in the Card series, any shortfall in the payment of the Card series’s portion of the servicing fees on the receivables in the master trust or in any other master trust or securitization special purpose entity that has transferred a collateral certificate to COMET or any other shortfall with respect to Card series Finance Charge Amounts, the Nominal Liquidation Amount of those subordinated notes will be reduced by the amount of the reallocations as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations.”

•	The Nominal Liquidation Amount of a class or tranche of notes will be reduced by the amount on deposit in its respective principal funding subaccount.

•	The Nominal Liquidation Amount of a class or tranche of notes will be reduced by the amount of all payments of principal of that class or tranche of notes.

•	Upon a sale of assets (i) if required under the pooling agreement after the bankruptcy or insolvency of the related transferor, (ii) after an event of default and acceleration or (iii) on the legal maturity date of a class or tranche of notes, the Nominal Liquidation Amount of such class or tranche of notes will be automatically reduced to zero. See “Sources of Funds to Pay the Notes—Sale of Assets.”

The Nominal Liquidation Amount of a note can be increased as follows:

•	For a class or tranche of discount notes, the Nominal Liquidation Amount of that class or tranche will increase over time as principal accretes, to the extent that Finance Charge Amounts allocated to the related series are allocated for that purpose. For Card series discount notes, the Nominal Liquidation Amount will increase over time as principal accretes, to the extent that Card series Finance Charge Amounts are allocated for that purpose.

•	For all series of notes, the Nominal Liquidation Amount of that series will increase if Finance Charge Amounts are available to reimburse earlier reductions in the Nominal Liquidation Amount from charge-offs from uncovered Default Amounts in COMET or from reallocations of Principal Amounts from subordinated classes to pay shortfalls of interest, servicing fee and other items to be covered by Finance Charge Amounts. Within each series, the increases will be allocated first to the senior-most class with a deficiency in its Nominal Liquidation Amount and then, in succession, to the subordinated classes with a deficiency in their Nominal Liquidation Amounts. The increases will be further allocated to each tranche of a class pro rata based on the deficiency in the Nominal Liquidation Amount in each tranche, as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reimbursements of Nominal Liquidation Amount Deficits.”

•	For all classes or tranches of notes, the Nominal Liquidation Amount of a class or tranche of notes will increase by an amount equal to the principal amount of any additional notes of that class or tranche issued after the initial issuance of notes of that class or tranche.

In a multiple tranche series, any increase of the Nominal Liquidation Amount of a class of notes may be further allocated to each tranche in such class as described in the related prospectus supplement.

Finance Charge Amounts allocated to a series of notes for each month will be applied, as described in the related prospectus supplement, to cover Default Amounts allocable to that series. If Finance Charge Amounts allocated to such series are sufficient to cover these amounts, the Nominal Liquidation Amount of such series of notes will not be reduced. Finance Charge Amounts allocated to a series of notes also will be applied, as described in the related prospectus supplement, to reimburse earlier reductions in the Nominal Liquidation Amount of that series of notes from uncovered Default Amounts allocated to that series of notes or for reallocations of Principal Amounts from subordinated classes to pay interest on senior classes of notes or the portion of the servicing fee allocable to the notes of the same series. Finance Charge Amounts used to reimburse earlier reductions of the Nominal Liquidation Amount will be treated as Principal Amounts, and will be applied to the most senior class of notes until all reductions in the Nominal Liquidation Amount of such class have been reimbursed in full and then to each next subordinated class of notes in a similar manner. Principal Amounts not paid to or accumulated for the benefit of noteholders, or not reallocated as described above, may be reinvested in the assets in COMET in order to maintain the Nominal Liquidation Amount of the notes.

In most circumstances, the Nominal Liquidation Amount of a class or tranche of notes, together with any accumulated Principal Amounts held in the related principal funding subaccount, will be equal to the outstanding dollar principal amount of that class or tranche of notes. However, if there are reductions in the Nominal Liquidation Amount as a result of reallocations of Principal Amounts from that class or tranche of notes to pay interest on senior classes of notes or the servicing fee, or as a result of charge-offs from uncovered Default Amounts in COMET, there will be a deficit in the Nominal Liquidation Amount of that class or tranche. Unless that deficit is reimbursed through the application of Finance Charge Amounts allocated to the applicable series, the stated principal amount of that class or tranche of notes may not be paid in full and the holders of those notes may receive less than the full stated principal amount of their notes. This will occur either because the amount of dollars allocated to pay them is less than the outstanding dollar principal amount of that class or tranche, or because the amount of dollars allocated to pay the counterparty to a derivative agreement is less than the amount necessary to obtain enough of the applicable foreign currency for payment of the notes in full.

The Nominal Liquidation Amount of a class or tranche of notes may not be reduced below zero, and may not be increased above the outstanding dollar principal amount of that class or tranche of notes, less any amounts on deposit in the applicable principal funding subaccount.

If a note held by Capital One Funding, COMET or any of their affiliates is canceled, the Nominal Liquidation Amount of that note is automatically reduced to zero.

The cumulative amount of reductions of the Nominal Liquidation Amount of any class or tranche of notes due to charge-offs from uncovered Default Amounts in COMET allocable to that class or tranche of notes or due to the reallocation of Principal Amounts to pay interest on senior classes of notes or the portion of the servicing fees will be limited as described in the related prospectus supplement.

Allocations of charge-offs from uncovered Default Amounts in COMET and reallocations of Principal Amounts to pay interest on senior classes of notes or a portion of the servicing fee reduce the Nominal Liquidation Amount of outstanding series, classes and tranches of notes only and do not affect series, classes or tranches of notes that are issued after that time.

Any tranche of Card series notes may be paired with another tranche of Card series notes, referred to as the “paired tranche.” As the Nominal Liquidation Amount of a tranche having a paired tranche is reduced (solely due to deposits in the related principal funding account other than deposits of prefunded amounts), the Nominal Liquidation Amount of the paired tranche may increase by an equal amount. If an early redemption event or event of default and acceleration occurs for either tranche while such tranches are paired, the Nominal Liquidation Amount of and the method for allocating Principal Amounts to each tranche may be reset as otherwise described in this prospectus. For the Card series, if two tranches of notes are paired, the master trust will be required to maintain a minimum principal balance based on the reduced Nominal Liquidation Amount of the paired tranche. If, as a result, there are fewer principal receivables supporting the COMT collateral certificate, there may be fewer Finance Charge Collections available in the master trust to be allocated to the COMT collateral certificate and reduced Card series Finance Charge Amounts allocable to your tranche of notes.

Final Payment of the Notes

Noteholders of a series, class or tranche will generally not receive payment of principal in excess of the highest outstanding dollar principal amount of that series, class or tranche, or in the case of a series, class or tranche of foreign currency notes, any amount received by COMET under a derivative agreement with respect to principal of that series, class or tranche.

Following an insolvency or bankruptcy of Capital One Funding or following an event of default and acceleration or on the legal maturity date of a series, class or tranche of notes, assets in COMET securing that affected series, class or tranche will be sold generally in an aggregate amount not to exceed the Nominal

Liquidation Amount of that affected series, class or tranche, plus any past due, accrued and additional interest, of the related series, class or tranche, subject to any further limitations specified in the related prospectus supplement. The proceeds of that sale will be applied, first, to pay the outstanding principal amount of that affected series, class or tranche and, second, to pay any accrued, past due and additional interest, if any, on that affected series, class or tranche of notes upon the sale.

A series, class or tranche of notes will be considered to be paid in full, the holders of that series, class or tranche of notes will have no further right or claim, and COMET will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the stated principal amount of and all accrued, past due and additional interest on that series, class or tranche of notes, as applicable;

•	the legal maturity date for that series, class or tranche of notes after giving effect to all deposits, allocations, reallocations, sales of assets and payments to be made on that date; or

•	the date on which a sale of assets has taken place for that series, class or tranche of notes, as described in “Sources of Funds to Pay the Notes—Sale of Assets.”

Subordination of Interest and Principal

Interest and principal payments on subordinated classes of notes of a series will be subordinated as described in the related prospectus supplement. For the Card series, interest payments on and principal payments of Class B notes, Class C notes and Class D notes of the Card series are subordinated to payments on Class A notes. Subordination of Class B notes, Class C notes and Class D notes of the Card series provides credit enhancement for Class A Card series notes.

Interest payments on and principal payments of Class C notes and Class D notes of the Card series are subordinated to payments on Class A notes and Class B notes of the Card series. Subordination of Class C notes and Class D notes of the Card series provides credit enhancement for Class A notes and Class B notes of the Card series. In certain circumstances, the credit enhancement for a tranche of Class A Card series notes may be provided solely by the subordination of Class C notes and Class D notes of the Card series and the Class B Card series notes will not, in that case, provide credit enhancement for that tranche of Class A notes.

Interest payments on and principal payments of Class D Card series notes are subordinated to payments on Class A notes, Class B notes and Class C notes of the Card series and the Card series’s portion of the servicing fee. Subordination of Class D Card series notes provides credit enhancement for Class A notes, Class B notes and Class C notes of the Card series.

Principal Amounts allocated to a series of notes may, after Finance Charge Amounts have been applied, first be applied to pay interest on senior classes of notes or the servicing fee allocable to that series. In addition, subordinated classes of notes bear the risk of reduction in their Nominal Liquidation Amount due to charge-offs from uncovered Default Amounts in COMET before senior classes of notes of that series. In a multiple tranche series, charge-offs from uncovered Default Amounts allocated to that series are generally initially allocated to each tranche of that series and then reallocated to the subordinated tranches of that series, reducing the Nominal Liquidation Amount of such subordinated tranches to the extent credit enhancement in the form of subordination is still available for the tranches of senior notes. See “—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount.”

Card series Principal Amounts may be reallocated to pay interest on (or make deposits to the related interest funding subaccount for) senior classes of notes or to pay the Card series’s portion of the servicing fees on the receivables in the master trust or in any other master trust or securitization special purpose entity that has transferred a collateral certificate to COMET, subject to certain limitations. In addition, charge-offs due to uncovered Card series Defaulted Amounts are generally first applied against the subordinated classes of the Card series. See “—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount” and “The Master Trust—Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries.”

In addition, Principal Amounts allocated to a series of notes will be used to fund targeted deposits to the principal funding subaccounts of senior notes of that series before being applied to the principal funding subaccounts of subordinated notes of that series.

In the Card series, payment of principal may be made on a subordinated class of notes before payment in full of each senior class of notes only under the following circumstances:

•	If after giving effect to the proposed principal payment there is still a sufficient amount of subordinated notes to support the outstanding senior notes. See “Deposit and Application of Funds for Card Series Notes—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” and “—Allocation to Principal Funding Subaccounts.” For example, if a tranche of Class A notes has been repaid, this generally means that, unless other Class A notes are issued, at least some Class B notes, Class C notes and Class D notes may be repaid when such Class B notes, Class C notes and Class D notes are required to be repaid even if other tranches of Class A notes are outstanding.

•	If the principal funding subaccounts for the senior classes of notes have been sufficiently prefunded as described in “Deposit and Application of Funds for Card Series Notes—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account of Senior Classes.”

•	If new tranches of subordinated notes are issued or other forms of credit enhancement exist so that the subordinated notes that have reached their Expected Principal Payment Dates are no longer necessary to provide the required subordination.

•	If a tranche of subordinated notes reaches its legal maturity date.

Card series Principal Amounts remaining after any reallocations to pay interest on or other amounts related to the senior notes or to pay the Card series’s portion of the servicing fees will be first applied to make targeted deposits to the principal funding subaccounts of senior notes before being applied to make targeted deposits to the principal funding subaccounts of the subordinated notes.

Required Subordinated Amount and Usage

The required subordinated amount for a senior class or tranche of notes is the amount of subordinated notes that is required to be outstanding and available to provide subordination for that class or tranche of senior notes on the date when that class or tranche of senior notes is issued.

Class A Required Subordinated Amount. The Class A Required Subordinated Amount of Subordinated notes for any tranche of Class A Card series notes on any date is equal to the sum of the Class A Required Subordinated Amount of Class B notes, the Class A Required Subordinated Amount of Class C notes and the Class A Required Subordinated Amount of Class D notes on that date. For each tranche of Class A notes, the Class A Required Subordinated Amount of Class B notes, the Class A Required Subordinated Amount of Class C notes and the Class A Required Subordinated Amount of Class D notes will be equal to a stated percentage of the Adjusted Outstanding Dollar Principal Amount of that tranche of Class A notes. However, after an event of default and acceleration or after an early redemption event has occurred for any tranche of Class A notes, the required subordinated amount of any subordinated class of notes will be the greater of (x) the required subordinated amount of such subordinated class on that date and (y) the required subordinated amount of such subordinated class on the date immediately prior to that event of default or early redemption event.

See the related prospectus supplement for a discussion of the specific Class A Required Subordinated Amount of Subordinated notes for the related tranche of Class A Card series notes.

Class B Required Subordinated Amount. The Class B Required Subordinated Amount of Subordinated notes for any tranche of Class B Card series notes on any date is equal to the sum of the Class B Required Subordinated Amount of Class C notes and the Class B Required Subordinated Amount of Class D notes on that date.

For each tranche of Class B notes, the Class B Required Subordinated Amount of Class C notes will equal (a) its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of the Class A Required Subordinated Amount of Class C notes for all Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero, plus (b) the following amount:

•	its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of (i) the Adjusted Outstanding Dollar Principal Amount of all Class B Card series notes minus (ii) the sum of the Class A Required Subordinated Amount of Class B notes for all Class A Card series notes, times

•	a stated percentage.

However, after an event of default and acceleration or an early redemption event has occurred for any tranche of Class B notes, the Class B Required Subordinated Amount of Class C notes for that tranche of Class B notes will be the greatest of (1) the Class B Required Subordinated Amount of Class C notes for that tranche of Class B notes on that date, (2) the Class B Required Subordinated Amount of Class C notes for that tranche of Class B notes on the date immediately prior to that event of default and acceleration or early redemption event and (3) such other amount that may be required by the rating agencies.

For each tranche of Class B notes, the Class B Required Subordinated Amount of Class D notes will equal (x) its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of the Class A Required Subordinated Amount of Class D notes for all Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero, plus (y) the following amount:

•	its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of (i) the Adjusted Outstanding Dollar Principal Amount of all Class B Card series notes minus (ii) the sum of the Class A Required Subordinated Amount of Class B notes for all Class A Card series notes, times

•	a stated percentage.

However, after an event of default and acceleration or an early redemption event has occurred for any tranche of Class B notes, the Class B Required Subordinated Amount of Class D notes for that tranche of Class B notes will be the greater of (1) the Class B Required Subordinated Amount of Class D notes for that tranche of Class B notes on that date and (2) the Class B Required Subordinated Amount of Class D notes for that tranche of Class B notes on the date immediately prior to that event of default and acceleration or early redemption event.

See the related prospectus supplement for a discussion of the specific Class B Required Subordinated Amount of Subordinated notes for the related tranche of Class B Card series notes.

Class C Required Subordinated Amount. For each tranche of Class C notes, the Class C Required Subordinated Amount of Class D notes will equal (a) its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of the sum of the Class A Required Subordinated Amount of Class D notes for all Class A Card series notes plus the aggregate amount computed as described in clause (y) of “—Class B Required Subordinated Amount” above for all Class B Card series notes, plus (b) the following amount:

•	its pro rata share (based on the Adjusted Outstanding Dollar Principal Amount) of (i) the Adjusted Outstanding Dollar Principal Amount of all Class C Card series notes minus (ii) the sum of the Class A Required Subordinated Amount of Class C notes for all Class A Card series notes plus the aggregate amount computed as described in clause (b) of “—Class B Required Subordinated Amount” above for all Class B Card series notes, times

•	a stated percentage.

However, after an event of default and acceleration or an early redemption event has occurred for any tranche of Class C notes, the Class C Required Subordinated Amount of Class D notes for that tranche of Class C notes will be the greater of (1) the Class C Required Subordinated Amount of Class D notes for that tranche of Class C notes on that date and (2) the Class C Required Subordinated Amount of Class D notes for that tranche of Class C notes on the date immediately prior to that event of default and acceleration or early redemption event.

See the related prospectus supplement for a discussion of the specific Class C Required Subordinated Amount of Subordinated notes for the related tranche of Class C Card series notes.

Required Subordinated Amounts Generally. COMET may change the above percentages at any time without the consent of any noteholders. In addition, COMET may change the required subordinated amount for any tranche of Card series notes, the methodology of computing the required subordinated amount, or utilize forms of credit enhancement other than subordinated Card series notes in order to provide senior Card series notes with the required credit enhancement, at any time without the consent of any noteholders so long as COMET has:

•	received written confirmation from each rating agency that has rated any outstanding Card series notes that the change will not result in the reduction, qualification with negative implications or withdrawal of its then-current rating of any outstanding Card series notes;

•	delivered an opinion of counsel, that for United States federal income tax purposes, (1) the change will not cause any outstanding series, class or tranche of Card series notes of COMET that were characterized as debt at the time of their issuance to be characterized as other than debt, (2) the change will not cause or constitute an event in which gain or loss would be recognized by any holder of Card series notes, and (3) the change will not cause COMET to be treated as an association, or publicly traded partnership, taxable as a corporation; and

•	delivered an opinion of counsel, that for United States federal income tax purposes, (1) the change will not cause any outstanding investor certificates issued by the master trust that were characterized as debt at the time of their issuance to be characterized as other than debt, (2) the change will not cause or constitute an event in which gain or loss would be recognized by any investor certificateholder and (3) the change will not cause the master trust to be treated as an association, or publicly traded partnership, taxable as a corporation.

Therefore, reductions in the Adjusted Outstanding Dollar Principal Amount of a tranche of senior Card series notes will generally result in a reduction in the required subordinated amount for that tranche. For each tranche of Class B Card series notes, a reduction in the required subordinated amount for that tranche of Class B notes may occur as a result of more Class B Card series notes being outstanding than is required for the Class A Card series notes or as a result of the issuance of additional Class B Card series notes. For each tranche of Class C Card series notes, a reduction in the required subordinated amount for that tranche of Class C notes may occur as a result of more Class C Card series notes being outstanding than is required for the Class A notes and Class B notes of the Card series or as a result of the issuance of additional Class C Card series notes.

See the related prospectus supplement for an example of the calculations of required subordinated amounts of the Card series notes.

Usage. No class or tranche of notes of a series may be issued unless the required subordinated amount for that class or tranche of notes is available at the time of its issuance. The consumption of enhancement from subordinated Card series notes is called usage. The required subordinated amount is also used, in conjunction, with usage, to determine the remaining available subordinated amount for a tranche of senior notes and whether a class or tranche of subordinated notes of a multiple tranche series may be repaid before its legal maturity date while senior notes of that series are outstanding. For a detailed description of the calculation of usage amounts for any tranche of notes, see the definitions of Class A Usage Amount of Subordinated notes, Class A Usage Amount of Class B notes, Class A Usage Amount of Class C notes, Class A Usage Amount of Class D notes, Class B Usage Amount of Subordinated notes, Class B Usage Amount of Class C notes, Class B Usage Amount of Class D notes and Class C Usage Amount of Class D notes in the “Glossary of Defined Terms.”

Principal Payments on Subordinated Card Series Notes

The required subordinated amount of a tranche of senior Card series notes, in conjunction with usage, is used to determine (a) whether a tranche of senior Card series notes can be issued, as described above, (b) whether a tranche of subordinated Card series notes may be repaid before its legal maturity date while senior Card series notes are outstanding and (c) whether the principal funding subaccount for that tranche of senior Card series notes needs to be prefunded. See “—Required Subordinated Amount and Usage” above.

No payment of principal will be made on any Class B Card series notes unless, following the payment, the Nominal Liquidation Amount of the remaining outstanding Class B Card series notes is at least equal to the Class A Required Subordinated Amount of Class B notes for all outstanding Class A Card series notes less any usage of the Class A Required Subordinated Amount of Class B notes for all outstanding Class A Card series notes. Similarly, no payment of principal will be made on any Class C Card series notes unless, following the payment, the Nominal Liquidation Amount of the remaining outstanding Class C Card series notes is at least equal to the required subordinated amount of Class C notes for all outstanding Class A notes and Class B notes of the Card series less any usage of the required subordinated amount of Class C notes for those outstanding Class A notes and Class B notes of the Card series. Similarly, no payment of principal will be made on any Class D Card series notes unless, following the payment, the Nominal Liquidation Amount of the remaining outstanding Class D Card series notes is at least equal to the required subordinated amount of Class D notes for all outstanding Class A notes, Class B notes and Class C notes of the Card series less any usage of the required subordinated amount of Class D notes for those outstanding Class A notes, Class B notes and Class C notes of the Card series. However, there are some exceptions to these rules. See “Deposit and Application of Funds for Card Series Notes—Sale of Assets” and “Sources of Funds to Pay the Notes—Sale of Assets.”

Redemption and Early Redemption of Notes

Optional Redemption

The servicer or any affiliate of the servicer, has the right, but not the obligation to direct COMET to redeem the notes of any series, class or tranche before its Expected Principal Payment Date at any time when the aggregate Nominal Liquidation Amount of that series, class or tranche is less than 5% of the highest outstanding dollar principal amount at any time of that series, class or tranche. This redemption option is referred to as a clean-up call. COMET will not redeem subordinated notes if those notes are required to provide credit enhancement for senior classes of notes of the Card series.

If COMET is directed to redeem notes, COMET will notify the registered holders of those notes at least 30 days prior to the redemption date. The redemption price of a note will equal 100% of the outstanding principal amount of that note, plus accrued but unpaid interest on the note to but excluding the date of redemption.

If COMET is unable to pay the redemption price in full on the redemption date, monthly payments on those notes will thereafter be made, subject to the principal payment rules described above under “—Subordination of Interest and Principal,” until either the principal of and accrued interest on those notes are paid in full or the legal maturity date occurs, whichever is earlier. Any funds in the principal funding subaccount, the interest funding subaccount and, if applicable, the Class C reserve subaccount for those notes will be applied to make the principal and interest payments on those notes on the redemption date.

Mandatory Redemption

Each series, class and tranche of notes will be subject to mandatory redemption on its Expected Principal Payment Date, which will generally be 34 months before its legal maturity date. In addition, if any other early redemption event occurs, COMET will be required to redeem each series, class or tranche of the affected notes before the Expected Principal Payment Date of that series, class or tranche of notes; however, if so indicated in the related prospectus supplement for certain such affected series, class or tranche of notes with the benefit of a derivative agreement, subject to certain exceptions, such redemption will not occur earlier than the Expected Principal Payment Date of such series, class or tranche of notes. COMET will give notice to holders of the affected series, class or tranche of notes before an early redemption date. See “—Early Redemption Events” for a description of the early redemption events and their consequences to noteholders.

Whenever COMET redeems a series, class or tranche of notes, it will do so only to the extent that Finance Charge Amounts and Principal Amounts allocated to that series, class or tranche of notes are sufficient to redeem that series, class or tranche of notes in full, and only to the extent that the notes to be redeemed are not required to provide required subordination for senior notes. A noteholder will have no claim against COMET if COMET fails to make a required redemption of a series, class or tranche of notes before the legal maturity date because no funds are available for that purpose or because the notes that would otherwise be redeemed are required to provide subordination for senior notes. The failure to redeem before the legal maturity date under these circumstances will not be an event of default.

Early Redemption Events

COMET will be required to repay in whole or in part, to the extent that funds are available for repayment after giving effect to all allocations and reallocations and, with respect to subordinated notes of a multiple tranche series, to the extent payment is permitted by the subordination provisions of the senior notes of the same series, each affected series, class or tranche of notes upon the occurrence of an early redemption event.

Early redemption events include the following:

•	the occurrence of an event of default and acceleration of the notes of a series, class or tranche;

•	for any series, class or tranche of notes, the occurrence of the Expected Principal Payment Date of such series, class or tranche of notes;

•	COMET becoming an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

•	the occurrence of certain events of bankruptcy or insolvency of the related transferor;

•	for any month the average of the excess spread amounts for the three preceding calendar months is less than the required excess spread amount for such month; and

•	for any series, class or tranche of notes, any additional early redemption event specified in the related prospectus supplement.

In addition to the early redemption events applicable to all notes, including the Card series notes, described above, each of the following events will be an early redemption event for the Card series notes:

—	if for any month, the average of the Excess Spread Amounts for the three preceding calendar months is less than the Required Excess Spread Amount for such month; or

—	a Pay Out Event for the COMT collateral certificate occurs as described in “The Master Trust—Pay Out Events” or, if required by the rating agencies, any pay out event or other early amortization event occurs for any other collateral certificate included in COMET.

The excess spread amount for any month is equal to the amount of finance charge amounts allocated to the Card series, minus the targeted interest deposits and servicing fee payments, the default amounts allocated to the Card series and any reimbursements of deficits in the nominal liquidation amount of any tranche of Card series notes for that month. Currently, the required excess spread amount is zero. This amount may be changed provided COMET (i) receives the consent of the rating agencies and (ii) reasonably believes that the change will not have a material adverse effect on the noteholders.

The amount repaid with respect to a tranche of notes will equal the outstanding principal amount of that tranche, plus any accrued, past due and additional interest to but excluding the date of repayment. If the amount of Finance Charge Amounts and Principal Amounts allocable to the series, class or tranche of notes to be redeemed, together with funds on deposit in the applicable COMET trust accounts and any amounts payable to COMET under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement are insufficient to pay the redemption price in full on the next payment date after giving effect to the subordination provisions and allocations to any other notes ranking equally with that note, monthly payments on the notes to be redeemed will thereafter be made on each principal payment date until the outstanding principal amount of the notes plus all accrued, past due and additional interest are paid in full, or the legal maturity date of the notes occurs, whichever is earlier. However, if so specified in the related prospectus supplement, subject to certain exceptions, any notes that have the benefit of a derivative agreement will not be redeemed prior to such notes’ Expected Principal Payment Date.

No Principal Amounts will be allocated to a series, class or tranche of notes with a Nominal Liquidation Amount of zero, even if the stated principal amount of that series, class or tranche has not been paid in full. However, any funds previously deposited in the applicable COMET trust accounts and any amounts received from an applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement will still be available to pay principal of and interest on that series, class or tranche of notes. In addition, if Finance Charge Amounts are available, they can be applied to reimburse reductions in the Nominal Liquidation Amount of that series, class or tranche resulting from reallocations of Principal Amounts to pay interest on senior classes of notes or the servicing fee, or from charge-offs from uncovered Default Amounts.

Payments on redeemed notes will be made in the same priority as described in the related prospectus supplement. COMET will give notice to holders of the affected notes before an early redemption date.

Events of Default

Each of the following events is an event of default for any affected series, class or tranche of notes:

•	for any series, class or tranche of notes, as applicable, COMET’s failure, for a period of 35 days, to pay interest on such notes when such interest becomes due and payable;

•	for any series, class or tranche of notes, COMET’s failure to pay the stated principal amount of such series, class or tranche of notes on the applicable legal maturity date;

•	COMET’s default in the performance, or breach, of any other of its covenants or warranties in the indenture (or any supplement thereto), for a period of 60 days after the indenture trustee or the holders of at least 25% of the aggregate outstanding dollar principal amount of the outstanding notes of any affected series, class or tranche has provided written notice requesting remedy of such breach, and, as a result of such default, the interests of the related noteholders are materially and adversely affected and continue to be materially and adversely affected during the 60-day period;

•	the occurrence of certain events of bankruptcy or insolvency of COMET; or

•	for any series, class or tranche, any additional events of default specified in the prospectus supplement relating to the series, class or tranche.

Failure to pay the full stated principal amount of a note on its Expected Principal Payment Date will not constitute an event of default. An event of default for one series, class or tranche of notes will not necessarily be an event of default for any other series, class or tranche of notes.

It is not an event of default if COMET fails to redeem a note because it does not have sufficient funds available or because payment of principal of a subordinated note is delayed because it is necessary to provide required subordination for a senior class of notes.

Events of Default Remedies

The occurrence of an event of default involving the bankruptcy or insolvency of COMET results in an automatic acceleration of all of the notes, without notice or demand to any person, and COMET will automatically and immediately be obligated to pay off the notes to the extent funds are available. If other events of default occur and are continuing for any series, class or tranche, either the indenture trustee or the holders of more than a majority in aggregate outstanding dollar principal amount of the notes of the affected series, class or tranche may declare by written notice to COMET the principal of all those outstanding notes to be immediately due and payable. This declaration of acceleration may generally be rescinded by the holders of a majority in aggregate outstanding dollar principal amount of outstanding notes of the affected series, class or tranche.

If a series, class or tranche of notes is accelerated before its legal maturity date, the indenture trustee may at any time thereafter, and at the direction of the holders of a majority of the aggregate outstanding dollar principal amount of notes of the affected series, class or tranche at any time thereafter will sell or direct the sale of assets, in an amount up to the Nominal Liquidation Amount of the affected series, class or tranche of notes plus any accrued, past due and additional interest on the affected series, class or tranche, as described in “Sources of Funds to Pay the Notes—Sale of Assets,” but only if at least one of the following conditions is met:

•	the noteholders of 90% of the aggregate outstanding dollar principal amount of the accelerated series, class or tranche of notes consent; or

•	the net proceeds of such sale (plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement, supplemental credit enhancement agreement and supplemental liquidity agreement) would be sufficient to pay all outstanding amounts due on the accelerated series, class or tranche of notes; or

•	if the indenture trustee determines that the funds to be allocated to the accelerated series, class or tranche of notes may not be sufficient on an ongoing basis to make all payments on such notes as such payments would have become due if such obligations had not been declared due and payable, and the noteholders of not less than 66 2/3% of the aggregate outstanding principal dollar amount of notes of the accelerated series, class or tranche, as applicable, consent to the sale.

In addition, a sale of assets following an event of default and acceleration of a subordinated tranche of notes of a multiple tranche series may be delayed as described under “Sources of Funds to Pay the Notes—Sale of Assets” if the payment is not permitted by the subordination provisions of the senior class of notes of the same series.

If an event of default occurs relating to the failure to pay principal of or interest on a series, class or tranche of notes in full on the legal maturity date, assets will automatically be sold, as described in “Sources of Funds to Pay the Notes—Sale of Assets.”

Following the sale of assets for a series, class or tranche of notes, the Nominal Liquidation Amount of that series, class or tranche will be zero and Principal Amounts and Finance Charge Amounts will no longer be allocated to that series, class or tranche. Holders of the applicable series, class or tranche of notes will receive the proceeds of the sale plus any amounts on deposit in COMET trust accounts that are allocable to that series, class or tranche in an amount not to exceed the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that series, class or tranche of notes.

Any money or other property collected by the indenture trustee in connection with a sale of assets following an event of default and acceleration for a series, class or tranche of notes will be applied in the following priority, at the date fixed by the indenture trustee:

•	first, to pay all compensation owed to the indenture trustee for services rendered in connection with the indenture (and any supplement thereto), reimbursements to the indenture trustee for all reasonable expenses, disbursements and advances incurred or made in accordance with the indenture (and any supplement thereto), or indemnification of the indenture trustee for any and all losses, liabilities or expenses incurred without negligence or bad faith on its part, arising out of or in connection with its administration of COMET;

•	second, to pay the amounts of interest and principal then due and unpaid and any accrued, past due and additional interest on the notes of that series, class or tranche;

•	third, to pay any servicing fees owed to the applicable servicer and any other fees or expenses then owing that series, class or tranche; and

•	fourth, to pay any remaining amounts to COMET.

If a sale of assets does not take place following an event of default and acceleration of a series, class or tranche of notes, then:

•	COMET will continue to hold the assets, and distributions on the assets will continue to be applied in accordance with the distribution provisions of the indenture, the asset pool supplement and the indenture supplement.

•	Principal will be paid on the accelerated series, class or tranche of notes to the extent funds are received by COMET and available to the accelerated series, class or tranche after giving effect to all allocations and reallocations and payment is permitted by the subordination provisions of the senior notes of the same series.

•	If the accelerated notes are a subordinated tranche of notes of a multiple tranche series, and the subordination provisions prevent the payment of the accelerated subordinated tranche, prefunding of the senior classes of that series will begin, as provided in the applicable indenture supplement. Thereafter, payment will be made to the extent provided in the applicable indenture supplement.

•	On the legal maturity date of the accelerated notes, if the notes have not been paid in full, the indenture trustee will the direct the sale of assets as provided in the applicable indenture supplement.

Within 90 days of any event of default occurs for any series, class or tranche of notes, the indenture trustee will provide notice of that event of default to all noteholders at their address listed in the note register. See “The Indenture—Addresses for Notices.” The holders of a majority in aggregate outstanding dollar principal amount of any accelerated series, class or tranche of notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee. However, this right may be exercised only if the direction provided by the noteholders does not conflict with applicable law or the indenture, the asset pool supplement or the related indenture supplement or have a substantial likelihood of involving the indenture trustee in personal liability. The holder of any note will have the right to institute suit for the enforcement of payment of principal of and interest on such note on the legal maturity date expressed in such note, and such right will not be impaired without the consent of that noteholder; provided, however, that the obligation to pay principal of or interest on the notes or any other amount payable to any noteholder will be without recourse to any transferor, indenture trustee, owner trustee or any affiliate, or any officer, employee or director thereof, and the obligation of COMET to pay principal of or interest on the notes or any other amount payable to any noteholder will be subject to the allocation and payment provisions in the asset pool supplement and the applicable indenture supplement and limited to amounts available (after giving effect to such allocation and payment provisions) from the collateral pledged to secure the notes.

Generally, if an event of default occurs and any notes are accelerated, the indenture trustee is not obligated to exercise any of its rights or powers under the indenture (and any supplement thereto) unless the holders of affected notes offer the indenture trustee reasonable indemnity. Upon acceleration of the maturity of a series, class or tranche of notes following an event of default, the indenture trustee will have a lien on the collateral for those notes ranking senior to the lien of those notes for its unpaid fees and expenses.

The indenture trustee has agreed, and the noteholders will agree, that they will not at any time institute against COMET, Capital One Funding, the master trust or any other master trust or securitization special purpose entity for which the banks or Capital One Funding or any of their affiliates is transferor or servicer, any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Issuances of New Series, Classes and Tranches of Notes

COMET may issue a new series, class or tranche of notes or issue additional notes of an existing series, class or tranche only if the conditions of issuance are met (or waived as described below). These conditions include:

•	on or prior to the third Business Day before the new issuance is to occur, COMET gives the indenture trustee and the rating agencies notice of the new issuance;

•	on or prior to the date that the new issuance is to occur, COMET delivers to the indenture trustee and each rating agency a certificate to the effect that:

—	COMET reasonably believes that the new issuance will not (i) cause an early redemption event or event of default for any note then outstanding, (ii) adversely affect the amount of funds available to be distributed to noteholders of any series, class or tranche of notes or the timing of such distributions or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes;

—	all instruments furnished to the indenture trustee conform to the requirements of the indenture (and any supplement thereto) and constitute sufficient authority under the indenture (and any supplement thereto) for the indenture trustee to authenticate and deliver the notes;

—	the form and terms of the notes have been established in conformity with the provisions of the indenture (and any supplement thereto); and

—	COMET shall have satisfied such other matters as the indenture trustee may reasonably request;

•	on or prior to the date that the new issuance is to occur, COMET delivers to the indenture trustee and each rating agency an opinion of counsel – which may be from internal counsel to COMET – that all laws and requirements with respect to the execution and delivery by COMET of the new notes have been complied with, COMET has the trust power and authority to issue the new notes, and the new notes have been duly authorized and delivered by COMET, and, assuming due authentication and delivery by the indenture trustee, constitute legal, valid and binding obligations of COMET enforceable in accordance with their terms, subject to certain limitations and conditions, and are entitled to the benefits of the indenture (and any supplement thereto) equally and ratably with all other notes outstanding, if any, of that series, class or tranche, subject to the terms of the indenture, the related asset pool supplement and each related indenture supplement;

•	on or prior to the date that the new issuance is to occur, COMET delivers to the indenture trustee and each rating agency a master trust tax opinion for each applicable master trust and an issuing entity tax opinion with respect to such issuance;

•	if any additional conditions to the issuance of the new notes which may be required by a rating agency that has rated any outstanding series, class or tranche of notes, either COMET satisfies those conditions or COMET obtains confirmation from each rating agency that has rated any outstanding series, class or tranche of notes that the new issuance will not have caused a reduction, qualification with negative implications or withdrawal of any then-current rating of any outstanding series, class or tranche of notes;

•	in the case of bearer notes, the notes will be as described in section 163(f)(2)(B) of the Internal Revenue Code and that section will apply to the notes;

•	on or prior to the date that the new issuance is to occur, COMET delivers to the indenture trustee the asset pool supplement, an indenture supplement and terms document, if applicable, relating to the applicable series, class or tranche of notes;

•	in the case of foreign currency notes, COMET appoints one or more paying agents in the appropriate countries;

•	the provisions governing required subordinated amounts are satisfied; and

•	any other conditions specified in the related prospectus supplement are satisfied.

For the Card series, in addition to the above-described conditions to issuance of notes, COMET may issue new classes and tranches of Card series notes (including additional notes of an outstanding tranche or class), so long as the following conditions are satisfied:

—	any increase in the targeted deposit amount of any Class C reserve subaccount or Class D reserve subaccount caused by such issuance will have been funded on or prior to such issuance date;

—	immediately after the issuance, the Nominal Liquidation Amount of the outstanding Class B Card series notes must be at least equal to the Class A Available Subordinated Amount of Class B notes for all outstanding Class A Card series notes;

—	immediately after the issuance, the Nominal Liquidation Amount of the outstanding Class C Card series notes must be at least equal to the sum of the following:

(a)	the aggregate Class A Available Subordinated Amount of Class C notes for all outstanding Class A Card series notes with a Class A Required Subordinated Amount of Class B notes equal to zero, and

(b)	the aggregate Class B Available Subordinated Amount of Class C notes for all outstanding Class B Card series notes; and

—	immediately after the issuance, the Nominal Liquidation Amount of the outstanding Class D Card series notes must be at least equal to the greater of the following amounts:

(a)	the sum of the following amounts:

(i)	the aggregate Class A Available Subordinated Amount of Class D notes for all outstanding Class A Card series notes with a Class A Required Subordinated Amount of Class B notes equal to zero, and

(ii)	the aggregate Class B Available Subordinated Amount of Class D notes for all outstanding Class B Card series notes, and

(b)	the aggregate Class C Available Subordinated Amount of Class D notes for all outstanding Class C Card series notes.

COMET and the indenture trustee are not required to provide prior notice to, permit any prior review by or to obtain the consent of any noteholder of, any outstanding series, class or tranche to issue any additional notes of any series, class or tranche.

There are no restrictions on the timing or amount of any additional issuance of notes of an outstanding class or tranche of a multiple tranche series, so long as the conditions described above are met or waived. As of the date of any additional issuance of notes in an outstanding class or tranche of notes, the stated principal amount, outstanding dollar principal amount and Nominal Liquidation Amount of that tranche will be increased to reflect the principal amount of the additional notes. If the additional notes are a class or tranche of notes that has the benefit of a derivative agreement, COMET will enter into a derivative agreement for the benefit of the additional notes. In addition, if the additional notes are a class or tranche of notes that has the benefit of any supplemental credit enhancement agreement or any supplemental liquidity agreement, COMET will enter into a similar supplemental credit enhancement agreement or supplemental liquidity agreement, as applicable, for the benefit of the additional notes. Furthermore, the targeted deposits, if any, to any issuing entity trust account will be increased proportionately to reflect the principal amount of the additional notes.

COMET may from time to time, without notice to, or the consent of, the registered holders of a series, class or tranche of notes, create and issue additional notes equal in rank to the series, class or tranche of notes offered by the accompanying prospectus supplement in all respects—or in all respects except for the payment of interest accruing prior to the issue date of the further series, class or tranche of notes or the first payment of interest following the issue date of the further series, class or tranche of notes. These further series, classes or tranches of notes may be consolidated and form a single series, class or tranche with the previously issued notes and will have the same terms as to status, redemption or otherwise as the previously issued series, class or tranche of notes. In addition, the bank or an affiliate may retain notes of a series, class or tranche upon initial issuance or upon a reopening of a series, class or tranche of notes and may sell them on a subsequent date.

When issued, the additional notes of a tranche will be identical in all respects to the other outstanding notes of that tranche equally and ratably entitled to the benefits of the indenture, the asset pool supplement and the related indenture supplement as applicable to the previously issued notes of such tranche without preference, priority or distinction.

Modification or Waiver of Issuance Conditions

If COMET obtains confirmation from each rating agency that has rated any outstanding series, class or tranche of notes, subject to certain limitations required by each such rating agency, that the issuance of a new series, class or tranche will not cause a reduction, qualification or withdrawal of the ratings of any outstanding series, class or tranche notes rated by that rating agency, then any or all of the conditions to issuance described above and in the related prospectus supplement may be waived or modified. In addition, COMET may issue rated Card series notes subject to waived, modified or additional conditions agreed to between COMET and each rating agency rating such notes.

Payments on Notes; Paying Agent

The notes offered by this prospectus and the related prospectus supplement will be delivered in book-entry form and payments of principal of and interest on the notes will be made in U.S. dollars as described under “—Book-Entry Notes” unless the stated principal amount of the notes is denominated in a foreign currency.

COMET, the indenture trustee and any agent of COMET or the indenture trustee will treat the registered holder of any note as the absolute owner of that note, whether or not the note is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes.

COMET will make payments on a note to (a) the registered holder of the note at the close of business on the record date established for the related payment date and (b) the bearer of a note in bearer form upon presentation of that bearer note on the related interest payment date or principal payment date, as applicable.

COMET has designated the corporate trust office of The Bank of New York in New York City as its paying agent for the notes of each series. COMET will identify any other entities appointed to serve as paying agents on notes of a series, class or tranche in the related prospectus supplement. COMET may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. However, COMET will be required to maintain an office, agency or paying agent in each place of payment for a series, class or tranche of notes.

After notice by mail or publication, all funds paid to a paying agent for the payment of the principal of or interest on any note of any series which remains unclaimed at the end of two years after the principal or interest becomes due and payable will be paid to COMET. After funds are paid to COMET, the holder of that note may look only to COMET for payment of that principal or interest.

Denominations

The notes offered by this prospectus will be issued in denominations of $100,000 and multiples of $1,000 in excess of that amount.

Record Date

The record date for payment of the notes will be the last day of the month before the related payment date.

Form, Exchange and Registration and Transfer of Notes

The notes offered by this prospectus and the related prospectus supplement will be issued in registered form. The notes will be represented by one or more global notes registered in the name of The Depository Trust Company, as depository, or its nominee. We refer to each beneficial interest in a global note as a “book-entry note.” For a description of the special provisions that apply to book-entry notes, see “—Book-Entry Notes.”

A holder of notes may exchange those notes for other notes of the same class or tranche of any authorized denominations and of the same aggregate stated principal amount, Expected Principal Payment Date and legal maturity date, and of like terms.

Any holder of a note may present that note for registration of transfer, with the form of transfer properly executed, at the office of the note registrar or at the office of any transfer agent that COMET designates. Unless otherwise provided in the note to be transferred or exchanged, holders of notes will not be charged any service charge for the exchange or transfer of their notes. Holders of notes that are to be transferred or exchanged will be liable for the payment of any taxes or other governmental charges described in the indenture (and any supplement thereto) before the transfer or exchange will be completed. The note registrar or transfer agent, as the case may be, will effect a transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

COMET has appointed The Bank of New York as the note registrar and transfer agent for the notes. COMET also may at any time designate additional transfer agents for any series, class or tranche of notes. COMET may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts.

The related prospectus supplement may state that application will be made to list the related series, class or tranche of notes on a stock exchange in Europe or another exchange.

Book-Entry Notes

The notes offered by this prospectus and the related prospectus supplement will be delivered in book-entry form. This means that, except under the limited circumstances described below under “—Definitive Notes,” purchasers of notes will not be entitled to have the notes registered in their names and will not be entitled to receive physical delivery of the notes in definitive paper form. Instead, upon issuance, all the notes of a class will be represented by one or more fully registered permanent global notes, without interest coupons.

Each global note will be held by a securities depository named The Depository Trust Company (DTC) and will be registered in the name of its nominee, Cede & Co. No global note representing book-entry notes may be transferred except as a whole by DTC to a nominee of DTC, or by a nominee of DTC to another nominee of DTC. Thus, DTC or its nominee will be the only registered holder of the notes and will be considered the sole representative of the beneficial owners of notes for purposes of the indenture (and any supplement thereto).

The registration of the global notes in the name of Cede & Co. will not affect beneficial ownership and is performed merely to facilitate subsequent transfers. The book-entry system, which is also the system through which most publicly traded common stock is held, is used because it eliminates the need for physical movement of securities. The laws of some jurisdictions, however, may require some purchasers to take physical delivery of their notes in definitive form. These laws may impair the ability to own or transfer book-entry notes.

Purchasers of notes in the United States may hold interests in the global notes through DTC, either directly, if they are participants in that system—such as a bank, brokerage house or other institution that maintains securities accounts for customers with DTC or its nominee—or otherwise indirectly through a participant in

DTC. Purchasers of notes in Europe may hold interests in the global notes through Clearstream, Luxembourg, or through Euroclear Bank S.A./N.V., as operator of the Euroclear system.

Because DTC will be the only registered owner of the global notes, Clearstream, Luxembourg and Euroclear will hold positions through their respective U.S. depositories, which in turn will hold positions on the books of DTC.

As long as the notes are in book-entry form, they will be evidenced solely by entries on the books of DTC, its participants and any indirect participants. DTC will maintain records showing:

•	the ownership interests of its participants, including the U.S. depositories; and

•	all transfers of ownership interests between its participants.

The participants and indirect participants, in turn, will maintain records showing:

•	the ownership interests of their customers, including indirect participants, that hold the notes through those participants; and

•	all transfers between these persons.

Thus, each beneficial owner of a book-entry note will hold its note indirectly through a hierarchy of intermediaries, with DTC at the “top” and the beneficial owner’s own securities intermediary at the “bottom.”

COMET, the indenture trustee and their agents will not be liable for the accuracy of, and are not responsible for maintaining, supervising or reviewing DTC’s records or any participant’s records relating to book-entry notes. COMET, the indenture trustee and their agents also will not be responsible or liable for payments made on account of the book-entry notes.

Until Definitive Notes are issued to the beneficial owners as described below under “—Definitive Notes,” all references to “holders” of notes means DTC. COMET, the indenture trustee and any paying agent, transfer agent or note registrar may treat DTC as the absolute owner of the notes for all purposes.

Beneficial owners of book-entry notes should realize that COMET will make all distributions of principal of and interest on their notes to DTC and will send all required reports and notices solely to DTC as long as DTC is the registered holder of the notes. DTC and the participants are generally required to receive and transmit all distributions, notices and directions from the indenture trustee to the beneficial owners through the chain of intermediaries.

Similarly, the indenture trustee will accept notices and directions solely from DTC. Therefore, in order to exercise any rights of a holder of notes under the indenture (and any supplement thereto), each person owning a beneficial interest in the notes must rely on the procedures of DTC and, in some cases, Clearstream, Luxembourg or Euroclear. If the beneficial owner is not a participant in that system, then it must rely on the procedures of the participant through which that person owns its interest. DTC has advised COMET that it will take actions under the indenture (and any supplement thereto) only at the direction of its participants, which in turn will act only at the direction of the beneficial owners. Some of these actions, however, may conflict with actions it takes at the direction of other participants and beneficial owners.

Notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners will be governed by arrangements among them.

Beneficial owners of book-entry notes should also realize that book-entry notes may be more difficult to pledge because of the lack of a physical note. A beneficial owner may also experience delays in receiving distributions on his or her notes since distributions will initially be made to DTC and must be transferred through the chain of intermediaries to the beneficial owner’s account.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law and is a “banking institution” within the meaning of the New York Banking Law. DTC is also a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities deposited by its participants and to facilitate the clearance and settlement of securities transactions among its participants through electronic book-entry changes in accounts of the participants, thus eliminating the need for physical movement of securities. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. The rules applicable to DTC and its participants are on file with the Securities and Exchange Commission.

Clearstream, Luxembourg

Clearstream, Luxembourg is registered as a bank in Luxembourg and is regulated by the Banque Centrale du Luxembourg, the Luxembourg Central Bank, which supervises Luxembourg banks. Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions by electronic book-entry transfers between their accounts. Clearstream, Luxembourg provides various services, including safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg has established an electronic bridge with Euroclear in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear. Clearstream, Luxembourg currently accepts over 110,000 securities issues on its books.

Clearstream, Luxembourg’s customers are worldwide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg.

Euroclear System

Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. The Euroclear operator is Euroclear Bank S.A./N.V. The Euroclear operator conducts all operations. All Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator. The Euroclear operator establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. These Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

This information about DTC, Clearstream, Luxembourg and Euroclear has been provided by each of them for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Distributions on Book-Entry Notes

COMET will make distributions of principal of and interest on book-entry notes to DTC. These payments will be made in immediately available funds by COMET’s paying agent, The Bank of New York, at the office of the paying agent that COMET designates for that purpose.

In the case of principal payments, the global notes must be presented to the paying agent in time for the paying agent to make those payments in immediately available funds in accordance with its normal payment procedures.

Upon receipt of any payment of principal of or interest on a global note, DTC will immediately credit the accounts of its participants on its book-entry registration and transfer system. DTC will credit those accounts with payments in amounts proportionate to the participants’ respective beneficial interests in the stated principal amount of the global note as shown on the records of DTC. Payments by participants to beneficial owners of book-entry notes will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

Distributions on book-entry notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures, to the extent received by its U.S. depository.

Distributions on book-entry notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by its U.S. depository.

In the event Definitive Notes are issued, distributions of principal of and interest on Definitive Notes will be made directly to the holders of the Definitive Notes in whose names the Definitive Notes were registered at the close of business on the related record date.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by the U.S. depositories. However, cross-market transactions of this type will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits to notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following a DTC settlement date. The credits to or any transactions in the notes settled during processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of notes by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to these procedures in order to facilitate transfers of notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes

Beneficial owners of book-entry notes may exchange those notes for physical form or Definitive Notes registered in their name only if:

•	DTC is unwilling or unable to continue as depository for the global notes or ceases to be a registered “clearing agency” and COMET is unable to find a qualified replacement for DTC;

•	COMET, in its sole discretion, elects to terminate its participation in the book-entry system through DTC; or

•	any event of default has occurred for those book-entry notes and beneficial owners evidencing not less than 50% of the unpaid outstanding dollar principal amount of the notes of the related series, class or tranche advise the indenture trustee and DTC that the continuation of a book-entry system is no longer in the best interests of those beneficial owners.

If any of these three events occurs, DTC is required to notify the beneficial owners through the chain of intermediaries that the Definitive Notes are available. The appropriate global note will then be exchangeable in whole for Definitive Notes in registered form of like tenor and of an equal aggregate stated principal amount, in specified denominations. Definitive Notes will be registered in the name or names of the person or persons specified by DTC in a written instruction to the registrar of the notes. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the Definitive Notes will be recognized as the “holders” of the notes under the indenture (and any supplement thereto).

Deposit and Application of Funds for Card Series Notes

The indenture and the asset pool supplement specify how Finance Charge Amounts and Principal Amounts received by COMET will be allocated among the outstanding series of notes secured by the assets in COMET and the Transferor Interest. The Card series indenture supplement specifies how Card series Finance Charge Amounts and Card series Principal Amounts will be deposited into the COMET trust accounts established for the Card series notes to provide for the payment of interest on and principal of Card series notes as payments become due. In addition, the Card series indenture supplement specifies how Default Amounts allocated to the COMT collateral certificate and any other collateral certificates in COMET and payments of the servicing fees on the receivables will be allocated to the Card series notes. Unless otherwise noted, all references to “notes” in this “Deposit and Application of Funds for Card Series Notes” section are to the Card series notes.

For a detailed description of the percentage used by the indenture trustee in allocating Finance Charge Amounts and Default Amounts to the Card series notes, see the definition of “Floating Allocation Percentage” in the “Glossary of Defined Terms.” For a detailed description of the percentage used in allocating Principal Amounts to the Card series notes, see the definition of “Principal Allocation Percentage” in the “Glossary of Defined Terms.”

Card Series Finance Charge Amounts

Card series Finance Charge Amounts will consist of the following amounts:

•	The Card series’s share of Finance Charge Amounts. See “Sources of Funds to Pay the Notes—Deposit and Application of Funds in COMET.”

•	Withdrawals from the accumulation reserve subaccount.

If the number of months targeted to accumulate budgeted deposits of Card series Principal Amounts for the payment of principal on a tranche of notes is greater than one month, then COMET will begin to fund an accumulation reserve subaccount for such tranche. See “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” and “—Targeted Deposits to the Accumulation Reserve Account” below. The amount targeted to be deposited in the accumulation reserve account for each month, beginning with the month prior to the first Distribution Date on which Card series Principal Amounts are to be accumulated for such tranche, will be an amount equal to 0.5% of the outstanding dollar principal amount of such tranche of notes.

On each Distribution Date, COMET will calculate the targeted amount of principal funding subaccount earnings for each tranche of notes, which will be equal to the amount that the funds (other than prefunded amounts) on deposit in each principal funding subaccount would earn at the interest rate payable by COMET—taking into account payments due under any applicable derivative agreements—on the related tranche of notes. As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, then the amount of such shortfall will be withdrawn from the applicable accumulation reserve subaccount and treated as Card series Finance Charge Amounts for such month.

•	Additional finance charge collections allocable to the Card series.

COMET will notify the master trust servicer from time to time of the aggregate prefunded amount on deposit in the principal funding account. Whenever there are any prefunded amounts on deposit in any principal funding subaccount, the master trust will designate an amount of the Master Trust Transferor Interest equal to such prefunded amounts. On each Distribution Date, COMET will calculate the targeted amount of principal funding subaccount prefunded amount earnings for each tranche of notes, which will be equal to the amount that the prefunded amounts on deposit in each principal funding subaccount would earn at the interest rate payable by COMET—taking into account payments due under any applicable derivative agreements—on the related tranche of notes. As a general rule, if the amount actually earned on such funds on deposit is less than the targeted amount of earnings, collections of finance charge receivables allocable to such designated portion of the Master Trust Transferor Interest up to the amount of the shortfall will be treated as Card series Finance Charge Amounts. See “The Master Trust—Application of Collections.”

•	Investment earnings on amounts on deposit in the principal funding account, interest funding account and accumulation reserve account for the Card series notes.

•	Unless otherwise specified in the Card series indenture supplement or the related terms document, payments received under derivative agreements for interest, supplemental credit enhancement agreements or supplemental liquidity agreements on notes of the Card series payable in U.S. dollars.

•	Any shared excess Finance Charge Amounts allocable to the Card series notes. See “—Shared Excess Finance Charge Amounts.”

•	Any other amounts specified in the Card series indenture supplement or any related terms document.

After a sale of assets as described in “—Sale of Assets” below, the related class or tranche of notes will not be entitled to any Card series Finance Charge Amounts. See “The Master Trust—Application of Collections” for a discussion of the allocation of collections generally.

Application of Card Series Finance Charge Amounts

On each Distribution Date, the indenture trustee will apply (upon instruction from COMET) Card series Finance Charge Amounts as follows:

•	first, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class A notes and certain payments due under related derivative agreements;

•	second, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class B notes and certain payments due under related derivative agreements;

•	third, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class C notes and certain payments due under related derivative agreements;

•	fourth, to pay the portion of the master trust servicing fee allocable to the Card series, plus any previously due and unpaid servicing fee allocable to the Card series;

•	fifth, to make the targeted deposits to the interest funding account to fund the payment of interest on the Class D notes and certain payments due under related derivative agreements;

•	sixth, to be treated as Card series Principal Amounts in an amount equal to the Card series Defaulted Amounts, if any, for the preceding month;

•	seventh, to be treated as Card series Principal Amounts in an amount equal to the Nominal Liquidation Amount Deficits, if any, of all Card series notes;

•	eighth, to make the targeted deposits to the accumulation reserve account, if any;

•	ninth, to make the targeted deposits to the Class C reserve account, if any;

•	tenth, to make the targeted deposits to the Class D reserve account, if any;

•	eleventh, to make any other payment or deposit required by any class or tranche of Card series notes;

•	twelfth, to be treated as shared excess Finance Charge Amounts; and

•	thirteenth, to Capital One Funding, as transferor, or any other transferor of a collateral certificate into COMET or their designees.

Targeted Deposits of Card Series Finance Charge Amounts to the Interest Funding Account

The aggregate amount targeted to be deposited monthly to the interest funding account will be equal to the sum of the targeted deposits listed below. The deposit targeted for any month will also include any shortfall in the targeted deposit from any prior month which has not been previously deposited.

•	Interest Payments. The deposit targeted for any tranche of outstanding interest-bearing notes on each Distribution Date will be equal to the amount of interest accrued on the outstanding dollar principal amount of that tranche during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month.

•	Amounts Owed to Derivative Counterparties. If a tranche of notes has a Performing or non-Performing derivative agreement for interest that provides for payments to the applicable derivative counterparty, the deposit targeted for that tranche of notes on each Distribution Date will include any payment to the derivative counterparty which is specified in the Card series indenture supplement or the related terms document.

•	Discount Notes. The deposit targeted for a tranche of discount notes on each Distribution Date is the amount of accretion of principal of that tranche of notes from and including the prior Monthly Principal Accrual Date—or in the case of the first Monthly Principal Accrual Date, from and including the date of issuance of that tranche—to but excluding the first Monthly Principal Accrual Date for the next month.

•	Specified Deposits. If any tranche of notes provides for deposits in addition to or different from the deposits described above to be made to the interest funding subaccount for that tranche, the deposits targeted for that tranche each month will include the specified amounts.

•	Additional Interest. The deposit targeted for any tranche of notes (other than discount notes) that has previously due and unpaid interest for any month will include the interest accrued on that overdue interest during the period from and including the first Monthly Interest Accrual Date in the prior month to but excluding the first Monthly Interest Accrual Date for the current month at the applicable rate of interest.

Each deposit to the interest funding account for each month will be made on the Distribution Date in such month. A tranche of notes may be entitled to more than one of the preceding deposits, plus deposits from other sources, described under “—Payments Received from Derivative Counterparties for Interest of Foreign Currency Notes.”

A class or tranche of notes for which assets have been sold as described in “—Sale of Assets” below will not be entitled to receive any of the preceding deposits to be made from Card series Finance Charge Amounts after the sale has occurred.

Allocation to Interest Funding Subaccounts

The aggregate amount to be deposited monthly in the interest funding account will be allocated, and a portion deposited in the interest funding subaccount established for each tranche of notes, as follows:

•	Card Series Finance Charge Amounts are at least equal to targeted amounts. If the amount of funds available for a month is at least equal to the aggregate amount of the deposits and payments for the related class of notes, then the full targeted amount of such deposit and payment will be made to the applicable interest funding subaccount.

•	Card Series Finance Charge Amounts are less than targeted amounts. If Card series Finance Charge Amounts available for a month for the Class A notes are less than the sum of the deposits targeted for each tranche of Class A notes as described above, then the amount available will be allocated to each tranche of Class A notes in such class pro rata based on the ratio of:

—	the aggregate amount of the deposits targeted for that tranche of Class A notes, to

—	the aggregate amount of the deposits targeted for all tranches of Class A Card series notes.

The Card series Finance Charge Amount remaining after any preceding applications, as described above under “—Application of Card Series Finance Charge Amounts” will be allocated to the Class B notes, the Class C notes and the Class D notes in a similar manner.

Payments Received from Derivative Counterparties for Interest of Foreign Currency Notes

Payments received under derivative agreements for interest of foreign currency notes in the Card series will be applied as specified in the Card series indenture supplement or the related terms document.

Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs

If on any Distribution Date, Card series Finance Charge Amounts available after the first five applications described in “—Application of Card Series Finance Charge Amounts” above are not enough to cover the Card series Defaulted Amounts for the preceding month, the amount of such shortfall (referred to as a “charge-off”) will be allocated (and reallocated) on that date to each tranche of notes as described below. For each tranche of notes, the Nominal Liquidation Amount of that tranche will be reduced by an amount equal to the amounts that are allocated or reallocated to that tranche less the amounts that are reallocated from that tranche to other tranches. Any amounts that are allocated (or reallocated) to a tranche of notes and not reallocated to other tranches will reduce the Nominal Liquidation Amount of that tranche of notes.

Initial Allocation. Initially, the amount of each charge-off will be allocated to each tranche of outstanding notes in the Card series pro rata based on the ratio of the Nominal Liquidation Amount of that tranche of notes to the Nominal Liquidation Amount of all the Card series notes, each at the end of the prior month. If this allocation (or any portion of it) would reduce the Nominal Liquidation Amount of a tranche of notes below zero, the amount that would cause the Nominal Liquidation Amount to be reduced below zero will be allocated instead to all other tranches of outstanding notes in the Card series in the same manner. The Nominal Liquidation Amount of any tranche of notes will not be reduced below zero.

Reallocation from Class A Notes. The amount initially allocated to the Class A notes as described in “—Initial Allocation” above will be reallocated from each tranche of Class A notes to the Class B notes, but only up to the following amount:

(i) the Class A Available Subordinated Amount of Class B notes for that tranche of Class A notes at the end of the prior month, minus

(ii) the amount initially allocated to the Class B notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class B Card series notes at the end of the prior month.

Then, any amounts which a tranche of Class A notes is not permitted to reallocate to the Class B notes as described above will be reallocated to the Class C notes, but only up to the following amount:

(i) the Class A Available Subordinated Amount of Class C notes for that tranche of Class A notes at the end of the prior month, minus

(ii) the amount initially allocated to the Class C notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class C Card series notes at the end of the prior month.

Then, any amounts which a tranche of Class A notes is not permitted to reallocate to the Class B notes or the Class C notes as described above will be reallocated to the Class D notes, but only up to the following amount:

(i) the Class A Available Subordinated Amount of Class D notes for that tranche of Class A notes at the end of the prior month, minus

(ii) the amount initially allocated to the Class D notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class D Card series notes at the end of the prior month.

Reallocation from Class B Notes. The amounts initially allocated to any tranche of Class B notes as described in “—Initial Allocation” above and the amounts reallocated from the Class A notes to any tranche of Class B notes as described in “—Reallocation from Class A Notes” above will be reallocated from that tranche of Class B notes to the Class C notes, but only up to the following amount:

(i) the Class B Available Subordinated Amount of Class C notes for that tranche of Class B notes at the end of the prior month, minus

(ii) (x) the amount initially allocated to the Class C notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class C Card series notes at the end of the prior month, plus

(y) the amount reallocated from Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero to the Class C notes as described in “—Reallocation from Class A Notes” above times the amount described in clause (i) above divided by the Class B Available Subordinated Amount of Class C notes for all Class B Card series notes at the end of the prior month.

Then, any amounts which a tranche of Class B notes is not permitted to reallocate to the Class C notes as described above will be reallocated from that tranche of Class B notes to the Class D notes, but only up to the following amount:

(i) the Class B Available Subordinated Amount of Class D notes for that tranche of Class B notes at the end of the prior month, minus

(ii) (x) the amount initially allocated to the Class D notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class D Card series notes at the end of the prior month, plus

(y) the amount reallocated from Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero to the Class D notes as described above times the amount described in clause (i) above divided by the Class B Available Subordinated Amount of Class D notes for all Class B Card series notes at the end of the prior month.

Reallocation from Class C Notes. Finally, the amounts initially allocated to any tranche of Class C notes as described in “—Initial Allocation” above and the amounts reallocated from the Class A notes to any tranche of Class C notes as described in “—Reallocation from Class A Notes” above or reallocated from the Class B notes to any tranche of Class C notes as described in “—Reallocation from Class B Notes” above will be reallocated from that tranche of Class C notes to the Class D notes, but only up to the following amount:

(i) the Class C Available Subordinated Amount of Class D notes for that tranche of Class C notes at the end of the prior month, minus

(ii) (x) the amount initially allocated to the Class D notes as described in “—Initial Allocation” above times the amount described in clause (i) above divided by the Nominal Liquidation Amount of all the Class D Card series notes at the end of the prior month, plus

(y) the amount reallocated from Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero or from any Class B notes to the Class D notes as described above times the amount described in clause (i) above divided by the Class C Available Subordinated Amount of Class D notes for all Class C Card series notes at the end of the prior month.

Reallocations Generally. For each reallocation described above, the amount reallocated to any class of notes will be reallocated to each tranche of notes within that class pro rata based on the ratio of the Nominal Liquidation Amount of that tranche of notes after any reductions to the Nominal Liquidation Amount as a result of previous allocations or reallocations on that day to the Nominal Liquidation Amount of all the notes in such class at the end of the prior month. If this reallocation (or any portion of it) would reduce the Nominal Liquidation Amount of a tranche of notes below zero, the amount that would cause the Nominal Liquidation Amount to be reduced below zero will be allocated instead to the other tranches of outstanding Card series notes in the related class of notes in the same manner. The Nominal Liquidation Amount of any tranche of notes will not be reduced below zero.

Allocations of Reimbursements of Nominal Liquidation Amount Deficits

If there are Card series Finance Charge Amounts available to reimburse any Nominal Liquidation Amount Deficits on any Distribution Date as described in the seventh clause of “—Application of Card Series Finance Charge Amounts” above, such funds will be allocated to each tranche of notes as follows:

•	first, to each tranche of Class A notes,

•	second, to each tranche of Class B notes,

•	third, to each tranche of Class C notes, and

•	fourth, to each tranche of Class D notes.

In each case, Card series Finance Charge Amounts allocated to a class of notes will be allocated to each tranche of notes within such class pro rata based on the ratio of:

•	the Nominal Liquidation Amount Deficit of such tranche of notes, to

•	the aggregate Nominal Liquidation Amount Deficits of all tranches of such class.

In no event will the Nominal Liquidation Amount of a tranche of notes be increased above the Adjusted Outstanding Dollar Principal Amount of such tranche.

Application of Card Series Principal Amounts

On each Distribution Date, the indenture trustee will apply (upon instruction from COMET) Card series Principal Amounts in the following order and priority:

•	Class A Interest Funding Account Shortfalls. First, for each month, if Card series Finance Charge Amounts are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class A notes, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month, and such total amount will be allocated to the interest funding subaccount of each such tranche of Class A notes pro rata based on, in the case of each such tranche of Class A notes, the lesser of:

—	the amount of the deficiency in the targeted amount to be deposited into the interest funding subaccount of such tranche of Class A notes, and

—	an amount equal to the Class A Available Subordinated Amount of Subordinated notes for such tranche of Class A notes, determined after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above.

•	Class B Interest Funding Account Shortfalls. Second, for each month, if Card series Finance Charge Amounts are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class B notes, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the Class B Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clause, and such total amount will be allocated to the interest funding subaccount of each such tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

—	the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class B notes, and

—	an amount equal to the Class B Available Subordinated Amount of Subordinated notes for such tranche of Class B notes, determined after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the first clause above.

•

Class C Interest Funding Account Shortfalls. Third, for each month, if Card series Finance Charge Amounts are insufficient to make the full targeted deposit into the interest funding subaccount for any tranche of Class C notes, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the sum of the Class B Principal Allocation and the Class C Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be allocated to the interest funding subaccount of each such tranche of Class C notes pro rata based on, in the case of each such tranche of Class C notes, the lesser of:

—	the amount of the deficiency of the targeted amount to be deposited into the interest funding subaccount of such tranche of Class C notes, and

—	an amount equal to the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes, determined after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•	Class A Servicing Fee Shortfalls. Fourth, for each month, if Card series Finance Charge Amounts are insufficient to pay the portion of the servicing fees allocable to the Card series as described in “—Application of Card Series Finance Charge Amounts” above, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be paid to the applicable servicers in an amount equal to, and allocated to each such tranche of Class A notes pro rata based on, in the case of each tranche of Class A notes, the lesser of:

—	the amount of the servicing fee shortfall allocated to such tranche of Class A notes (based on the ratio of the Nominal Liquidation Amount of such tranche of Class A notes to the Nominal Liquidation Amount of all Card series notes at the end of the prior month), and

—	an amount equal to the Class A Available Subordinated Amount of Subordinated notes for such tranche of Class A notes, determined after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•	Class B Servicing Fee Shortfalls. Fifth, for each month, if Card series Finance Charge Amounts are insufficient to pay the portion of the servicing fees allocable to the Card series as described in “—Application of Card Series Finance Charge Amounts” above, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the Class B Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be paid to the applicable servicers in an amount equal to, and allocated to each tranche of Class B notes pro rata based on, in the case of each such tranche of Class B notes, the lesser of:

—	the amount of the remaining servicing fee shortfall allocated to such tranche of Class B notes (based on the ratio of the Nominal Liquidation Amount of such tranche of Class B notes to the Nominal Liquidation Amount of all Card series notes at the end of the prior month), and

—	an amount equal to the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes, determined after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•	Class C Servicing Fee Shortfalls. Sixth, for each month, if Card series Finance Charge Amounts are insufficient to pay the portion of the servicing fees allocable to the Card series as described in “—Application of Card Series Finance Charge Amounts” above, then Card series Principal Amounts will be applied to cover the shortfall, provided that the total amount of Card series Principal Amounts applied for this purpose will not exceed the sum of the Class B Principal Allocation, the Class C

Principal Allocation and the Class D Principal Allocation for such month minus the greater of (i) the sum of the Class B Principal Allocation and the Class C Principal Allocation for such month and (ii) the aggregate amount of Card series Principal Amounts reallocated as described in the preceding clauses, and such total amount will be paid to the applicable servicers in an amount equal to, and allocated to each tranche of Class C notes pro rata based on, in the case of each such tranche of Class C notes, the lesser of:

—	the amount of the servicing fee shortfall allocated to such tranche of Class C notes (based on the ratio of the Nominal Liquidation Amount of such tranche of Class C notes to the Nominal Liquidation Amount of all Card series notes at the end of the prior month), and

—	an amount equal to the Class C Available Subordinated Amount of Subordinated notes for such tranche of Class C notes, determined after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above and in the preceding clauses.

•	Principal Funding Account. Seventh, remaining Card series Principal Amounts will be applied, to the extent needed, to make the targeted deposits to the principal funding account as described in “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” below.

•	Shared Excess Principal Amounts. Eighth, remaining Card series Principal Amounts will be treated, to the extent needed, as shared excess Principal Amounts for the benefit of Principal Sharing Group A.

•	Transferor. Ninth, remaining Card series Principal Amounts will be paid to the transferor or transferors.

A tranche of notes for which assets have been sold as described in “—Sale of Assets” below will not be entitled to receive any further allocations of Card series Finance Charge Amounts, Card series Principal Amounts or any other assets of COMET.

Allocations of Reductions of Nominal Liquidation Amounts from Reallocations

On any date when Card series Principal Amounts are deposited in the interest funding subaccount for any tranche of notes or paid to the applicable servicers as described in “—Application of Card Series Principal Amounts” above, the Nominal Liquidation Amount of subordinated notes will be reduced on that date as described below. For each tranche of notes, the Nominal Liquidation Amount will be reduced by an amount equal to the amounts that are allocated or reallocated to that tranche of notes, less the amounts that are reallocated from that tranche of notes to other tranches.

Class A Interest Funding Account Shortfalls. For each month, if Card series Principal Amounts are applied to cover shortfalls in deposits to interest funding subaccounts for Class A Card series notes, the amount applied will be allocated as follows:

•	first, to the Class B notes, in an amount up to the Class A Available Subordinated Amount of Class B notes (after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above),

•	second, any remaining amounts to the Class C notes, in an amount up to the Class A Available Subordinated Amount of Class C notes (after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above), and

•	third, any remaining amounts to the Class D notes, in an amount up to the Class A Available Subordinated Amount of Class D notes (after giving effect to the applications described in “—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” above).

Then, any amounts allocated to the Class B notes as described in the preceding sentence will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Finally, any amounts allocated or reallocated to the Class C notes as described in the preceding two sentences will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class B Interest Funding Account Shortfalls. For each month, if Card series Principal Amounts are applied to cover shortfalls in deposits to interest funding subaccounts for Class B Card series notes, the amount applied will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Then, any amounts allocated to the Class C notes as described in the preceding sentence will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class C Interest Funding Account Shortfalls. For each month, if Card series Principal Amounts are applied to cover shortfalls in deposits to interest funding subaccounts for Class C Card series notes, the amount applied will be allocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class A Servicing Fee Shortfalls. For each month, if Card series Principal Amounts are applied to cover shortfalls in servicing fees allocated to the Class A Card series notes, the amount applied will be allocated as follows:

•	first, to the Class B notes, in an amount up to the Class A Available Subordinated Amount of Class B notes (after giving effect to the preceding applications),

•	second, any remaining amounts to the Class C notes, in an amount up to the Class A Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	third, any remaining amounts to the Class D notes, in an amount up to the Class A Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Then, any amounts allocated to the Class B notes as described in the preceding sentence will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Finally, any amounts allocated or reallocated to the Class C notes as described in the preceding two sentences will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class B Servicing Fee Shortfalls. For each month, if Card series Principal Amounts are applied to cover shortfalls in servicing fees allocated to the Class B Card series notes, the amount applied will be allocated as follows:

•	first, to the Class C notes, in an amount up to the Class B Available Subordinated Amount of Class C notes (after giving effect to the preceding applications), and

•	second, any remaining amounts to the Class D notes, in an amount up to the Class B Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Then, any amounts allocated to the Class C notes as described in the preceding sentence will be reallocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

Class C Servicing Fee Shortfalls.    For each month, if Card series Principal Amounts are applied to cover shortfalls in servicing fees allocated to the Class C Card series notes, the amount applied will be allocated to the Class D notes, in an amount up to the Class C Available Subordinated Amount of Class D notes (after giving effect to the preceding applications).

For each of the applications described above, the amount allocated to any tranche of notes will be equal to the amount allocated to the related class of notes times (x) the Nominal Liquidation Amount of such tranche of notes divided by (y) the Nominal Liquidation Amount of all tranches of notes in the related class in the Card series after giving effect to the related preceding applications. If this allocation would reduce the Nominal Liquidation Amount of a tranche of notes below zero, the amount that would cause the Nominal Liquidation Amount to be reduced below zero will be allocated instead to the other tranches of outstanding notes in the related class in the same manner.

Limit on Allocations of Card Series Principal Amounts and Card Series Finance Charge Amounts

Each tranche of notes will be allocated Card series Principal Amounts and Card series Finance Charge Amounts solely to the extent of its Nominal Liquidation Amount. Therefore, if the Nominal Liquidation Amount of any tranche of notes has been reduced due to reallocations of Card series Principal Amounts to cover payments of interest or the servicing fees or due to charge-offs from uncovered Card series Defaulted Amounts, such tranche of notes will not be allocated Card series Principal Amounts or Card series Finance Charge Amounts to the extent of such reductions. However, any funds in the applicable principal funding subaccount, any funds in the applicable interest funding subaccount, any amounts payable from any applicable derivative agreement, any funds in the applicable accumulation reserve subaccount, in the case of Class C notes, any funds in the applicable Class C reserve subaccount, and in the case of Class D notes, any funds in the applicable Class D reserve subaccount, will still be available to pay principal of and interest on that tranche of notes. If the Nominal Liquidation Amount of a tranche of notes has been reduced due to reallocation of Card series Principal Amounts to pay interest on senior classes of notes or the servicing fees, or due to charge-offs from uncovered Card series Defaulted Amounts, it is possible for that tranche’s Nominal Liquidation Amount to be increased by subsequent allocations of Card series Finance Charge Amounts. However, there are no assurances that there will be any Card series Finance Charge Amounts for such allocations that would increase such Nominal Liquidation Amounts.

Targ eted Deposits of Card Series Principal Amounts to the Principal Funding Account

The amount targeted to be deposited into the principal funding subaccount for a tranche of notes in any month will be the highest of the following amounts. However, no amount that is greater than the Nominal Liquidation Amount for that tranche will be deposited into the principal funding subaccount for any tranche of notes.

•	Principal Payment Date. For the month before any principal payment date of a tranche of notes, the deposit targeted for that tranche of notes is equal to the Nominal Liquidation Amount of that tranche of notes as of the close of business on the last day of that month, determined after giving effect to any charge-offs from uncovered Card series Defaulted Amounts and any reallocations, payments or deposits of Card series Principal Amounts occurring on the following Distribution Date.

•	Budgeted Deposits. For each month beginning with the twelfth month before the Expected Principal Payment Date of a tranche of notes, the deposit targeted to be made into the principal funding subaccount for a tranche of notes will be an amount equal to one-twelfth of the expected outstanding dollar principal amount of that tranche of notes as of its Expected Principal Payment Date.

COMET may postpone the date of the targeted deposits under the previous paragraph. If COMET determines, using conservative historical information about payment rates of principal receivables held in the master trust or in any other master trust or securitization special purpose entity that has transferred a collateral certificate to COMET and after taking into account all of the other expected payments of principal of the applicable investor certificates and notes secured by such receivables to be made in the next 12 months, that less than 12 months would be required to accumulate Card series Principal Amounts necessary to pay a tranche of notes on its Expected Principal Payment Date, then the start of the targeted deposits may be postponed each month by one month, with proportionately larger targeted deposits for each month of postponement. However, the time necessary to accumulate Card series Principal Amounts may not be less than one month.

•	Prefunding of the Principal Funding Account of Senior Classes. If any payment of principal or deposit into a principal funding subaccount for any tranche of Class D notes will occur at a time when the payment or deposit of all or part of that tranche of Class D notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes, Class B notes or Class C notes, the targeted deposit amount for the Class A notes, Class B notes and Class C notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes, Class B notes and Class C notes that would have to cease to be outstanding in order to permit the payment of or deposit for that tranche of Class D notes.

If any payment of principal or deposit into a principal funding subaccount for any Class C notes would occur at a time when the payment or deposit of all or part of that tranche of Class C notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes or Class B notes, the targeted deposit amount for the Class A notes and Class B notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes and Class B notes that would have to cease to be outstanding in order to permit the payment of or deposit for that tranche of Class C notes.

If any payment of principal or deposit into a principal funding subaccount for any Class B notes would occur at a time when the payment or deposit of all or part of that tranche of Class B notes would be prohibited because it would cause a deficiency in the remaining available subordination for the Class A notes, the targeted deposit amount for the Class A notes will be an amount equal to the portion of the Adjusted Outstanding Dollar Principal Amount of the Class A notes that would have to cease to be outstanding in order to permit the payment of or deposit for that tranche of Class B notes.

Prefunding of the principal funding subaccount for the senior tranches of the Card series will continue until:

—	enough senior notes are repaid so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes;

—	new subordinated notes are issued or other forms of credit enhancement exist so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes; or

—	the principal funding subaccounts for the senior notes are prefunded so that the subordinated notes that are payable are no longer necessary to provide the required subordination for the outstanding senior notes.

For purposes of calculating the prefunding requirements, the required subordinated amount of a tranche of a senior class of notes of the Card series will be calculated as described in “The Notes—Required Subordinated Amount and Usage” in this prospectus based on its Adjusted Outstanding Dollar Principal Amount on such date. However, if any early redemption event has occurred with respect to the subordinated notes, the required subordinated amount will be calculated based on the Adjusted Outstanding Dollar Principal Amount of such tranche as of the close of business on the day immediately preceding the occurrence of such early redemption event.

When the prefunded amounts are no longer necessary, they will be withdrawn from the principal funding account and applied in accordance with the description in “—Withdrawals from Principal Funding Subaccounts—Withdrawals of Prefunded Amounts” below. The Nominal Liquidation Amount of the prefunded tranches will be increased by the amount removed from the principal funding account. If any tranche of senior notes becomes payable as a result of an early redemption event, event of default or other optional or mandatory redemption, or upon reaching its Expected Principal Payment Date, any prefunded amounts on deposit in its principal funding subaccount will be paid to noteholders of that tranche and deposits to pay the notes will continue as necessary to pay that tranche.

•	Event of Default, Early Redemption Event or Other Optional or Mandatory Redemption. If any tranche of notes has been accelerated after the occurrence of an event of default during that month, or an early redemption event or other optional or mandatory redemption has occurred for any tranche of notes, the deposit targeted for that tranche of notes for that month and each following month will equal the Nominal Liquidation Amount of that tranche of notes as of the close of business on the last day of the preceding month, determined after giving effect to reallocations, payments or deposits occurring on the Distribution Date for such month.

•	Amounts Owed to Derivative Counterparties. If a tranche of U.S. dollar notes or foreign currency notes that has a Performing or non-Performing derivative agreement for principal that provides for a payment to the applicable derivative counterparty, the deposit targeted for that tranche of notes on each Distribution Date for any payment to the derivative counterparty will be specified in the related terms document.

Allocation to Principal Funding Subaccounts

Card series Principal Amounts, after any reallocation to cover Card series Finance Charge Amounts shortfalls, if any, as described above, will be allocated each month, and a portion deposited in the principal funding subaccount established for each tranche of notes, as follows:

•	Card Series Principal Amounts Equal Targeted Amounts. If Card series Principal Amounts remaining after giving effect to the first six clauses described in “—Application of Card Series Principal Amounts” above are equal to the sum of the deposits targeted in the principal funding subaccount for each tranche of notes, then the applicable targeted amount will be deposited in the principal funding subaccount established for each tranche.

•	Card Series Principal Amounts Are Less Than Targeted Amounts. If Card series Principal Amounts remaining after giving effect to the first six clauses described in “—Application of Card Series Principal Amounts” above are less than the sum of the deposits targeted in the principal funding subaccount for each tranche of notes, then Card series Principal Amounts will be deposited in the principal funding subaccounts for each tranche in the following priority:

—	first, the amount available will be allocated to the Class A notes,

—	second, the amount available after the application above will be allocated to the Class B notes,

—	third, the amount available after the applications above will be allocated to the Class C notes, and

—	fourth, the amount available after the applications above will be allocated to the Class D notes.

In each case, Card series Principal Amounts allocated to a class will be allocated to each tranche of notes within such class pro rata based on the ratio of:

—	the amount targeted to be deposited into the principal funding subaccount for the applicable tranche of such class, to

—	the aggregate amount targeted to be deposited into the principal funding subaccount for all tranches of such class.

If the restrictions described in “—Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayments of all Tranches” below prevent the deposit of Card series Principal Amounts into the principal funding subaccount of any subordinated note, the aggregate amount of Card series Principal Amounts available to make the targeted deposit for such subordinated tranche will be allocated first to each tranche of Class A notes, then to each tranche of Class B notes, and then, if applicable, to the Class C notes, in each case pro rata based on the dollar amount of subordinated notes required to be outstanding for the related senior notes. See “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account.”

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes; Limit on Repayments of all Tr anches

Limit on Deposits to the Principal Funding Subaccount of Subordinated Notes

No Card series Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class B Card series notes, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the Nominal Liquidation Amount, the Nominal Liquidation Amount of all Class B notes in the Card series (other than the Class B notes for which such deposit is targeted) is at least equal to the Class A Available Subordinated Amount of Class B notes for all Class A Card series notes.

No Card series Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class C Card series notes, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the Nominal Liquidation Amount, the following conditions are satisfied:

•	the Nominal Liquidation Amount of all Class C Card series notes (other than the Class C notes for which such deposit is targeted) must be at least equal to the Class A Available Subordinated Amount of Class C notes for all Class A Card series notes; and

•	the Nominal Liquidation Amount of all Class C Card series notes (other than the Class C notes for which such deposit is targeted) must be at least equal to the Class B Available Subordinated Amount of Class C notes for all Class B Card series notes.

No Card series Principal Amounts will be deposited in the principal funding subaccount of any tranche of Class D notes of the Card series, unless, after giving effect to such deposit and any reductions and reallocations on such date, including any resulting changes to the Nominal Liquidation Amount, the following conditions are satisfied:

•	the Nominal Liquidation Amount of all Class D Card series notes (other than the Class D notes for which such deposit is targeted) must be at least equal to the Class A Available Subordinated Amount of Class D notes for all Class A Card series notes;

•	the Nominal Liquidation Amount of all Class D Card series notes (other than the Class D notes for which such deposit is targeted) must be at least equal to the Class B Available Subordinated Amount of Class D notes for all Class B Card series notes; and

•	the Nominal Liquidation Amount of all Class D Card series notes (other than the Class D notes for which such deposit is targeted) must be at least equal to the Class C Available Subordinated Amount of Class D notes for all Class C Card series notes.

Card series Principal Amounts will be deposited in the principal funding subaccount of a subordinated note if and only to the extent that such deposit is not contrary to any of the preceding paragraphs and the prefunding target amount for each senior note is zero.

Limit on Repayments of all Tranches

No amounts on deposit in a principal funding subaccount for any tranche of Class A notes or Class B notes will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the related terms document). In the case of any tranche of Class C notes, no amounts on deposit in a principal funding subaccount or, if applicable, a Class C reserve subaccount for any such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the related terms document). In the case of any tranche of Class D notes, no amounts on deposit in a principal funding subaccount or, if applicable, a Class D reserve subaccount for any such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche in excess of the highest outstanding dollar principal amount of that tranche (or, in the case of foreign currency notes, such other amount that may be specified in the related terms document).

Pay ments Received from Derivative Counterparties for Principal

Unless otherwise specified in the related terms document, dollar payments for principal received under derivative agreements of U.S. dollar notes in the Card series will be treated as Card series Principal Amounts. Payments received under derivative agreements for principal of foreign currency notes in the Card series will be applied as specified in the related terms document.

Payments Received from Supplemental Credit Enhancement Providers or Supplemental Liquidity Providers for Principal

Unless otherwise specified in the related terms document, payments for principal received from supplemental credit enhancement providers or supplemental liquidity providers for Card series notes will be treated as Card series Principal Amounts.

Deposit s of Withdrawals from the Class C Reserve Account to the Principal Funding Account

Withdrawals from any Class C reserve subaccount will be deposited into the applicable principal funding subaccount to the extent required pursuant to the Card series indenture supplement.

Withdraw als from Interest Funding Subaccounts

After giving effect to all deposits of funds to the interest funding account in a month, the following withdrawals from the applicable interest funding subaccount may be made, to the extent funds are available, in the applicable interest funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•	Withdrawals for U.S. Dollar Notes. On each applicable interest payment date for each tranche of U.S. dollar notes, an amount equal to interest due on the applicable tranche of notes on the applicable interest payment date, including any overdue interest payments and additional interest on overdue interest payments, will be withdrawn from that interest funding subaccount and paid to the applicable paying agent.

•	Withdrawals for Foreign Currency Notes with a Non-Performing Derivative Agreement for Interest. On each applicable interest payment date with respect to a tranche of foreign currency notes that has a non-Performing derivative agreement for interest, the amount specified in the related terms document will be withdrawn from that interest funding subaccount and, if so specified in the applicable indenture supplement, converted to the applicable foreign currency at the applicable spot exchange rate and remitted to the applicable paying agent.

•	Withdrawals for Discount Notes. On each applicable principal payment date, for each tranche of discount notes, an amount equal to the amount of the accretion of principal of that tranche of notes from the prior principal payment date—or, in the case of the first principal payment date, the date of issuance of that tranche—to but excluding the applicable principal payment date will be withdrawn from that interest funding subaccount and invested in the Invested Amount of COMET.

•	Withdrawals for Payments to Derivative Counterparties. On each date on which a payment is required to be made to the derivative counterparty under the applicable derivative agreement, for any tranche of notes that has a Performing or non-Performing derivative agreement for interest, an amount equal to the amount of the payment to be made to the derivative counterparty under the applicable derivative agreement (including, if applicable, any overdue payment and any additional interest on overdue payments) will be withdrawn from that interest funding subaccount and paid to the derivative counterparty or as otherwise provided in the related terms document.

If the aggregate amount available for withdrawal from an interest funding subaccount is less than all withdrawals required to be made from that subaccount in a month after giving effect to all deposits, then the amounts on deposit in that interest funding subaccount will be withdrawn and, if payable to more than one person, applied pro rata based on the amounts of the withdrawals required to be made. After payment in full of any tranche of notes, any amount remaining on deposit in the applicable interest funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes in the manner described in “—Allocation to Interest Funding Subaccounts” above, second applied to cover any principal funding subaccount shortfalls in the manner described in “—Allocation to Principal Funding Subaccounts” above, and third paid to the transferor.

Wi thdrawals from Principal Funding Subaccounts

After giving effect to all deposits of funds to the principal funding account in a month, the following withdrawals from the applicable principal funding subaccount will be made to the extent funds are available in the applicable principal funding subaccount. A tranche of notes may be entitled to more than one of the following withdrawals in a particular month:

•	Withdrawals for U.S. Dollar Notes with no Derivative Agreement for Principal. On each applicable principal payment date, for each tranche of U.S. dollar notes that has no derivative agreement for principal, an amount equal to the principal due on the applicable tranche of notes on the applicable principal payment date will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

•	Withdrawals for U.S. Dollar or Foreign Currency Notes with a Performing Derivative Agreement for Principal. On each date on which a payment is required under the applicable derivative agreement for any tranche of U.S. dollar or foreign currency notes that has a Performing derivative agreement for principal, an amount equal to the amount of the payment to be made under the applicable derivative agreement will be withdrawn from the applicable principal funding subaccount and paid to the applicable derivative counterparty. COMET will direct the applicable derivative counterparty to remit its payments under the applicable derivative agreement to the applicable paying agent.

•	Withdrawals for Foreign Currency Notes with a non-Performing Derivative Agreement for Principal. On each principal payment date for a tranche of foreign currency notes that has a non-Performing derivative agreement for principal, an amount equal to the amount specified in the related terms document will be withdrawn from that principal funding subaccount and, if so specified in the related terms document, converted to the applicable foreign currency at the prevailing spot exchange rate and paid to the applicable paying agent.

•	Withdrawals for U.S. Dollar Notes with a non-Performing Derivative Agreement for Principal. On each principal payment date for a tranche of U.S. dollar notes with a non-Performing derivative agreement for principal, the amount specified in the related terms document will be withdrawn from the applicable principal funding subaccount and paid to the applicable paying agent.

•

Withdrawals of Prefunded Amounts.    If prefunding of the principal funding subaccounts for senior classes of notes is no longer necessary as a result of payment of senior notes or issuance of additional subordinated notes, as described under “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account—Prefunding of the Principal Funding Account of Senior Classes” above, the prefunded amounts will be withdrawn from the principal funding account and first, allocated among and deposited to the principal funding subaccounts of the Class A notes up to the amount then targeted to be on deposit in such principal funding subaccount; second, allocated among and deposited to the principal funding subaccounts of the Class B notes up to the amount then targeted to be on deposit in such principal funding subaccount; third, allocated among and deposited to the principal funding subaccount of the Class C notes up to the amount then targeted to be on deposit in such principal funding subaccount; fourth, allocated among and deposited to the principal funding subaccount of the Class D notes up to the amount then targeted to be on deposit in such principal funding subaccount; and fifth, any remaining amounts paid to the transferor.

•	Withdrawals on the Legal Maturity Date. On the legal maturity date of any tranche of notes, amounts on deposit in the principal funding subaccount of such tranche will be applied to pay principal of that tranche or to make a payment under a derivative agreement with respect to principal of that tranche.

Upon payment in full of any tranche of notes, any remaining amount on deposit in the applicable principal funding subaccount will be first applied to cover any interest funding subaccount shortfalls for other tranches of notes, second applied to cover any principal funding subaccount shortfalls for other tranches of notes and third paid to the transferor. If the aggregate amount available for withdrawal from a principal funding subaccount for any tranche of notes is less than all withdrawals required to be made from that principal funding subaccount for that tranche in a month, then the amounts on deposit will be withdrawn and applied pro rata based on the amounts of the withdrawals required to be made.

Sa le of Assets

Assets directly or indirectly in COMET may be sold (i) if required under the pooling agreement following the bankruptcy or insolvency of Capital One Funding or any other transferor to COMET, (ii) following an event of default and acceleration for a tranche of notes and (iii) on the legal maturity date of a tranche of notes. See “The Notes—Events of Default” and “The Master Trust—Pay Out Events.”

If a tranche of notes has an event of default and is accelerated before its legal maturity date, the master trust or other securitization special purpose entity may sell receivables underlying the COMT collateral certificate or any other collateral certificate in COMET, as applicable, in an amount up to the Nominal Liquidation Amount of the affected tranche, plus any accrued, past due or additional interest on the affected tranche, if the conditions described in “The Notes—Events of Default” and “—Events of Default Remedies” are satisfied. This sale will take place at the option of the indenture trustee or at the direction of the holders of a majority of the aggregate outstanding dollar principal amount of notes of that tranche. However, a sale will only be permitted if at least one of the following conditions is met:

•	the holders of 90% of the aggregate outstanding dollar principal amount of the accelerated tranche of notes consent;

•	the net proceeds of such sale, plus amounts on deposit in the applicable subaccounts and payments to be received from any applicable derivative agreement, any supplemental credit enhancement provider or any supplemental liquidity provider, would be sufficient to pay all amounts due on the accelerated tranche of notes; or

•	if the indenture trustee determines that the funds to be allocated to the accelerated tranche of notes, including (i) Card series Finance Charge Amounts and Card series Principal Amounts allocable to the accelerated tranche of notes, (ii) payments to be received under any applicable derivative agreement, supplemental credit enhancement agreement or supplemental liquidity agreement and (iii) amounts on deposit in the applicable subaccounts may not be sufficient on an ongoing basis to make all payments on the accelerated tranche of notes as such payments would have become due if such obligations had not been declared due and payable, and 66 2/3% of the noteholders of the accelerated tranche of notes consent to the sale.

Any sale of assets for a subordinated tranche of notes will be delayed for that tranche, but not beyond its legal maturity date, if the subordination provisions prevent payment of the accelerated tranche. Such sale will be delayed until a sufficient amount of senior classes of notes are prefunded, or a sufficient amount of senior notes have been repaid, or a sufficient amount of subordinated tranches have been issued, to the extent that the subordinated tranche of notes to be accelerated is no longer needed to provide the required subordination for the senior classes. If a senior tranche of notes directs a sale of assets, then after the sale, that tranche will no longer be entitled to subordination from subordinated classes of notes.

If principal of or interest on a tranche of notes has not been paid in full on its legal maturity date, after giving effect to any allocations, deposits and distributions to be made on such date, the sale of assets will automatically take place on that date regardless of the subordination requirements of any senior classes of notes. Proceeds from such a sale will be immediately paid to the noteholders of the related tranche of notes.

The principal amount of assets designated for sale will not exceed (and may be less than) the Nominal Liquidation Amount of, plus any accrued, past due and additional interest on, the tranches of notes that directed the sale to be made. The Nominal Liquidation Amount of any tranche of notes that directed the sale to be made will be automatically reduced to zero upon such sale even if the proceeds of that sale are not enough to pay all remaining amounts due on the notes. After such sale, Card series Principal Amounts or Card series Finance Charge Amounts will no longer be allocated to that tranche. Noteholders of that tranche will receive the proceeds of the sale, but no more than the outstanding principal amount of their notes, plus any past due, accrued and additional interest on such tranche of notes. Tranches of notes that have directed sales of assets are not outstanding under the indenture or any supplement thereto.

After giving effect to a sale of assets for a tranche of notes, the amount of proceeds on deposit in a principal funding account or subaccount may be less than the outstanding dollar principal amount of that tranche. This deficiency can arise because of a Nominal Liquidation Amount Deficit or if the sale price for the assets was less than the outstanding dollar principal amount of that tranche. These types of deficiencies will not be reimbursed unless, in the case of Class C notes only, there are sufficient amounts in the related Class C reserve subaccount and in the case of Class D notes only, there are sufficient amounts in the related Class D reserve account.

Any amount remaining on deposit in the interest funding subaccount for a tranche of notes that has received final payment as described in “—Final Payment of the Notes” and that has caused a sale of assets will be treated as Card series Finance Charge Amounts and will be allocated as described in “—Application of Card Series Finance Charge Amounts.”

Tar geted Deposits to the Class C Reserve Account

The Class C reserve subaccount will be funded on each month, as necessary, from Card series Finance Charge Amounts as described under “—Application of Card Series Finance Charge Amounts.” The aggregate deposit targeted to be made to the Class C reserve account in each month will be the sum of the Class C reserve subaccount deposits targeted to be made for each tranche of Class C notes, if any, as required under the Card series indenture supplement.

Withdrawals from the Class C Reserve Account

Withdrawals will be made from the Class C reserve account in the amount and manner required under the Card series indenture supplement.

Targeted Deposits to the Accumulation Reserve Account

If more than one budgeted principal deposit is targeted for a tranche, the accumulation reserve subaccount will be funded for such tranche on the Distribution Date prior to the Distribution Date on which a budgeted deposit is first targeted for such tranche as described in “—Targeted Deposits of Card Series Principal Amounts to the Principal Funding Account” above. The accumulation reserve subaccount for a tranche of notes will be funded from Card series Finance Charge Amounts as described in “—Application of Card Series Finance Charge Amounts” above. The aggregate deposit targeted to be made to the accumulation reserve account in each month will be the sum of the accumulation reserve subaccount deposits targeted to be made for each tranche of notes.

If the aggregate amount of Card series Finance Charge Amounts available for deposit to the accumulation reserve account is less than the sum of the targeted deposits for each tranche of notes, then the amount available will be allocated to each tranche of notes up to the targeted deposit pro rata based on the ratio of the Floating Allocation Amount for that tranche of notes to the Floating Allocation Amount for all tranches of notes in the Card series that have a targeted deposit to their accumulation reserve subaccounts for that month. After the initial allocation, any excess will be further allocated in a similar manner to those accumulation reserve subaccounts which still have an uncovered targeted deposit.

Withdrawals from the Accumulation Reserve Account

Withdrawals will be made from the accumulation reserve subaccounts, but in no event more than the amount on deposit in the applicable accumulation reserve subaccount, in the following order:

•	Interest. On or prior to each Distribution Date, COMET will calculate for each tranche of notes the amount of any shortfall of net investment earnings for amounts on deposit in the principal funding subaccount for that tranche (other than prefunded amounts) over the amount of interest that would have accrued on such deposit if that tranche had borne interest at the applicable note interest rate (or other rate specified in the Card series indenture supplement) for the prior month. If there is any such shortfall for that Distribution Date, or any unpaid shortfall from any earlier Distribution Date, COMET will withdraw the sum of those amounts from the applicable accumulation reserve subaccount, to the extent available, for treatment as Card series Finance Charge Amounts for such month.

•	Excess Amounts. If on any Distribution Date, the aggregate amount on deposit in the accumulation reserve account exceeds the amount required to be on deposit, the amount of such excess will be withdrawn from the accumulation reserve account and applied in the manner described in the ninth through thirteenth clauses of “—Application of Card Series Finance Charge Amounts” above.

Targeted Deposits to the Class D Reserve Account

The aggregate deposit targeted to be made to the Class D reserve account on each Distribution Date is an amount equal to the sum of Class D reserve subaccount deposits, if any, targeted to be made for each specified tranche of Class D notes. The amount of any such deposit and the circumstances that require that a deposit be made will be set forth in the related terms document. Unless another time is specified for making such deposits in the related terms document, these deposits will be made on each Distribution Date.

Withdrawals from the Class D Reserve Account

Withdrawals will be made from the Class D reserve subaccounts in the amount and manner required under the Card series indenture supplement.

Final Payment of the Notes

Noteholders are entitled to payment of principal in an amount equal to the outstanding dollar principal amount of their respective notes. However, Card series Principal Amounts will be allocated to pay principal on the notes only up to their Nominal Liquidation Amount, which will be reduced for charge-offs due to uncovered Card series Defaulted Amounts and reallocations of Card series Principal Amounts to pay interest on senior classes of notes or servicing fees. In addition, if a sale of assets occurs, as described in “—Sale of Assets” above, the amount of assets sold will not exceed (and may be less than) the Nominal Liquidation Amount of, plus any accrued, past due or additional interest on, the related tranche of notes. If the Nominal Liquidation Amount of a tranche has been reduced, noteholders of such tranche will receive full payment of principal only to the extent proceeds from the sale of assets, amounts received from an applicable derivative agreement and amounts which have been previously deposited in an issuing entity trust account for such tranche of notes are sufficient to pay the full principal amount.

On the date of a sale of assets, the proceeds of such sale will be available to pay the outstanding dollar principal amount of, plus any accrued, past due and additional interest on, that tranche.

A tranche of notes will be considered to be paid in full, the holders of those notes will have no further right or claim, and COMET will have no further obligation or liability for principal or interest, on the earliest to occur of:

•	the date of the payment in full of the stated principal amount of and all accrued interest on that tranche of notes;

•	the legal maturity date of that tranche of notes, after giving effect to all deposits, allocations, reallocations, sales of assets and payments to be made on that date; or

•	the date on which a sale of assets has taken place for such tranche, as described in “—Sale of Assets” above.

Pro Rata Payments Within a Tranche

All notes of a tranche will receive payments of principal and interest pro rata based on the stated principal amount of each note in that tranche.

Shared Excess Finance Charge Amounts

For any month, Card series Finance Charge Amounts remaining after making the application described in the first eleven clauses of “—Application of Card Series Finance Charge Amounts” above will be available for allocation to other series of notes in Excess Finance Charge Sharing Group A. Such amounts, including excesses, if any, from other series of notes in Excess Finance Charge Sharing Group A and other series of investor certificates issued by the master trust, called shared excess Finance Charge Amounts, will be allocated to cover certain shortfalls in Finance Charge Amounts for the series of notes in Excess Finance Charge Sharing Group A, if any, which have not been covered out of Finance Charge Amounts allocable to such series. If these shortfalls exceed shared excess Finance Charge Amounts for any month, shared excess Finance Charge Amounts will be allocated pro rata among the applicable series of notes in Excess Finance Charge Sharing Group A based on the relative amounts of those shortfalls. To the extent that shared excess Finance Charge Amounts exceed those shortfalls, the balance will be treated as shared excess Finance Charge Amounts to be applied as follows:

•	first, by other series of notes not included in Excess Finance Charge Sharing Group A,

•	second, by other series of investor certificates issued by the master trust or any other master trust or securitization special purpose entity that has transferred a collateral certificate to COMET, to the extent needed,

•	third, by other series of notes issued by COMET not included in COMET, and

•	finally, if not needed by any other series of notes, paid to COMET.

For the Card series notes, shared excess Finance Charge Amounts, to the extent available and allocated to the Card series, will cover shortfalls in the first seven applications described in “—Application of Card Series Finance Charge Amounts” above.

However, the sharing of excess Finance Charge Amounts will continue only until such time, if any, as COMET shall deliver to the indenture trustee a certificate to the effect that the continued sharing of excess Finance Charge Amounts would have adverse regulatory implications for the bank or an affiliate. Following the delivery by COMET of any such certificate to the indenture trustee, there will not be any further sharing of excess Finance Charge Amounts. While any series of notes issued by COMET may be included in an excess finance charge sharing group, there can be no assurance that:

—	any other series will be included in such group,

—	there will be any excess Finance Charge Amounts for such group for any month, or

—	COMET will not at any time deliver the certificate discontinuing sharing described above.

While COMET does not believe that, based on the applicable rules and regulations as currently in effect, the sharing of excess finance charge amounts will have an adverse regulatory implication for the bank or an affiliate, there can be no assurance that this will continue to be true in the future.

Shared Excess Principal Amounts

For any month, Card series Principal Amounts that are not needed to make targeted deposits to the principal funding account as described in “—Application of Card Series Principal Amounts” above will be available for allocation to other series of notes in Principal Sharing Group A. Such amounts, including excesses, if any, from other series of notes in Principal Sharing Group A, called shared excess principal amounts, will be allocated to cover shortfalls in Principal Amounts for other series of notes in Principal Sharing Group A, if any, which have not been covered out of Principal Amounts allocable to such series. If these shortfalls exceed shared excess principal amounts for any month, shared excess principal amounts will be allocated pro rata among the applicable series of notes in Principal Sharing Group A based on the relative amounts of those shortfalls. To the extent that shared excess principal amounts exceed those shortfalls, the balance will be treated as shared excess principal amounts for application by other series of investor certificates issued by the master trust, to the extent needed, and, then, paid to the transferor. For the Card series notes, shared excess principal amounts, to the extent available and allocated to the Card series notes, will cover shortfalls in the first seven applications described in “—Application of Card Series Principal Amounts” above. Afterward, any remaining shared excess principal amounts will be shared with other series not included in Principal Sharing Group A.

The Indenture

The notes will be issued pursuant to the terms of the indenture, in the asset pool supplement and a related indenture supplement. The following discussion and the discussions under “The Notes” and certain sections in the prospectus summary summarize the material terms of the notes, the indenture, in asset pool supplement and the related indenture supplement. These summaries do not purport to be complete and are qualified in their entirety by reference to the provisions of the notes, the indenture, in asset pool supplement and the related indenture supplement.

Indenture Trustee

General

The Bank of New York, a New York banking corporation, is the trustee under the indenture (and any supplement thereto) for each series, class and tranche of notes issued by COMET. Its principal corporate trust office is located at 101 Barclay Street, Floor 8 West, Attention: Corporate Trust Administration—Asset Backed Securities, New York, New York 10286.

The Bank of New York has and currently is serving as indenture trustee and trustee for numerous securitization transactions and programs involving pools of credit card receivables.

Duties and Responsibilities

Under the terms of the indenture, COMET has agreed to pay to the indenture trustee reasonable compensation for performance of its duties under the indenture. The indenture trustee has agreed to perform only those duties specifically set forth in the indenture. Many of the duties of the indenture trustee are described throughout this prospectus and the related prospectus supplement. Under the terms of the indenture, the indenture trustee’s limited responsibilities include the following:

•	to deliver to noteholders of record certain notices, reports and other documents received by the indenture trustee, as required under the indenture;

•	to authenticate, deliver, cancel and otherwise administer the notes;

•	to maintain custody of the COMT collateral certificate pursuant to the terms of the indenture;

•	to establish and maintain necessary COMET trust accounts and to maintain accurate records of activity in those accounts;

•	to serve as the initial transfer agent, paying agent and registrar, and, if it resigns these duties, to appoint a successor transfer agent, paying agent and registrar;

•	to invest funds in the COMET trust accounts at the direction of COMET;

•	to represent the noteholders in interactions with clearing agencies and other similar organizations;

•	to distribute and transfer funds at the direction of COMET, as applicable, in accordance with the terms of the indenture;

•	to periodically report on and notify noteholders of certain matters relating to actions taken by the indenture trustee, property and funds that are possessed by the indenture trustee, and other similar matters; and

•	to perform certain other administrative functions identified in the indenture.

In addition, the indenture trustee has the discretion to require COMET to cure a potential event of default and to institute and maintain suits to protect the interest of the noteholders in the COMT collateral certificate. The indenture trustee is not liable for any errors of judgment as long as the errors are made in good faith and the indenture trustee was not negligent. The indenture trustee is not responsible for any investment losses to the extent that they result from Eligible Investments.

If an event of default occurs, in addition to the responsibilities described above, the indenture trustee will exercise its rights and powers under the indenture to protect the interests of the noteholders using the same degree of care and skill as a prudent man would exercise in the conduct of his own affairs. If an event of default occurs and is continuing, the indenture trustee will be responsible for enforcing the agreements and the rights of the noteholders. See “The Notes—Events of Default Remedies.” The indenture trustee may, under certain limited circumstances, have the right or the obligation to do the following:

•	demand immediate payment by COMET of all principal and accrued interest on the notes;

•	enhance monitoring of the securitization;

•	protect the interests of the noteholders in the COMT collateral certificate or the receivables in a bankruptcy or insolvency proceeding;

•	prepare and send timely notice to noteholders of the event of default;

•	institute judicial proceedings for the collection of amounts due and unpaid;

•	rescind and annul a declaration of acceleration of the notes at the direction of the noteholders following an event of default; and

•	cause the master trust to sell assets, or interests therein (see “Sources of Funds to Pay the Notes—Sale of Assets”).

Following an event of default, the majority holders of any series, class or tranche of notes will have the right to direct the indenture trustee to exercise certain remedies available to the indenture trustee under the indenture. In such case, the indenture trustee may decline to follow the direction of the majority holders only if it determines that: (1) the action so directed is unlawful or conflicts with the indenture, (2) the action so directed would involve it in personal liability, or (3) the action so directed would be unjustly prejudicial to the noteholders not taking part in such direction.

Resignation, Removal and Replacement

The indenture trustee may resign at any time by giving written notice to COMET. The indenture trustee may be removed for any series, class or tranche of notes at any time by a majority of the noteholders of that series, class or tranche. COMET may also remove the indenture trustee if the indenture trustee is no longer eligible to act as trustee under the indenture (and any supplement thereto), the indenture trustee fails to comply with the Trust Indenture Act of 1939, as amended, or if the indenture trustee becomes insolvent. In all such circumstances, COMET must appoint a successor indenture trustee for the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until the successor indenture trustee accepts the appointment. If an instrument of acceptance by a successor indenture trustee has not been delivered to the indenture trustee within 30 days of giving notice of resignation or removal, the indenture trustee may petition a court of competent jurisdiction to appoint a successor indenture trustee.

The successor indenture trustee must (1) be either a bank or a corporation organized and doing business under the laws of the United States of America or of any state, (2) be authorized under such laws to exercise corporate trust powers, (3) have a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority, and (4) have a rating of at least BBB- by Standard & Poor’s and Baa3 by Moody’s. COMET may not, nor may any person directly or indirectly controlling, controlled by, or under common control with COMET, serve as indenture trustee.

COMET or its affiliates may maintain accounts and other banking or trustee relationships with the indenture trustee and its affiliates.

Issuing Entity Covenants

COMET will not, among other things:

•	claim any credit on or make any deduction from the principal and interest payable on the notes, other than amounts withheld in good faith from such payments under the Internal Revenue Code or other applicable tax law (including foreign withholding),

•	voluntarily dissolve or liquidate, or

•	permit (A) the validity or effectiveness of the indenture (or any supplement thereto) to be impaired, or permit the lien created by the indenture (or any supplement thereto) to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted by the indenture, (B) any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien in favor of the indenture trustee created by the indenture (or any supplement thereto)) to be created on or extend to or otherwise arise upon or burden the collateral designated for inclusion in COMET securing the notes or proceeds thereof or (C) the lien in favor of the indenture trustee of the indenture (or any supplement thereto) not to constitute a valid first priority security interest in the collateral designated for inclusion in COMET.

COMET may not engage in any activity other than the activities set forth in the trust agreement, the material provisions of which are described in “The Issuing Entity.”

COMET will also covenant that if:

•	COMET defaults in the payment of interest on any series, class or tranche of notes when such interest becomes due and payable and such default continues for a period of 35 days following the date on which such interest became due and payable, or

•	COMET defaults in the payment of the principal of any series, class or tranche of notes on its legal maturity date,

COMET will, upon demand of the indenture trustee, pay to the indenture trustee, for the benefit of the holders of any such notes of the affected series, class or tranche, the whole amount then due and payable on any such notes for principal and interest, after giving effect to any allocation and subordination requirements described in this prospectus and the related prospectus supplement, with interest, to the extent that payment of such interest will be legally enforceable, upon the overdue principal and upon overdue installments of interest. In addition, COMET will pay an amount sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the indenture trustee, its agents and counsel and all other compensation due to the indenture trustee. If COMET fails to pay such amounts upon such demand, the indenture trustee may institute a judicial proceeding for the collection of the unpaid amounts described above.

Meetings

If the notes of a series, class or tranche are issuable in whole or in part as bearer notes, a meeting of noteholders of notes of the series, class or tranche may be called at any time and from time to time pursuant to the indenture to make, give or take any action provided by the indenture (or any supplement thereto).

The indenture trustee will call a meeting upon request of COMET or the holders of at least 10% in aggregate outstanding dollar principal amount of the outstanding notes of the series, class or tranche issuable in whole or in part as bearer notes. In any case, a meeting will be called after notice is given to holders of notes in accordance with the indenture. The indenture trustee may call a meeting of the holders of notes of a series, class or tranche at any time for any purpose.

The quorum for a meeting is generally a majority of the holders of the outstanding dollar principal amount of the related series, class or tranche of notes, as the case may be. However, if any action to be taken at a meeting requires the approval of a percentage that is not the majority of the holders of the outstanding dollar principal amount of the related series, class or tranche of notes, then the quorum will be the required percentage for approving that particular action.

Voting

Any action or vote to be taken by the holders of a majority, or other specified percentage, of any series, class or tranche of notes may be adopted by the affirmative vote of the holders of a majority, or the applicable other specified percentage, of the aggregate outstanding dollar principal amount of the outstanding notes of that series, class or tranche, as the case may be. For a description of the noteholders’ actions and voting as they relate to the master trust, see “Risk Factors—You may have limited or no ability to control actions under the indenture and a master trust pooling agreement. This may result in, among other things, payment of principal being accelerated when it is beneficial to you to receive payment of principal on the expected principal payment date, or it may result in payment of principal not being accelerated when it is beneficial to you to receive early payment of principal.”

Any action or vote taken at any meeting of holders of notes duly held in accordance with the indenture will be binding on all holders of the affected notes or the affected series, class or tranche of notes, as the case may be.

Notes held by COMET, the transferor or their affiliates will not be deemed outstanding for purposes of voting or calculating a quorum at any meeting of noteholders.

Amendments to the Indenture, the asset pool supplement and the Indenture Supplements

COMET and the indenture trustee may amend, supplement or otherwise modify the indenture, the asset pool supplement or any indenture supplement without the consent of any noteholder upon delivery of a master trust tax opinion and an issuing entity tax opinion, as described under “—Tax Opinions for Amendments” below, and upon delivery by COMET to the indenture trustee of an officer’s certificate to the effect that COMET reasonably believes that such amendment will not and is not reasonably expected to (i) result in the occurrence of an early redemption event or event of default for any series, class or tranche of notes, (ii) adversely affect the amount of funds available to be distributed to the noteholders of any series, class or tranche of notes or the timing of such distributions, or (iii) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes in COMET. Such amendments to the indenture, the asset pool supplement or any indenture supplement may:

•	evidence the succession of another entity to COMET, and the assumption by such successor of the covenants of COMET in the indenture (or any supplement thereto) and the notes;

•	add to the covenants of COMET, or have COMET surrender any of its rights or powers under the indenture (or any supplement thereto), for the benefit of the noteholders of any or all series, classes or tranches;

•	cure any ambiguity, correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture (or any supplement thereto), or make any other provisions with respect to matters or questions arising under the indenture (or any supplement thereto);

•	add to the indenture (or any supplement thereto) certain provisions expressly permitted by the Trust Indenture Act of 1939, as amended;

•	establish any form of note, or add to the rights of the holders of the notes of any series, class or tranche;

•	provide for the acceptance of a successor indenture trustee under the indenture for one or more series, classes or tranches of notes and add to or change any of the provisions of the indenture (or any supplement thereto) as will be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one indenture trustee;

•	add any additional early redemption events or events of default for the notes of any or all series, classes or tranches;

•	provide for the consolidation of any master trust and COMET into a single entity or the transfer of assets in the master trust to COMET after the termination of all series of master trust investor certificates (other than the related collateral certificate);

•	if one or more transferors are added to, or replaced under, a transfer and servicing agreement, a transfer and administration agreement or a related pooling agreement or trust agreement, or one or more beneficiaries are added to, or replaced under, the trust agreement, make any necessary changes to the indenture (or any supplement thereto) or any other related document;

•	add assets to COMET;

•	provide for additional or alternative forms of credit enhancement for any tranche of notes;

•	comply with any regulatory, accounting or tax laws; or

•	qualify for sale treatment under generally accepted accounting principles.

By purchasing an interest in any note, each such owner will be deemed to have consented to amendments to the indenture, the asset pool supplement or any indenture supplement to satisfy accounting requirements for off-balance sheet treatment for assets in COMET or any underlying master trust or securitization special purpose entity, including amendments providing for the transfer of receivables and the Transferor Interest to a newly formed bankruptcy remote special purpose entity that would then transfer the receivables to COMET. Promptly following the execution of any amendment to the indenture, the asset pool supplement and the applicable indenture supplement, the indenture trustee will furnish written notice of the substance of such amendment to each noteholder.

The indenture, the asset pool supplement or any indenture supplement may also be amended without the consent of the indenture trustee or any noteholders upon delivery of a master trust tax opinion and an issuing entity tax opinion, as described under “—Tax Opinions for Amendments” below, for the purpose of adding provisions to, or changing in any manner or eliminating any of the provisions of, the indenture, the asset pool supplement or any indenture supplement or of modifying in any manner the rights of the holders of the notes under the indenture, the asset pool supplement or any indenture supplement, or adding additional assets to COMET; provided, however, that COMET shall (i) deliver to the indenture trustee an officer’s certificate to the effect that COMET reasonably believes that such amendment will not and is not reasonably expected to (a) result in the occurrence of an early redemption event or event of default for any series, class or tranche of notes, (b) adversely affect the amount of funds available to be distributed to the noteholders of any series, class or tranche of notes or the timing of such distributions, or (c) adversely affect the security interest of the indenture trustee in the collateral securing the outstanding notes in COMET and (ii) receive written confirmation from each rating agency that such amendment will not result in the reduction, qualification or withdrawal of the ratings of any outstanding notes which it has rated.

The indenture trustee may, but shall not be obligated to, enter into any amendment which adversely affects the indenture trustee’s rights, duties, benefits, protections, privileges or immunities under the indenture (or any supplement thereto).

COMET and the indenture trustee, upon delivery of a master trust tax opinion and an issuing entity tax opinion, as described under “—Tax Opinions for Amendments” below, may modify and amend the indenture, the asset pool supplement or any indenture supplement, for reasons other than those stated in the prior paragraphs, with prior notice to each rating agency and the consent of the holders of at least 66 2/3% of the outstanding dollar principal amount of each series, class or tranche of notes affected by that modification or amendment. However, if the modification or amendment would result in any of the following events occurring, it may be made only with the consent of the holders of 100% of each outstanding series, class or tranche of notes affected by the modification or amendment:

•	a change in any date scheduled for the payment of interest on any note or the Expected Principal Payment Date or legal maturity date of any note;

•	a reduction of the stated principal amount of, or interest rate on, any note, or a change in the method of computing the outstanding dollar principal amount, the Adjusted Outstanding Dollar Principal Amount, or the Nominal Liquidation Amount in a manner that is adverse to any noteholder;

•	a reduction of the amount of a discount note payable upon the occurrence of an early redemption event or other optional or mandatory redemption or upon the acceleration of its maturity;

•	an impairment of the right to institute suit for the enforcement of any payment on any note;

•	a reduction of the percentage in outstanding dollar principal amount of the notes of any outstanding series, class or tranche, the consent of whose holders is required for modification or amendment of the indenture, the asset pool supplement, any indenture supplement or any related agreement or for waiver of compliance with provisions of the indenture or for waiver of defaults and their consequences provided for in the indenture;

•	a modification of any of the provisions governing the amendment of the indenture, the asset pool supplement, any indenture supplement or COMET’s covenants not to claim rights under any law which would affect the covenants or the performance of the indenture, the asset pool supplement or any indenture supplement, except to increase any percentage of noteholders required to consent to any such amendment or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding note affected by such modification;

•	permission being given to create any lien or other encumbrance on the collateral in COMET securing any notes ranking senior to the lien of the indenture;

•	a change in the city or political subdivision so designated for any series, class or tranche of notes where any principal of, or interest on, any note is payable; or

•	a change in the method of computing the amount of principal of, or interest on, any note on any date.

The holders of a majority in aggregate outstanding dollar principal amount of the outstanding notes of an affected series, class or tranche may waive, on behalf of the holders of all the notes of that series, class or tranche, compliance by COMET with specified restrictive provisions of the indenture or the related indenture supplement.

The holders of more than 66 2/3% of the aggregate outstanding dollar principal amount of the outstanding notes of an affected series, class or tranche may, on behalf of all holders of notes of that series, class or tranche, waive any past default under the indenture or the indenture supplement for notes of that series, class or tranche. However, the consent of the holders of all outstanding notes of a series, class or tranche is required to waive any past default in the payment of principal of, or interest on, any note of that series, class or tranche or in respect of a covenant or provision of the indenture (or any supplement thereto) that cannot be modified or amended without the consent of the holders of each outstanding note of that series, class or tranche.

Tax Opinions for Amendments

No amendment to the indenture, the asset pool supplement or any indenture supplement will be effective unless COMET has delivered to the indenture trustee, the owner trustee and the rating agencies an opinion of counsel that for federal income tax purposes (1) the amendment will not adversely affect the tax characterization as debt of any outstanding series, class or tranche of notes that were characterized as debt at the time of their issuance, (2) following the amendment, COMET will not be treated as an association, or publicly traded partnership, taxable as a corporation and (3) the amendment will not cause or constitute an event in which gain or loss would be recognized by any holder of any note. A copy of any such opinion will not be provided to noteholders.

Addresses for Notices

Notices to holders of notes will be given by mail sent to the addresses of the holders as they appear in the note register.

Issuing Entity’s Annual Compliance Statement

COMET will be required to furnish annually to the indenture trustee a statement concerning its performance or fulfillment of covenants, agreements or conditions in the indenture (or any supplement thereto) as well as the presence or absence of defaults under the indenture (or any supplement thereto).

Indenture Trustee’s Annual Report

To the extent required by the Trust Indenture Act, as amended, the indenture trustee will mail each year to all registered noteholders a report concerning:

•	its eligibility and qualifications to continue as trustee under the indenture,

•	any amounts advanced by it under the indenture (or any supplement thereto),

•	the amount, interest rate and maturity date or indebtedness owing by COMET to it in the indenture trustee’s individual capacity,

•	the property and funds physically held by it as indenture trustee,

•	any release or release and substitution of collateral subject to the lien of the indenture that has not previously been reported, and

•	any action taken by it that materially affects the notes and that has not previously been reported.

List of Noteholders

Three or more holders of notes of any series, each of whom has owned a note for at least six months, may, upon written request to the indenture trustee, obtain access to the current list of noteholders of COMET for purposes of communicating with other noteholders concerning their rights under the indenture (or any supplement thereto) or the notes. The indenture trustee may elect not to give the requesting noteholders access to the list if it agrees to mail the desired communication or proxy to all applicable noteholders.

Replacement of Notes

COMET will replace at the expense of the holder any mutilated note upon surrender of that note to the indenture trustee. COMET will replace at the expense of the holder any notes that are destroyed, lost or stolen upon delivery to the indenture trustee of evidence of the destruction, loss or theft of those notes satisfactory to COMET and the indenture trustee. In the case of a destroyed, lost or stolen note, COMET and the indenture trustee may require the holder of the note to provide an indemnity satisfactory to the indenture trustee and COMET before a replacement note will be issued, and COMET may require the payment of a sum sufficient to cover any tax or other governmental charge, and any other expenses (including the fees and expenses of the indenture trustee) in connection with the issuance of a replacement note.

Reports

Monthly reports containing information on the notes and the collateral securing the notes will be filed with the Securities and Exchange Commission to the extent required by the SEC. These reports will not be sent to noteholders. See “Where You Can Find More Information” for information as to how these reports may be accessed.

Monthly reports, which will be prepared by Capital One Bank as servicer, will contain the following information regarding Series 2002-CC, only to the extent applicable for the related month:

•	certain information regarding the performance of the receivables and the master trust (e.g., beginning and end of month finance charge receivables and principal receivables, total receivables removed, total receivables added, end of month seller percentage, etc.);

•	end of month delinquency and loss information, including the annualized default rate;

•	certain information regarding collections during the related month, including, among other things, payment rates and annualized yield;

•	the floating allocation amount, available funds, excess finance charge amounts and finance charge shortfall for Series 2002-CC; and

•	the principal allocation amount, Series 2002-CC monthly principal payment, shared principal collections and principal shortfall for Series 2002-CC.

The monthly reports, which will be prepared by Capital One Bank as administrator of COMET, will contain the following information for each tranche of Card series notes, only to the extent applicable for those notes for the related month:

•	targeted deposits to interest funding sub-accounts;

•	interest to be paid on the corresponding distribution date;

•	targeted deposits to principal funding sub-accounts;

•	principal to be paid on the distribution date, if any;

•	targeted deposits to and withdrawals from Class C reserve sub-accounts, if any;

•	targeted deposits to and withdrawals from Class D reserve sub-accounts, if any;

•	targeted deposits to and withdrawals from accumulation reserve sub-accounts;

•	outstanding dollar principal amount and nominal liquidation amount for the related monthly period;

•	usage amounts for each class;

•	required subordinated amounts for each class;

•	available subordinated amounts for each class;

•	the nominal liquidation amount for each tranches of Card series notes outstanding; and

•	any new issuances of Card series notes to the extent not previously reported.

On or before January 31 of each calendar year, the paying agent, on behalf of the indenture trustee, will furnish to each person who at any time during the prior calendar year was a noteholder of record a statement containing the information required to be provided by an issuer of indebtedness under the Internal Revenue Code. See “Federal Income Tax Consequences.”

Governing Law

The laws of the State of New York will govern the notes and the indenture (and any supplement thereto).

Plan of Distribution

COMET may offer and sell the notes in any of three ways:

•	directly to one or more purchasers;

•	through agents; or

•	through underwriters.

Any underwriter or agent that offers the notes may be an affiliate of COMET, and offers and sales of notes may include secondary market transactions by affiliates of COMET. These affiliates may act as principal or agent in secondary market transactions. Secondary market transactions will be made at prices related to prevailing market prices at the time of sale.

Underwriters or agents may sell the notes to one or more trusts or other special purpose entities.

COMET will specify in a prospectus supplement the terms of each offering, which may include:

•	the name or names of any underwriters or agents,

•	the public offering or purchase price,

•	the net proceeds to COMET from the sale,

•	any underwriting discounts and other items constituting underwriters’ compensation,

•	any discounts and commissions allowed or paid to dealers,

•	any commissions allowed or paid to agents, and

•	the securities exchanges, if any, on which the notes will be listed.

Dealer trading may take place in some of the notes, including notes not listed on any securities exchange. Direct sales may be made on a national securities exchange or otherwise. If COMET, directly or through agents, solicits offers to purchase notes, COMET reserves the sole right to accept and, together with its agents, to reject in whole or in part any proposed purchase of notes.

COMET may change any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. If indicated in a prospectus supplement, COMET will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from COMET pursuant to delayed delivery contracts providing for payment and delivery at a future date.

The bank may retain notes of a series, class or tranche upon initial issuance and may sell them on a subsequent date. Offers to purchase notes may be solicited directly by the bank and sales may be made by the bank to institutional investors or others deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, with respect to any resale of the securities.

Any underwriter participating in the distribution of securities, including notes offered by this prospectus, is, and any agent participating in the distribution of securities, including notes offered by this prospectus, may be deemed to be, an underwriter of those securities under the Securities Act of 1933 and any discounts or commissions received by it and any profit realized by it on the sale or resale of the securities may be deemed to be underwriting discounts and commissions.

The banks, the transferor and COMET may agree to indemnify underwriters, agents and their controlling persons against certain civil liabilities, including liabilities under the Securities Act of 1933 in connection with their participation in the distribution of COMET’s notes.

Underwriters and agents participating in the distribution of the notes, and their controlling persons, may engage in transactions with and perform services for the banks, the transferor, COMET or their respective affiliates in the ordinary course of business.

Certain Legal Aspects of the Receivables

Certain Regulatory Matters

The operations and financial condition of the banks are subject to extensive regulation and supervision under federal and state law. The appropriate banking regulatory authorities, including the United States Federal Deposit Insurance Corporation, have broad enforcement powers over the banks. These enforcement powers may adversely affect the operation and financial condition of the master trust and COMET, and your rights under the pooling agreement, the trust agreement, and the indenture prior to the appointment of a receiver or conservator.

If United States federal bank regulatory authorities supervising any bank were to find that any obligation of such bank or an affiliate under a securitization or other agreement, or any activity of such bank or affiliate, constituted an unsafe or unsound practice or violated any law, rule, regulation or written condition or agreement applicable to the related bank, such federal bank regulatory authorities have the power under the United States Federal Deposit Insurance Act to order such bank or affiliate, among other things, to rescind such agreement or contract, refuse to perform that obligation, terminate the activity, amend the terms of such obligation or take such other action as such regulatory authorities determine to be appropriate. In such an event, the banks may not be liable to you for contractual damages for complying with such an order and you may have no recourse against the relevant regulatory authority.

Recently, after the Office of the Comptroller of the Currency found that a national bank was, contrary to safe and sound banking practices, receiving inadequate servicing compensation under its securitization agreements, that bank agreed to a consent order with the OCC. Such consent order requires that bank, among other things, to immediately resign as servicer and to cease performing its duties as servicer within approximately 120 days, to immediately withhold and segregate funds from collections for payment of its servicing fee (notwithstanding the priority of payments in the securitization agreements and the perfected security interest of the relevant trust in those funds) and to increase its servicing fee percentage above that which was originally agreed upon in its securitization agreements.

While Capital One Bank and Capital One, F.S.B. have no reason to believe that any appropriate federal bank regulatory authority would consider provisions relating to the banks or any affiliate acting as servicer or the payment or amount of a servicing fee to the banks or any affiliate, or any other obligation of the banks or an affiliate under its securitization agreements, to be unsafe or unsound or violative of any law, rule or regulation applicable to them, there can be no assurance that any such regulatory authority would not conclude otherwise in the future. If such a bank regulatory authority did reach such a conclusion, and ordered the related bank or affiliate to rescind or amend its securitization agreements, payments to you could be delayed or reduced.

Consumer Protection Laws

The relationship between an accountholder and consumer lender is extensively regulated by federal, state and local consumer protection laws. With respect to consumer revolving credit accounts owned by the bank, the most significant federal laws include the federal Truth-in-Lending, Equal Credit Opportunity, Fair Credit Reporting and Fair Debt Collection Practices Acts. These statutes impose disclosure requirements before and when an account is opened and at the end of monthly billing cycles and, in addition, limit accountholder liability for unauthorized use, prohibit certain discriminatory practices in extending credit, impose certain limitations on the type of account-related charges that may be issued and regulate collection practices. In addition, accountholders are entitled under these laws to have payments and credits applied to their accounts promptly and to require billing errors to be resolved promptly. The master trust may be liable for certain violations of consumer protection laws that apply to the receivables or the Funds Collateral, if any, either as assignee from the bank with respect to obligations arising before transfer of the receivables or the Funds Collateral, if any, to the transferor or the master trust or as the party directly responsible for obligations arising after the transfer. In addition, an accountholder may be entitled to assert such violations by way of setoff against the obligation to pay the amount of receivables owing. See “Risk Factors.” All receivables, including any Funds Collateral, that were not created or serviced in compliance in all material respects with the requirements of such laws, subject to certain conditions described under “The Master Trust—Representations and Warranties,” will be reassigned to the transferor. The servicer has also agreed in the pooling agreement to indemnify the master trust, among other things, for any liability arising from such servicing violations. For a discussion of the master trust’s rights if the receivables were not created in compliance in all material respects with applicable laws, see “The Transferor, The Depositor and The Receivables Purchase Agreements—Receivables Purchase Agreements” and “The Master Trust—Representations and Warranties.”

The Servicemembers Civil Relief Act allows individuals on active duty in the military to cap the interest rate and fees on debts incurred before the call to active duty at 6%. In addition, subject to judicial discretion, any action or court proceeding in which an individual in military service is involved may be stayed if the individual’s rights would be prejudiced by denial of such a stay. Currently, some accountholders with outstanding balances have been placed on active duty in the military, and more may be placed on active duty in the future.

Application of federal and state bankruptcy and debtor relief laws would affect the interests of investor certificateholders and the noteholders in the receivables if such laws result in any receivables being charged off as uncollectible when there are no funds available from series enhancement or other sources and could delay realization on any related Funds Collateral or otherwise affect the ability of the banks to realize on such Funds Collateral. See “The Master Trust—Defaulted Receivables; Rebates and Fraudulent Charges; Recoveries.”

Federal Income Tax Consequences

General

The following discussion describes the material United States federal income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes. Additional federal income tax considerations relevant to a particular tranche may be set forth in the related prospectus supplement. The following discussion has been prepared and reviewed by Orrick, Herrington & Sutcliffe LLP as special tax counsel to COMET (“Special Tax Counsel”). The discussion is based on the Internal Revenue Code of 1986, as amended as of the date hereof, and existing final, temporary and proposed Treasury regulations, revenue rulings and judicial decisions, all of which are subject to prospective and retroactive changes. The discussion is addressed only to original purchasers of an interest in the notes, deals only with interests in notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code and, except as specifically set forth below, does not address tax consequences of holding interests in notes that may be relevant to investors in light of their own investment circumstances or their special tax situations, such as certain financial institutions, tax-exempt organizations, life insurance companies, dealers in securities, non-U.S. persons, or investors holding interests in the notes as part of a conversion transaction, as part of a hedge or hedging transaction, or as a position in a straddle for tax purposes. Further, this discussion does not address alternative minimum tax consequences or any tax consequences to holders of equity interests in a holder of an interest in a note. Special Tax Counsel is of the opinion that the following discussion of federal income tax consequences is correct in all material respects. Noteholders should be aware that this discussion and the opinions contained herein may not be able to be relied upon to avoid any income tax penalties that may be imposed with respect to the notes. An opinion of Special Tax Counsel, however, is not binding on the Internal Revenue Service or the courts, and no ruling on any of the issues discussed below will be sought from the Internal Revenue Service. Moreover, there are no authorities on similar transactions involving interests issued by an entity with terms similar to those of the notes described in this prospectus. Accordingly, it is suggested that persons considering the purchase of an interest in notes should consult their own tax advisors with regard to the United States federal income tax consequences of an investment in an interest in the notes and the application of United States federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their particular situations.

Description of Opinions

As more fully described in this “Federal Income Tax Consequences” section, Special Tax Counsel is of the opinion generally to the effect that each of COMET and the master trust will not be subject to federal income tax, and further that the notes will be characterized as debt for United States federal income tax purposes. Additionally, Special Tax Counsel is of the opinion generally to the effect that the statements set forth in this section to the extent that they constitute matters of law or legal conclusions, are correct in all material respects.

Special Tax Counsel has not been asked to opine on any other federal income tax matter, and the balance of this discussion does not purport to set forth any opinion of Special Tax Counsel concerning any other particular federal income tax matter. For example, the discussion of original issue discount below is a general discussion of federal income tax consequences relating to an investment in notes that are treated as having original issue discount, which discussion Special Tax Counsel opines is correct in all material respects as described above; however, that discussion does not set forth any opinion as to whether any particular tranche or series of notes will be treated as having original issue discount. Additionally, those matters as to which Special Tax Counsel renders opinions should be understood to be subject to the additional considerations in the discussions relating to those opinions set forth below.

Special Tax Counsel has not been asked to, and does not, render any opinion regarding the state or local income tax consequences of the purchase, ownership and disposition of a beneficial interest in the notes. See “—State and Local Tax Consequences.”

This description of the substance of the opinions rendered by Special Tax Counsel is not intended as a substitute for an investor’s review of the remainder of this discussion of income tax consequences, or for consultation with its own advisors or tax return preparer.

Tax Characterization of the Issuing Entity and the Notes

Treatment of the Issuing Entity and the Master Trust as Entities Not Subject to Tax

Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, each of COMET and the master trust will not be classified as an association or as a publicly traded partnership taxable as a corporation for federal income tax purposes. As a result, Special Tax Counsel is of the opinion that each of COMET and the master trust will not be subject to federal income tax. However, as discussed above, this opinion is not binding on the Internal Revenue Service and no assurance can be given that this characterization will prevail.

The precise tax characterization of COMET and the master trust for federal income tax purposes is not certain. They might be viewed as merely holding assets on behalf of the transferor as collateral for notes issued by the transferor. On the other hand, they could be viewed as one or more separate entities for tax purposes issuing the notes. This distinction, however, should not have a significant tax effect on holders of interests in notes except as stated below under “—Possible Alternative Characterizations.”

Treatment of the Notes as Debt

Special Tax Counsel is of the opinion that, although no transaction closely comparable to that contemplated herein has been the subject of any Treasury regulation, revenue ruling or judicial decision, the notes will be characterized as debt for United States federal income tax purposes. Additionally, COMET will agree by entering into the indenture, and the holders of interests in notes will agree by their purchase and holding of an interest in notes, to treat the notes as debt secured by any applicable collateral certificate and other assets of COMET for United States federal income tax purposes.

Possible Alternative Characterizations

If, contrary to the opinion of Special Tax Counsel, the Internal Revenue Service successfully asserted that a series or class of notes did not represent debt for United States federal income tax purposes, those notes might be treated as equity interests in COMET, the master trust or some other entity for such purposes. If so treated, investors could be treated either as partners in a partnership or, alternatively, as shareholders in a taxable corporation for such purposes. If an investor were treated as a partner in a partnership, it would be taxed individually on its respective share of the partnership’s income, gain, loss, deductions and credits attributable to the partnership’s ownership of any applicable collateral certificate and other assets and liabilities of the partnership without regard to whether there were actual distributions of that income. As a result, the amount, timing, character and source of items of income and deductions of an investor could differ if its interest in notes were held to constitute a partnership interest rather than debt. Treatment of a holder of an interest in notes as a partner could have adverse tax consequences to certain holders; for example, absent an applicable exemption, income to foreign persons would be subject to United States tax and United States tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of partnership expenses. Alternatively, the Internal Revenue Service could contend that some or all of the notes, or separately some of the other securities that COMET and the master trust are permitted to issue (and which are permitted to constitute debt or equity for federal income tax purposes), constitute equity in a partnership that should be classified as a publicly traded partnership taxable as a corporation for federal income tax purposes. Any such partnership would be classified as a publicly traded partnership and could be taxable as a corporation if its equity interests were traded on an “established securities market,” or are “readily tradable” on a “secondary market” or its “substantial equivalent.” The transferor intends to take measures designed to reduce the risk that either of COMET or the master trust could be classified as a publicly traded partnership; although the transferor expects that such measures will ultimately be successful, certain of the actions that may be necessary for avoiding the treatment of such other securities as “readily tradable” on a “secondary market” or its “substantial equivalent” are not fully within the control of the transferor. As a result, there can be no assurance that the measures the transferor intends to take will in all circumstances be sufficient to prevent COMET and the master trust from being classified as publicly traded partnerships. If COMET or the master trust were treated in whole or in part as one or more publicly traded partnerships taxable as a corporation, corporate tax imposed with respect to such corporation could materially reduce cash available to make payments on the notes, and foreign investors could be subject to withholding taxes. Additionally, no distributions from the corporation would be deductible in computing the taxable income of the corporation, except to the extent that any notes or other securities were treated as debt of the corporation and distributions to the related holder of an interest in notes or other security holders were treated as payments of interest thereon. Further, distributions to a holder of an interest in notes not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation (possibly without the benefit of any dividends received deduction). Prospective investors should consult their own tax advisors with regard to the consequences of possible alternative characterizations to them in their particular circumstances; the following discussion assumes that the characterization of the notes as debt and COMET and the master trust as entities not subject to federal income tax is correct.

Consequences to Holders of an Interest in the Offered Notes

Interest and Original Issue Discount

Stated interest on a note will be includible in gross income as it accrues or is received in accordance with the usual method of tax accounting of a holder of an interest in notes. If a class of notes is issued with original issue discount, the provisions of Sections 1271 through 1273 and 1275 of the Internal Revenue Code will apply to those notes. Under those provisions, a holder of an interest in such a note (including a cash basis holder) would be required to include the original issue discount on an interest in a note in income for federal income tax purposes on a constant yield basis, resulting in the inclusion of original issue discount in income in advance of the receipt of cash attributable to that income. Subject to the discussion below, an interest in a note will be treated as having original issue discount to the extent that its “stated redemption price” exceeds its “issue price,” if such excess equals or exceeds 0.25 percent multiplied by the weighted average life of the note (determined by taking into account the number of complete years following issuance until payment is made for each partial principal payment). Under Section 1272(a)(6) of the Internal Revenue Code, special provisions apply to debt instruments on which payments may be accelerated due to prepayments of other obligations securing those debt instruments. However, no regulations have been issued interpreting those provisions, and the manner in which those provisions would apply to the notes is unclear, but the application of Section 1272(a)(6) could affect the rate of accrual of original issue discount and could have other consequences to holders of interests in the notes. Additionally, the Internal Revenue Service could take the position based on Treasury regulations that none of the interest payable on an interest in a note is “unconditionally payable” and hence that all of such interest should be included in its stated redemption price at maturity. If sustained, such treatment should not significantly affect tax liabilities for most holders of the notes, but prospective investors should consult their own tax advisors concerning the impact to them in their particular circumstances. COMET intends to take the position that interest on the notes constitutes “qualified stated interest” and that the above consequences do not apply.

Market Discount

A holder of an interest in a note who purchases its interest at a discount that exceeds any original issue discount not previously includible in income may be subject to the “market discount” rules of Sections 1276 through 1278 of the Internal Revenue Code. These rules provide, in part, that gain on the sale or other disposition of a note and partial principal payments on a note are treated as ordinary income to the extent of accrued market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a note that has market discount.

Market Premium

A holder of an interest in a note who purchases its interest at a premium may elect to amortize the premium against interest income over the remaining term of the note in accordance with the provisions of Section 171 of the Internal Revenue Code.

Disposition of an Interest in the Notes

Subject to exceptions such as in the case of “wash sales,” upon the sale, exchange or retirement of an interest in a note, the holder of such interest will recognize taxable gain or loss in an amount equal to the difference between the amount realized on the disposition (other than amounts attributable to accrued interest) and the holder’s adjusted tax basis in its interest in the note. The holder’s adjusted tax basis in its interest in the note generally will equal the cost of the interest in the note to such holder, increased by any market or original issue discount previously included in income by such holder with respect to the note, and decreased by the amount of any bond premium previously amortized and any payments of principal or original issue discount previously received by such holder with respect to such note. Except to the extent of any accrued market discount not previously included in income, any such gain treated as capital gain will be long-term capital gain if the interest in the note has been held for more than one year, and any such loss will be a capital loss, subject to limitations on deductibility.

Foreign Holders

Under United States federal income tax law now in effect, subject to exceptions applicable to certain types of interest, payments of interest by COMET to a holder of an interest in a note who, as to the United States, is a nonresident alien individual or a foreign corporation (a “foreign person”) will be considered “portfolio interest” and will not be subject to United States federal income tax and withholding tax provided the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not for United States federal income tax purposes (a) actually or constructively a “10 percent shareholder” of the transferor, COMET or the master trust, (b) a “controlled foreign corporation” with respect to which the transferor, COMET or the master trust is a “related person” within the meaning of the Internal Revenue Code, or (c) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, and (ii) provides the person who is otherwise required to withhold United States tax with respect to the notes with an appropriate statement (on IRS Form W-8BEN or a substitute form), signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person’s name, address and certain additional information. If a note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by an IRS Form W-8BEN or substitute form provided by the foreign person that owns the interest in the note. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30%, unless reduced or eliminated pursuant to an applicable tax treaty or such interest is effectively connected with the conduct of a trade or business within the United States and, in either case, the appropriate statement has been provided.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of an interest in a note by a foreign person will be exempt from United States federal income tax and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person, and (ii) in the case of an individual foreign person, such individual is not present in the United States for 183 days or more in the taxable year.

The U.S. Treasury Department has recently issued final Treasury regulations which revise various procedural matters relating to withholding taxes. Holders of interests in notes should consult their tax advisors regarding the procedures whereby they may establish an exemption from withholding.

Backup Withholding and Information Reporting

Payments of principal and interest, as well as payments of proceeds from the sale, retirement or disposition of an interest in a note, may be subject to “backup withholding” tax under Section 3406 of the Internal Revenue Code if a recipient of such payments fails to furnish to the payor certain identifying information. Any amounts deducted and withheld would be allowed as a credit against such recipient’s United States federal income tax, provided appropriate proof is provided under rules established by the Internal Revenue Service. Furthermore, certain penalties may be imposed by the Internal Revenue Service on a recipient of payments that is required to supply information but that does not do so in the proper manner. Backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and financial institutions. Information may also be required to be provided to the Internal Revenue Service concerning payments, unless an exemption applies. Holders of interests in the notes should consult their tax advisors regarding their qualification for exemption from backup withholding and information reporting and the procedure for obtaining such an exemption.

The United States federal income tax discussion set forth above may not be applicable depending upon the particular tax situation of a holder of an interest in the notes, and does not purport to address the issues described with the degree of specificity that would be provided by a taxpayer’s own tax advisor.

Accordingly, it is suggested that prospective investors should consult their own tax advisors regarding the tax consequences to them of the purchase, ownership and disposition of an interest in the notes and the possible effects of changes in federal tax laws.

State and Local Tax Consequences

The discussion above does not address the taxation of COMET or the tax consequences of the purchase, ownership or disposition of an interest in the notes under any state or local tax law. It is suggested that each investor should consult its own tax advisor regarding state and local tax consequences.

Benefit Plan Investors

Benefit plans are required to comply with restrictions under the Employee Retirement Income Security Act of 1974, known as ERISA, and/or section 4975 of the Internal Revenue Code, if they are subject to either or both sets of restrictions. The ERISA restrictions include rules concerning prudence and diversification of the investment of assets of a benefit plan—referred to as “plan assets.” A benefit plan fiduciary should consider whether an investment by the benefit plan in notes complies with these requirements.

In general, a benefit plan for these purposes includes:

•	a plan or arrangement which provides deferred compensation or certain health or other welfare benefits to employees;

•	an employee benefit plan that is tax-qualified under the Internal Revenue Code and provides deferred compensation to employees—such as a pension, profit-sharing, section 401(k) or Keogh plan; and

•	a collective investment fund or other entity if (a) the fund or entity has one or more benefit plan investors and (b) certain “look-through” rules apply and treat the assets of the fund or entity as constituting plan assets of the benefit plan investor.

However, a plan maintained by a governmental employer is not a benefit plan for these purposes. Most plans maintained by religious organizations and plans maintained by foreign employers for the benefit of employees employed outside the United States are also not benefit plans for these purposes. A fund or other entity—including an insurance company general account—considering an investment in notes should consult its tax advisors concerning whether its assets might be considered plan assets of benefit plan investors under these rules.

Prohibited Transactions

ERISA and Section 4975 of the Internal Revenue Code also prohibit transactions of a specified type between a benefit plan and a party in interest who is related in a specified manner to the benefit plan. Individual retirement accounts and tax-qualified plans that provide deferred compensation to employees are also subject to these prohibited transaction rules unless they are maintained by a governmental employer or (in most cases) a religious organization. Violation of these prohibited transaction rules may result in significant penalties. There are statutory exemptions from the prohibited transaction rules, and the U.S. Department of Labor has granted administrative exemptions for specified transactions.

Potential Prohibited Transactions from Investment in Notes

There are two categories of prohibited transactions that might arise from a benefit plan’s investment in notes. Fiduciaries of benefit plans contemplating an investment in notes should carefully consider whether the investment would violate these rules.

Prohibited Transactions between the Benefit Plan and a Party in Interest

The first category of prohibited transaction could arise on the grounds that the benefit plan, by purchasing notes, was engaged in a prohibited transaction with a party in interest. A prohibited transaction could arise, for example, if the notes were viewed as debt of the bank and the bank is a party in interest as to the benefit plan. A prohibited transaction could also arise if the bank, the transferor, the master trust trustee, the indenture trustee, the servicer or another party with an economic relationship to COMET or the master trust either:

•	is involved in the investment decision for the benefit plan to purchase notes; or

•	is otherwise a party in interest as to the benefit plan.

If a prohibited transaction might result from the benefit plan’s purchase of notes, an administrative exemption from the prohibited transaction rules might be available to permit an investment in notes. The exemptions that are potentially available include the following prohibited transaction class exemptions:

•	96-23, available to “in-house asset managers”;

•	95-60, available to insurance company general accounts;

•	91-38, available to bank collective investment funds;

•	90-1, available to insurance company pooled separate accounts; and

•	84-14, available to “qualified professional asset managers.”

However, even if the benefit plan is eligible for one of these exemptions, the exemption may not cover every aspect of the investment by the benefit plan that might be a prohibited transaction.

Prohibited Transactions between the Issuing Entity or the Master Trust and a Party in Interest

The second category of prohibited transactions could arise if:

•	a benefit plan acquires notes, and

•	under the “look-through” rules of the U.S. Department of Labor plan asset regulation, assets of COMET and, in turn, assets of the master trust are treated as if they were plan assets of the benefit plan.

In this case, every transaction by COMET and, in turn, the master trust would be treated as a transaction by the benefit plan using its plan assets.

If assets of COMET and, in turn, assets of the master trust are treated as plan assets of a benefit plan investor, a prohibited transaction could result if COMET itself engages in a transaction with a party in interest as to the benefit plan. For example, if COMET’s assets are treated as assets of the benefit plan and the master trust holds a credit card receivable that is an obligation of a participant in that same benefit plan, then there would be a prohibited extension of credit between the benefit plan and a party in interest, the plan participant.

As a result, if assets of COMET and, in turn, assets of the master trust are treated as plan assets, there would be a significant risk of a prohibited transaction. Moreover, the prohibited transaction class exemptions referred to above could not be relied on to exempt all the transactions of COMET or the master trust from the prohibited transaction rules. In addition, because all the assets of COMET or the master trust would be treated as plan assets, managers of those assets might be required to comply with the fiduciary responsibility rules of ERISA.

Under an exemption in the plan asset regulation, assets of COMET would not be considered plan assets, and so this risk of prohibited transactions should not arise, if a benefit plan purchases a note that:

•	is treated as indebtedness under local law, and

•	has no “substantial equity features.”

COMET expects that all notes offered by this prospectus will be indebtedness under local law. Likewise, although there is no authority directly on point, COMET believes that the notes should not be considered to have substantial equity features. As a result, the plan asset regulation should not apply to cause assets of COMET to be treated as plan assets.

Investment by Benefit Plan Investors

For the reasons described in the preceding sections, and subject to the limitations referred to therein, benefit plans can purchase notes. However, the benefit plan fiduciary must ultimately determine whether the requirements of the plan asset regulation are satisfied. More generally, the fiduciary must determine whether the benefit plan’s investment in notes will result in one or more nonexempt prohibited transactions or otherwise violate the provisions of ERISA or the Internal Revenue Code.

Tax Consequences to Benefit Plans

In general, assuming the notes are debt for federal income tax purposes, interest income on notes would not be taxable to benefit plans that are tax-exempt under the Internal Revenue Code, unless the notes were “debt- financed property” because of borrowings by the benefit plan itself. However, if, contrary to the opinion of Special Tax Counsel, for federal income tax purposes, the notes are equity interests in a partnership and the partnership or the master trust is viewed as having other outstanding debt, then all or part of the interest income on the notes would be taxable to the benefit plan as “debt-financed income.” Benefit plans should consult their tax advisors concerning the tax consequences of purchasing notes.

Legal Matters

Certain legal matters relating to the issuance of the notes and the COMT collateral certificate will be passed upon for the bank, the transferor, and the master trust by Orrick, Herrington & Sutcliffe LLP, Washington, D.C., McGuireWoods LLP, Richmond, Virginia, and Richards, Layton & Finger, P.A., Wilmington, Delaware and for any underwriters, agents or dealers by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain federal income tax matters will be passed upon for the bank and the transferor by Orrick, Herrington & Sutcliffe LLP.

Where You Can Find More Information

We filed a registration statement relating to the notes with the Securities and Exchange Commission (SEC). This prospectus is part of the registration statement, but the registration statement includes additional information.

At such time as may be required under relevant SEC rules and regulations, we may provide static pool information otherwise required to be set forth in this prospectus through an Internet Web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where the information is posted.

The servicer will file with the SEC all required annual reports on Form 10-K, periodic reports on Form 10-D and reports on Form 8-K and other information about the master trust and any other master trust for which a collateral certificate is added to COMET.

You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC Internet site at http://www.sec.gov. Our SEC filings may be located by using the SEC Central Index Key for the Capital One Multi-asset Execution Trust, 0001163321. For purposes of any electronic version of this prospectus, the preceding uniform resource locator, or URL, is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time the electronic version of this prospectus was created.

The servicer makes available to all investors, free of charge, its reports to the SEC pursuant to the Securities Exchange Act of 1934, as amended, including the above-mentioned reports on Form 10-K, 10-D and 8-K through the Corporation’s website at http://phx.corporate-ir.net/phoenix.zhtml?c=70667&p=irol-secbridge, as soon as reasonably practicable after such material is filed with, or furnished to, the SEC electronically. For purposes of any electronic version of this prospectus, the preceding URL is an inactive textual reference only. We have taken steps to ensure that this URL was inactive at the time the electronic version of this prospectus was created.

We “incorporate by reference” information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the related prospectus supplement. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the master trust or COMET until we terminate our offering of the notes.

As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at: Capital One Bank, in care of Capital One Services, Inc., 1680 Capital One Drive, McLean, Virginia 22102, attention: Treasury Department, (703) 720-1000.

Forward-Looking Statements

This prospectus and the accompanying prospectus supplement, including information included or incorporated by reference in this prospectus and the accompanying prospectus supplement, may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, certain statements made in future SEC filings by the transferor or the banks, in press releases and in oral and written statements made by or with the transferor’s or the banks’ approval that are not statements of historical fact may constitute forward-looking statements. Forward-looking statements may relate to, without limitation, the transferor’s or the banks’ financial condition, results of operations, plans, objectives, future performance or business.

Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify these statements.

Forward-looking statements involve risks and uncertainties. Actual conditions, events or results may differ materially from those contemplated by the forward-looking statements. Factors that could cause this difference—many of which are beyond any transferor’s or the banks’ control—include the following, without limitation:

•	local, regional and national business, political or economic conditions may differ from those expected;

•	the effects and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, may adversely affect any transferor’s or the banks’ business;

•	the timely development and acceptance of new products and services may be different than anticipated;

•	technological changes instituted by any transferor or the banks and by persons who may affect any transferor’s or the banks’ business may be more difficult to accomplish or more expensive than anticipated or may have unforeseen consequences;

•	acquisitions and integration of acquired businesses or portfolios may be more difficult or expensive than anticipated;

•	the ability to increase market share and control expenses may be more difficult than anticipated;

•	competitive pressures among financial services companies may increase significantly;

•	changes in laws and regulations may adversely affect any transferor or the banks or each of their respective businesses;

•	changes in accounting policies and practices, as may be adopted by regulatory agencies and the Financial Accounting Standards Board, may affect expected financial reporting or business results;

•	the costs, effects and outcomes of litigation may adversely affect any transferor or the banks or each of their respective businesses; and

•	the transferor or the banks may not manage the risks involved in the foregoing as well as anticipated.

Forward-looking statements speak only as of the date they are made. The transferor and the banks undertake no obligations to update any forward-looking statement to reflect subsequent circumstances or events.

Glossary of Defined Terms

“Adjusted Outstanding Dollar Principal Amount” means, at any time for any series, class or tranche of notes, the outstanding dollar principal amount of all outstanding notes of such series, class or tranche at that time, less any funds then on deposit with respect to principal in any issuing entity trust account or the related subaccount, as applicable, for such series, class or tranche.

“Adjustment Payment” means a payment by the transferor into the master trust collection account on any applicable Distribution Date in an amount equal to the amount by which the Master Trust Transferor Interest has been reduced below zero as a result of the exclusion of principal receivables (other than Ineligible Receivables which have been or will be reassigned to the transferor) from the master trust that have been adjusted downward by the servicer.

“Aggregate Addition Limit” means the number of automatic additional accounts included in the master trust without prior rating agency consent which would either:

•	for any three consecutive months, equal 15% of the number of accounts designated to the master trust as of the end of the ninth month before the start of such three months, or

•	for any twelve consecutive months, equal 20% of the number of accounts designated to the master trust as of the first day of such twelve months.

“Average Principal Balance” means, (a) for a month in which an addition of accounts or removal of accounts occurs in COMET, the weighted average of the principal receivables in COMET at the end of the day on the last day of the preceding month and the principal receivables in COMET at the end of the day on the day such addition or removal of accounts occurs, as the case may be, after giving effect to such addition or removal weighted, respectively, by (1) a fraction, (x) the numerator of which is the number of days from and including the first day of such month to but excluding the addition or removal date, as the case may be, and (y) the denominator of which is the number of days in such month, and (2) by a fraction, (x) the numerator of which is the number of days from and including the date of the addition or removal, as the case may be, to and including the last day of such month, and (y) the denominator of which is the number of days in such month, and (b) for a month in which no addition or removal of accounts occurs, the aggregate principal receivables in COMET as of the last day of the prior month.

“Bank Portfolio” means the portfolio of MasterCard and VISA accounts and other revolving credit accounts owned by the bank and its predecessor.

“Base Certificate” means, if the transferor elects to evidence the Master Trust Transferor Interest in certificated form, a certificate executed by the transferor and authenticated by or on behalf of the master trust trustee evidencing the Master Trust Transferor Interest.

“Base Rate” means, for any month, the sum of (a) 1.25%, or if the bank or The Bank of New York is not the servicer, 2.0% and (b) the weighted average (based on the Outstanding Dollar Principal Amount of the related Card series notes) of the following:

(i) for a tranche of Card series dollar interest-bearing notes without a derivative agreement for interest, the note interest rate for that tranche for the period from and including the Monthly Interest Accrual Date for that tranche for that month to but excluding the Monthly Interest Accrual Date for that tranche in the next month;

(ii) for a tranche of Card series discount notes, the rate of accretion of principal for that tranche for the period from and including the Monthly Interest Accrual Date for that tranche in such month to but excluding the Monthly Interest Accrual Date for that tranche in the next month;

(iii) for a tranche of Card series notes with a performing derivative agreement for interest, the rate at which payments by COMET are made to the related derivative counterparty (prior to any netting of payments, if applicable) for the period from and including the Monthly Interest Accrual Date for that tranche in such month to but excluding the Monthly Interest Accrual Date for that tranche in the next month (however, for a tranche of Card series notes with a performing derivative agreement for interest in which the rating on such tranche is not dependant upon the rating of the related derivative counterparty, the amount determined pursuant to this clause will be the higher of (1) the rate determined pursuant to this clause as described above and (2) the rate of interest for that tranche for the period from and including the Monthly Interest Accrual Date for that tranche of Card series notes in such month to but excluding the Monthly Interest Accrual Date for that tranche of Card series notes in the next month; and

(iv) for a tranche of Card series notes with a non-performing derivative agreement for interest, the rate specified for that date in the related terms document.

“Business Day” is, unless otherwise indicated in the related prospectus supplement, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Richmond, Virginia or Falls Church, Virginia are authorized or obligated by law, executive order or governmental decree to be closed.

“Card series Defaulted Amount” means, for any month, an amount equal to the Floating Allocation Percentage for the Card series times the Default Amount for that month.

“Card series Finance Charge Amounts” means, for any month, the amounts to be treated as Card series Finance Charge Amounts as described in “Deposit and Application of Funds for Card Series Notes—Card Series Finance Charge Amounts” in this prospectus.

“Card series Principal Amounts” means, for any month, the sum of the Principal Amounts allocated to the Card series, dollar receipts for principal under any derivative agreements for tranches of notes of the Card series, any shared excess Principal Amounts allocated to the Card series, and any amounts of Card series Finance Charge Amounts available to cover Card series Defaulted Amounts or reimburse any deficits in the Nominal Liquidation Amount of the Card series notes.

“Class A Available Subordinated Amount of Class B notes” means, for any tranche of Class A notes, for any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Class B notes minus the Class A Usage Amount of Class B notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Available Subordinated Amount of Class C notes” means, for any tranche of Class A notes, for any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Class C notes minus the Class A Usage Amount of Class C notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Available Subordinated Amount of Class D notes” means, for any tranche of Class A notes, for any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Class D notes minus the Class A Usage Amount of Class D notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Available Subordinated Amount of Subordinated notes” means, for any tranche of Class A notes, for any Distribution Date, an amount equal to the Class A Required Subordinated Amount of Subordinated notes minus the Class A Usage Amount of Subordinated notes, each for that tranche of Class A notes as of that Distribution Date.

“Class A Required Subordinated Amount of Class B notes” is defined in “The Notes—Required Subordinated Amount and Usage” in this prospectus.

“Class A Required Subordinated Amount of Class C notes” is defined in “The Notes—Required Subordinated Amount and Usage” in this prospectus.

“Class A Required Subordinated Amount of Class D notes” is defined in “The Notes—Required Subordinated Amount and Usage” in this prospectus.

“Class A Required Subordinated Amount of Subordinated notes” is defined in “The Notes—Required Subordinated Amount and Usage” in this prospectus.

“Class A Usage Amount of Class B notes” means, for any tranche of Class A notes, on any Distribution Date, an amount, not to exceed the Class A Required Subordinated Amount of Class B notes, equal to the excess, if any, of the Class A Usage Amount of Subordinated notes over the sum of the Class A Required Subordinated Amount of Class C notes and the Class A Required Subordinated Amount of Class D notes, in each case for that Distribution Date, in each case, for that tranche of Class A notes.

“Class A Usage Amount of Class C notes” means, for any tranche of Class A notes for any Distribution Date, an amount, not to exceed the Class A Required Subordinated Amount of Class C notes, equal to the excess, if any, of the Class A Usage Amount of Subordinated notes over the Class A Required Subordinated Amount of Class D notes, in each case, for that tranche of Class A notes.

“Class A Usage Amount of Class D notes” means, for any tranche of Class A notes for any Distribution Date, an amount, not to exceed the Class A Required Subordinated Amount of Class D notes for such tranche of Class A notes, equal to the Class A Usage Amount of Subordinated notes.

“Class A Usage Amount of Subordinated notes” means, for any tranche of outstanding Class A notes, zero on the date of issuance of such tranche and on any Distribution Date thereafter the Class A Usage Amount of Subordinated notes as of the preceding date of determination for such tranche, plus the sum of the following amounts (in each case, such amount shall not exceed the Class A Available Subordinated Amount of Subordinated notes for such tranche after giving effect to the previous clauses, if any):

•	an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class B notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus times (ii) the Class A Available Subordinated Amount of Class B notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class B notes at the end of the prior month; plus

•	an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class C notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus times (ii) the Class A Available Subordinated Amount of Class C notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class C notes at the end of the prior month; plus

•	an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus times (ii) the Class A Available Subordinated Amount of Class D notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class D notes at the end of the prior month; plus

•	the aggregate amount reallocated on that date from such tranche of Class A notes to the Class B notes, Class C notes or Class D notes as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus; plus

•

the aggregate amount of Card series Principal Amounts allocated on that date to the interest funding sub-account of such tranche of Class A notes as described in “Deposit and Application of Funds for Card

Series Notes—Application of Card Series Principal Amounts—Class A Interest Funding Account Shortfalls” in this prospectus; plus

•	an amount equal to (i) an amount, not less than zero, equal to the aggregate amount allocated on that date to the Class C notes as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus minus the aggregate amount reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class C notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class C notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds for the Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus; plus

•	an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus or reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class D notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus; plus

•	an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Interest Funding Account Shortfalls” in this prospectus times (ii) the Class A Available Subordinated Amount of Class D notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus; plus

•	the aggregate amount of Card series Principal Amounts paid to the servicer on that date as described in “Deposit and Application of Funds for Card Series Notes—Application of Card Series Principal Amounts—Class A Servicing Fee Shortfalls” in this prospectus; plus

•	an amount equal to (i) an amount, not less than zero, equal to the aggregate amount allocated on that date to the Class C notes as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus, minus the aggregate amount reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class C notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class C notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus; plus

•	an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus or reallocated on that date to the Class D notes as described in that section times (ii) the Class A Available Subordinated Amount of Class D notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus; plus

•

an amount equal to (i) the aggregate amount allocated on that date to the Class D notes as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Servicing Fee Shortfalls” in this prospectus times

(ii) the Class A Available Subordinated Amount of Class D notes for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus; minus

•	an amount (not to exceed the Class A Usage Amount of Class B notes for such tranche of Class A notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class B notes which are reimbursed on such Distribution Date times (ii) the Class A Usage Amount of Class B notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class B notes; minus

•	an amount (not to exceed the Class A Usage Amount of Class C notes for such tranche of Class A notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Distribution Date times (ii) the Class A Usage Amount of Class C notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class C notes; minus

•	an amount (not to exceed the Class A Usage Amount of Class D notes for such tranche of Class A notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class D notes which are reimbursed on such Distribution Date times (ii) the Class A Usage Amount of Class D notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class A notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class D notes.

“Class B Available Subordinated Amount of Class C notes” means, for any tranche of Class B notes, for any Distribution Date, an amount equal to the Class B Required Subordinated Amount of Class C notes minus the Class B Usage Amount of Class C notes, each for that tranche of Class B notes as of that Distribution Date.

“Class B Available Subordinated Amount of Class D notes” means, for any tranche of Class B notes, for any Distribution Date, an amount equal to the Class B Required Subordinated Amount of Class D notes minus the Class B Usage Amount of Class D notes, each for that tranche of Class B notes as of that Distribution Date.

“Class B Available Subordinated Amount of Subordinated notes” means, for any tranche of Class B notes, for any Distribution Date, an amount equal to the Class B Required Subordinated Amount of Subordinated notes minus the Class B Usage Amount of Subordinated notes, each for that tranche of Class B notes as of that Distribution Date.

“Class B Principal Allocation” means for any month an amount equal to the Principal Amounts allocated to the Card series for such month times the sum of the Principal Allocation Amounts for such month for all Class B notes in the Card series divided by the sum of the Principal Allocation Amounts for such month for all Card series notes.

“Class B Required Subordinated Amount of Class C notes” is defined in “The Notes—Required Subordinated Amount and Usage” in this prospectus.

“Class B Required Subordinated Amount of Class D notes” is defined in “The Notes—Required Subordinated Amount and Usage” in this prospectus.

“Class B Required Subordinated Amount of Subordinated notes” is defined in “The Notes—Required Subordinated Amount and Usage” in this prospectus.

“Class B Usage Amount of Class C notes” means, for any tranche of Class B notes for any Distribution Date, an amount, not to exceed the Class B Required Subordinated Amount of Class C notes, equal to the excess, if any, of the Class B Usage Amount of Subordinated notes over the Class B Required Subordinated Amount of Class D notes, in each case, for that tranche of Class B notes.

“Class B Usage Amount of Class D notes” means, for any tranche of Class B notes for any Distribution Date, an amount, not to exceed the Class B Required Subordinated Amount of Class D notes, equal to the Class B Usage Amount of Subordinated notes, in each case, for that tranche of Class B notes.

“Class B Usage Amount of Subordinated notes” means, for any tranche of outstanding Class B notes, zero on the date of issuance of such tranche and on any Distribution Date thereafter the Class B Usage Amount of Subordinated notes as of the preceding date of determination for such tranche, plus the sum of the following amounts (in each case, such amount shall not exceed the Class B Available Subordinated Amount of Subordinated notes for such tranche after giving effect to the previous clauses, if any):

•	an amount equal to (i) the aggregate amount of charge-offs from uncovered defaults initially allocated to the Class C notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class C notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus; plus

•	an amount equal to (i) the aggregate amount of charge-offs reallocated on that date from all Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero to the Class C notes as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class C notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus; plus

•	an amount equal to (i) the aggregate amount of charge-offs allocated to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus; plus

•	an amount equal to (i) the aggregate amount of charge-offs reallocated on that date from the Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero to the Class D notes as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class D notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus; plus

•

the aggregate amount of charge-offs reallocated from such tranche of Class B notes to the Class C notes or Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—

Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class B Notes” in this prospectus; plus

•	an amount equal to (i) the aggregate amount allocated to the Class C notes for Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class C notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus; plus

•	an amount equal to (i) the aggregate amount allocated to the Class D notes for Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class D notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus; plus

•	the aggregate amount reallocated from such tranche of Class B notes to the Class C notes and Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus; plus

•	the aggregate amount of Card series Principal Amounts allocated to the interest funding subaccount of such tranche of Class B notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Application of Card Series Principal Amounts—Class B Interest Funding Account Shortfalls” in this prospectus; plus

•	an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Interest Funding Account Shortfalls” in this prospectus times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus and in the first five clauses of “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus; plus

•	an amount equal to (i) the aggregate amount allocated to the Class C notes for Class A notes with a Class A Required Subordinated Amount of Class B notes greater than zero on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus times (ii) the Class B Available Subordinated Amount of Class C notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class C notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus and in the first six clauses of “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus; plus

•	an amount equal to (i) the aggregate amount allocated to the Class D notes for Class A notes with a Class A Required Subordinated Amount of Class B notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus greater than zero times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Class B Available Subordinated Amount of Class D notes for all tranches of Class B notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus and in the first six clauses of “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus; plus

•	the aggregate amount reallocated from such tranche of Class B notes to the Class C notes and Class D notes to cover servicing fee shortfalls on that date as described in “Deposit and Application of Funds for Card Series Notes— Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus; plus

•	the aggregate amount of Card series Principal Amounts paid to the servicer to cover servicing fee shortfalls on that date as described in “Deposit and Application of Funds for Card Series Notes—Application of Card Series Principal Amounts—Class B Servicing Fee Shortfalls” in this prospectus; plus

•	an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Servicing Fee Shortfalls” in this prospectus times (ii) the Class B Available Subordinated Amount of Class D notes for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus and in the first eleven clauses of “Deposit and Application of Funds—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations” in this prospectus; minus

•	an amount (not to exceed the Class B Usage Amount of Class C notes for such tranche of Class B notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class C notes which are reimbursed on such Distribution Date times (ii) the Class B Usage Amount of Class C notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class C notes; minus

•	an amount (not to exceed the Class B Usage Amount of Class D notes for such tranche of Class B notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class D notes which are reimbursed on such Distribution Date times (ii) the Class B Usage Amount of Class D notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class B notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class D notes.

“Class C Available Subordinated Amount of Class D notes” means, for any tranche of Class C notes, for any Distribution Date, an amount equal to the Class C Required Subordinated Amount of Class D notes minus the Class C Usage Amount of Class D notes, each for that tranche of Class C notes as of that Distribution Date.

“Class C Principal Allocation” means for any month an amount equal to the Principal Amounts allocated to the Card series for such month times the sum of the Principal Allocation Amounts for such month for all Class C notes in the Card series divided by the sum of the Principal Allocation Amounts for such month for all Card series notes.

“Class C Required Subordinated Amount of Class D notes” is defined in “The Notes—Required Subordinated Amount and Usage” in this prospectus.

“Class C Usage Amount of Class D notes” means, for any tranche of Class C notes, for any Distribution Date:

•	an amount equal to (i) the aggregate amount of charge-offs allocated to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Initial Allocation” in this prospectus times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Nominal Liquidation Amount of the Class D notes, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus; plus

•	an amount equal to (i) the aggregate amount of charge-offs reallocated from the Class A notes or the Class B notes to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class B Notes” in this prospectus times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class A Notes” in this prospectus; plus

•	the aggregate amount of charge-offs reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs—Reallocation from Class C Notes” in this prospectus; plus

•	an amount equal to (i) the aggregate amount allocated or reallocated to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus and (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” in this prospectus; plus

•	an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus; plus

•	an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” and “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Interest Funding Account Shortfalls” in this prospectus; plus

•	an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Interest Funding Account Shortfalls” in this prospectus; plus

•	the aggregate amount of Card series Principal Amounts allocated to the interest funding subaccount of such tranche of Class C notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Application of Card Series Principal Amounts—Class C Interest Funding Account Shortfalls” in this prospectus; plus

•	an amount equal to (i) the aggregate amount allocated or reallocated to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Charge-Offs” and “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class C Interest Funding Account Shortfalls” in this prospectus; plus

•	an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus; plus

•	an amount equal to (i) the aggregate amount allocated to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus times (ii) the Class C Available Subordinated Amount of Class D notes for such tranche of Class C notes divided by the aggregate Class C Available Subordinated Amount of Class D notes for all tranches of Class C notes in the Card series, in each case, after giving effect to the applications described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class A Servicing Fee Shortfalls” in this prospectus; plus

•	an amount equal to the aggregate amount reallocated from such tranche of Class C notes to the Class D notes on that date as described in “Deposit and Application of Funds for Card Series Notes—Allocations of Reductions of Nominal Liquidation Amounts from Reallocations—Class B Servicing Fee Shortfalls” in this prospectus; plus

•	the aggregate amount of Card series Principal Amounts paid to the servicer on that date as described in “Deposit and Application of Funds for Card Series Notes—Application of Card Series Principal Amounts—Class C Servicing Fee Shortfalls” in this prospectus; minus

•	an amount (not to exceed the Class C Usage Amount of Class D notes for such tranche of Class C notes after giving effect to the amounts computed above) equal to (i) the aggregate Nominal Liquidation Amount Deficits of all Class D notes which are reimbursed on such Distribution Date times (ii) the Class C Usage Amount of Class D notes (prior to giving effect to any reimbursement of Nominal Liquidation Amount Deficits on such Distribution Date) for such tranche of Class C notes divided by the aggregate Nominal Liquidation Amount Deficits (prior to giving effect to such reimbursement) of all Class D notes.

“Class D Principal Allocation” means, for any month, an amount equal to the Principal Amounts allocated to the Card series for such month times the sum of the Principal Allocation Amounts for such month for all Class D Card series notes divided by the sum of the Principal Allocation Amounts for such month for all Card series notes.

“Default Amounts” means:

•	for credit card receivables held directly in COMET, the aggregate amount of principal receivables other than ineligible receivables in Defaulted Accounts during the month such account became a Defaulted Account for each day in the month; and

•	for any collateral certificate held by COMET, the aggregate default amount in the related master trust or securitization special purpose entity allocated to the holder of the collateral certificate for that month.

“Defaulted Accounts” means accounts, the credit card receivables of which have been written off as uncollectible by the applicable servicer.

“Defaulted Receivables” for any month are principal receivables that were charged off as uncollectible in such month in accordance with the bank’s (or its affiliates’) lending guidelines and the applicable servicer’s customary and usual servicing procedures for servicing credit card and other revolving credit account receivables comparable to the receivables other than due to any Adjustment Payment. For purposes of this definition, a principal receivable in any account becomes a Defaulted Receivable on the day it is recorded as charged-off on such servicer’s computer master file of revolving credit accounts.

“Definitive Notes” means notes in definitive, fully registered form.

“Deposit Account” means the applicable deposit account at a FDIC-insured depositary institution, which may be the bank, an affiliate thereof or an unaffiliated depository, as selected by the related bank and the transferor where funds are deposited as security for an accountholder’s payment obligations arising under a secured credit card issued by the bank or the savings bank.

“Distribution Date” means the 15th day of each calendar month (or, if such 15th day is not a Business Day, the next succeeding Business Day).

“Eligible Account” means a MasterCard or Visa revolving credit card account or other revolving credit account owned by the bank or an affiliate:

•	is in existence and maintained by the bank or an affiliate;

•	is payable in United States dollars;

•	has not been identified as an account the credit cards or checks, if any, which have been lost or stolen;

•	the accountholder of which has provided, as his or her most recent billing address, an address located in the United States (or its territories or possessions or a military address);

•	has not been, and does not have any receivables which have been, sold, pledged, assigned or otherwise conveyed to any person (except pursuant to the receivables purchase agreements or the pooling agreement);

•	except as provided below, does not have any receivables which are Defaulted Receivables;

•	does not have any receivables which have been identified as having been incurred as a result of the fraudulent use of any related credit card or check;

•	relates to an accountholder who is not identified by the bank or an affiliate or the transferor in its computer files as being the subject of a voluntary or involuntary bankruptcy proceeding; and

•	is not an account which the accountholder has requested discontinuance of responsibility;

in each case, as of its date of designation to the trustee under the pooling agreement. Eligible Accounts may include accounts, the receivables of which have been written off; provided that:

•	the balance of all receivables included in such accounts is reflected on the books and records of the transferor (and is treated for purposes of the pooling agreement) as “zero,” and

•	charging privileges with respect to all such accounts have been canceled in accordance with the bank’s or an affiliate’s lending guidelines and will not be reinstated by the bank or an affiliate or the servicer.

“Eligible Deposit Account” means either:

•	a segregated account with an Eligible Institution (other than the bank or an affiliate), or

•	a segregated trust account with the corporate trust department of a depository institution (other than the bank or an affiliate) organized under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank), or a trust company acceptable to each rating agency, and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution or trust company shall have a credit rating from each rating agency in one of its generic credit rating categories that signifies investment grade.

“Eligible Institution” means either:

•	a depository institution (which may be the master trust trustee) organized under the laws of the United States or any one of the states thereof, or the District of Columbia, or any domestic branch of a foreign bank, which at all times:

—has either (x) a long-term unsecured debt rating of A2 or better by Moody’s Investors Service, Inc. or (y) a certificate of deposit rating of P-1 by Moody’s;

—has either (x) a long-term unsecured debt rating of AAA by Standard & Poor’s Ratings Services or (y) a certificate of deposit rating of A-1+ by Standard & Poor’s;

—if rated by Fitch, Inc. has either (x) a long-term unsecured debt rating of A– or better by Fitch or (y) a certificate of deposit rating of F1 or better by Fitch; and

—is a member of the FDIC; or

•	any other institution that is acceptable to each rating agency.

“Eligible Investments” means:

•	obligations fully guaranteed by the United States,

•	demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States or any one of the states thereof, or the District of Columbia (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided that at the time of the master trust’s or COMET’s, as applicable, investment or contractual commitment to invest therein, the short-term debt rating of such depository institution or trust company shall be in the highest rating category from each rating agency,

•	commercial paper or other short-term obligations having, at the time of the master trust’s or COMET’s, as applicable, investment or contractual commitment to invest therein, a rating in the highest rating category from each rating agency,

•	demand deposits, time deposits and certificates of deposit that are fully insured by the FDIC, with an entity the commercial paper of which has a credit rating from each rating agency in its highest rating category,

•	notes or bankers’ acceptances (having original maturities of no more than 365 days) issued by any depository institution or trust company referred to in the second clause above,

•	investments in money market funds that have the highest rating from, or have otherwise been approved in writing by, each rating agency,

•	time deposits (having maturities of not more than 30 days) other than as referred to in the fourth clause above, with an entity the commercial paper of which has a credit rating from each rating agency in its highest rating category, or

•	any other investments approved in writing by each rating agency; provided that, with respect to COMET, Eligible Investments shall not include any obligation of the bank or an affiliate.

“Eligible Receivable” means each receivable:

•	which has arisen in an Eligible Account;

•	which was created in compliance in all material respects with the bank’s or an affiliate’s lending guidelines and all applicable requirements of law, the failure to comply with which would have a material adverse effect on investor certificateholders (including the noteholders as holder of the COMT collateral certificate), and pursuant to a lending agreement which complies with all requirements of law applicable to the bank or an affiliate, the failure to comply with which would have a material adverse effect on investor certificateholders (including the noteholders as holder of the COMT collateral certificate);

•	with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any governmental authority required to be obtained or given by the bank or an affiliate in connection with the creation of such receivable or the execution, delivery and performance by the bank or an affiliate of the related lending agreement have been duly obtained or given and are in full force and effect as of the date of the creation of such receivable;

•	as to which, at the time of its transfer to the master trust trustee, the transferor or the master trust will have good and marketable title, free and clear of all liens and security interests (including a prior lien or security interest of the bank or an affiliate, but other than any lien for municipal or other local taxes if such taxes are not then due and payable or if the transferor is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

•	which has been the subject of either:

—a valid transfer and assignment from the transferor to the master trust trustee of all its right, title and interest therein (including any proceeds thereof), or

—the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the master trust;

•	which at and after the time of transfer to the master trust trustee is the legal, valid and binding payment obligation of the accountholder thereof, legally enforceable against such accountholder in accordance with its terms (with certain bankruptcy and equity-related exceptions);

•	which constitutes an “account” under Article 9 of the New York UCC and the Virginia UCC;

•	which, at the time of its transfer to the master trust trustee, has not been waived or modified;

•	which, at the time of its transfer to the master trust trustee, is not subject to any right of rescission, setoff, counterclaim or other defense of the accountholder (including the defense of usury), other than certain bankruptcy and equity-related defenses;

•	as to which, at the time of its transfer to the master trust trustee, the transferor has satisfied all obligations on its part to be fulfilled; and

•	as to which, at the time of its transfer to the master trust trustee, the transferor has not taken any action which, or failed to take any action the omission of which, would, at the time of its transfer to the master trust trustee, impair in any material respect the rights of the master trust or investor certificateholders therein.

“Excess Finance Charge Sharing Group A” means the various series of notes—which will include the Card series—that have been designated as a single group for the purpose of sharing excess Finance Charge Amounts.

“Excess Finance Charges” has the meaning described in “The Master Trust—Sharing of Excess Finance Charges.”

“Excess Spread Amounts” means, for the Card series notes for any month, an amount equal to the Card series Finance Charge Amounts (exclusive of any shared excess Finance Charge Amounts allocated to the Card series), minus the aggregate amount required to be applied as described in the first seven applications of “Deposit and Application of Funds for Card Series Notes—Application of Card Series Finance Charge Amounts” in this prospectus.

“Excess Spread Percentage” means, for any month, an amount equal to the Portfolio Yield for that month minus the Base Rate for that month.

“Expected Principal Payment Date” means, regarding any series, class or tranche of notes, the scheduled due date of any payment of principal on those notes, as specified in the related prospectus supplement, or if such day is not a Business Day, the next following Business Day, unless such day is in the next calendar month, in which case the Expected Principal Payment Date, unless otherwise specified in the related prospectus supplement, will be the last Business Day of the current calendar month.

“Finance Charge Amounts” means, for any month,

•	for a collateral certificate included in COMET, the amount of Finance Charge Collections in the related master trust or other securitization special purpose entity allocated and paid to such collateral certificate for such month;

•	the Finance Charge Amounts for each collateral certificate in COMET for such month, plus any other amounts or allocable portion thereof to be treated as Finance Charge Amounts for COMET; and

•	for any series, class or tranche of notes in COMET, the portion of the Finance Charge Amounts allocated and paid to COMET which are then allocated and paid to such series, class or tranche, as applicable, plus any other amounts, or allocable portion thereof, to be treated as Finance Charge Amounts for such series, class or tranche as described in the applicable prospectus supplement.

“Finance Charge Collections” means, for any month,

•	all collections received by the applicable servicer on behalf of COMET of periodic finance charges, annual membership fees, cash advance fees, late fees, overlimit fees, return check fees and similar fees and charges and discount receivables and interchange on accounts designated to have their receivables transferred to COMET, plus amounts allocated to each collateral certificate in COMET that are to be treated as Finance Charge Collections, plus any other amounts which are to be treated as Finance Charge Collections; and

•	for a master trust or other securitization special purpose entity which has transferred a collateral certificate to COMET, all collections received by the applicable servicer on behalf of such master trust or other securitization special purpose entity of periodic finance charges, annual membership fees, cash advance fees, late fees, overlimit fees, return check fees and similar fees and charges and discount receivables and interchange on accounts designated to have their receivables transferred to such master trust or other securitization special purpose entity, plus any other amounts which are to be treated as Finance Charge Collections with respect to such master trust or other securitization special purpose entity.

“Floating Allocation Amount” means, for any month, for any class or tranche of Card series notes, the sum of:

•	the Nominal Liquidation Amount of such class or tranche of Card series notes as of the last day of the preceding month, or for the first month for any class or tranche of notes, the initial outstanding dollar principal amount of such class or tranche, plus

•	the aggregate amount of any increase in the Nominal Liquidation Amount of that class or tranche of notes during the current month due to the issuance of additional notes of such class or tranche, if such notes are discount notes, accretions of principal on such class or tranche of notes, or the release of prefunding excess amounts for such class or tranche of notes from the applicable principal funding subaccount.

The Floating Allocation Amount for the Card series for any month is the sum of the Floating Allocation Amounts for all tranches of Card series notes for that month.

“Floating Allocation Percentage” means, for any month,

•	for the COMT collateral certificate, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,

—the numerator of which is the Invested Amount of the COMT collateral certificate as of the end of the last day of that month; and

—the denominator of which is the sum of the numerators used to calculate the Floating Allocation Percentages for all series of notes in COMET on the last day of the prior month (treating any increases or decreases in the current month due to additions or removals of accounts as though they had occurred on the last day of the prior month); and

•	for each collateral certificate in COMET, except the COMT collateral certificate, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,

—the numerator of which is the Invested Amount of such collateral certificate; and

—the denominator of which is the Principal Balance of its master trust or securitization special purpose entity that issued the collateral certificate; and

•	for any series or class of notes, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,

—the numerator of which is the sum of the numerators used to calculate the Floating Allocation Percentage for each tranche of notes in that series or class; and

—the denominator of which is equal to the sum of:

(i)	for any collateral certificate outstanding and included in COMET, the numerator used to calculate the floating allocation percentage for that collateral certificate; plus

(ii)	the Average Principal Balance for such month; and

•	for any tranche of notes, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,

—the numerator of which is the Nominal Liquidation Amount of such tranche on the last day of the preceding month, or for the first month for any tranche, the initial Nominal Liquidation Amount of such tranche, plus the aggregate amount of any increase in the Nominal Liquidation Amount of the tranche due to (x) the issuance of additional notes in such tranche or (y) the accretion of principal on discount notes of such tranche or (z) the release of prefunded amounts, other than prefunded amounts deposited during such month for such tranche from the principal funding subaccount for such tranche, in each case during such month, provided that for any tranche of notes that will be paid in full on the applicable payment date for those notes in such month and for any tranche of notes that will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in such month, the numerator will be zero; and

—the denominator of which is equal to the sum of:

(i)	for any collateral certificate outstanding and included in COMET, the numerator used to calculate the floating allocation percentage for that collateral certificate; plus

(ii)	the Average Principal Balance for such month.

“Funds Collateral” means, under the banks’ secured credit card programs, the funds that accountholders deposit as security for such accountholders’ payment obligations arising under secured credit cards, and the Deposit Accounts.

“Ineligible Receivables” means all receivables with respect to an affected account that have been reassigned to the transferor as a result of the transferor’s breach of certain representations, warranties and covenants described in “The Master Trust—Representations and Warranties.”

“Invested Amount” means, for any date of determination:

•	for the COMT collateral certificate, if the only asset in COMET is the COMT collateral certificate, the sum of the Nominal Liquidation Amounts for each series of notes secured by the assets in COMET outstanding as of such date (excluding any tranche of notes secured by the assets in COMET which will be paid in full on the applicable payment date for those notes in the related month and any tranche of notes that will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in the related month) and, otherwise, such amount as may be consented to by the rating agencies;

•	for the COMT collateral certificate, if COMET includes assets in addition to the COMT collateral certificate, an amount (not less than zero) equal to the sum of the Nominal Liquidation Amounts for each series of notes secured by the assets in COMET outstanding at the end of such date (excluding any tranche of notes secured by the assets in COMET which will be paid in full on the applicable payment date for those notes in the related month and any tranche of notes that will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in the related month), minus the sum of the Invested Amounts of each of the other collateral certificates in COMET;

•	for all other series of investor certificates, the initial outstanding principal amount of the investor interests of that series, less the amount of principal paid to the related holders of those interests and the amount of unreimbursed charge-offs from uncovered Default Amounts and reallocations of Principal Collections; and

•	for each collateral certificate (other than the COMT collateral certificate) included in COMET, the amount so designated by the administrator.

“Master Trust Cut-Off Date” means June 30, 1993.

“Master Trust Portfolio” means the credit card accounts selected from the Bank Portfolio the receivables in which have been designated to be included in the master trust as of the Master Trust Cut-Off Date and, for additional accounts, as of the related date of their designation, based on the eligibility criteria set forth in the pooling agreement and which accounts have not been removed from the master trust.

“Master Trust Required Principal Balance” means, as of any date of determination, an amount (not less than zero) equal to:

•	the sum of the initial Invested Amount, as defined in the relevant supplement to the pooling agreement, of the master trust investor certificates of each master trust series outstanding on such date plus, as of that date of determination, the aggregate amounts of any increases in the Invested Amounts of each prefunded master trust series outstanding (in each case, other than any master trust series or portion thereof which is excluded by the relevant master trust supplement), minus

•	the principal amount on deposit in the master trust excess funding account on such date; provided, however, if at any time the only master trust series outstanding are excluded and a Pay Out Event has occurred for one or more of such series, the Master Trust Required Principal Balance shall mean:

—the sum of the Invested Amount (as defined in the relevant master trust supplement) of each excluded series as of the earliest date on which any such Pay Out Event is deemed to have occurred, minus

—the principal amount on deposit in the master trust excess funding account.

“Master Trust Required Transferor Interest” means an amount equal to the product of the Master Trust Required Transferor Percentage and the aggregate amount of principal receivables in the master trust.

“Master Trust Required Transferor Percentage” is equal to 5%. However, the transferor may, upon 30 days prior notice to the master trust trustee, each rating agency and certain providers of series enhancement, reduce the Master Trust Required Transferor Percentage; provided that:

•	the transferor has received written notice from each rating agency that such reduction will not result in the reduction, qualification or withdrawal of the respective ratings of each rating agency for any investor certificates issued out of the master trust, and

•	the transferor has delivered to the master trust trustee and certain providers of series enhancement a certificate of an authorized officer to the effect that, based on the facts known to such officer at the time, in the reasonable belief of the transferor, such reduction will not, at the time of such certification, cause a Pay Out Event, or an event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event, to occur for any series of investor certificates issued out of the master trust; and

provided further that the Master Trust Required Transferor Percentage will never be less than 2%.

“Master Trust Termination Date” means, unless the servicer and the holder of the Master Trust Transferor Interest instruct otherwise, the earliest of:

•	the day following the Distribution Date on which the aggregate Invested Amounts and enhancement invested amounts, if any, of all series of investor certificates issued by the master trust is zero,

•	September 1, 2030, or

•	if the receivables in the master trust are sold, disposed of or liquidated following the occurrence of an event of bankruptcy, insolvency, conservatorship or receivership of the transferor as described under “The Master Trust—Pay Out Events,” immediately following such sale, disposition or liquidation.

“Master Trust Transferor Interest” means the interest in a master trust or other securitization special purpose entity not represented by the investor certificates issued and outstanding under that master trust or securitization special purpose entity or the rights, if any, of any series enhancement providers to receive payments from the master trust.

“Master Trust Transferor Percentage” means a percentage equal to 100% minus the aggregate investor percentages and, if applicable, the percentage interest of credit enhancement providers, for all series issued by the related master trust or securitization special purpose entity that are then outstanding.

“Monthly Interest Accrual Date” means for any outstanding class or tranche of notes:

•	each interest payment date for such class or tranche, and

•	for any month in which no interest payment date occurs, the date in that month corresponding numerically to the next interest payment date for that class or tranche of notes, or in the case of a class or tranche of discount notes, the Expected Principal Payment Date for that class or tranche; but

—for the first month in which a class or tranche of notes is issued, the date of issuance of such class or tranche of notes will be the first Monthly Interest Accrual Date for that month for such class or tranche of notes;

—any date on which proceeds from a sale of assets if required under the pooling agreement following the bankruptcy or insolvency of the related transferor or following an event of default and acceleration of any class or tranche of notes are deposited into the interest funding account for such class or tranche of notes will be a Monthly Interest Accrual Date for such series, class or tranche of notes;

—if there is no such numerically corresponding date in that month, then the Monthly Interest Accrual Date will be the last Business Day of the month; and

—if the numerically corresponding date in such month is not a Business Day for that class or tranche, then the Monthly Interest Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Interest Accrual Date will be the last Business Day of the earlier month.

“Monthly Principal Accrual Date” means for any outstanding class or tranche of notes:

•	for any month in which the Expected Principal Payment Date occurs for such class or tranche, such Expected Principal Payment Date, or if that day is not a Business Day, the next following Business Day; and

•	for any month in which no Expected Principal Payment Date occurs for such class or tranche, the date in that month corresponding numerically to the Expected Principal Payment Date for that tranche of notes (or for any month following the last Expected Principal Payment Date, the date in such month corresponding numerically to the preceding Expected Principal Payment Date for such tranche of notes); but

—following a Pay Out Event, the second Business Day following such Pay Out Event shall be a Monthly Principal Accrual Date;

—any date on which prefunded excess amounts are released from any principal funding subaccount and deposited into the principal funding subaccount of any tranche of notes on or after the Expected Principal Payment Date for such tranche of notes will be a Monthly Principal Accrual Date for such tranche of notes;

—any date on which proceeds from a sale of assets if required under the pooling agreement following the bankruptcy or insolvency of the related transferor or following an event of default and acceleration of any class or tranche of notes are deposited into the principal funding account for such class or tranche of notes will be a Monthly Principal Accrual Date for such class or tranche of notes;

—if there is no numerically corresponding date in that month, then the Monthly Principal Accrual Date will be the last Business Day of the month; and

—if the numerically corresponding date in such month is not a Business Day, the Monthly Principal Accrual Date will be the next following Business Day, unless that Business Day would fall in the following month, in which case the Monthly Principal Accrual Date will be the last Business Day of the earlier month.

“Monthly Servicing Fee” has the meaning described in “The Master Trust—The Servicer—Servicing Compensation and Payment of Expenses.”

“Nominal Liquidation Amount” has the meaning described in “The Notes—Stated Principal Amount, Outstanding Dollar Principal Amount, Adjusted Outstanding Dollar Principal Amount and Nominal Liquidation Amount—Nominal Liquidation Amount.”

“Nominal Liquidation Amount Deficit” means, for any tranche of notes, the excess, if any, of the Adjusted Outstanding Dollar Principal Amount of the tranche minus the Nominal Liquidation Amount of the tranche.

“Pay Out Events” are the events described in “The Master Trust—Pay Out Events.”

“Performing” means, for any derivative agreement, that no payment default or repudiation by the derivative counterparty has occurred and such derivative agreement has not been terminated.

“Portfolio Yield” means, for any month, the annualized percentage equivalent of a fraction:

•	the numerator of which is equal to the sum of:

—Finance Charge Amounts allocated to the Card series notes for the related Distribution Date; plus

—the net investment earnings, if any, in the interest funding sub-accounts for notes of the Card series notes on such Distribution Date; plus

—any amounts to be treated as Card series Finance Charge Amounts remaining in interest funding sub-accounts after a sale of assets as described in “Deposit and Application of Funds for Card Series Notes—Sale of Assets” in this prospectus; plus

—any shared excess finance charge amounts from any other series of notes; plus

—the excess, if any, of the shortfalls in the investment earnings on amounts in any principal funding accounts for notes of the Card series to pay the interest payable on such amounts over the sum of (i) any withdrawals of amounts from the accumulation reserve subaccount and (ii) any additional finance charge collections allocable to the Card series notes, in each case, to cover such shortfalls as described under “Deposit and Application of Funds for Card Series Notes—Card Series Finance Charge Amounts”; minus

—the Card series Defaulted Amounts for such month; and

•	the denominator of which is the Floating Allocation Amount for the Card series for such month.

“Pre-Allocated Amount” means an amount designated by the administrator, on behalf of COMET, for a tranche of notes as described in the related prospectus supplement for that tranche of notes.

“Principal Allocation Amount” means, for any month, for any Card series notes:

•	for all classes or tranches of Card series notes in a period in which deposits are required to be made in the related principal funding account, the Nominal Liquidation Amount of such class or tranche prior to the start of the most recent of such periods for such class or tranche, and

•	for all other classes or tranches of outstanding Card series notes, the sum of:

•	the Nominal Liquidation Amount of such class or tranche of notes at the end of the prior month, or for the first month for any class or tranche of notes, the initial outstanding dollar principal amount of such class or tranche, plus

•	the aggregate amount of any increase in the Nominal Liquidation Amount of that class or tranche of notes during the current month due to the issuance of additional notes of such class or tranche, if such notes are discount notes, the accretion of principal on such class or tranche of notes, and the release of prefunding excess amounts for such class or tranche of notes from the applicable principal funding subaccount.

Because each tranche of notes is subject to being paired with a future tranche of notes, if an early redemption event occurs for a paired tranche of notes during a period in which deposits are required to be made in the related principal funding account for such tranche of notes, COMET may designate a different Principal Allocation Amount for the paired tranche of notes.

The Principal Allocation Amount for the Card series for any month is the sum of the Principal Allocation Amounts for all Card series notes for that month.

“Principal Allocation Percentage” means, for any month,

•	for the COMT collateral certificate, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,

—the numerator of which is either (x), so long as the COMT collateral certificate is the only asset in COMET, the sum of (excluding any tranche of notes secured by the assets in COMET which will be paid in full on the applicable payment date for those notes in such month and any tranche of notes that will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in such month) (a) for all series, classes and tranches of notes secured by the assets in COMET in their revolving periods, the sum of the numerators used to calculate the Floating Allocation Percentage for such class or tranche of notes; and (b) for all other series, classes and tranches of notes secured by the assets in COMET, the sum of the Nominal Liquidation Amounts of such series, classes and tranches of notes at the end of the last day prior to the commencement of the period in which such deposits are required or (y) if COMET includes assets in addition to the COMT collateral certificate, an amount (not less than zero) equal to the amount determined pursuant to clause (x) above, minus the sum of the Invested Amounts of each other collateral certificate in COMET; and

—the denominator of which is the sum of the numerators used to calculate the Principal Allocation Percentages for all series of notes in COMET on the last day of the prior month (treating any increases or decreases in the current month due to additions or removals of accounts as though they had occurred on the last day of the prior month); and

•	for any series or class of notes, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,

—the numerator of which is the sum of (a) the sum of the numerators used to calculate the Floating Allocation Percentage for such month for each tranche of notes in its revolving period in such series or class; and (b) the sum of the numerators used to calculate the Principal Allocation Percentage for such month for each tranche of notes in its amortization, accumulation or redemption period in such series or class; and

—the denominator of which is equal to the sum of:

(1)	for any collateral certificate outstanding and included in COMET, the numerator used to calculate the principal allocation percentage for that collateral certificate, plus

(2)	the Average Principal Balance for such month; and

•	for any tranche of notes, the percentage equivalent (which percentage shall never exceed 100%) of a fraction,

—the numerator of which is (a) for a tranche of notes in its revolving period, the numerator used to calculate the Floating Allocation Percentage for such tranche for such month, minus for certain tranches of notes, if provided for in the related prospectus supplement, an amount equal to the Pre-Allocated Amount, if any; or (b) for a tranche of notes in its amortization, accumulation or redemption period, the Nominal Liquidation Amount of such tranche at the end of its revolving period, minus for certain tranches of notes, if provided for in the related prospectus supplement, an amount equal to the Pre-Allocated Amount, if any, or for the first month for any tranche of notes, the initial Nominal Liquidation Amount of such tranche, plus the aggregate amount of any increase in the Nominal Liquidation Amount of the tranche due to (x) the issuance of additional notes in the tranche or (y) the accretion of principal on discount notes of such tranches or (z) the release of prefunded amounts, other than prefunded amounts deposited during such month for such tranche from the principal funding subaccount for such tranche, in each case during such month, provided that for any tranche of notes that will be paid in full on the applicable payment date for those notes in such month and for any tranche of notes that will have a Nominal Liquidation Amount of zero on the applicable payment date for those notes in such month, the numerator will be zero; and

—the denominator of which is equal to the sum of:

(1)	for any collateral certificate outstanding and included in COMET, the numerator used to calculate the principal allocation percentage for that collateral certificate, plus

(2)	the Average Principal Balance for such month.

“Principal Amounts” means, for any month,

•	for a collateral certificate included in COMET, the amount of Principal Collections in the related master trust or securitization special purpose entity allocated and paid to such collateral certificate for such month;

•	the Principal Amounts for each collateral certificate in COMET for such month, plus any other amounts or allocable portion thereof to be treated as Principal Amounts; and

•	for any series, class or tranche of notes, the portion of the Principal Amounts allocated and paid to COMET which are then allocated and paid to such series, class or tranche, as applicable, plus any other amounts, or allocable portion thereof, to be treated as Principal Amounts for such series, class or tranche as described in the applicable prospectus supplement.

“Principal Balance” means, as of any date, with respect to a master trust or other securitization special purpose entity which has transferred a collateral certificate to COMET, the aggregate amount of principal receivables in accounts designated to have their receivables transferred to COMET as of such date, plus the aggregate amount on deposit in an applicable excess funding account.

“Principal Collections” means, for any month,

•	the sum of all collections other than Finance Charge Collections received by the applicable servicer on behalf of COMET on accounts designated to have their receivables transferred to COMET, plus amounts allocated to each collateral certificate in COMET that are to be treated as Principal Collections, plus any other amounts which are to be treated as Principal Collections; and

•	for a master trust or other securitization special purpose entity which has transferred a collateral certificate to COMET, all collections other than Finance Charge Collections received by the applicable servicer on behalf of such master trust or other securitization special purpose entity on accounts designated to have their receivables transferred to COMET, but not including Defaulted Receivables or amounts billed as membership fees, plus any other amounts which are to be treated as Principal Collections for such master trust or other securitization special purpose entity.

“Principal Sharing Group A” means the various series of notes—which will include the Card series—that have been designated as a single group for the purpose of sharing excess principal amounts.

“Required Excess Spread Amount” means, for any month, $0; provided, however, that this amount may be changed if COMET (i) receives the consent of the rating agencies and (ii) reasonably believes that the change will not have a material adverse effect on the notes.

“Servicer Default” means any of the following events with respect to the master trust:

(i)	failure by the servicer to make any payment, transfer or deposit, or to give instructions or to give notice to the master trust trustee to make such payment, transfer or deposit, on or before the date the servicer is required to do so under the pooling agreement or any series supplement, which is not cured within a 10 Business Day grace period;

(ii)	failure on the part of the servicer duly to observe or perform in any material respect any other covenants or agreements of the servicer in the pooling agreement or any series supplement which has a material adverse effect on the investor certificateholders of any series or class (determined without regard to the availability of funds under any series enhancement) and which continues unremedied for a period of 60 days after written notice has been delivered to the servicer and, in some cases, to the transferor and the master trust trustee, or the servicer assigns or delegates its duties under the pooling agreement, except as specifically permitted thereunder;

(iii)	any representation, warranty or certification made by the servicer in the pooling agreement or any series supplement or in any certificate delivered pursuant to the pooling agreement or any series supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the investor certificateholders of any series or class (determined without regard to the availability of funds under any series enhancement) issued and outstanding under the master trust, and which material adverse effect continues for a period of 60 days after written notice has been delivered to the servicer and, in some cases, to the transferor and the master trust trustee; or

(iv)	the occurrence of certain events of bankruptcy, insolvency or receivership with respect to the servicer.

Notwithstanding the foregoing, a delay in or failure of performance referred to under clause (i) above for an additional period of 5 Business Days or referred to under clause (ii) or (iii) above for an additional period of 60 days shall not constitute a Servicer Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the servicer and such delay or failure was caused by an act of God or other similar occurrence.

“Transfer Deposit Amount” means any amount deposited into the master trust excess funding account or the master trust collection account in connection with the reassignment of an Ineligible Receivable.

“Transferor Interest” means the interest in COMET in excess of the interests securing the notes issued and outstanding under COMET.

“Transferor Percentage” means 100% minus the sum of the aggregate Floating Allocation Percentage or Principal Allocation Percentage, as applicable, of all series of notes outstanding.

$500,000,000 Class A(2006-2) Card series Notes

Capital One Bank

Sponsor, Servicer and Originator of Assets

Capital One Funding, LLC

Depositor and Transferor

Capital One Multi-asset Execution Trust

Issuing Entity

PROSPECTUS SUPPLEMENT

Underwriters

JPMorgan	Wachovia Securities

Barclays Capital

Deutsche Bank Securities

RBS Greenwich Capital

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the notes and with respect to their unsold allotments or subscriptions. In addition, until the date which is 90 days after the date of this prospectus supplement, all dealers selling the notes will deliver a prospectus supplement and prospectus. Such delivery obligation may be satisfied by filing the prospectus supplement and prospectus with the Securities and Exchange Commission.